      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 13, 1998



                                                      REGISTRATION NO. 333-48453

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                        TELEPHONE AND DATA SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

               DELAWARE                                 36-2669023
   (State or Other Jurisdiction of                   (I.R.S. Employer
    Incorporation or Organization)                 Identification No.)

                            30 NORTH LASALLE STREET
                            CHICAGO, ILLINOIS 60602
                                 (312) 630-1900

              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                           LEROY T. CARLSON, CHAIRMAN
                        TELEPHONE AND DATA SYSTEMS, INC.
                            30 NORTH LASALLE STREET
                            CHICAGO, ILLINOIS 60602
                                 (312) 630-1900
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)
                           --------------------------

                                   Copies to:

      WILBUR C. DELP, JR., ESQ.                  THOMAS H. KENNEDY, ESQ.
           SIDLEY & AUSTIN                 SKADDEN, ARPS, SLATE, MEAGHER & FLOM
       ONE FIRST NATIONAL PLAZA                            LLP
       CHICAGO, ILLINOIS 60603                       919 THIRD AVENUE
            (312) 853-7000                       NEW YORK, NEW YORK 10022
                                                      (212) 735-3000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

  AS SOON AS REASONABLY PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES
                                   EFFECTIVE.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED MAY 15, 1998


U.S. PROSPECTUS
                               13,500,000 SHARES

                                     [LOGO]
                   TDS TELECOMMUNICATIONS GROUP COMMON SHARES
                                       OF
                        TELEPHONE AND DATA SYSTEMS, INC.

    Of the 13,500,000 TDS Telecommunications Group Common Shares ("Telecom Group Shares") being offered hereby by Telephone and Data Systems, Inc. ("TDS" or the
"Company"),           Telecom Group Shares are being offered in the United
States and Canada and           Telecom Group Shares are being offered in a
concurrent international offering outside the United States and Canada. Such offerings are collectively referred to herein as the "Offerings." The net proceeds of the Offerings will be allocated to the Telecom Group (as defined herein). Prior to the Offerings, there has been no public market for the Telecom Group Shares. It is currently estimated that the initial public offering price will be between $12.50 and $14.50 per share. The initial public offering price and the aggregate underwriting discount per share are identical for both Offerings. See "Underwriting" for a discussion of the factors considered in determining the initial public offering price.

    The Telecom Group Shares are a class of common stock of the Company and are intended to reflect the separate performance of the Telecom Group, including the Company's interest in TDS Telecommunications Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company ("TDS Telecom"), which concurrently owns and operates landline telephone companies. The Telecom Group Shares are one of five classes of common stock of the Company expected to be outstanding following the Offerings and certain related transactions described herein. Holders of Telecom Group Shares and the other classes of common stock of the Company are holders of common stock of the Company and continue to be subject to all the risks of an investment in the Company and all of its businesses, assets and liabilities.

    The other classes of common stock of the Company are the Common Shares, the Series A Common Shares, the United States Cellular Group Common Shares ("Cellular Group Shares") and the Aerial Communications Group Common Shares ("Aerial Group Shares"). The Telecom Group Shares offered hereby, the Cellular Group Shares and the Aerial Group Shares are collectively referred to herein as the "Tracking Stocks." See "Description of Capital Stock" for a description of the rights and privileges of shares of each class of TDS common stock.

    The holders of Telecom Group Shares vote as a group together with the holders of certain shares of preferred stock of the Company, the Common Shares, the Cellular Group Shares and the Aerial Group Shares in the election of 25% of the directors plus one additional director. Initially, holders of Telecom Group Shares will have one vote per share. Thereafter, the number of votes which such shares will have in such vote will vary based upon the average Market Capitalization (as defined herein) of such class compared to the average Market Capitalization of all shares held by the Public Holders (as defined herein). The Telecom Group Shares are not entitled to vote on any other matters except as required by law.

    Subject to the dividend preference of shares of TDS preferred stock, dividends on issued Telecom Group Shares will be paid at the discretion of the Board of Directors of the Company and will be payable only out of the lesser of
(i) the assets of the Company legally available for the payment of dividends and
(ii) the Telecom Group's Available Dividend Amount (as defined herein), an amount approximately equal to the product of the Outstanding Interest Fraction (as defined herein) and the amount of assets that would be available for the payment of dividends under Delaware law if the Telecom Group were a separate subsidiary.


    TDS has made an application for listing of the Telecom Group Shares on the American Stock Exchange ("AMEX") under the symbol "TLG."

                              --------------------


    SEE "RISK FACTORS" BEGINNING ON PAGE 18 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

                                 -------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.


                                                                                         UNDERWRITING
                                                                    PRICE TO               DISCOUNTS             PROCEEDS TO
                                                                     PUBLIC             AND COMMISSIONS          COMPANY (1)
Per Share                                                               $                      $                      $
Total (2)                                                               $                      $                      $



(1) Before deducting expenses payable by the Company estimated at $675,000.



(2) The Company has granted to the U.S. Underwriters and the International Managers a 30-day option to purchase up to an additional 2,025,000 Telecom Group Shares solely to cover over-allotments, if any. If the option is exercised in full, the total Price to Public, the Underwriting Discounts and
    Commissions, and the Proceeds to Company will total $        , $        ,
    and $        , respectively. See "Underwriting."


    The Telecom Group Shares offered by this Prospectus are offered by the several U.S. Underwriters named herein, subject to prior sale, when, as and if delivered to and accepted by the U.S. Underwriters and subject to such U.S. Underwriters' right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that the Telecom Group
Shares will be available for delivery on or about          , 1998 against
payment in immediately available funds.

                   JOINT GLOBAL COORDINATORS AND BOOK RUNNERS
                            (IN ALPHABETICAL ORDER)

CREDIT SUISSE FIRST BOSTON                                  SALOMON SMITH BARNEY
                                  -----------

DONALDSON, LUFKIN & JENRETTE                                GOLDMAN, SACHS & CO.

      SECURITIES CORPORATION

          , 1998

   [LOGO]

                            TDS TELECOM'S OPERATIONS

               [MAP DEPICTING TDS TELECOM'S CORPORATE OPERATIONS]

    "TDS Telecom" is a trademark of the Company.

------------------------

    CERTAIN PERSONS PARTICIPATING IN THE OFFERINGS MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE MARKET PRICE OF THE TELECOM GROUP SHARES OFFERED HEREBY INCLUDING OVER-ALLOTMENT, STABILIZING TRANSACTIONS, SYNDICATE SHORT COVERING TRANSACTIONS AND THE IMPOSITION OF PENALTY BIDS. SUCH TRANSACTIONS MAY BE EFFECTED ON THE AMEX OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME. SEE "UNDERWRITING".

                             AVAILABLE INFORMATION

    The Company files reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may inspect and copy such reports, proxy statements and other information at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the SEC: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies may be obtained by mail at prescribed rates from the Public Reference Section of the SEC at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information. Such materials also may be accessed electronically by means of the SEC's web site at http://www.sec.gov. Copies of such materials may also be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

    The Company has filed a Registration Statement on Form S-3 (the "Registration Statement") with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act") with respect to the Telecom Group Shares being offered hereby. This Prospectus is a part of that Registration Statement. As allowed by SEC rules, this Prospectus does not contain all of the information which you can find in the Registration Statement. You are referred to the Registration Statement and the Exhibits thereto for further information. This document is qualified in its entirety by such other information.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The SEC allows the Company to "incorporate by reference" information into this Prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be a part of this Prospectus, except for any information superseded by information in this Prospectus. This Prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about the Company's businesses and finances.


    1.  TDS's Annual Report on Form 10-K for the year ended December 31, 1997;



    2.  TDS's Quarterly Report on Form 10-Q for the quarter ended March 31,
       1998;



    3. TDS's Current Reports on Form 8-K reporting events on January 28, February 10, March 24, April 17, April 21, and April 27, 1998; and



    4. TDS's Proxy Statement for the Special Meeting of Shareholders held April 27, 1998 included as a part of TDS's Registration Statement on Form S-4 (Registration No. 333-42535), as amended.


    This Prospectus also incorporates by reference additional documents that may be filed by the Company with the SEC following the date of this Prospectus. All reports and other documents filed by TDS pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Prospectus and prior to the termination of the Offerings shall be deemed to be incorporated by reference and to be part of this Prospectus from the dates of filing of such reports and documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

    You may obtain copies of the documents which are incorporated by reference in this Prospectus (other than exhibits to such documents which are not specifically incorporated by reference in this Prospectus), without charge, upon written or oral request to Investor Relations, Telephone and Data Systems, Inc., 30 North LaSalle Street, Chicago, IL 60603, (312) 630-1900.

    You should rely only on the information contained or incorporated by reference in this Prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this Prospectus. You should not assume that the information contained in this Prospectus is accurate as of any date other than the date of this Prospectus, and neither the delivery of this Prospectus nor the distribution of any securities hereunder shall create any implication to the contrary.

                PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
                        SAFE HARBOR CAUTIONARY STATEMENT

    This Prospectus (including "Telecom Group Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Telephone and Data Systems, Inc. Management's Discussion and Analysis of Financial Condition and Results of Operations"), contains "forward-looking" statements, as defined in the Private Securities Litigation Reform Act of 1995, that are based on current expectations, estimates and projections. Statements that are not historical facts, including statements about TDS's and/ or TDS Telecom's beliefs and expectations are forward-looking statements. These statements contain potential risks and uncertainties and therefore, actual results may differ materially. TDS undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise.

    Important factors that may affect these projections or expectations include, but are not limited to: changes in the overall economy; changes in competition in markets in which TDS and/or TDS Telecom operate; advances in telecommunications technology; changes in the telecommunications regulatory environment; pending and future litigation; availability of future financing; start-up of personal communications services operations; unanticipated changes in growth in cellular customers, penetration rates, churn rates and the mix of products and services offered in TDS's and/or TDS Telecom's markets. Readers should evaluate any statements in light of these important factors.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, CONTAINED ELSEWHERE OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. SEE "AVAILABLE INFORMATION." UNLESS OTHERWISE INDICATED, THE INFORMATION CONTAINED IN THIS PROSPECTUS ASSUMES NO EXERCISE OF THE UNDERWRITERS' OVER-ALLOTMENT OPTION. FOR DEFINITIONS OF CERTAIN TERMS USED IN THIS SUMMARY, SEE "CERTAIN DEFINITIONS."

                                  TDS TELECOM


    TDS Telecom provides modern, high-quality telecommunications services to rural and suburban communities. Through its incumbent local exchange carriers ("ILECs"), TDS Telecom served approximately 528,900 access lines as of March 31, 1998 and on this basis is the ninth largest non-Bell local exchange telephone company in the United States. TDS Telecom's ILEC markets are located in 28 states throughout the United States. At March 31, 1998, approximately 56% of the Telecom Group's access lines were in Alabama, Georgia, Indiana, Minnesota, Tennessee, and Wisconsin. Internal access line growth was 5.4% during the twelve month period ended March 31, 1998.


    TDS Telecom recently began providing telecommunications services as a facilities-based competitive local exchange carrier ("CLEC") in Madison, Wisconsin and is developing CLEC operations in selected additional markets in Wisconsin and Minnesota. TDS Telecom is also pursuing emerging telecommunications businesses such as Internet and other data services.

    TDS Telecom's revenues for the fiscal year ended December 31, 1997 were $444.2 million, representing an increase of 12.3% over 1996. During 1997, TDS Telecom's access lines increased by 6.4%.

BUSINESS STRATEGY

    TDS Telecom has historically produced revenue growth in its ILEC markets by providing its customers with state-of-the-art telecommunications solutions, maintaining a high quality of on-going service and selectively acquiring landline telephone companies. TDS Telecom expects to benefit from the following operational and market-related advantages: (i) a modern network substantially upgraded to provide a variety of advanced calling services, such as call waiting, call forwarding, three-way calling, speed dialing and Caller ID ("Advanced Calling Services"), (ii) a strong local presence and established brand name, (iii) economies of scale not available to smaller independent operators, (iv) attractive and growing markets, (v) a favorable regulatory environment and (vi) markets which are likely to be less competitive than urban markets.


    TDS Telecom intends to: (i) grow and protect TDS Telecom's core ILEC business, and pursue acquisitions of operating telephone companies, (ii) provide service to targeted CLEC markets by leveraging its technical and managerial expertise and telecommunications infrastructure from its existing ILEC operations, (iii) pursue emerging telecommunications businesses, such as Internet and other data services, to become a leading provider of communications products and services in all of its markets, and (iv) enhance profitability through improved operating efficiencies.


    GROW CORE ILEC BUSINESS

    TDS Telecom believes that the key to growing and protecting its existing ILEC markets is to continue to build customer loyalty by providing superior customer service, offering a full range of standardized products and services not typically available in rural markets and rapidly developing new data products and services. TDS Telecom maintains a local presence in each of its ILEC markets in order to provide superior customer service. Management intends to increase revenue in its ILEC business by meeting increased demand for telecommunications services in TDS Telecom's existing geographical markets, including providing service to new customers, upgrading existing customers to higher grades of service and providing

Advanced Calling Services and other newly introduced services. TDS Telecom increasingly markets itself to consumers as a single telecommunications provider offering bundled packages of advanced telecommunications services including local, long-distance, Internet and other data services. These service packages will further build brand equity in the TDS Telecom name. In addition, TDS Telecom believes it can achieve cost economies through selective acquisitions designed to increase the geographic clustering of its ILEC markets. TDS Telecom continually reviews attractive opportunities to acquire operating telephone companies. Since January 1, 1993, TDS Telecom has acquired 18 telephone companies serving a total of 95,600 access lines for an aggregate consideration totaling $197 million.


    LEVERAGE ILEC STRENGTHS INTO CLEC MARKETS


    TDS Telecom is providing CLEC services in certain targeted third-tier cities which are geographically proximate to existing TDS Telecom facilities and service areas. TDS Telecom believes that service levels have deteriorated in certain markets, thereby creating an opportunity for TDS Telecom to compete effectively in those markets. In addition, TDS Telecom believes that the smaller size of these markets may discourage competition from additional facilities-based CLECs. Through March 31, 1998, TDS Telecom had invested $15 million to install a digital switch and to construct 54 miles of fiber optic cable in and around Madison, Wisconsin. TDS Telecom initiated service in Madison as a CLEC in January 1998 and is providing service to approximately 4,000 business access lines. In addition, TDS Telecom commenced operations as a CLEC in secondary markets in Minnesota in January 1998, initially as a reseller, through its regional long-distance company, USLink, and is providing service to approximately 5,000 business access lines. TDS Telecom intends to initiate service as a facilities-based CLEC in Appleton and Green Bay, Wisconsin, in mid-1998.


    TDS Telecom's CLEC strategy is designed to leverage its existing infrastructure to facilitate early entry into new CLEC markets and to complement its ILEC clustering strategy by focusing on markets that are geographically proximate to existing operations. TDS Telecom believes that significant synergies exist between its ILEC and CLEC businesses. TDS Telecom is able to utilize existing resources and business processes that currently serve ILEC markets in developing and expanding its CLEC operations, including administrative and financial support, marketing and new product development support, information technology and systems, and shared network systems support. These synergies reduce the overall time to market and cost required for TDS Telecom to expand into its new CLEC markets.

    PURSUE EMERGING DATA MARKETS

    Data communications is one of the fastest growing segments of the telecommunications services industry. According to the Yankee Group, data usage generated $10.9 billion in revenues in 1995 and is projected to grow at a compound annual growth rate of 23.6% to $31.4 billion in revenues in 2000. In light of the growth of the use of the Internet and rapid introduction of new telecommunications technology, TDS Telecom intends to offer a full range of data products to its customers, including Internet access and, potentially, ATM, Frame Relay, high speed Digital Subscriber Loop ("xDSL") and other products, if appropriate, in all of its markets, thereby positioning itself as a full-service data communications service provider. Most of TDS Telecom's data products are in the early stages of development. TDS Telecom currently provides Internet access service to approximately 40,000 customers and has developed a Local Area Network ("LAN") wiring business as part of its strategy to enter the data market.

    ENHANCE PROFITABILITY THROUGH IMPROVED OPERATING EFFICIENCIES

    TDS Telecom will continue to standardize operations, improve cost controls and selectively invest in network facilities in order to realize increased cost efficiencies across its businesses. For example, TDS Telecom's Network Management Center enables TDS Telecom to more cost effectively monitor and control its network than could be done regionally. At the end of 1997, TDS Telecom's Network Management Center monitored 64% of its network. By the end of 1998, coverage is expected to increase to 100%.

In addition, TDS Telecom is developing a Virtual Business Office ("VBO") to provide high quality service to its customers on a cost-effective basis. The VBO builds on TDS Telecom's current community-oriented customer service by linking business offices through technology and standardized processes. When entering new lines of business, TDS Telecom will in most cases use existing infrastructure and resources to maximize cost efficiencies.


                        TELEPHONE AND DATA SYSTEMS, INC.


    TDS is a diversified telecommunications service company with established landline telephone, cellular telephone, and radio paging operations and developing personal communications services ("PCS") operations. At March 31, 1998, the Company, through its subsidiaries, served approximately 2.5 million customer units in 37 states, including 528,900 telephone access lines, 1,817,000 cellular telephones, and 165,000 PCS telephones. For the year ended December 31, 1997, telephone operations provided 30% of the Company's consolidated revenues; cellular telephone operations provided 60%; PCS operations provided 4%; and paging operations provided 6% of such revenues. The Company's long-term business development strategy is to expand its existing operations through internal growth and acquisitions and to explore and develop other telecommunications businesses that management believes will utilize the Company's expertise in customer-based telecommunications services. The Company conducts its landline telephone operations through TDS Telecom.


    The Company conducts substantially all of its cellular telephone operations through its 81%-owned subsidiary United States Cellular Corporation ("U.S. Cellular"). U.S. Cellular and its subsidiaries own, operate and invest in cellular telephone systems throughout the United States. At December 31, 1997, U.S. Cellular was the eighth largest cellular telephone company in the United States, based on the aggregate number of population equivalents ("POPs") it owns. Since beginning operations in 1985, U.S. Cellular has expanded its cellular networks and customer service operations to include 134 majority-owned and managed markets ("Consolidated Markets") serving 1,710,000 customers at December 31, 1997. U.S. Cellular's 143 managed markets, which include the 134 Consolidated Markets, are operated as eight market clusters. Each of these clusters has a total population of more than one million, and four of the clusters each have a population of more than two million.

    The Company conducts substantially all of its PCS business through its majority-owned subsidiary Aerial Communications, Inc. ("Aerial"). PCS is the term used to describe the wireless telecommunications services that are offered by those companies that acquired licenses for radio spectrum (frequency range 1850-1990 MHz) in auctions conducted by the Federal Communications Commission ("FCC") and are the newest entrants in the wireless telecommunications market. Aerial, together with its subsidiaries, is a provider of PCS in the United States, with licenses to provide service in the Minneapolis, Tampa-St. Petersburg-Orlando, Houston, Pittsburgh, Kansas City and Columbus Major Trading Areas ("MTAs") (collectively, the "PCS Markets"). The PCS Markets include approximately 27.6 million POPs. The Company has constructed networks for its PCS Markets using Global System for Mobile Communication technology and the Company has commenced service in each of its PCS Markets. During the second quarter of 1997, the Company completed the Phase I portion of its buildout of its PCS Markets covering 60% of its MTA population. At December 31, 1997, the Company had expanded its system coverage to approximately 80% of its MTA population.


    The Company previously conducted substantially all of its radio paging operations through its subsidiary, American Paging, Inc. ("American Paging"). On April 7, 1998, TDS announced that it had completed a transaction in which it contributed substantially all of the assets and certain liabilities of American Paging, and TSR Paging Inc. ("TSR") contributed all of its assets and liabilities, to a limited liability company, TSR Wireless Holdings, LLC ("TSR Holdings"), pursuant to a previously announced asset contribution agreement. TDS has a 30% interest and TSR has a 70% interest in TSR Holdings. TSR Holdings offers radio paging and related services through its subsidiaries.

THE RECAPITALIZATION


    On April 27, 1998, the shareholders of TDS approved a corporate restructuring plan providing for, among other things, the creation of three new classes of TDS common stock (the "Tracking Stocks") which are intended to separately reflect the performance of TDS's landline telephone, cellular telephone and PCS businesses, respectively (each, a "Tracking Group"). The creation of the Tracking Stocks was intended by the Board of Directors of TDS (the "Board") to result in:


    GREATER MARKET RECOGNITION. The Tracking Stocks are intended to establish greater market recognition of the value (individually and collectively) of TDS and TDS's three principal business groups, thereby enhancing shareholder value over the long term. Additionally, a public market for each of TDS's three principal business groups should make it easier for the capital markets to understand and value TDS's businesses and assets.

    INCREASED LIQUIDITY. The Tracking Stocks are expected to create increased liquidity in the equity interests related to TDS's subsidiaries.

    FINANCING FLEXIBILITY. The Tracking Stocks should provide TDS with greater flexibility in raising capital and making acquisitions, with equity securities specifically related to the Tracking Groups. The Tracking Stocks may also be used, rather than Common Shares, for TDS's employee stock purchase plans, stock option plans and other employee benefit plans.

    SHAREHOLDER FLEXIBILITY. The issuance and sale of the Tracking Stocks would also provide shareholders with the opportunity to continue to invest in all of the TDS businesses through the TDS Group or any one or more of the Tracking Groups individually, depending upon their investment objectives.

    CONSOLIDATED ENTERPRISE. The Tracking Stocks will retain for TDS the advantages of doing business as a single company, including synergies that may result from the eventual convergence of the telecommunications and wireless industries and strategic, financial, operational benefits, economies of scale and debt capacity that would not be available if the Tracking Groups were separate legal entities. The Tracking Stocks would also permit TDS to retain the advantages of tax consolidation.

    FUTURE ALTERNATIVES. The Tracking Stocks will not preclude other alternatives to increase shareholder value.

    EMPLOYEE COMPENSATION. The ability to issue shares of one or more of the Tracking Stocks would increase TDS's flexibility to tailor stock incentives to employees by creating stocks that are tied directly to the stock price performance of the Group in which they are employed.

    ACCEPTANCE OF TRACKING STOCK CAPITAL STRUCTURES. The use of tracking stocks by other companies, including several large, well known companies, has increased in the last several years and tracking stocks are now generally well followed by financial analysts and accepted by investors.


    After the completion of the Offerings, the Board intends to authorize the Distribution of Telecom Group Shares in the form of a stock dividend to holders of Common Shares and the Series A Common Shares. It is currently expected that the Distribution would take place in August 1998 or later. After giving effect to the Offerings and the Distribution, the Telecom Group Shares that would be held by the public would represent in the aggregate an approximately 80% interest in the Telecom Group and the TDS Group would have a Retained Interest of approximately 20% in the Telecom Group.

    The table below sets forth the number of Telecom Group Shares that would be outstanding or retained by TDS after the Offerings and the Distribution based on shares outstanding at April 30, 1998.



                                                                        NUMBER OF
                                                                          SHARES         %
                                                                       ------------  ---------
Telecom Group Shares:
  Issued through the Offerings (1)...................................    13,500,000      20.0%
  Issued through the Distribution....................................    40,650,331      60.0%
  Retained Interest held by TDS......................................    13,550,110      20.0%
                                                                       ------------  ---------
      Total..........................................................    67,700,441     100.0%
                                                                       ------------  ---------
                                                                       ------------  ---------


------------------------

(1) Assumes that the Underwriters do not exercise their over-allotment options.

                                 THE OFFERINGS


Telecom Group Shares offered by
  the Company:
    U.S. Offering...............  shares
    International Offering......  shares
      Total.....................  13,500,000 shares

Telecom Group Shares outstanding
  after the Distribution (based
  on shares outstanding April
  30, 1998).....................  54,150,331 shares

Voting Rights...................  The Telecom Group Shares have voting power only in the election of certain directors
                                  described below under "Rights and Terms of
                                  Telecom Group Shares" and as required by law.

Use of Proceeds.................  The net proceeds to the Company from the offering are estimated to be approximately
                                  $169.7 million ($195.3 million if the
                                  over-allotment option is exercised in full),
                                  at an assumed initial public offering price of
                                  $13.50 per share after deducting the
                                  underwriting discount and estimated offering
                                  expenses payable by the Company. All of the
                                  net proceeds will be allocated to the Telecom
                                  Group and used to repay a portion of the
                                  outstanding intercompany debt of TDS Telecom
                                  to the Company. The Company intends to use the
                                  net proceeds received from TDS Telecom to
                                  repay certain short-term indebtedness.

Proposed AMEX symbol............  TLG


                    RIGHTS AND TERMS OF TELECOM GROUP SHARES

    The Telecom Group Shares are intended to reflect the separate performance of the Telecom Group. Following completion of the Recapitalization, the Telecom Group Shares will be one of three outstanding classes of Tracking Stock of the Company and one of five outstanding classes of common stock of the Company. The following summarizes the rights and terms of the Telecom Group Shares. For a more detailed description, see "Description of Capital Stock--Description of Telecom Group Shares and Other Tracking Stocks."


Voting for Directors............  The holders of Telecom Group Shares vote as a group together with the holders of shares of
                                  the other Tracking Stocks, any issued Special
                                  Common Shares, Preferred Shares issued before
                                  October 31, 1981 and Common Shares (together,
                                  the "Public Holders") in the election of 25%
                                  of the directors plus one additional director
                                  (I.E., four directors based on a Board of
                                  twelve directors). In such vote, holders of
                                  Telecom Group Shares initially have one vote
                                  per share. Thereafter, the number of votes
                                  which such shares will have in such vote will
                                  vary based on the average Market
                                  Capitalization of the Telecom Group Shares
                                  compared to the average Market Capitalization
                                  of all shares held by the Public Holders,

                                       10

                                  calculated over the twenty-Trading Day period ending ten Trading Days prior to the record date for each annual meeting of shareholders.
                                  It is anticipated that the Telecom Group
                                  Shares will have approximately one vote per share based on anticipated market values, although this may change over time.

Dividends.......................  Subject to the dividend preference of the
                                  Preferred Shares, dividends on issued Telecom
                                  Group Shares are payable only out of the
                                  lesser of (i) the assets of the Company
                                  legally available for the payment of dividends
                                  and (ii) the Telecom Group's Available
                                  Dividend Amount. The Available Dividend Amount
                                  is intended to be similar to an amount equal
                                  to the product of the Outstanding Interest
                                  Fraction and the amount of assets that would
                                  be available for the payment of dividends
                                  under Delaware law if such Tracking Group were
                                  a separate subsidiary. The Board initially
                                  intends to establish a policy of declaring an
                                  annual dividend of $0.50 per Telecom Group
                                  Share. Dividends are expected to be paid
                                  quarterly and will be paid on Telecom Group
                                  Shares issued in the Offerings if outstanding
                                  prior to the Distribution.

                                  With respect to stock dividends that may be issued from time to time by the Board, holders of Telecom Group Shares may receive additional
                                  Telecom Group Shares, as well as shares of any other Tracking Stock up to the amount of the Telecom Group's Inter-Group Interest in such other Tracking Stock. Holders of Telecom Group
                                  Shares may not receive any TDS Group Shares since a Tracking Group may not have an Inter-
                                  Group Interest in the TDS Group. In addition, shares of a new class or series of capital stock which represents a subdivision or new business of the Telecom Group, or any assets attributed by the Board to the Telecom Group, could be distributed to the holders of Telecom
                                  Group Shares on an equal per share basis.

Distribution of a TDS Group
  Subsidiary....................  Holders of Telecom Group Shares are not
                                  entitled to participate in the distribution of
                                  a subsidiary which is included in the TDS
                                  Group.

Distribution of a Subsidiary of
  the Telecom Group.............  With respect to the distribution of a subsidiary that is attributed to the Telecom
                                  Group, other than a Qualifying Subsidiary that
                                  holds all of the assets and liabilities of the
                                  Telecom Group, to the extent practicable, the
                                  holders of Telecom Group Shares will generally
                                  receive subsidiary shares corresponding to
                                  Special Common Shares. Holders of shares of
                                  Tracking Stock of any other Group may, at the
                                  sole discretion of the Board, receive
                                  subsidiary shares corresponding to Special
                                  Common Shares, up to the amount of any
                                  Inter-Group Interest of such Group in the
                                  Telecom Group.

Liquidation of the Company......  In the event of a liquidation of the Company, the issued shares of each class of Tracking
                                  Stock would share any assets remaining for
                                  distribution to holders of common stock based
                                  upon Liquidation Units, with each Series A
                                  Common Share, Common

                                  Share and Special Common Share having 1.0
                                  Liquidation Unit, each Telecom Group Share having 0.9 Liquidation Units, each Cellular
                                  Group Share having 2.5 Liquidation Units and each Aerial Group Share having 1.1 Liquidation
                                  Units.

Disposition of Substantially All
  Assets of the Telecom Group...  In the event of a disposition by the Company of substantially all of the properties and assets attributed to the Telecom Group, except under certain circumstances, the Company must either: (i) distribute to the holders of the Telecom Group Shares by special dividend or by redemption of outstanding Telecom Group Shares an amount in cash, securities or other property or any combination thereof equal to the proportionate interest of the outstanding
                                  Telecom Group Shares in the Fair Value of the
                                  Net Proceeds of the Disposition; or (ii) convert each outstanding Telecom Group Share into a number (or fraction) of Special Common
                                  Shares or shares of any other Tracking Stock
                                  (or any combination thereof on a pro rata basis) equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of the Market Value of (A) one Telecom
                                  Group Share to (B) the Market Value of one
                                  Special Common Share or such other share of Tracking Stock (or any combination thereof on a pro rata basis) during a forty-Trading Day period beginning on the eleventh Trading Day after consummation of the transaction.

                                  The Company may, at any time prior to the first anniversary of a dividend on, or partial redemption of, Telecom Group Shares following a Disposition of all or substantially all of the properties and assets attributed to the Telecom Group, convert each outstanding
                                  Telecom Group Share into a number (or
                                  fraction) of Special Common Shares or shares of another class or classes of Tracking Stock, equal to the product of the Disposition
                                  Conversion Percentage and the average daily ratio of the Market Value of one Telecom Group
                                  Share to the Market Value of one Special
                                  Common Share or one share of such other
                                  Tracking Stock (or a combination thereof on a pro rata basis), calculated over the twenty-Trading Day period ending five Trading
                                  Days prior to the date of notice of such conversion. If there is no public market for the Special Common Shares at the time of such conversion, the Market Value per share will be deemed to be the same as the Common Shares.

Redemption at the Option of the
  Company.......................  The Company may redeem the Telecom Group
                                  Shares for a number of shares of one or more
                                  Qualifying Subsidiaries (that hold all of the
                                  assets and liabilities attributed to the
                                  Telecom Group) equal to the product of the
                                  Adjusted Outstanding Interest Fraction of the
                                  Telecom Group and the total number of shares
                                  of each of such Qualifying Subsidiaries held
                                  by the Company.

                                  In addition to the redemption provisions described above, the Restated Certificate permits the redemption of Telecom Group Shares by the Company, generally at fair market value, to the extent necessary to prevent the loss or secure the reinstatement of, or prevent the denial of applications for the renewal of, any license or franchise from any governmental agency.

Conversion at the Option of the
  Company.......................  The Company may, at any time, convert each
                                  Telecom Group Share into a number of Special
                                  Common Shares or shares of another class or
                                  classes of Tracking Stock or any combination
                                  thereof, equal to the Optional Conversion
                                  Percentage of the average daily ratio of the
                                  Market Value of one Telecom Group Share to be
                                  converted to the Market Value of one Special
                                  Common Share or share of such other class of
                                  Tracking Stock (or a combination thereof on a
                                  pro rata basis), calculated over the
                                  twenty-Trading Day period ending five Trading
                                  Days prior to the date of notice of such
                                  conversion. The initial Optional Conversion
                                  Percentage will be 115% and will remain fixed
                                  for a period ending on the fifth anniversary
                                  of the initial issuance date, and then will
                                  decline annually at a rate of 1% per year
                                  until the Optional Conversion Percentage is
                                  110% for the period commencing on the ninth
                                  anniversary of the initial issuance date of
                                  the Telecom Group Shares. If there is no
                                  public market for the Special Common Shares,
                                  the Market Value per share will be deemed to
                                  be the same as the Common Shares.


    See "Risk Factors" beginning on page 18 for a discussion of certain factors relating to the Company, its business and an investment in the Telecom Group Shares.

                                 TELECOM GROUP
                             SUMMARY FINANCIAL DATA


    The following summary historical financial data reflects the historical results of operations and financial condition of the Telecom Group and has been derived from the audited financial statements of the Telecom Group as of and for the fiscal years ended December 31, 1993 through December 31, 1997 and as of and for the three month periods ended March 31, 1997 and 1998. The information is only a summary and should be read in conjunction with the financial statements (and related notes) contained in this Prospectus. Information for the three month periods ended March 31, 1997 and 1998 has been derived from the unaudited financial statements of the Telecom Group that have been prepared on the same basis as the audited financial statements of the Telecom Group, and, in the opinion of management, contain all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations for such period. Operating results for the three month period ended March 31, 1998 are not necessarily indicative of the results of operations that may be expected for the year ending December 31, 1998.



                                                                                                       (UNAUDITED)
                                                                                                     AS OF OR FOR THE
                                                                                                    THREE MONTHS ENDED
                                                  AS OF OR FOR THE YEAR ENDED DECEMBER 31,              MARCH 31,
                                            -----------------------------------------------------  --------------------
                                              1993       1994       1995       1996       1997       1997       1998
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                      (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
Operating Revenues
  Telephone Revenue.......................  $ 268,122  $ 296,722  $ 332,287  $ 371,913  $ 412,380  $  98,632  $ 107,294
  Other Service Revenue...................     --         10,499     23,764     24,747     33,516      7,171      9,400
  Intercompany Revenues...................     --           (880)    (1,210)    (1,058)    (1,693)      (232)      (479)
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
        Total Operating Revenues..........    268,122    306,341    354,841    395,602    444,203    105,571    116,215
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
Operating Expenses
  Telephone
    Network Operations....................     42,524     45,412     54,964     67,521     80,487     18,030     20,678
    Depreciation and Amortization.........     60,087     67,956     74,758     85,575     95,278     23,293     26,007
    Customer Operations...................     39,416     42,617     46,818     53,764     65,167     14,897     17,509
    Corporate Operations..................     47,510     49,705     58,998     62,276     68,454     15,456     18,948
  Other Service
    Operating Expenses....................     --          9,003     19,676     21,932     35,109      6,655     12,428
    Depreciation and Amortization.........     --            923      2,597      2,884      2,788        565        809
  Intercompany Expenses...................     --           (880)    (1,210)    (1,058)    (1,693)      (232)      (479)
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
        Total Operating Expenses..........    189,537    214,736    256,601    292,894    345,590     78,664     95,900
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
Operating Income..........................     78,585     91,605     98,240    102,708     98,613     26,907     20,315
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
Other Income..............................     10,223     15,254     20,794     20,243     17,529      4,451     41,416
Interest Expense..........................    (47,016)   (50,676)   (60,648)   (61,572)   (63,151)   (15,803)   (14,780)
Income Tax Expense........................    (16,658)   (22,806)   (24,231)   (25,685)   (22,603)    (6,634)   (18,332)
Cumulative Effect of Accounting Change....     --           (723)    --         --         --         --         --
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net Income(1).............................  $  25,134  $  32,654  $  34,155  $  35,694  $  30,388  $   8,921  $  28,619
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------

PRO FORMA(2):
Net Income Attributable to TDS Group
  through Retained Interest...............  $   6,284  $   8,164  $   8,539  $   8,924  $   7,597  $   2,230  $   7,155
Net Income Attributable to TDS
  Telecommunications Group Common Shares..  $  18,850  $  24,490  $  25,616  $  26,770  $  22,791  $   6,691  $  21,464
Weighted Average TDS Telecommunications
  Group Shares Outstanding................     31,330     35,497     38,304     40,309     40,141     40,789     40,500
Earnings per TDS Telecommunications Group
  Share...................................  $    0.60  $    0.69  $    0.67  $    0.66  $    0.57  $    0.16  $    0.53

                                                                                                       (UNAUDITED)
                                                                                                     AS OF OR FOR THE
                                                                                                    THREE MONTHS ENDED
                                                  AS OF OR FOR THE YEAR ENDED DECEMBER 31,              MARCH 31,
                                            -----------------------------------------------------  --------------------
                                              1993       1994       1995       1996       1997       1997       1998
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                      (DOLLARS IN THOUSANDS)
OTHER DATA:
EBITDA(3).................................  $ 138,672  $ 160,484  $ 175,595  $ 191,167  $ 196,679  $  50,765  $  47,131
Construction Expenditures.................  $  80,818  $ 115,483  $ 104,372  $ 144,440  $ 151,460  $  23,599  $  30,739
Access Lines..............................    356,200    392,500    425,900    484,500    515,500    493,000    528,900

BALANCE SHEET DATA:
Cash and Cash Equivalents and Temporary
  Investments.............................  $ 159,699  $ 163,267  $ 215,979  $ 222,918  $ 206,239  $ 205,720  $ 230,807
Property, Plant and Equipment, Net........    524,322    611,450    659,339    769,361    830,767    768,625    840,979
Total Assets..............................    959,582  1,138,242  1,228,232  1,352,929  1,406,048  1,334,944  1,486,953
Notes Payable.............................     12,080     15,059     15,784     25,039     28,181     25,980     28,861
Long-term Debt--Including Current
  Portion.................................    698,797    717,688    769,555    800,382    818,676    800,626    835,639
Telecom Group Equity......................  $ 107,298  $ 228,800  $ 265,387  $ 343,816  $ 383,759  $ 343,926  $ 426,532


------------------------------


(1) Net income for the three months ended March 31, 1998 includes net income from operations of $5.2 million and net income from gains from the sale of cellular interests of $23.4 million.



(2) Pro forma net income attributable to the Telecom Group and to the TDS Group through the Retained Interest assumes that the Offerings have not taken place and therefore 75% of Net Income is attributable to the Telecom Group Shares and 25% of Net Income is attributable to the Retained Interest for the TDS Group. Pro forma earnings per share was computed based on the weighted average TDS Telecommunications Group Shares outstanding during the periods, adjusted to give retroactive effect to the Distribution of TDS Telecommunications Group Shares in conjunction with Telephone and Data Systems, Inc. proposed restructuring, as if the restructuring had occurred at January 1, 1993.



(3) EBITDA represents Operating Income plus depreciation and amortization. EBITDA is a measure commonly used by the financial community but is not prepared in accordance with United States generally accepted accounting principles and should not be considered as a measurement of net cash flows from operations.

                        TELEPHONE AND DATA SYSTEMS, INC.
                             SUMMARY FINANCIAL DATA


    The following summary consolidated historical financial data of TDS has been derived from audited financial statements as of and for the fiscal years ended December 31, 1993 through December 31, 1997 and as of and for the three month periods ended March 31, 1997 and 1998. The information is only a summary and should be read in conjunction with the financial statements (and related notes) contained in this Prospectus. See also "Available Information" for information about other financial information incorporated by reference herein. Information for the three month periods ended March 31, 1997 and 1998 has been derived from the unaudited financial statements of TDS that have been prepared on the same basis as the audited financial statements of TDS, and, in the opinion of management, contain all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations for such period. Operating results for the three month period ended March 31, 1998 are not necessarily indicative of the results of operations that may be expected for the year ending December 31, 1998.



                                                                                                       (UNAUDITED)
                                                                                                     AS OF OR FOR THE
                                                                                                    THREE MONTHS ENDED
                                                AS OF OR FOR THE YEAR ENDED DECEMBER 31,                MARCH 31,
                                       ----------------------------------------------------------  --------------------
                                          1993        1994        1995        1996        1997       1997       1998
                                       ----------  ----------  ----------  ----------  ----------  ---------  ---------
                                                       (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
Operating Revenues(1)(2).............  $  553,829  $  726,036  $  942,307  $1,179,857  $1,471,533  $ 290,155  $ 392,118
Operating Income (Loss)..............      69,733     108,822     131,998     153,448      (3,702)    41,941    (27,249)
Other Income.........................      28,126      33,686     103,857     141,190     113,979     (4,672)   223,882
Interest Expense.....................      37,466      41,251      50,848      42,853      89,744     13,814     31,613
Income Taxes.........................      26,497      40,713      81,029     123,646      28,559     13,838     85,954
Net Income (Loss) Before Cumulative
  Effect of Accounting Change........      33,896      60,544     103,978     128,139      (9,549)     9,617     74,170
Cumulative Effect of Accounting
  Change(3)..........................      --            (723)     --          --          --         --         --
Net Income (Loss)....................      33,896      59,821     103,978     128,139      (9,549)     9,617     74,170
Net Income Available to Common.......  $   31,510  $   57,362  $  101,469  $  126,182  $  (11,441) $   9,136  $  73,730
Weighted Average Common Shares
  (000s).............................      46,995      53,295      57,456      60,464      60,211     61,184     60,750
Earnings Per Common Share--Basic:
  Before Cumulative Effect of
    Accounting Change................  $     0.67  $     1.09  $     1.77  $     2.09  $    (0.19) $    0.15  $    1.21
  Net Income (Loss)..................        0.67        1.08        1.77        2.09       (0.19)      0.15       1.21
Earnings per Common Share--Diluted:
  Before Cumulative Effect of
    Accounting Change................        0.67        1.08        1.74        2.07       (0.19)      0.15       1.20
  Net Income (Loss)..................        0.67        1.06        1.74        2.07       (0.19)      0.15       1.20
Dividends Per Common and Series A
  Common Share.......................  $     0.34  $     0.36  $     0.38  $     0.40  $     0.42  $   0.105  $    0.11

OTHER DATA:
EBITDA(4)............................  $  187,714  $  260,333  $  323,503  $  384,523  $  297,854  $ 103,664  $  72,424
Capital Expenditures.................  $  200,984  $  319,701  $  359,996  $  550,204  $  786,317  $ 169,024  $ 125,314

BALANCE SHEET DATA:
Cash and Cash Equivalents and
  Temporary Investments..............  $   73,385  $   44,566  $   80,851  $  119,297  $   75,567  $  85,840  $  84,230
Property, Plant and Equipment
  (Net)..............................     846,089   1,063,656   1,293,410   1,828,889   2,465,653  1,945,145  2,451,246
Total Assets.........................   2,259,182   2,790,127   3,469,082   4,200,969   4,971,601  4,315,866  5,201,108
Notes Payable........................       6,309      98,608     184,320     160,537     527,587    299,468    450,615
Long-term Debt (including current
  portion)...........................     537,566     562,165     894,584   1,018,851   1,279,034  1,021,001  1,307,385
Redeemable Preferred Shares
  (including current portion)........      27,367      25,001      15,093       1,858       1,479      1,578      1,192
Common Stockholders' Equity..........  $1,224,285  $1,473,038  $1,684,365  $2,032,941  $1,968,119  $2,003,629 $2,058,164


------------------------------

(1) Effective January 1, 1997, U.S. Cellular changed its financial reporting presentation for certain credits given to cellular customers on their monthly bills. Amounts for the years 1993-1996 have been reclassified to conform to the 1997 presentation.

(2) Operating revenues for the three-months ended March 31, 1997 and 1998 do not include American Paging revenues. On April 7, 1998, TDS announced that it had transferred substantially all of the assets and certain, limited liabilities of American Paging to TSR Wireless Holdings, LLC pursuant to an asset contribution agreement.



(3) Effective January 1, 1994, TDS adopted Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Post Employment Benefits." The cumulative effect of the change on years prior to 1994 has been reflected in 1994 Net Income. Prior years' financial information has not been restated.



(4) EBITDA represents Operating Income plus depreciation and amortization. EBITDA is a measure commonly used by the financial community but is not prepared in accordance with United States generally accepted accounting principles and should not be considered as a measurement of net cash flows from operating activities.

                                  RISK FACTORS

    AN INVESTMENT IN THE TELECOM GROUP SHARES OFFERED HEREBY INVOLVES CERTAIN RISKS. ACCORDINGLY, YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS, TOGETHER WITH THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE PURCHASING THE TELECOM GROUP SHARES OFFERED HEREBY. THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISK AND UNCERTAINTY. ACTUAL RESULTS AND THE TIMING OF CERTAIN EVENTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF THE RISK FACTORS SET FORTH BELOW AND OTHER FACTORS DISCUSSED ELSEWHERE IN THIS PROSPECTUS. SEE "PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 SAFE HARBOR CAUTIONARY STATEMENT." FOR DEFINITIONS OF CERTAIN TERMS USED IN THIS SECTION, SEE "CERTAIN DEFINITIONS."

RISK OF ADVERSE DEVELOPMENTS IN THE BUSINESS OF TDS TELECOM

    GOVERNMENT REGULATION

    TDS Telecom is subject to extensive federal and state regulation, much of which is governed by the Telecommunications Act of 1996 (the "1996 Act"). TDS Telecom cannot predict the manner in which all aspects of the 1996 Act will be implemented by the FCC and by state regulators or the impact that such implementation and regulation will have on its business.

    The majority of TDS Telecom's subsidiaries continue to operate under regulations limiting their rates of return on interstate and intrastate services. For their interstate services, the FCC periodically reviews the reasonableness of the allowed rate-of-return for such ILECs and may reduce such allowed rate-of-return. Similarly, state commissions from time to time review, and may require reductions in, the allowed rates of return for such ILECs from intrastate services. The FCC also plans to reform the rules that govern how ILECs, on their own or through the National Exchange Carrier Association, charge interstate companies for local distribution of their long distance calls. Some of the reforms already adopted for price cap regulated ILECs, if expanded to cover TDS Telecom's ILECs, could reduce the interstate costs recovered from interstate access charges. Many state commissions are also reforming access charges for intrastate services, which could reduce the costs recovered by TDS Telecom's ILECs from intrastate toll services.

    The extent to which TDS Telecom will be eligible to receive payments from the universal service fund remain uncertain. The 1996 Act established a federal-state joint board to make recommendations to the FCC regarding implementation of the universal service provisions of the 1996 Act. On May 8, 1997, the FCC released an Order on universal service, adopting many of the joint board's recommendations. The FCC adopted the use of forward-looking proxy cost models to determine costs rather than relying on actual costs. However, rural ILECs will continue to receive support based on their actual costs through December 31, 2000. After December 31, 2000, rural ILECs will transition to the use of proxy cost models over an additional three-year period. To date, the FCC has not adopted any proxy cost model for rural ILECs. The FCC's rules would reduce the federal support for rural ILECs, and require states to determine whether to increase the support they provide through state universal service mechanisms. The availability and extent of federal and state universal service support mechanisms are uncertain in light of pending petitions to review FCC decisions, court appeals, and federal and state proceedings.

    Many other aspects of TDS Telecom's services and operations are subject to federal and state regulation, including the introduction and pricing of existing services, interconnections with other carriers, and uses of radio frequencies. Federal and state regulations affecting TDS Telecom change from time to time, and any such change may adversely affect TDS Telecom. See "Business--ILEC Telephone Markets-- Federal Support Revenues."

    COMPETITION

    The 1996 Act was intended to promote competition in the telecommunications industry as a national policy and continue the process of deregulation. The 1996 Act requires ILECs to provide reasonable and non-discriminatory interconnection services and access to unbundled network elements to any CLEC that seeks to enter the markets in which the ILEC already offers services. The 1996 Act also allows CLECs to co-locate network equipment on the ILEC's premises and prevents ILECs and CLECs from unduly restricting each other from use of facilities or information that would allow other organizations to effectively compete with them. Although all 106 TDS Telecom companies are exempt from many of the interconnection provisions of the 1996 Act until they receive a bonafide request for interconnection and the relevant state commission lifts the exemption, some TDS Telecom ILECs have already had requests filed by potential competitors seeking to terminate their exemptions. TDS Telecom believes there will eventually be open entry into nearly every aspect of the telephone industry, including local service, interstate and intrastate toll, switched and special access services and customer premises equipment, although the high cost of serving some rural areas may limit competition.

    In Madison and each city where TDS Telecom expands as a CLEC, TDS Telecom faces, and expects to continue to face, significant competition from the ILECs which currently dominate their local telecommunications markets and may face competition from other CLECs and other potential competitors. TDS Telecom will compete with the ILECs and competing CLECs on the basis of price, reliability, state-of-the-art technology, product offerings, route diversity, ease of ordering and customer service. However, the ILECs have long-standing relationships with their customers, have the potential to subsidize competitive services from monopoly service revenues, and benefit from favorable state and federal regulations.

    TDS Telecom expects competition in the telephone business in both its ILEC and CLEC markets to increase substantially as a result of the entrance of new competitors and the development of new technologies, products and services. Increased competition is expected from competitive access providers, interexchange carriers ("IXCs"), out-of-territory Regional Bell Operating Companies ("RBOCs") and independent telephone companies, niche entrepreneurs, cable and utility companies, and wireless and satellite providers. Many of TDS Telecom's existing and potential competitors have financial, personnel and other resources significantly greater than those of TDS Telecom. See "Business--Competition."

    LIMITED HISTORY OF CLEC OPERATIONS; NEGATIVE CASH FLOW AND OPERATING LOSSES

    The development of TDS Telecom's CLEC business and the acquisition, installation and expansion of its networks in new CLEC markets require significant expenditures, a substantial portion of which must be made before any revenues will be realized. Such capital expenditures are expected to increase as TDS Telecom decides to pursue opportunities created by the accelerated pace of regulatory changes designed to open local exchange markets to CLEC competition. See "Telecom Group Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Business--CLEC Telephone Markets." These expenditures, together with the associated high initial service costs of providing service in new markets, will result in negative cash flow and operating losses from CLEC operations until an adequate revenue base is established. There can be no assurance that an adequate revenue base will be established in each CLEC market or in the CLEC markets as a group. Growth and profitability in the CLEC operations may also require interconnection and resale terms and pricing which depend on federal and state regulatory decisions and court interpretations of legislation; there is substantial uncertainty about such decisions and interpretations, and developments may be adverse to the CLEC operations.

    RAPID TECHNOLOGICAL CHANGES

    The telecommunications industry has experienced and is expected to continue to experience rapid and significant changes in technology. While TDS Telecom believes that, for the foreseeable future, these changes will neither materially affect the continued use of fiber optic cable or digital switches and transmission equipment nor materially hinder TDS Telecom's ability to acquire necessary technologies, the effect of technological changes on TDS Telecom's business and operations cannot be predicted. Also, alternative technologies may develop for the provision of services to customers, such as the possible increased use of wireless technologies to provide basic telephone service to residences or businesses. TDS Telecom may be required to select one technology over another; however TDS Telecom cannot predict with any certainty, at the time TDS Telecom is required to make its investment, which technology will prove to be the most profitable in the long run. Thus, there can be no assurance that technological developments will not have a material adverse effect on TDS Telecom.

    RISKS OF EXPANSION AND ENTRY INTO NEW BUSINESSES

    Currently, TDS Telecom's services are predominantly local and are almost exclusively as an ILEC. However, TDS Telecom is expanding into other related telecommunications businesses, such as providing data and Internet services and entering into new markets as a CLEC. As TDS Telecom expands into new telecommunications businesses, it will incur certain additional risks in connection with such expansion, including increased legal and regulatory risks, and possible adverse reaction by some of its current customers. Such telecommunications businesses and markets are highly competitive and, as a new entrant, TDS Telecom may be disadvantaged. The success of TDS Telecom's entry into new telecommunications businesses will be dependent upon, among other things, TDS Telecom's ability to select new equipment and software and to integrate the new equipment and software into its networks, to hire and train qualified personnel and to enhance its billing, back-office and information systems to accommodate new services. No assurance can be given that TDS Telecom will be successful with respect to these telecommunications businesses. If TDS Telecom is not successful with respect to these matters, there may be a material adverse effect on TDS Telecom's business. In addition, demand and market acceptance for these new products and services are subject to a high level of uncertainty.


    Entry by TDS Telecom into new telecommunications businesses involves risks associated with such ventures. The data services business is extremely competitive and prices for data services have declined substantially in recent years and are expected to continue to decline. The success of TDS Telecom's entry into the data services business will be dependent upon, among other things, TDS Telecom's ability to select and integrate new equipment and software into its networks, and its ability to enhance its existing billing and information systems to accommodate data services. The success of the data services businesses will ultimately be dependent upon customer acceptance of TDS Telecom's data service offerings. The success of TDS Telecom's Internet products and services is substantially dependent upon its customers' understanding and adopting the Internet as a new way of conducting business and exchanging information. If the market develops more slowly than expected, or remains highly competitive, the development of TDS Telecom's Internet products may be materially adversely affected. The LAN wiring business involves the sale of a service which is substantially dissimilar to TDS Telecom's core business of providing telecommunications services to a recurring base of customers. TDS Telecom's CLEC expansion will depend on, among other things, TDS Telecom's ability to assess markets, design fiber network backbone routes, install facilities, acquire rights-of-way and building access, obtain any required governmental authorizations and permits and implement interconnection with ILECs, all in a timely manner, at reasonable costs and on terms and conditions acceptable to TDS Telecom.


    RISKS ASSOCIATED WITH POSSIBLE ACQUISITIONS

    TDS Telecom expects that a portion of its future growth may come from acquisitions. The acquisition of additional systems will depend on TDS Telecom's ability to identify suitable acquisition candidates, to negotiate acceptable terms for their acquisition and to finance any such acquisitions. TDS Telecom will also be subject to competition for suitable acquisition candidates. Any acquisitions, if made, could divert the resources and management time of TDS Telecom and would require integration with TDS Telecom's existing networks and services. As a result, there can be no assurance that any such acquisitions will occur or that any such acquisitions, if made, would be made in a timely manner or on terms favorable to TDS Telecom or would be successfully integrated into TDS Telecom's operations.

    DEPENDENCE ON BUSINESS FROM IXCS

    For the year ended December 31, 1997, approximately 53% of TDS Telecom's revenues were attributable to access services provided to IXCs, including AT&T, MCI and Sprint. Approximately 46% of such access revenues were attributable to services provided to AT&T and its affiliates. The loss of access revenues from IXCs in general or the loss of AT&T as a customer could have a material adverse effect on TDS Telecom's financial condition and results of operations. See "Business--Sales and Marketing."

    DEPENDENCE ON KEY PERSONNEL

    TDS Telecom's businesses are managed by a relatively small number of senior management and operating personnel, the loss of certain of whom could have a material adverse effect on TDS Telecom. TDS Telecom believes that its ability to manage its planned growth successfully will depend in large part on its continued ability to attract and retain highly skilled and qualified personnel. See "Management of TDS Telecom" for detailed information on TDS Telecom's management.

    YEAR 2000 RISK

    TDS Telecom has implemented a Year 2000 program to ensure that its computer systems and applications will function properly beyond 1999. TDS Telecom believes that it has allocated adequate resources for this purpose and expects its Year 2000 date conversion program to be successfully completed on a timely basis. There can, however, be no assurance that this will be the case. TDS Telecom does not expect to incur significant expenditures to address this issue. The ability of third parties with whom TDS Telecom transacts business to adequately address their Year 2000 issues is outside of TDS Telecom's control. There can be no assurance that the failure of TDS Telecom or such third parties adequately to address their respective Year 2000 issues will not have a material adverse effect on TDS Telecom's business, financial condition, cash flows and results of operations.

RISKS RELATED TO CAPITAL STRUCTURE AND THE TELECOM GROUP SHARES

    SHAREHOLDERS OF ONE COMPANY; FINANCIAL EFFECTS OF OTHER GROUPS COULD
     ADVERSELY AFFECT THE TELECOM GROUP

    Notwithstanding the attribution of assets and liabilities (including contingent liabilities) and shareholders' equity among the Groups for the purpose of preparing their respective financial statements, such attribution and the change in the capital structure of the Company will not affect legal title to such assets or responsibility for such liabilities of the Company or any of its subsidiaries. Financial impacts arising from the TDS Group, the Cellular Group or the Aerial Group that affect the consolidated results of operations or financial position of the Company could affect the results of operations or financial position of the Telecom Group. Moreover, any net losses of the TDS Group, the Cellular Group or the Aerial Group, and any distributions on, or repurchases of, any shares of capital stock will reduce the funds of the Company legally available for the payment of dividends on the Telecom Group Shares. Accordingly, the Telecom Group financial information should be read in conjunction with the Company's consolidated financial information.


    Although U.S. Cellular and TDS Telecom are currently profitable and have positive cash flow, on a consolidated basis TDS has recently experienced operating losses and net losses due primarily to large start-up losses at Aerial. Aerial launched commercial services in early 1997 and has incurred significant operating and net losses to date. The Company expects Aerial to continue to incur significant operating losses and net losses and to generate negative cash flow from operating activities during the next several years while Aerial continues to develop and construct its PCS networks and build a PCS customer base. There can be no assurance that Aerial will achieve or sustain profitability or positive cash flow from operating activities in the future.

    Important factors that may have a material adverse effect on the Cellular Group and/or Aerial Group include, but are not limited to: changes in the overall economy; changes in competition in markets in which the Cellular Group and/or the Aerial Group operate; advances in telecommunications technology; changes in the telecommunications regulatory environment; pending and future litigation; availability of future financing; and unanticipated negative changes in growth in customers, penetration rates, churn rates or the mix of products and services offered in their respective markets.

    LIMITED SEPARATE SHAREHOLDER RIGHTS

    Holders of Telecom Group Shares do not have any legal rights specifically related to the assets attributed to the Telecom Group except as described herein. Holders of Telecom Group Shares will be common shareholders of the Company, and will continue to be subject to all the risks associated with an investment in the Company and all of its businesses and liabilities. The Company and its subsidiaries will continue to be responsible for each of their respective liabilities.

    LIMITED VOTING RIGHTS; VARIABLE VOTING RIGHTS

    Holders of Telecom Group Shares do not have any right to vote on matters other than the election of certain directors, except as otherwise required by law. Accordingly, actions submitted to a vote of shareholders other than the election of directors will generally be voted on only by holders of Common Shares, Series A Common Shares and any series of Preferred Shares which has voting rights. Under the Restated Certificate, only the affirmative vote of the holders of a majority of the outstanding voting power of the Common Shares, Series A Common Shares and such voting Preferred Shares, voting as a group, will be required to amend the Restated Certificate, approve any merger or consolidation of TDS with or into any other corporation, approve the dissolution of TDS or approve any other matter required to be voted on by shareholders, except as required under the Delaware General Corporation Law ("DGCL"). Under the DGCL, the holders of the outstanding shares of a class are entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the Restated Certificate, if the amendment would increase or decrease the par value of the shares of such class or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. As permitted by the DGCL, the Restated Certificate will permit the number of authorized shares of any class of capital stock to be increased or decreased (but not below the number of shares then outstanding in such class, respectively) by the affirmative vote of a majority of the voting power of the shares of capital stock entitled to vote with respect to such matter, voting together as one group.

    When a vote is taken on any matter as to which all stock is voting together as one group, any one or more classes entitled to more than the number of votes required to approve such matter will be in a position to control the outcome of the vote on such matter. Certain matters on which holders of common stock would vote together as a single class could involve a divergence or the appearance of a divergence of the interests between the holders of classes of common stock.

    The Restated Certificate does not require that a merger or consolidation of the Company requiring the approval of the Company's shareholders be approved by a separate class vote of holders of any class of capital stock. As a result, the TDS Voting Trust (as defined herein), as the holder of Series A Common Shares representing a majority of the voting power of the Company, could approve a merger of the Company without a class vote by any class of capital stock, including the Telecom Group Shares.

    The relative voting power of the Telecom Group Shares in the election of directors elected by the Public Holders will fluctuate from time to time, with each Telecom Group Share having a variable number of votes, based upon the ratio, over a specified period, of the average Market Capitalization of the Telecom Group Shares to the average Market Capitalization of all classes of stock voting in the election of directors elected by the Public Holders.

    POTENTIAL DIVERGENCE OF INTERESTS; NO SPECIFIC PROCEDURES FOR RESOLUTION

    Occasions may arise when the interests of the holders of the Telecom Group Shares and the holders of the other Tracking Stocks or Common Shares and Series A Common Shares, or some combination thereof, may diverge or appear to diverge. Examples include, among others, determinations by the Board to (i) redeem the shares of a class of Tracking Stock, (ii) approve the disposition of all or substantially all of the properties and assets of one of the Tracking Groups,
(iii) allocate consideration to be received by holders of common stock in connection with a merger or consolidation involving the Company among holders of different classes of common stock, (iv) allocate resources and financial support to or pursue business opportunities or operational strategies through one Group instead of one or more of the other Groups, (v) if and to the extent there is either a Retained Interest or an Inter-Group Interest, allocate the proceeds of future issuances of the Tracking Stock as a reduction (a) in a Retained Interest or Inter-Group Interest (as the case may be) in the issuing Tracking Group or
(b) to the equity of the issuing Tracking Group, (vi) pay or omit dividends on any class of common stock or (vii) approve transactions involving the transfer of funds or assets from one Group to one or more of the other Groups or make other operational or financial decisions with respect to one Group that could be considered to be detrimental to one or more of the other Groups.

    The Company has adopted procedures for consideration of matters involving a divergence of interests among the holders of the Company's different classes of common stock; however, these policies could be modified or rescinded by the Board, in its sole discretion, without the approval of shareholders, although there is no present intention to do so. The Board intends to exercise its judgment from time to time, depending on the circumstances, as to how best to obtain information regarding the divergence (or potential divergence) of interests, under what circumstances to seek the assistance of outside advisors, whether a committee of the Board should be appointed to address the matter and how to assess which available alternative is in the best interests of the Company and all of its shareholders. The Company and the Board believe the advantages of retaining flexibility in determining how best to fulfill its responsibilities in such circumstances as they may arise outweigh any perceived advantages from attempting to adopt specific procedures in advance to cover all conceivable circumstances.

    Disproportionate ownership interests of members of the Board in one or more classes of common stock of the Company or disparate values of the classes of common stock of the Company held by directors could create or appear to create potential conflicts of interest when directors are faced with decisions that could have different implications for different classes. Nevertheless, the Company believes that a director would be able to discharge his or her fiduciary duties even if his or her interests in shares of the classes of common stock were disproportionate and/or had disparate values.

    The Company's counsel has advised the Company that there is no definitive precedent directly concerning the manner in which Delaware law would be applied to a board of directors' duties in the context of a capital structure which includes tracking stocks with divergent interests. The Company has been advised by counsel that, in general, under existing Delaware case law, disinterested directors would be deemed to have satisfied their duty of care to the Company and its shareholders if they act in good faith with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner such directors reasonably believe to be in the best interests of the Company. Based on the advice of counsel, the Company believes that, under Delaware law, a good faith determination by a disinterested and adequately informed Board, or a committee thereof, which discharges such duty, and which the directors honestly believe is in the best interests of the Company and its shareholders, would be a defense to any challenge by or on behalf of the holders of any class of common stock to any determination by the Board that could have a disparate effect on any class of common stock.

    NO ASSURANCE OF PAYMENT OF DIVIDENDS

    Dividends on Telecom Group Shares are payable out of the lesser of assets of the Company legally available therefor and the Available Dividend Amount for the Telecom Group. Subject to the foregoing provisions, and notwithstanding the Available Dividend Amount for the Telecom Group, the respective amounts of prior dividends paid on, or liquidation rights of, any shares of common stock, or any other factor, dividends may be declared and paid on the Common Shares, the Series A Common Shares, any Special Common Shares that may be issued in the future, the Telecom Group Shares, the Cellular Group Shares and/or the Aerial Group Shares in equal or unequal amounts (with the exception that dividends paid on Common Shares and any Special Common Shares that may be issued in the future must always be the same per share and equal to or greater than the per share dividend on the Series A Common Shares). Any decision to pay dividends on the Telecom Group Shares will depend on the financial condition, results of operations and business requirements of TDS Telecom and the Company as a whole. In making a determination as to the allocation of any dividends among the classes or series of common stock, the Board expects to follow a policy under which it will consider, among other factors, the relative financial condition, results of operations and business requirements of each of the respective Groups. See "Dividend Policy."

    If any of the Groups incurs a net loss, the assets legally available for payment of dividends on all classes of common stock would be reduced. In addition, payment of dividends or distributions on any class of common stock will decrease the amount of funds available under the limitations described above for the payment of dividends on all classes of common stock.

    ALLOCATION OF PROCEEDS OF MERGERS OR CONSOLIDATIONS

    The Restated Certificate does not contain any provisions governing how consideration to be received by the Company's shareholders in connection with a merger or consolidation involving the Company (in which the common stock is to be converted into other securities, cash or other property) is to be allocated among holders of the various classes or series of common stock, except that, in general, holders of Common Shares and Special Common Shares are entitled to receive the same consideration per share in any merger or consolidation of the Company. In any such merger or consolidation, the allocation of consideration to the Telecom Group Shares would be determined by the Board and would be subject to approval by a majority of the voting power of all shares of capital stock of the Company, voting together as one group. At the present time, the TDS Voting Trust controls a majority of the voting power of all shares of capital stock. See "Control by Voting Trust."

    OPTIONAL CONVERSION OF TRACKING STOCK

    The Company could, at any time, in the sole discretion of the Board, determine to convert each outstanding Telecom Group Share into shares of another class or classes of Tracking Stock or Special Common Shares, or combination thereof, at a predetermined premium. The determination by the Board to convert Telecom Group Shares into shares of another class or classes of Tracking Stock or Special Common Shares or a combination thereof could be made at a time when any class of the Company's stock may be considered to be overvalued or undervalued, or at a time when there is no public market for any class of stock. In addition, any such conversion would preclude holders of the converted Telecom Group Shares from retaining their investment in a security that is intended to reflect separately the performance of the Telecom Group. See "Description of Capital Stock--Description of Terms of Telecom Group Shares and the other Tracking Stocks--Conversion at Option of Company."

    DISPOSITION OF TELECOM GROUP ASSETS

    As long as the assets of the Telecom Group continue to represent less than substantially all of the properties and assets of the Company, the Board may approve sales and other dispositions of any amount of the properties and assets of the Telecom Group without shareholder approval, because under the

DGCL and the Restated Certificate shareholder approval is required only for a sale or other disposition of all or substantially all of the properties and assets of the Company as a whole. In the event of a Disposition of substantially all of the properties or assets attributed to the Telecom Group, except under certain circumstances, the Company must distribute the Fair Value of the Net Proceeds (as defined below) from the Disposition or exchange each Telecom Group Share for shares of another class or classes of Tracking Stock or Special Common Shares or a combination thereof at a predetermined premium, at the option of the Board.

    The determination by the Board to so exchange the Telecom Group Shares for shares of another class or classes of Tracking Stock and/or Special Common Shares could be made at a time when any class of the Company's stock may be considered to be overvalued or undervalued, or at a time when there is no public market for any class of stock. Any consideration which holders of the Telecom Group Shares may receive in connection with the Disposition of all or substantially all of the properties or assets attributed to the Telecom Group may not correspond to what such holders would receive if they held equity interests directly in the Telecom Group. In addition, any such exchange would preclude holders of the Telecom Group Shares from retaining their investment in a security that is intended to reflect separately the performance of the Telecom Group.

    The term "Fair Value of the Net Proceeds" means the fair value of the gross proceeds of a Disposition after payment of or provision for certain specified costs, including taxes related to the Disposition or such dividend or redemption, transaction costs and liabilities and other obligations (contingent or otherwise), including obligations in respect of Preferred Shares and Convertible Securities (without duplication) attributed to the Telecom Group Shares. If the Telecom Group were a separate independent company and its shares were acquired by another person, certain of those costs, including corporate and shareholder level taxes, might not be payable in connection with such an acquisition. As a result, the consideration that would be received by shareholders of such a separate independent company in connection with such a stock acquisition might be greater than the Fair Value of the Net Proceeds that would be received by holders of Telecom Group Shares if all or substantially all of the properties and assets of the Telecom Group were sold. In addition, no assurance can be given that the Fair Value of the Net Proceeds per share of Telecom Group Shares to be received in connection with a Disposition of all or substantially all of the properties and assets of the Telecom Group will be equal to or more than the Market Value per share of such Telecom Group Shares prior to or after announcement of such Disposition. See "Description of Capital Stock--Description of Terms of Telecom Group Shares and other Tracking Stock--Disposition of Assets of a Tracking Group."

    ALLOCATION OF PROCEEDS UPON SUBSEQUENT ISSUANCES OF TELECOM GROUP SHARES

    If and to the extent that, at the time of any subsequent issuance of Telecom Group Shares, (i) the TDS Group has a Retained Interest in the Telecom Group or
(ii) another Tracking Group has an Inter-Group Interest in the Telecom Group, the Board would determine the allocation of the net proceeds of such issuance among the TDS Group, the other Tracking Group which holds the Inter-Group Interest and the shareholders' equity of the Telecom Group. Any such allocation of net proceeds to the TDS Group would reduce the Retained Interest in the Telecom Group and any allocation to a Tracking Group holding an Inter-Group Interest in the Telecom Group would reduce such Inter-Group Interest. See "Description of Capital Stock--Description of Terms of Telecom Group Shares and other Tracking Stocks."

    PUBLIC POLICY DETERMINATIONS

    Because of the nature of the Company's businesses, the Groups may have diverging interests with respect to various regulatory issues. For example, FCC regulations which may advance the interests of the Telecom Group may not advance the interests of the Cellular Group or the Aerial Group. In addition, increasing overlap between the businesses of the Groups resulting from regulatory changes and technological advancements may increase such conflicts. The Board will cause policies and procedures to be implemented to resolve any such conflicts. In the event any such conflict cannot be resolved or otherwise requires resolution by the Board, the Board would resolve such conflict in accordance with its good faith business judgment of the best interests of the Company and all of its shareholders.

    MANAGEMENT AND ALLOCATION POLICIES


    The expansion of the business of TDS Telecom beyond the ownership and operation of its ILECs and its existing CLEC and data and Internet services will require the consent of the Company's Board. The Board intends to authorize any proposed expansion on a case-by-case basis. The Board has adopted certain management and allocation policies described herein with respect to cash management, corporate expenses and inter-Group transactions, any and all of which could be modified or rescinded by the Board, in its sole discretion, without the approval of shareholders, although there is no present intention to do so. The Board could also decide to modify or rescind such policies, or to adopt additional policies, and any such decision could have disparate effects upon holders of shares of any class or series of common stock. The Board could also allocate resources and financial support to or pursue business opportunities or operational strategies through one Group instead of the other Groups. The decision to allocate resources and financial support to one Group may adversely affect the ability of the other Groups to obtain funds sufficient to implement their business strategies. In making any such determination, the Board may also consider regulatory requirements, including those imposed by the public utility commissions of various states and the FCC. See "Management and Allocation Policies."


    TRANSFER OF FUNDS AMONG GROUPS; EQUITY CONTRIBUTIONS

    All debt incurred or preferred stock issued by the Company and its subsidiaries following the issuance by the Company of the Tracking Stock will be (unless the Board otherwise provides) specifically attributed to and reflected in the combined financial statements of the Tracking Group that includes the entity which incurred the debt or issued the preferred stock or, in case of debt or preferred stock that is not specifically attributed to one of the Tracking Groups, the TDS Group. The Board could, however, determine from time to time that debt incurred or preferred stock issued by entities included in a Group should be specifically attributed to and reflected in the combined financial statements of one of the other Groups to the extent that the debt is incurred or the preferred stock is issued for the benefit of such other Group.

    To the extent cash needs of one Group exceed cash provided by such Group, one of the other Groups may transfer funds to such other Group. The Company has provided and will continue to provide centralized cash management functions under which cash receipts of certain entities included in the Groups are remitted to the TDS Group and certain cash disbursements of the other Groups will be funded by the TDS Group on a daily basis. Such transfers of funds between the Groups will be reflected as borrowings or, if determined by the Board, in the case of a transfer from the TDS Group or one of the other Groups, as the case may be, to the Telecom Group, reflected as the creation of a Retained Interest or Inter-Group Interest, as the case may be, in the Telecom Group, or as an increase or decrease in any such existing interest.

    There are no specific criteria for determining when a transfer will be reflected as a borrowing or as the creation of, or an increase or reduction in, a Retained Interest or an Inter-Group Interest. The Board expects to make such determinations, either in specific instances or by setting generally applicable policies from time to time, after consideration of such factors as it deems relevant, including, without limitation, the needs of the Company, the financing needs and objectives of the Groups, the investment objectives of the Groups, the availability, cost and time associated with alternative financing sources, prevailing interest rates and general economic conditions.

    Generally, it is expected that TDS Telecom and the entities included in each of the other Groups will each seek their own long-term debt financing. However, the Board may permit a Group with excess funds to lend such funds to another Group which requires funds. Loans from one Group to another Group would bear interest at such rates and have such repayment schedules and other terms as are established from time to time by, or pursuant to procedures established by, the Board. The Board expects to make such determinations, either in specific instances or by setting generally applicable policies from time to time, after consideration of such factors as it deems relevant, including, without limitation, the needs of the Company, the use of proceeds by and creditworthiness of the recipient Group, the capital expenditure plans and investment opportunities available to each Group and the availability, cost and time associated with alternative financing sources.

    Although the creation of or any increase in a Retained Interest or an Inter-Group Interest resulting from an equity contribution by the TDS Group or another Group to the Telecom Group (or any decrease in such Retained Interest or Inter-Group Interest) would be determined by reference to the Market Value of the Telecom Group Shares as of the date of such event, an increase (or decrease) could occur at a time when the Telecom Group Shares could be considered undervalued or overvalued.

    ABSENCE OF APPROVAL RIGHTS WITH RESPECT TO FUTURE ISSUANCES OF AUTHORIZED
     SHARES

    The authorized but unissued Telecom Group Shares will be available for issuance from time to time at the sole discretion of the Board for any proper corporate purpose. In addition, the Board will be able to designate and issue series of common or preferred stock from the authorized but unissued Undesignated Shares. The approval of the shareholders of the Company will not be sought by the Company for the issuance of authorized but unissued shares of any class of capital stock (or the reissuance of previously issued shares that have been reacquired by the Company) or securities of the Company that are convertible into or exercisable or exchangeable for such shares, unless deemed advisable by the Board or required by applicable law, regulation or AMEX requirements. The Company has no current plans to issue any Telecom Group Shares or any other shares of Tracking Stock except in connection with the Recapitalization and as otherwise described herein. The Company has no current plans to issue any Special Common Shares or to designate any series of Undesignated Shares.

    In addition, as permitted by Delaware law, the Restated Certificate will permit the number of authorized Telecom Group Shares to be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the voting power of the shares of capital stock of the Company entitled to vote with respect to such matter. The TDS Voting Trust presently holds a majority of the voting power of the Company. This provision could allow the Company to authorize and issue shares of capital stock under circumstances which could preserve the ability of the TDS Voting Trust to continue to exercise control over a majority of the voting power of the Company and, therefore, could deprive shareholders of the Company of an opportunity to sell their shares at a premium over market prices or make it more difficult to replace the current Board and management of the Company. The Company has no current intention to take any action to authorize any additional shares of capital stock, other than as described herein.

    CONTROL BY VOTING TRUST

    A substantial majority of the outstanding Series A Common Shares are held in a voting trust which expires on June 30, 2009 (herein referred to as the "TDS Voting Trust"). The TDS Voting Trust was created to facilitate the long-standing relationships among the trustees' certificate holders. By virtue of the number of shares held by them, the voting trustees have the power to elect approximately 75% (less one) of the directors, or eight directors based on the current size of the Board, and control a majority of the voting power of the Company with respect to matters other than the election of directors.


    As of April 30, 1998, the TDS Voting Trust had voting or dispositive power over an aggregate of 6,340,132 Series A Common Shares, representing approximately 51.3% of the voting power of the Company with respect to matters other than the election of directors. Based on such shares, the TDS Voting Trust would receive an aggregate of 4,226,754 Telecom Group Shares, 6,340,132 Cellular Group

Shares, and 4,226,754 Aerial Group Shares in connection with the Distribution. Under the current terms of the TDS Voting Trust, such shares of Tracking Stock will be distributed by the trustees to the beneficiaries. Following the Distribution, and after the distribution of all of the Telecom Group Shares, Cellular Group Shares and Aerial Group Shares received by the TDS Voting Trust to the beneficiaries thereof, the TDS Voting Trust would continue to have at least 51.3% of the aggregate voting power of the Company with respect to all matters other than the election of directors and will be able to elect eight of the twelve directors, assuming no other changes.


    ANTI-TAKEOVER CONSIDERATIONS

    The existence of the TDS Voting Trust is likely to deter any potential unsolicited or hostile takeover attempts or other efforts to obtain control of the Company and may make it more difficult for shareholders to sell shares of the Company at higher than market prices. The trustees of the TDS Voting Trust have advised the Company that they intend to maintain the ability to keep or dispose of voting control of TDS.

    The Restated Certificate and the Company's Bylaws also contain provisions which may serve to discourage or make more difficult a change in control of the Company without the support of the Board or without meeting various other conditions. In particular, the Restated Certificate includes a provision which authorizes the Board to consider various factors, including effects on customers, taxes, and the long-term and short-term interests of the Company, in the context of a proposal or offer to acquire or merge the corporation, or to sell its assets, and to reject such offer if the Board determines that the proposal is not in the best interests of the corporation based on such factors. In addition, the existence of the Tracking Stocks could present complexities and could in certain circumstances pose obstacles, financial and otherwise, to an acquiring person. The provisions of the Restated Certificate and the Bylaws of the Company and the existence of the Tracking Stocks could, under certain circumstances, prevent shareholders from profiting from an increase in the market value of their shares as a result of a change in control of the Company by delaying or preventing such change in control.

    The Restated Certificate also authorizes the Board to designate and issue Undesignated Shares in one or more classes or series of preferred or common stock from time to time. Generally, no further action or authorization by the shareholders is necessary prior to the designation or issuance of the additional Undesignated Shares authorized pursuant to the Restated Certificate unless applicable laws or regulations would require such approval in a given instance. Such Undesignated Shares could be issued in circumstances that would serve to preserve control of TDS's then existing management. See "Description of Capital Stock--General."

    The Restated Certificate divides the Board into three classes, with staggered terms of office. Each year, one class is elected for a three-year term. The classification of directors may have the effect of limiting or deterring a proxy contest for the removal of incumbent directors.

    The Company is not aware of any current intention of the TDS Voting Trust to dispose of any significant amount of Series A Common Shares of the Company or of any existing or planned effort on the part of any party to accumulate material amounts of Common Shares or Series A Common Shares, or to acquire control of TDS by means of a merger, tender offer, solicitation in opposition to management or otherwise, or to change TDS's management.

    LIMITATIONS ON POTENTIAL UNSOLICITED ACQUISITIONS OF THE TELECOM GROUP

    If the Telecom Group were a stand-alone corporation, any person interested in acquiring such corporation without negotiation with management could seek control of the Telecom Group by means of a tender offer or proxy contest for the outstanding Telecom Group Shares. Although the Telecom Group Shares are intended to reflect the performance of the Telecom Group, a person interested in acquiring only the Telecom Group without negotiation with TDS's management will still be required to seek control of the voting power represented by all of the outstanding capital stock of TDS entitled to vote on such acquisition in order to consummate any such transaction.

    ABSENCE OF PRIOR MARKET FOR TELECOM GROUP SHARES; NO ASSURANCES AS TO MARKET
     PRICE

    Because there has been no prior market for the Telecom Group Shares, there can be no assurance as to the market price of such shares following the Offering. Until an orderly market develops for the Telecom Group Shares, their trading price may fluctuate significantly. If an active trading market does develop, there can be no assurance that it will be maintained. The prices at which the Telecom Group Shares will trade will be determined in the trading markets and may be influenced by many factors, including the consolidated results of the Company, as well as the performance of the Telecom Group, investors' expectations for the Company and the Telecom Group, trading volume and general economic and market conditions. There is no assurance that investors will assign value to the Telecom Group Shares based on the reported financial results and fundamental operating prospects of the Telecom Group. Financial results of the Groups that affect the Company's consolidated results of operations or financial condition could affect the market prices of the Telecom Group Shares. In addition, the Company cannot predict the impact on the market values of the Telecom Group Shares of certain terms of the securities, such as
(i) the ability of the Company to convert or redeem the Telecom Group Shares,
(ii) the discretion of the Board to make various determinations relating to the separate classes of capital stock or (iii) the limited voting power of the Telecom Group Shares.

    As a result of all of these factors, as well as other factors common to initial public offerings, the market price of the Telecom Group Shares could fluctuate substantially from the offering price.

    NO ASSURANCE OF COMPLETION OF RECAPITALIZATION

    This Prospectus describes the Recapitalization as currently contemplated by the Board. The Recapitalization is subject to various conditions and uncertainties and there can be no assurance that the Recapitalization will be completed or, if it is completed, that it will be completed on the terms described in this Prospectus.

                                USE OF PROCEEDS


    The net proceeds to TDS from the sale of the Telecom Group Shares in the Offerings are estimated to be $169.7 million ($195.3 million if the over-allotment option is exercised in full) at an assumed public offering price of $13.50 per share after deducting the underwriting discounts and commissions and estimated offering expenses payable by TDS.



    All of the net proceeds will be allocated by TDS to the Telecom Group and used to repay a portion of the outstanding intercompany debt of TDS Telecom and its subsidiaries to TDS classified as Long-Term Debt--Affiliated. At March 31, 1998, such amounts totaled approximately $271.2 million and bore interest at a rate that reflects TDS's cost of funds under its bank lines of credit which provide for borrowings at negotiated rates up to the prime rate. TDS intends to use the net proceeds received from TDS Telecom to repay certain short-term indebtedness.


                                DIVIDEND POLICY

    Following the Distribution, subject to the restrictions on the payment of dividends described under "Description of Capital Stock--Description of Terms of Telecom Group Shares and Other Tracking Stocks--Dividends," the Board currently intends to establish an annual dividend on the Telecom Group Shares in an amount equal to $0.50 per share. Dividends are expected to be paid quarterly and will be paid on Telecom Group Shares issued in the Offerings if outstanding prior to the Distribution.

    TDS is a legal entity separate and distinct from its various subsidiaries. As a company with no significant operations of its own, the principal sources of its funds are dividends or other distributions from its operating subsidiaries, borrowings and sales of equity. The ability of TDS Telecom, U.S. Cellular, Aerial and other subsidiaries of the Company to pay dividends or make distributions to the Company and, accordingly, the ability of the Company to pay dividends on the Telecom Group Shares, will depend on the respective earnings, financial requirements and contractual restrictions of such subsidiaries. In addition, the Board may elect to reduce or discontinue the payment of dividends in light of the financial condition, results of operations and business requirements of the Telecom Group, other Tracking Groups and/or the Company as a whole.

                                 CAPITALIZATION


    The following table sets forth as of March 31, 1998 (i) the capitalization of the Telecom Group, and (ii) the capitalization of the Telecom Group as adjusted to give effect to the Offerings and the application of the net proceeds therefrom to the repayment of certain indebtedness of TDS Telecom.



                                                                                               MARCH 31, 1998
                                                                                           ----------------------
                                                                                               TELECOM GROUP
                                                                                           ----------------------
                                                                                            ACTUAL    AS ADJUSTED
                                                                                           ---------  -----------
Cash and Cash Equivalents and Temporary Investments......................................  $ 230,807   $ 230,807
                                                                                           ---------  -----------
                                                                                           ---------  -----------
Short-term Debt (includes notes payable and current portion of long-term debt)...........  $  43,935   $  43,935
Long-term Debt (excluding current maturities):
  Affiliated.............................................................................    271,164     101,435
  Other..................................................................................    549,401     549,401
Minority Interest in Subsidiaries........................................................     23,153      23,153
Telecom Group Equity.....................................................................    426,532     596,261
                                                                                           ---------  -----------
Total Capitalization.....................................................................  $1,314,185  $1,314,185
                                                                                           ---------  -----------
                                                                                           ---------  -----------



    The following table sets forth as of March 31, 1998, (i) the consolidated capitalization of the Company, and (ii) the consolidated capitalization of the Company as adjusted to give effect to the Reincorporation (as defined herein) and the Offerings but excluding the effect of the Cellular Merger (as defined herein), the Aerial Merger (as defined herein) and the Distribution (as defined herein).



                                                                                            MARCH 31, 1998
                                                                                    ------------------------------
                                                                                     TELEPHONE AND DATA SYSTEMS,
                                                                                                 INC.
                                                                                    ------------------------------
                                                                                         ACTUAL        AS ADJUSTED
                                                                                    -----------------  -----------
Cash and Cash Equivalents and Temporary Investments...............................     $    84,230      $  84,230
                                                                                    -----------------  -----------
                                                                                    -----------------  -----------
Short-term Debt (includes notes payable and current portion of long-term debt and
  preferred shares)...............................................................     $   466,706      $ 296,977
Long-term Debt (excluding current maturities).....................................       1,292,311      1,292,311
Minority Interest in Subsidiaries.................................................         419,564        419,564
Company-Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust
  Holding Solely Company Subordinated Debentures..................................         300,000        300,000
Preferred Shares (excluding current maturities)...................................          28,099         28,099
Stockholders' Equity:
Common Shares, par value $1 per share (par value $.01 per share after the
  Reincorporation); authorized 100,000,000 shares; issued and outstanding
  54,736,841......................................................................          54,737            547
Series A Common Shares; par value $1 per share (par value $.01 per share after the
  Reincorporation); authorized 25,000,000 shares; issued and outstanding
  6,936,277.......................................................................           6,936             69
Common Shares Issuable, 12,584 shares.............................................             549            549
Telecom Group Shares, par value $.01 per share; authorized 90,000,000 shares;
  issued and outstanding 13,500,000 shares as adjusted............................         --                 135
Capital in Excess of Par Value....................................................       1,686,179      1,916,830
Treasury Shares, at cost, 770,132 shares..........................................         (29,768)       (29,768)
Retained Earnings.................................................................         339,531        339,531
                                                                                    -----------------  -----------
  Total Stockholders' Equity......................................................       2,058,164      2,227,893
                                                                                    -----------------  -----------
Total Capitalization..............................................................     $ 4,564,844      $4,564,844
                                                                                    -----------------  -----------
                                                                                    -----------------  -----------

              SELECTED FINANCIAL INFORMATION OF THE TELECOM GROUP


    The following table sets forth selected financial information for the Telecom Group for each of the fiscal years in the five year period ended December 31, 1997 and for the three month periods ended March 31, 1997 and 1998. The information for each of the five years ended December 31, 1997 has been derived from, and should be read in conjunction with, the audited financial statements of TDS as of and for the fiscal years ended December 31, 1993 through December 31, 1997 and the notes thereto and other financial information contained elsewhere in this Prospectus. Information for the three month periods ended March 31, 1997 and 1998 has been derived from the unaudited financial statements of the Telecom Group that have been prepared on the same basis as the audited financial statements of the Telecom Group, and, in the opinion of management, contain all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations for such period. Operating results for the three month period ended March 31, 1998 are not necessarily indicative of the results of operations that may be expected for the year ending December 31, 1998.



                                                                                           (UNAUDITED)
                                                                                         AS OF OR FOR THE
                                                                                        THREE MONTHS ENDED
                                      AS OF OR FOR THE YEAR ENDED DECEMBER 31,              MARCH 31,
                                -----------------------------------------------------  --------------------
                                  1993       1994       1995       1996       1997       1997       1998
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                          (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
Operating Revenues
  Telephone Revenue...........  $ 268,122  $ 296,722  $ 332,287  $ 371,913  $ 412,380  $  98,632  $ 107,294
  Other Service Revenue.......     --         10,499     23,764     24,747     33,516      7,171      9,400
  Intercompany Revenues.......     --           (880)    (1,210)    (1,058)    (1,693)      (232)      (479)
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
        Total Operating
          Revenues............    268,122    306,341    354,841    395,602    444,203    105,571    116,215
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
Operating Expenses
  Telephone
    Network Operations........     42,524     45,412     54,964     67,521     80,487     18,030     20,678
    Depreciation and
      Amortization............     60,087     67,956     74,758     85,575     95,278     23,293     26,007
    Customer Operations.......     39,416     42,617     46,818     53,764     65,167     14,897     17,509
    Corporate Operations......     47,510     49,705     58,998     62,276     68,454     15,456     18,948
  Other Service
    Operating Expenses........     --          9,003     19,676     21,932     35,109      6,655     12,428
    Depreciation and
      Amortization............     --            923      2,597      2,884      2,788        565        809
  Intercompany Expenses.......     --           (880)    (1,210)    (1,058)    (1,693)      (232)      (479)
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
        Total Operating
          Expenses............    189,537    214,736    256,601    292,894    345,590     78,664     95,900
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
Operating Income..............     78,585     91,605     98,240    102,708     98,613     26,907     20,315
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
Other Income..................     10,223     15,254     20,794     20,243     17,529      4,451     41,416
Interest Expense..............    (47,016)   (50,676)   (60,648)   (61,572)   (63,151)   (15,803)   (14,780)
Income Tax Expense............    (16,658)   (22,806)   (24,231)   (25,685)   (22,603)    (6,634)   (18,332)
Cumulative Effect of
  Accounting Change...........     --           (723)    --         --         --         --         --
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net Income(1).................  $  25,134  $  32,654  $  34,155  $  35,694  $  30,388  $   8,921  $  28,619
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------

PRO FORMA(2):
Net Income Attributable to TDS
  Group through Retained
  Interest....................  $   6,284  $   8,164  $   8,539  $   8,924  $   7,597  $   2,230  $   7,155
Net Income Attributable to TDS
  Telecommunications Group
  Common Shares...............  $  18,850  $  24,490  $  25,616  $  26,770  $  22,791  $   6,691  $  21,464
Weighted Average TDS
  Telecommunications Group
  Shares Outstanding..........     31,330     35,497     38,304     40,309     40,141     40,789     40,500
Earnings per TDS
  Telecommunications Group
  Share.......................  $    0.60  $    0.69  $    0.67  $    0.66  $    0.57  $    0.16  $    0.53

                                                                                           (UNAUDITED)
                                                                                         AS OF OR FOR THE
                                                                                        THREE MONTHS ENDED
                                      AS OF OR FOR THE YEAR ENDED DECEMBER 31,              MARCH 31,
                                -----------------------------------------------------  --------------------
                                  1993       1994       1995       1996       1997       1997       1998
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                          (DOLLARS IN THOUSANDS)
OTHER DATA:
EBITDA(3).....................  $ 138,672  $ 160,484  $ 175,595  $ 191,167  $ 196,679  $  50,765  $  47,131
Construction Expenditures.....  $  80,818  $ 115,483  $ 104,372  $ 144,440  $ 151,460  $  23,599  $  30,739
Access Lines..................    356,200    392,500    425,900    484,500    515,500    493,000    528,900

BALANCE SHEET DATA:
Cash and Cash Equivalents and
  Temporary Investments.......  $ 159,699  $ 163,267  $ 215,979  $ 222,918  $ 206,239  $ 205,720  $ 230,807
Property, Plant and Equipment,
  Net.........................    524,322    611,450    659,339    769,361    830,767    768,625    840,979
Total Assets..................    959,582  1,138,242  1,228,232  1,352,929  1,406,048  1,334,944  1,486,953
Notes Payable.................     12,080     15,059     15,784     25,039     28,181     25,980     28,861
Long-term Debt--Including
  Current Portion.............    698,797    717,688    769,555    800,382    818,676    800,626    835,639
Telecom Group Equity..........  $ 107,298  $ 228,800  $ 265,387  $ 343,816  $ 383,759  $ 343,926  $ 426,532


------------------------------


(1) Net income for the three months ended March 31, 1998 includes net income from operations of $5.2 million and net income from gains from the sale of cellular interests of $23.4 million.



(2) Pro forma net income attributable to the Telecom Group and to the TDS Group through the Retained Interest assumes that the Offerings have not taken place and therefore 75% of Net Income is attributable to the Telecom Group Shares and 25% of Net Income is attributable to the Retained Interest for the TDS Group. Pro forma earnings per share was computed based on the weighted average TDS Telecommunications Group Shares outstanding during the periods, adjusted to give retroactive effect to the Distribution of TDS Telecommunications Group Shares in conjunction with Telephone and Data Systems, Inc. proposed restructuring, as if the restructuring had occurred at January 1, 1993.



(3) EBITDA represents Operating Income plus depreciation and amortization. EBITDA is a measure commonly used by the financial community but is not prepared in accordance with United States generally accepted accounting principles and should not be considered as a measurement of net cash flows from operations.

                                 TELECOM GROUP
                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS



    The Telecom Group consists of TDS Telecom and its subsidiaries which operate primarily landline telephone companies. The Telecom Group may in the future also include such other assets and liabilities of TDS as the Board may determine to attribute to the Telecom Group and such other businesses, assets and liabilities as TDS or any of its subsidiaries may in the future acquire for the Telecom Group, as determined by the Board.



OVERVIEW



    The Telecom Group is a full-service local exchange carrier providing modern, high-quality telecommunication services, including local and long-distance telephone service and Internet access, to rural and suburban communities through TDS Telecom's 106 telephone company subsidiaries. Each of these telephone companies, ranging in size from less than 500 to more than 50,000 access lines, is an ILEC. The Telecom Group operated 105 telephone companies serving 493,000 access lines at the end of the first quarter of 1997 and 106 telephone companies serving 528,900 access lines in 28 states at the end of the first quarter of 1998. At March 31, 1998, approximately 56% of the Telecom Group's access lines were in Alabama, Georgia, Indiana, Minnesota, Tennessee, and Wisconsin. Internal access line growth during 1995, 1996 and 1997 was 5.1%, 6.0% and 5.7%, respectively. Internal access line growth was 5.4% during the twelve month period ended March 31, 1998.



                                                                                             AS OF AND FOR THE
                                                               AS OF AND FOR THE             THREE MONTHS ENDED
                                                            YEAR ENDED DECEMBER 31,               MARCH 31
                                                       ----------------------------------  ----------------------
                                                          1995        1996        1997        1997        1998
                                                       ----------  ----------  ----------  ----------  ----------
Number of Companies..................................         100         105         106         105         106
Access Lines.........................................     425,900     484,500     515,500     493,000     528,900
  % Residential......................................       80.6%       79.9%       78.3%       78.9%       78.4%
  % Business.........................................       19.4%       20.1%       21.7%       21.1%       21.6%
Total Revenues (in thousands)........................  $  354,841  $  395,602  $  444,203  $  105,571  $  116,215
  % Local Service....................................       26.8%       27.9%       27.7%       28.3%       28.0%
  % Network Access and Long-Distance.................       55.1%       53.9%       53.1%       53.6%       52.4%
  % Miscellaneous and Other Services.................       18.1%       18.2%       19.2%       18.1%       19.6%
Average Monthly Revenue per Access Line..............  $    66.82  $    67.10  $    68.78  $    67.24  $    68.48



    The Telecom Group provides consumers and businesses with landline local telephone service through its switching and intra-city network. Long-distance or toll service is provided through connections with long-distance carriers, primarily AT&T and the RBOCs, which purchase network access from the Telecom Group. Both the fees charged to the Telecom Group's customers for its services and the access charges to interexchange carriers are based upon rates established by the various state regulatory agencies for intrastate services and the FCC for interstate services. Generally, these fees are a function of a prescribed return on the telephone subsidiaries' investment in plant and equipment, and the cost of services provided to their subscribers.



    The Telecom Group also operates USLink, a small long-distance and local service provider; TDSNET, an Internet access provider; TDS DATACOM, a LAN wiring business; and TDS METROCOM, a CLEC. The revenues and expenses of these businesses are included in Other Services.

        THREE MONTHS ENDED MARCH 31, 1997 AND THREE MONTHS ENDED MARCH 31, 1998



RESULTS OF OPERATIONS



    OPERATING REVENUE increased 10% ($10.6 million) from $105.6 million in the first quarter of 1997 to $116.2 million in the first quarter of 1998. The increase was due to growth in telephone revenues ($8.7 million) and other services ($2.2 million).



TELEPHONE REVENUES



    Telephone revenues increased 9% ($8.7 million) in the first quarter of 1998 to $107.3 million. The net effect of acquisitions increased telephone revenues 2% ($1.6 million). The average telephone revenue per access line increased 2% from $67.24 in the first quarter of 1997 to $68.48 in the first quarter of 1998.



    LOCAL SERVICE REVENUES are derived from providing local telephone exchange service within the franchise service area of the Telecom Group's telephone subsidiaries. Local service revenues increased 9% ($2.7 million) in the first quarter of 1998. Internal access line growth of 5.4% increased local service revenues $1.5 million, while custom calling and advanced feature sales and other miscellaneous revenues increased revenues by $0.9 million. The effects of acquisitions increased local service revenues $0.4 million.



    NETWORK ACCESS REVENUES are compensation for providing access to interexchange carriers for both interstate and intrastate long-distance traffic. Network access revenues increased 8% ($4.3 million) in the first quarter of 1998. Increased expense and investment levels for providing access service increased revenues $2.1 million through recovery of the costs from state and national revenue pools. Increased usage of the network generated $1.3 million of additional intrastate revenues. The effects of acquisitions increased network access revenues $0.8 million.



    MISCELLANEOUS REVENUES include revenues related to (i) leasing, selling, installing, maintaining and repairing customer premise equipment, such as telephone answering equipment or business systems and associated peripheral equipment, and wiring ("CPE services"), (ii) providing billing and collection services for interexchange carriers, (iii) leasing network facilities and (iv) sale of satellite dishes (Digital Broadcast Satellite or "DBS"). Miscellaneous revenues increased 14% ($1.7 million) in the first quarter of 1998. Higher sales and leases of customer premise equipment and higher DBS sales increased revenues $1.7 million. The effects of acquisitions increased miscellaneous revenues $0.4 million.



OTHER SERVICES REVENUES



    Other services revenues increased 31% ($2.2 million) in the first quarter of 1998. Revenues from LAN wiring increased $1.4 million and revenues from Internet services increased $0.9 million. TDS DATACOM (LAN wiring) began operations in late 1996.



    OPERATING EXPENSES increased 22% ($17.2 million) from $78.7 million in the first quarter of 1997 to $95.9 million in the first quarter of 1998. The increase was due to the growth in telephone operations ($11.5 million) and other services ($6.0 million).



TELEPHONE EXPENSES



    Operating expenses from local telephone operations increased 16% ($11.5 million) in the first quarter of 1998 to $83.1 million. The net effect of acquisitions increased telephone expenses 2% ($1.5 million).



    NETWORK OPERATIONS EXPENSE consists of costs to maintain the high-quality telecommunications networks to provide advanced telecommunications services and the cost of CPE services, including DBS, sold to customers. Network operations expense increased 15% ($2.6 million) in the first quarter of 1998. The increased sales activity from DBS, a new product offering in 1997, and increased sales activity of CPE services, resulted in increased cost of goods sold, increasing network operations expense $1.3 million. In

1997, the Telecom Group implemented the next phase of its program to upgrade, standardize and expand its network. This program will monitor the network 24 hours-a-day, and proactively identify and correct network faults to minimize interruption or degradation of service to the customer. The increased quality of the network will provide long-term benefits in terms of future cost avoidance, the ability to offer advanced technological services to the customer, and to increase customer loyalty and satisfaction. The resources necessary to support this network increased network operations expense by $1.0 million. Acquisitions increased expenses $0.6 million. The remaining increase is due to general wage increases and inflation.



    CUSTOMER OPERATIONS EXPENSE includes costs for marketing, sales, and product management, as well as expenses for establishing and servicing customer accounts. Customer operations expense increased 18% ($2.6 million) in the first quarter of 1998. Increased customer billing costs due to customer growth, costs incurred to explore new business opportunities, general wage increases and inflation are the major reasons for the increase. Incentives paid to employees for significantly improving customer satisfaction increased expenses by $0.5 million. In late 1997, a new centralized payment process was implemented, allowing local forces to focus on customer sales and service, which increased expenses $0.3 million. Increased product advertising in conjunction with aggressive sales and marketing campaigns for DBS and advanced calling features increased expenses by $0.3 million. Acquisitions increased customer operations expense by $0.1 million.



    CORPORATE AND OTHER EXPENSES consist of costs incurred for executive administration and management, accounting, human resource management, information management, legal services, and property and other non-income taxes. Corporate and other expenses increased 23% ($3.5 million) in the first quarter of 1998. The increase can be primarily attributed to factors such as general wage increases, incentive plan costs and inflation. Costs incurred to support and maintain computer applications and local and wide area networks increased by $1.2 million. Acquisitions increased expenses by $0.3 million.



    DEPRECIATION AND AMORTIZATION EXPENSE increased 12% ($2.7 million) in the first quarter of 1998. Increased investment in plant and equipment was the primary driver of the increase in depreciation expense. Acquisitions increased depreciation and amortization by $0.4 million.



OTHER SERVICES EXPENSES



    Other services expenses increased 83% ($6.0 million) in the first quarter of 1998. The increase in other services expenses primarily related to the growth at TDS DATACOM ($2.9 million) and at TDSNET ($0.9 million), and to start-up activities at TDS METROCOM ($2.1 million). TDS METROCOM (CLEC) began operations in early 1998.



    OPERATING INCOME decreased 25% ($6.6 million) in the first quarter of 1998 and the operating margin declined from 25.5% in the first quarter of 1997 to 17.5% in the first quarter of 1998. The decrease in operating income is primarily due to start-up costs of new business ventures, which lowered operating income $3.8 million. Expansion into lower margin products, increased costs associated with the support of the data network, as well as earnings pressures from regulatory agencies and long-distance providers lowered operating income $2.8 million. The operating margin for the new services is considerably lower than that of the typical telephone company, resulting in a reduction in overall margins. The telephone operating margin was 27.3% in the first quarter of 1997 and 22.5% in the first quarter of 1998.



    OTHER INCOME, NET increased $37.0 million from $4.5 million in the first quarter of 1997 to $41.4 million in the first quarter of 1998 due to the $37.1 million gain from the sale of certain minority cellular interests in 1998. These interests were sold as a part of a larger transaction which included interests sold by U.S. Cellular. The Telecom Group received 1.1 million AirTouch Communications, Inc. common shares for its two minority cellular interests.

    INTEREST EXPENSE decreased $1.0 million from $15.8 million in the first quarter of 1997 to $14.8 million in the first quarter of 1998 due to lower interest rates.



    INCOME TAX EXPENSE increased $11.7 million from $6.6 million in the first quarter of 1997 to $18.3 million in the first quarter of 1998 primarily due to the taxes related to the gains on the sale of cellular interests.



    NET INCOME increased from $8.9 million in the first quarter of 1997 to $19.7 million in the first quarter of 1998. The increase in net income relates primarily to the gain on sale of cellular interests in 1998. Excluding gains, net income totaled $8.9 million in the first quarter of 1997 compared to $5.2 million in the first quarter of 1998.



FINANCIAL RESOURCES



    The Telecom Group operates a capital-intensive business. The Telecom Group has financed and plans to continue to finance its construction program primarily using internally generated cash, supplemented by long-term financing from federal government programs and financing from TDS, as needed.



    CASH FLOWS FROM OPERATING ACTIVITIES provided $18.4 million in the first quarter of 1997 and $32.4 million in the first quarter of 1998. Operating cash flow (operating income plus depreciation and amortization) totaled $50.8 million in the first quarter of 1997 and $47.1 million in the first quarter of 1998. Cash flows from other operating activities (investment and other income, interest and income tax expense, and changes in working capital and other assets and liabilities) required $32.3 million in the first quarter of 1997 and $14.7 million in the first quarter of 1998.



    CASH FLOWS FROM FINANCING ACTIVITIES provided $1.2 million in the first quarter of 1997 and $13.3 million in the first quarter of 1998, reflecting borrowings and repayments of short-term and long-term debt. During the first quarter of 1998, the Telecom Group borrowed $16.9 million from TDS to finance the operations and capital expenditures of TDS METROCOM, TDS DATACOM and TDSNET ($12.3 million), and for general corporate purposes ($4.6 million).



    CASH FLOWS FROM INVESTING ACTIVITIES required $24.3 million in the first quarter of 1997 and $15.4 million in the first quarter of 1998. The Telecom Group makes substantial investments each year to construct, operate and maintain modern high-quality telecommunications networks and facilities. In recent years, rapid changes in technology and new opportunities have required substantial investments in revenue-enhancing and cost-reducing upgrades of the Telecom Group's networks. Cash expenditures for telecommunications property and plant additions totaled $23.6 million in the first quarter of 1997 and $30.7 million in the first quarter of 1998. These expenditures were primarily for the purpose of installing new switching systems and completing construction projects from the previous year. Cash expenditures for property and plant totaled $5.7 million in the first quarter of 1998 for TDS DATACOM, TDS METROCOM and TDSNET and totaled $0.3 million for TDS DATACOM and TDSNET in the first quarter of 1997 (TDS METROCOM had not begun its expenditures during the first quarter of 1997). Maturing temporary and longer-term cash investments required cash of $1.1 million in the first quarter of 1997 and provided $12.2 million in the first quarter of 1998.



    Capital expenditures during 1998 are expected to total approximately $140 million, including about $34 million for new digital switches and other switching facilities, $45 million for improvements to outside plant facilities, $25 million for systems development and $36 million for other services, primarily CLEC expenditures.



    ACQUISITIONS. The Telecom Group seeks to acquire telephone companies which add value to the Telecom Group. The Telecom Group acquired one telephone company in the first quarter of 1998 for aggregate consideration of $8.7 million, consisting of approximately 200,000 TDS Common Shares.

LIQUIDITY



    The Telecom Group had cash and cash equivalents, temporary cash investments and construction funds totaling $231.5 million at March 31, 1998. These investments are primarily the result of internally generated cash from telephone operations. While certain debt agreements of the Telecom Group's telephone subsidiaries place limits on the transfer of funds to TDS, these restrictions are not expected to affect the Telecom Group's ability to meet its cash obligations.



    The Telecom Group plans to finance its construction program using primarily internally generated cash supplemented by long-term financing from federal government programs and short-term financing. Operating cash flow totaled $193.0 million for the twelve months ended March 31, 1998. At March 31, 1998, the Telecom Group's telephone subsidiaries had $114.7 million in unadvanced loan funds from federal government programs to finance the telephone construction program. These loan commitments have a weighted average annual interest rate of 5.67%.



    In accordance with the Tracking Stock Proposal, the Board of Directors intends to establish an annual dividend on the Telecom Group Shares in an amount of $.50 per share. Based upon the distribution of two-thirds of a Telecom Group Share for each outstanding Series A Common Share and Common Share of TDS, the Telecom Group would be required to pay approximately $20.4 million, excluding any amounts for Telecom Group Shares to be issued in the public offering and excluding the amount of dividend which would be deemed to be paid with respect to the Retained Interest. The Telecom Group plans to finance the dividend requirements through internally generated cash flow.



    Management believes the Telecom Group has sufficient internal and external resources to finance the anticipated requirements of its business development and construction programs.



                  YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997


RESULTS OF OPERATIONS

    OPERATING REVENUES increased 11% ($40.8 million) from $354.8 million in 1995 to $395.6 million in 1996, and increased 12% ($48.6 million) to $444.2 million in 1997. The increases were due to growth in telephone revenues ($39.6 million in 1996 and $40.5 million in 1997) and other services ($1.0 million in 1996 and $8.8 million in 1997).

TELEPHONE REVENUES

    Telephone revenues increased 12% ($39.6 million) in 1996 to $371.9 million from $332.3 million in 1995 and 11% ($40.5 million) in 1997 to $412.4 million. The net effect of acquisitions increased telephone revenues 6% ($18.8 million) in 1996 and 2% ($8.1 million) in 1997. The average monthly revenue per access line was $66.82 in 1995, $67.10 in 1996 and $68.78 in 1997.

    LOCAL SERVICE REVENUES are derived from providing local telephone exchange service within the franchise serving area of the Telecom Group's telephone subsidiaries. Local service revenues increased 16% ($15.3 million) in 1996. Acquisitions increased local service revenues by $6.0 million, while internal access line growth of 6.0% resulted in an increase of $5.2 million. The sales of custom calling and advanced features and other miscellaneous revenues increased local service revenues by $2.9 million in 1996.

    Local service revenues increased 11% ($12.3 million) in 1997. The effects of acquisitions increased local service revenues $2.7 million in 1997. Internal access line growth of 5.7% increased local service revenues $5.7 million in 1997, while custom calling and advanced feature sales and other miscellaneous revenues increased revenues by $3.1 million.

    NETWORK ACCESS AND LONG DISTANCE REVENUES are compensation for carrying interstate and intrastate long-distance traffic on the Telecom Group's operating telephone subsidiaries' networks. The interstate and intrastate access rates charged include the cost of providing service plus a fair rate of return under cost separation procedures established by the FCC. The Telecom Group participates in the National Exchange Carrier Association ("NECA") interstate common line and traffic sensitive tariffs for all but one portion of one ILEC's interstate access. These operating companies participate in the access revenue pools administered by NECA, which collect and distribute revenue from interstate access services. The FCC created NECA and it operates subject to FCC rules and oversight. Where applicable and subject to state regulatory approval, the Telecom Group's ILEC subsidiaries utilize intrastate access tariffs and participate in intrastate revenue pools. However, many intrastate toll revenue pooling arrangements, a source of substantial revenues to TDS Telecom's ILECs, have been replaced with access-charge-based arrangements. In these cases, access charges are typically set to generate revenue flows similar to those realized in the pooling process. The impact of the 1996 Act has accelerated the pace of regulatory re-evaluation at both the state and federal level. To the extent that state-ordered access charge revisions reduce revenues, the Telecom Group may seek adjustments in other rates. Some states are utilizing a state high cost fund to offset access charge reductions. The interstate portion of these revenues is initially received based on estimates of expenses, plant investment and rates of return for the settlement period (usually a calendar year). When the separations studies are approved and finalized, the estimates are adjusted to actual. The intrastate portion of these revenues, based on approved tariffs, is influenced by changes in traffic levels as measured by minutes of use.

    Network access and long distance revenues increased 9.0% ($17.5 million) in 1996. The effects of acquisitions increased network access revenues $9.9 million. Increased expense and investment levels for providing access service increased revenues $8.1 million in 1996 through state and national revenue pools, and increased usage of the network generated $4.5 million of additional revenues. Revenue adjustments due to updated cost separation and pool rate of return information were $3.0 million less in 1996 than in 1995. The impact of extended area service plans implemented in Vermont and Ohio reduced access revenue $1.0 million in 1996.

    Network access and long distance revenues increased 11% ($22.6 million) in 1997. The effects of acquisitions increased network access revenues $4.5 million in 1997. Recovery of increased expense and investment levels for providing access service, as explained above, increased revenues $12.1 million in 1997 through state and national revenue pools. Increased usage of the network generated $5.7 million of additional intrastate revenues. Revenue adjustments due to updated cost separation and pool rate of return information increased network access revenues by $0.5 million in 1997.

    MISCELLANEOUS REVENUES include revenues related to (i) leasing, selling, installing, maintaining and repairing customer premise telecommunications equipment, such as telephone answering equipment or business systems and associated peripheral equipment, and wiring ("CPE services"), (ii) providing billing and collection services for IXCs, (iii) leasing network facilities and
(iv) sale of satellite dishes (Digital Broadcast Satellite or "DBS"). Miscellaneous revenues increased 16% ($6.8 million) in 1996. The effects of acquisitions increased miscellaneous revenues $2.9 million. Higher sales and leases of customer premise equipment, including satellite sales, increased miscellaneous revenues $2.2 million in 1996.

    Miscellaneous revenues increased 11% ($5.5 million) in 1997. The effects of acquisitions increased miscellaneous revenues $1.0 million. Higher sales and leases of customer premise equipment, including satellite sales, increased revenues $6.1 million in 1997. Billing and collection revenues decreased $1.9 million compared to 1996, primarily due to reduced prices for billing and collection services and less services performed.

OTHER SERVICES REVENUES

    Other services revenues increased 4% ($1.0 million) in 1996 and 35% ($8.8 million) in 1997. Revenues from LAN wiring increased $6.0 million in 1997, while revenues from Internet services increased $2.8 million in 1997. TDSNET (Internet service) began operations in early 1996 while TDS DATACOM (LAN wiring) began operations in late 1996. TDS METROCOM (CLEC) began operations in early 1998.

    OPERATING EXPENSES increased 14% ($36.3 million) from $256.6 million in 1995 to $292.9 million in 1996, and increased 18% ($52.7 million) to $345.6 million in 1997. The increases were due to the growth in telephone expenses ($33.6 million in 1996 and $40.3 million in 1997) and other services ($2.5 million in 1996 and $13.1 million in 1997).

TELEPHONE EXPENSES

    Operating expenses from local telephone operations increased 14% ($33.6 million) in 1996 to $269.1 million from $235.5 million in 1995 and 15% ($40.3 million) in 1997 to $309.4 million. The net effect of acquisitions increased telephone expenses 6% ($14.6 million) in 1996 and 2% ($6.2 million) in 1997.

    NETWORK OPERATIONS EXPENSE consists of costs to maintain high-quality telecommunications networks to provide advanced telecommunications services and the cost of CPE services, including DBS, sold to customers. Network operations expense increased 23% ($12.6 million) in 1996, with acquisitions increasing expenses $4.1 million. The development of a centralized Network Management Center to provide more effective network monitoring and maintenance caused an increase in operating expenses of $3.4 million in 1996. Other increases in operating expenses can be attributed to factors such as general wage increases and inflation.

    Network operations expense increased 19% ($13.0 million) in 1997, with acquisitions increasing expenses $1.5 million. The increased sales activity from DBS, a new product offering in 1997, and increased sales and lease activity of CPE services, resulted in network operations expense increases of $5.2 million. General wage increases and inflation in 1997 increased network operations expenses by an additional $3.3 million. In 1997, the Telecom Group implemented the next phase of its program to upgrade, standardize and expand its network. This program is expected to monitor the network 24 hours-a-day, and to proactively identify and correct network faults to minimize interruption or degradation of service to the customer. The increased quality of the network is expected to provide long-term benefits in terms of future cost avoidance and the ability to offer advanced technological services to the customer, and to increase customer loyalty and satisfaction. The increase in staff to support this network increased network operations expense by $1.8 million.

    CUSTOMER OPERATIONS EXPENSE includes costs for marketing, sales, and product management, as well as expenses for establishing and servicing customer accounts. Customer operations expense increased 15% ($6.9 million) in 1996 and 21% ($11.4 million) in 1997. Acquisitions increased customer operations expense by $2.7 million in 1996 and $1.4 million in 1997. The cost to explore new business opportunities caused customer operations expenses to increase by $3.2 million in 1996. Increased product advertising in conjunction with aggressive sales and marketing campaigns for DBS and advanced calling features increased expenses by $4.7 million in 1997. Also in 1997, costs incurred to update customer billing systems and infrastructure support costs for customer service representatives increased expenses by $4.6 million.

    CORPORATE AND OTHER EXPENSES consist of costs incurred for executive administration and management, accounting, human resource management, information management, legal services, and property and other non-income taxes. Corporate and other expenses increased 6% ($3.3 million) in 1996 and 10% ($6.2 million) in 1997. Acquisitions increased expenses by $3.8 million in 1996 and $1.3 million in 1997. Costs incurred to support and maintain general computer applications and local and wide area networks increased by $3.8 million in 1997.

    DEPRECIATION AND AMORTIZATION EXPENSE increased 14% ($10.8 million) in 1996 and 11% ($9.7 million) in 1997. Acquisitions increased depreciation and amortization by $4.0 million in 1996 and $2.0 million in 1997. Increased investment in plant and equipment was the primary driver of the increase in depreciation expense in 1996 and 1997. The composite depreciation rate was 7.1% in 1995, 7.2% in 1996 and 7.4% in 1997.

OTHER SERVICES EXPENSES

    OTHER SERVICES EXPENSES increased 11% ($2.5 million) in 1996 and 53% ($13.1 million) in 1997. The increase in other services expenses in 1997 primarily related to the growth at TDS DATACOM of $7.6 million and at TDSNET of $3.2 million. The remaining increase was primarily due to start-up activities at TDS METROCOM.

    OPERATING INCOME increased 5% ($4.5 million) in 1996 and decreased 4% ($4.1 million) in 1997. The operating margin declined from 27.7% in 1995 to 26.0% in 1996 and 22.2% in 1997 primarily due to increased costs associated with the development of the centralized Network Management Center and new business opportunities, as well as earnings pressures from regulatory agencies and long-distance providers. The operating margin for the other services group is considerably lower than that of the typical telephone company, resulting in a reduction in overall margins.

    OTHER INCOME, NET decreased 3% ($0.6 million) in 1996 and 13% ($2.7 million) in 1997. CELLULAR EQUITY INCOME increased $3.5 million in 1996 reflecting increased earnings from minority interests in cellular partnerships and decreased $2.0 million in 1997 due to the transfer of the majority of the cellular interests to TDS during 1996. The cellular interests held by the Telecom Group were owned by telephone subsidiaries prior to being acquired by TDS. GAIN ON SALES OF INVESTMENTS decreased $4.1 million in 1996 as the Telecom Group sold a cellular interest, a telephone company and various marketable securities in 1995.

    INTEREST EXPENSE increased 2% ($0.9 million) in 1996 and 3% ($1.6 million) in 1997, primarily due to the added interest expense from acquisitions.

    INCOME TAX EXPENSE increased 6% ($1.5 million) in 1996 and decreased 12% ($3.1 million) in 1997. The effective income tax rate was 41.5% in 1995 compared to 41.8% in 1996 and 42.7% in 1997.

    NET INCOME increased 5% ($1.5 million) in 1996 and decreased 15% ($5.3 million) in 1997. The decrease in net income in 1997 relates primarily to the reduction in operating income as well as the reduction in other income.

OTHER MATTERS

    The Telecom Group is subject to the provisions of Statement of Financial Accounting Standards ("SFAS") No. 71, "Accounting for the Effects of Certain Types of Regulation." Criteria that would give rise to the discontinuance of SFAS No. 71 include: (i) increasing competition that would restrict the Telecom Group's ability to establish prices to recover specific costs, and (ii) a significant change in the manner in which rates are set by regulators from cost-based regulation to another form of regulation. The Telecom Group periodically reviews the criteria for applying these provisions to determine whether continuing application of SFAS No. 71 is appropriate. The Telecom Group believes that such criteria are still being met and therefore has no current plans to change its method of accounting.

    In analyzing the effects of discontinuing the application of SFAS No. 71, management has determined that the useful lives of plant assets used for regulatory and financial reporting purposes are consistent with generally accepted accounting principles. Therefore any adjustments to telecommunications plant would be immaterial, as would be the write-off of regulatory assets and liabilities.

INFLATION

    Management believes that inflation affects the Telecom Group's business to no greater extent than the general economy.

FINANCIAL RESOURCES

    The Telecom Group operates a capital-intensive business. The Telecom Group has financed and plans to continue to finance its construction program primarily using internally generated cash supplemented by long-term financing from federal government programs and short-term financing from the TDS Group, as needed. Internally generated cash financed 88%, 92% and 90% of telecommunications plant and equipment additions in 1995, 1996 and 1997, respectively. Financing from federal government programs provided 12%, 8% and 10% of telecommunications plant and equipment additions in 1995, 1996 and 1997, respectively.

    CASH FLOWS FROM OPERATING ACTIVITIES increased 13% ($15.9 million) to $138.7 million in 1996 and decreased 3% ($3.7 million) to $134.9 million in 1997. Operating cash flow (operating income plus depreciation and amortization) totaled $175.6 million in 1995, $191.2 million in 1996 and $196.7 million in 1997. Cash flows from other operating activities (investment and other income, interest and income tax expense, and changes in working capital and other assets and liabilities) required $52.8 million in 1995, $52.5 million in 1996 and $61.8 million in 1997.

    CASH FLOWS FROM FINANCING ACTIVITIES required $14.2 million in 1995, $5.5 million in 1996 and $0.5 million in 1997, reflecting the payment of cash dividends to TDS, and borrowing and repayment of short-and long-term debt.

    CASH FLOWS FROM INVESTING ACTIVITIES required $60.8 million in 1995, $142.8 million in 1996 and $133.3 million in 1997. The maturing of temporary and longer-term cash investments provided cash of $29.1 million in 1995 and $11.2 million in 1997. In 1996, the investment in temporary and longer-term cash investments reduced cash by $2.9 million. Proceeds from the sales of certain investments and marketable securities provided $10.1 million in 1995, $5.9 million in 1996 and $2.1 million in 1997.

    The Telecom Group makes substantial investments each year to construct, operate and maintain modern high-quality telecommunications networks and facilities. In recent years, rapid changes in technology and new opportunities have required substantial investments in revenue-enhancing and cost-reducing upgrades of the Telecom Group's networks. Cash expenditures for telecommunications property and plant additions totaled $104.4 million in 1995, $144.4 million in 1996 and $151.5 million in 1997. The following table summarizes the Telecom Group's investments in telecommunications plant during the past three years.

                                                                YEAR ENDED DECEMBER 31,
                                                           ----------------------------------
                                                              1995        1996        1997
                                                           ----------  ----------  ----------
                                                                 (DOLLARS IN THOUSANDS)
Central Office Equipment.................................  $   38,697  $   47,208  $   52,479
Outside Plant............................................      55,569      53,130      60,974
Systems Development......................................       7,137      20,497       9,127
Other....................................................       2,969      23,605      28,880
                                                           ----------  ----------  ----------
                                                           $  104,372  $  144,440  $  151,460
                                                           ----------  ----------  ----------
                                                           ----------  ----------  ----------

    The Telecom Group's capital additions include expenditures for outside plant facilities and upgrades of recently acquired companies for new customer growth and switch modernization. The Telecom Group installed 39 digital switches in 1995, 35 in 1996, and 32 in 1997 and made substantial improvements in outside plant facilities during each year.

    Capital expenditures during 1998 are expected to total approximately $140 million, including about $34 million for new digital switches and other switching facilities, $45 million for improvements to outside plant facilities, $25 million for systems development and $36 million for other services, primarily CLEC expenditures. It is expected that internally generated funds will be primarily used to finance these improvements, supplemented by long-term financing from federal government programs.


    ACQUISITIONS. The Telecom Group seeks to acquire telephone companies which add value to the Telecom Group. The Telecom Group acquired five telephone companies in 1995, five in 1996, and one in 1997. A majority-owned telephone subsidiary also purchased an additional interest in a cellular entity in 1996. The 1995 consideration of $46.1 million consisted of approximately 1.0 million TDS Common Shares and $250,000 in cash. The 1996 consideration of $88.1 million consisted of approximately 1.5 million TDS Common Shares and $17.4 million in cash. Consideration of $13.4 million was paid for the acquisition in 1997, consisting of approximately 240,000 TDS Common Shares, 30,000 TDS Preferred Shares and $200,000 in cash.

LIQUIDITY

    The Telecom Group is generating substantial internal funds to finance its construction program. Operating cash flow (operating income plus depreciation and amortization) increased 9% to $191.2 million in 1996 from $175.6 million in 1995, and 3% in 1997 to $196.7 million. Operating cash flows were 168% of capital additions in 1995, 132% in 1996 and 130% in 1997.

    The Telecom Group had cash and cash equivalents, temporary cash investments, construction funds and marketable securities totaling $230.7 million at December 31, 1997. These investments are primarily the result of internally generated cash from telephone operations. While certain debt agreements of the Telecom Group's telephone subsidiaries place limits on the transfer of funds to TDS Telecom, these restrictions are not expected to affect the parent's ability to meet its cash obligations.

    From time to time, the Telecom Group has borrowed funds from TDS to temporarily finance its construction program and acquisitions and for general corporate purposes. At December 31, 1997 the amount of such borrowings aggregated $28.2 million for such debt classified as current and $255.3 million classified as long-term debt.

    The Telecom Group is one of four Groups of TDS. To the extent cash needs of one Group exceed cash provided by such Group, one of the other Groups may transfer funds to such Group. TDS has provided and will continue to provide centralized cash management functions under which cash receipts of certain entities attributed to the other Groups will be remitted to the TDS Group and certain cash disbursements of the other Groups will be funded by the TDS Group on a daily basis. See "Risk Factors--Risks Related to Capital Structure and the Telecom Group Shares--Management and Allocation Policies" and "Management and Allocation Policies--Cash Transfers."

    In addition, a substantial number of the Telecom Group's telephone companies operate in a rate-of-return regulatory environment. The telephone companies' rates and earnings are dependent in part on the level of equity in the subsidiaries. Accordingly, the Telecom Group must manage its dividend policy to maintain appropriate equity levels in the telephone companies.

    The Telecom Group plans to continue financing the telephone construction program primarily using internally generated cash supplemented by long-term financing from federal government programs and short-term financing from TDS. The Telecom Group's telephone subsidiaries had $112.0 million in unadvanced loan funds from federal government programs at December 31, 1997 to finance the telephone construction program. These loan commitments have a weighted average annual interest rate of 5.71%.

    Cash dividends paid by the Telecom Group totaled $17.1 million in 1995, $15.6 million in 1996 and $18.1 million in 1997. Subject to the approval of the Tracking Stock Proposal, the Board intends to establish an annual dividend on the Telecom Group Shares in an amount of $0.50 per share. Based upon the distribution of two-thirds of a Telecom Group Share for each outstanding Series A Common Share and Common Share of TDS, the Telecom Group would be required to pay approximately $20.4 million annually, excluding any amounts for Telecom Group Shares issued in the Offerings and excluding the amount of dividend which would be deemed paid with respect to the Retained Interest. The Telecom Group plans to finance the dividend requirements through internally generated cash flow.


    Management believes the Telecom Group has sufficient internal and external resources to finance the anticipated requirements of its business development and construction programs.

    The Telecom Group has assessed, and continues to assess, the impact of the Year 2000 Issue on its reporting systems and operations. The Telecom Group believes that modifying its reporting systems and operations is not a material event and is taking steps to make its systems Year 2000 compliant. The Year 2000 Issue exists because many computer systems and applications abbreviate dates by eliminating the first two digits of the year, assuming that these two digits would always be "19". Unless corrected, this shortcut is expected to cause problems when the century date occurs. On that date, some computer programs may recognize the date as January 1, 1900 instead of January 1, 2000. This may cause systems to incorrectly process critical financial and operational information, or stop processing altogether. The cost of addressing the Year 2000 Issue to date has not been material to the Telecom Group's results of operations or financial condition, and management believes that the costs to be incurred in 1998 and 1999 will not be material to future operating results or financial condition. If management's steps are not successful in making the systems Year 2000 compliant, it could have a material adverse effect on results of operations.

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION
                      OF TELEPHONE AND DATA SYSTEMS, INC.


    The following table sets forth selected consolidated financial information for TDS for each of the fiscal years in the five year period ended December 31, 1997 and for the three month periods ended March 31, 1997 and 1998. The information for each of the five years ended December 31, 1997 has been derived from the audited Consolidated Financial Statements as of and for the fiscal years ended December 31, 1993 through December 31, 1997, and the notes thereto, and other financial information contained in TDS's Annual Reports on Form 10-K for each of such years. See "Available Information." Information for the three month periods ended March 31, 1997 and 1998 has been derived from the unaudited financial statements of TDS that have been prepared on the same basis as the audited financial statements of TDS, and, in the opinion of management, contain all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations for such period. Operating results for the three month period ended March 31, 1998 are not necessarily indicative of the results of operations that may be expected for the year ending December 31, 1998



                                                                                           (UNAUDITED)
                                                                                         AS OF OR FOR THE
                                                                                        THREE MONTHS ENDED
                                      AS OF OR FOR THE YEAR ENDED DECEMBER 31,              MARCH 31,
                                -----------------------------------------------------  --------------------
                                  1993       1994       1995       1996       1997       1997       1998
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                             (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
Operating Revenues(1)(2)......  $ 553,829  $ 726,036  $ 942,307  $1,179,857 $1,471,533 $ 290,155  $ 392,118
Operating Income (Loss).......     69,733    108,822    131,998    153,448     (3,702)    41,941    (27,249)
Other Income..................     28,126     33,686    103,857    141,190    113,979     (4,672)   223,882
Interest Expense..............     37,466     41,251     50,848     42,853     89,744     13,814     31,613
Income Taxes..................     26,497     40,713     81,029    123,646     28,559     13,838     85,954
Net Income (Loss) Before
  Cumulative Effect of
  Accounting Change...........     33,896     60,544    103,978    128,139     (9,549)     9,617     74,170
Cumulative Effect of
  Accounting Change(3)........     --           (723)    --         --         --         --         --
  Net Income (Loss)...........     33,896     59,821    103,978    128,139     (9,549)     9,617     74,170
Net Income Available to
  Common......................  $  31,510  $  57,362  $ 101,469  $ 126,182  $ (11,441) $   9,136  $  73,730
Weighted Average Common Shares
  (000s)......................     46,995     53,295     57,456     60,464     60,211     61,184     60,750
Earnings Per Common Share--
  Basic:
Before Cumulative Effect of
  Accounting
  Change......................  $    0.67  $    1.09  $    1.77  $    2.09  $   (0.19) $    0.15  $    1.21
  Net Income (Loss)...........       0.67       1.08       1.77       2.09      (0.19)      0.15       1.21
Earnings per Common Share--
  Diluted:
  Before Cumulative Effect of
    Accounting Change.........       0.67       1.08       1.74       2.07      (0.19)      0.15       1.20
  Net Income (Loss)...........       0.67       1.06       1.74       2.07      (0.19)      0.15       1.20
Dividends Per Common and
  Series A Common Share.......  $    0.34  $    0.36  $    0.38  $    0.40  $    0.42  $   0.105  $    0.11

                                                                                           (UNAUDITED)
                                                                                         AS OF OR FOR THE
                                                                                        THREE MONTHS ENDED
                                      AS OF OR FOR THE YEAR ENDED DECEMBER 31,              MARCH 31,
                                -----------------------------------------------------  --------------------
                                  1993       1994       1995       1996       1997       1997       1998
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                             (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
OTHER DATA:
EBITDA(4).....................  $ 187,714  $ 260,333  $ 323,503  $ 384,523  $ 297,854  $ 103,664  $  72,424
Capital Expenditures..........  $ 200,984  $ 319,701  $ 359,996  $ 550,204  $ 786,317  $ 169,024  $ 125,314
BALANCE SHEET DATA:
Cash and Cash Equivalents and
  Temporary Investments.......  $  73,385  $  44,566  $  80,851  $ 119,297  $  75,567  $  85,840  $  84,230
Property, Plant and Equipment
  (Net).......................    846,089  1,063,656  1,293,410  1,828,889  2,465,653  1,945,145  2,451,246
Total Assets..................  2,259,182  2,790,127  3,469,082  4,200,969  4,971,601  4,315,866  5,201,108
Notes Payable.................      6,309     98,608    184,320    160,537    527,587    299,468    450,615
Long-term Debt (including
  current portion)............    537,566    562,165    894,584  1,018,851  1,279,034  1,021,001  1,307,385
Redeemable Preferred Shares
  (including current
  portion)....................     27,367     25,001     15,093      1,858      1,479      1,578      1,192
Common Stockholders' Equity...  $1,224,285 $1,473,038 $1,684,365 $2,032,941 $1,968,119 $2,003,629 $2,058,164


------------------------------

(1) Effective January 1, 1997, U.S. Cellular changed its financial reporting presentation for certain credits given to cellular customers on their monthly bills. Amounts for the years 1993-1996 have been reclassified to conform to the 1997 presentation.


(2) Operating revenues for the three months ended March 31, 1997 and 1998 do not include American Paging revenues. On April 7, 1998, TDS announced that it had transfered substantially all of the assets and certain, limited liabilities of American Paging to TSR Wireless Holdings, LLC pursuant to an asset contribution agreement.



(3) Effective January 1, 1994, TDS adopted SFAS No. 112, "Employers' Accounting for Post Employment Benefits." The cumulative effect of the change on years prior to 1994 has been reflected in 1994 Net Income. Prior years' financial information has not been restated.



(4) EBITDA represents Operating Income plus depreciation and amortization. EBITDA is a measure commonly used by the financial community but is not prepared in accordance with United States generally accepted accounting principles and should not be considered as a measurement of net cash flows from operating activities.

               TELEPHONE AND DATA SYSTEMS, INC. AND SUBSIDIARIES
         MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS
                            AND FINANCIAL CONDITION



    Telephone and Data Systems, Inc. ("TDS" or the "Company") is a diversified telecommunications company which provides high-quality telecommunications services to over 2.5 million cellular telephone, local telephone and personal communications service ("PCS") customer units. TDS's long-term business development strategy is to expand its operations through internal growth and acquisitions, and to explore and develop telecommunications businesses that management believes utilize TDS's expertise in customer-based telecommunications.



    THREE MONTHS ENDED MARCH 31, 1997 AND THREE MONTHS ENDED MARCH 31, 1998



    TDS reported a 35% increase in revenues for the first quarter of 1998 on a 52% growth in customers since March 31, 1997. United States Cellular Corporation ("U.S. Cellular") revenues increased 33% primarily due to a 56% increase in customer units. TDS Telecommunications Corporation ("TDS Telecom") reported a 10% increase in revenues on a 7% increase in access lines and increased activity in its new business ventures. Aerial Communications, Inc. ("Aerial") reported revenues of $30.7 million in the first quarter of 1998 and 165,000 customer units at March 31, 1998. Aerial launched service at the end of the first quarter 1997. Expenses incurred by Aerial prior to the launch of operations were reported as PCS Development Costs included in Investment and Other Income (Expense).



    Consolidated cash flow and operating income were down due to Aerial's rapidly increasing operating costs as it continues the challenge of attracting new customers. U.S. Cellular's cash flow and operating income increased 46% and 41%, respectively, reflecting the increase in customers and the effects of acquisitions. TDS Telecom's cash flow and operating income declined by 7% and 25%, respectively, reflecting increased operating expenses in the telephone operations and start-up costs in the new business ventures.



    Investment and other income totaled $223.9 million, consisting primarily of $221.4 million of gains from the sale of cellular interests and other investments recorded in the first quarter of 1998. Interest expense increased 129% as a result of the increase in short- and long-term debt balances. Net income available to common increased seven fold over the first quarter of 1997 due mainly to significant gains recorded on the sale of cellular interests and other investments.



    TDS completed the transfer of substantially all of the assets and certain, limited liabilities of American Paging, Inc. to TSR Wireless Holdings, LLC, effective March 31, 1998, pursuant to a previously announced asset contribution agreement.



RESULTS OF OPERATIONS



    Telephone and Data Systems, Inc. reported net income available to common of $9.1 million, or $0.15 per share--diluted, in the first quarter of 1997, compared to $73.7 million, or $1.20 per share--diluted, in the first quarter of 1998. Net income for the first quarter of 1998 included significant gains from the sale of cellular interests and other investments totaling $112.5 million, or $1.84 per share. Net income from U.S. Cellular increased from $14.9 million, or $0.24 per share, in the first quarter of 1997 to $15.9 million, or $0.26 per share, in the first quarter of 1998. Net income from TDS Telecom decreased from $8.9 million, or $0.15 per share, in the first quarter of 1997 to $5.2 million, or $0.09 per share, in the first quarter of 1998, primarily due to the $6.6 million decrease in operating income. Net income from Corporate, American Paging and Other increased from $3.8 million, or $0.06 per share, in the first quarter of 1997 to $11.9 million, or $0.19 per share, in the first quarter of 1998 due primarily to increase in the tax benefit associated with Aerial's losses. The business units compute their federal income taxes as if they filed a separate return. Any income tax benefits used on a consolidated basis, not used by the business units, are recorded by TDS, the parent company. TDS and the business units have tax allocation agreements and policies under which the business units are able to carry forward any losses and credits and use them to offset any future income tax liability to TDS. Aerial's activities reduced net income by $18.5 million, or $0.30 per share in the first quarter of 1997 compared to $71.7 million, or $1.18 per share, in the first quarter of 1998.



    The table below summarizes the effects of the business units and gains (along with the related impact on income taxes and minority interest) on net income available to common and earnings per share-- diluted.



                                                                                              THREE MONTHS ENDED
                                                                                                  MARCH 31,
                                                                                            ----------------------
                                                                                               1997        1998
                                                                                            ----------  ----------
                                                                                            (DOLLARS IN THOUSANDS,
                                                                                               EXCEPT PER SHARE
                                                                                                   AMOUNTS)
Net Income Available to Common
  U.S. Cellular...........................................................................  $   14,947  $   15,855
  TDS Telecom.............................................................................       8,921       5,203
  Aerial..................................................................................     (18,490)    (71,680)
  Corporate, American Paging and Other....................................................       3,758      11,868
  Gains...................................................................................      --         112,484
                                                                                            ----------  ----------
                                                                                            $    9,136  $   73,730
                                                                                            ----------  ----------
                                                                                            ----------  ----------
Diluted Earnings Per Share
  U.S. Cellular...........................................................................  $     0.24  $     0.26
  TDS Telecom.............................................................................        0.15        0.09
  Aerial..................................................................................       (0.30)      (1.18)
  Corporate, American Paging and Other....................................................        0.06        0.19
  Gains...................................................................................      --            1.84
                                                                                            ----------  ----------
                                                                                            $     0.15  $     1.20
                                                                                            ----------  ----------
                                                                                            ----------  ----------



    U.S. Cellular's operating results were impacted by the effects of acquisitions, sales and exchanges, primarily those related to the exchange of markets with BellSouth Corporation ("BellSouth"). The markets acquired in that transaction, net of the markets divested, generated increases in overall revenues, operating expenses, operating cash flow and operating income. These increases were primarily due to the increase in the U.S. Cellular's customer base as a result of the exchange.



    However, the result of certain of U.S. Cellular's existing markets which are adjacent to the markets acquired were negatively impacted by the effects of the exchange. Specifically, inbound roaming revenue and, to a lesser extent, operating cash flow suffered the most negative impact in these markets. This impact was primarily due to the change in the nature and pricing of transactions in which customers from the acquired markets use their wireless phones when roaming in U.S. Cellular's existing markets. Prior to the exchange, U.S. Cellular's existing markets recorded inbound roaming revenue at premium rates; after the exchange, those markets recorded an intercompany transfer amount which is eliminated in U.S. Cellular's consolidated financial statements.



    Overall, U.S. Cellular's revenues, operating cash flow and operating income were positively impacted by the effects of the BellSouth exchange.



    OPERATING REVENUES increased 35% ($102.0 million) during the first quarter of 1998 primarily as a result of a 52% increase in customer units served. U.S. Cellular represented 59% ($60.6 million) of the total increase in revenues as customer units increased by 653,000 units, or 56%, for the twelve months ended March 31, 1998, to 1,817,000 units. Aerial represented 30% ($30.7 million) of the increase as it added over 165,000 units in its first twelve months of operations. TDS Telecom represented 11% ($10.6 million) of the total increase in revenues. Access lines increased 7% for the twelve month period ended March 31, 1998 to 528,900 access lines.



    U.S. Cellular revenues increased 33% ($60.6 million) in 1998 reflecting a 56% increase in customer units. LOCAL RETAIL REVENUE increased 41% ($49.1 million) in the first quarter of 1998 due primarily to the 56% customer growth. Average local minutes of use per retail customer decreased by 5% from 100 in the first quarter of 1997 to 95 in the first quarter of 1998, while average local retail revenue per minute totaled $0.36 in the first quarter of 1997 compared to $0.34 in the first quarter of 1998. U.S. Cellular's use of incentive programs in 1997 and 1998 that encourage lower-priced weekend and off-peak usage, in order to stimulate overall usage, resulted in a lower average revenue per minute of use. Average revenue per minute also declined due to increased amounts of bill credits given to new and current customers as incentives to become or remain customers. INBOUND ROAMING REVENUE (charges to customers of other systems who use U.S. Cellular's cellular systems when roaming) increased 2% ($900,000) in the first quarter of 1998. Roaming transactions between U.S. Cellular's existing markets and the acquired markets, and vice versa, are considered intracompany transactions in 1998, the revenue from those roaming transactions is recorded as an offset to customer usage expense in the current year. Roaming traffic involving the same markets would have been recorded as inbound roaming revenue and customer usage expense in 1997. The 32% increase in roaming minutes used was offset by negotiated reductions in roaming rates. Average inbound roaming revenue per minute declined by 22% from $0.88 in the first quarter of 1997 to $0.69 in the first quarter of 1998. The addition of the acquired markets also caused the elimination of certain inbound roaming revenues between U.S. Cellular's existing markets and the acquired markets.



    Total average monthly service revenue per customer decreased 17% ($8.84) from $53.50 in the first quarter of 1997 to $44.66 in the first quarter of 1998. Average monthly local retail revenue per customer declined 11% ($3.91) from $36.05 in the first quarter of 1997 to $32.14 in the first quarter of 1998 due primarily to competitive pressures, incentive programs being offered to new and current customers to become or remain customers, consumer market penetration and the effects of acquisitions. The recently acquired markets produced a lower amount of revenue per customer (approximately 20%), thereby reducing the average retail revenue per customer. Average monthly inbound roaming revenue per customer declined 35% ($4.78) from $13.51 in the first quarter of 1997 compared to $8.73 in the first quarter of 1998. This decrease is related to the decrease in roaming revenue per minute, the faster growth of U.S. Cellular's customer base as compared to the growth of inbound roaming revenues and the elimination of certain inbound roaming revenues between U.S. Cellular's existing markets and the acquired markets.



    TDS Telecom revenues increased 10% ($10.6 million) in the first quarter of 1998 due to growth in telephone operations ($8.7 million) and growth in other services ($2.2 million). Telephone operations revenues increased primarily as a result of the recovery of increased costs of providing long-distance services ($2.1 million), increased sale of customer premise equipment ($1.7 million), effects of acquisitions ($1.6 million), internal access line growth of 5% since March 31, 1997 ($1.5 million), and increased network usage ($1.3 million). The number of telephone access lines increased by 7% (5% from internal growth and 2% from acquisitions) from 493,000 at March 31, 1997 to 528,900 at March 31, 1998. Average monthly revenue per access line increased by 2% from $67.24 in the first quarter of 1997 to $68.48 in the first quarter of 1998. The other services increase was primarily driven by increases in revenues in the LAN wiring business of $1.4 million and from the Internet access provider of $900,000.



    Aerial revenues totaled $30.7 million in the first quarter of 1998, consisting of service revenue of $24.1 million and equipment sales revenues of $6.6 million. Average revenue per customer declined to approximately $57 in the first quarter of 1998 as compared to over $70 in the third and fourth quarter of 1997. During the first quarter, a number of subscribers were deactivated for non-payment. Despite churn, including Aerial-initiated deactivations, Aerial added over 40,000 customer units in the first quarter of

1998 and had over 165,000 customers in service at March 31, 1998. Aerial did not have any revenues in the first quarter of 1997.



    OPERATING EXPENSES rose 70% ($168.2 million) in the first quarter of 1998 due primarily to added expenses at Aerial for the development of its markets and added expenses to serve the growing customer base. Aerial represented 60% ($100.1 million) of the total increase in operating expenses, while cellular represented 30% ($50.9 million) and telephone represented 10% ($17.2 million) of the total increase.



    U.S. Cellular expenses increased 32% ($50.9 million) during the first quarter of 1998. SYSTEM OPERATIONS expenses increased 18% ($5.7 million) in the first quarter of 1998 as a result of increases in customer usage expenses and costs associated with the growing number of cell sites within U.S. Cellular's systems. Customer usage expenses grew 19% ($3.7 million) primarily due to the increase in net outbound roaming expense and the effects of acquisitions. Net outbound roaming usage expense is the result of U.S. Cellular providing a larger service footprint to its customers while charging them local rates, which are lower than roaming rates it is charged by other carriers, as an incentive to become or remain customers. Maintenance, utility and cell site expenses increased 17% ($2.1 million) reflecting primarily the increase in the number of cell sites from 1,377 in the first quarter of 1997 to 1,786 in the first quarter of 1998.



    MARKETING AND SELLING EXPENSES increased 27% ($15.0 million), including a $2.8 million increase in cost of equipment sold reflecting costs incurred to add new customers, increased advertising to promote the United States Cellular brand and cellular wireless communications and the effects of acquisitions. Cost per gross customer addition declined from $324 in the first quarter of 1997, to $313 in the first quarter of 1998 while gross customer activations increased from 157,000 in the first quarter of 1997 to 198,000 in the first quarter of 1998. GENERAL AND ADMINISTRATIVE EXPENSES increased 34% ($15.1 million) due to the growing customer base in existing markets and an expansion of local office and corporate staff necessitated by U.S. Cellular's growth and the effects of acquisitions. DEPRECIATION AND AMORTIZATION increased 50% ($15.1 million) primarily due to the increase in average fixed assets since March 31, 1997 as well as a reduction in useful lives of certain assets beginning in 1998 which increased depreciation expense by $3.5 million.



    TDS Telecom expenses increased 22% ($17.2 million) during the first quarter of 1998 due to growth in telephone operations ($11.5 million) and to growth in other services ($6.0 million). Telephone operations increased primarily due to increased depreciation and amortization ($2.3 million), the effects of acquisitions ($1.5 million), increased sales of customer premise equipment ($1.3 million), increased costs to support and maintain information systems ($1.2 million) and increased costs of maintaining the centralized network management center ($1.0 million). The remaining increase is due to growth in internal operations, including wage and salary increases, staffing and inflation. Other services increased primarily due to the growth in the LAN wiring business of $2.9 million, development activities at a start-up competitive local exchange carrier of $2.1 million and growth at the Internet access provider of $900,000.



    Aerial's expenses totaled $100.1 million in the first quarter of 1998. Expenses incurred in the first quarter of 1997 prior to the launch of service totaled $21.6 million and were reported as PCS Development Costs as part of Investment and Other Income (Expense). SYSTEM OPERATIONS EXPENSES totaled $15.0 million reflecting the costs of operating Aerial's network, primarily cell site expenses, landline interconnection charges and wages. MARKETING AND SELLING EXPENSES incurred to add new customers totaled $17.4 million while COST OF EQUIPMENT SOLD totaled $22.8 million. GENERAL AND ADMINISTRATIVE EXPENSES totaled $14.2 million reflecting the expenses associated with the management and operating teams as well as overhead expenses. CUSTOMER SERVICE EXPENSES totaled $10.9 million primarily for the staffing to support the PCS markets. DEPRECIATION AND AMORTIZATION totaled $19.7 million.



    OPERATING INCOME totaled $41.9 million income in the first quarter of 1997 compared to $(27.2) million loss in the first quarter of 1998 reflecting the increased expenses of Aerial's development activities. Aerial incurred an operating loss of $69.3 million in the first quarter of 1998 which offset the U.S. Cellular and TDS Telecom operating income. U.S. Cellular's operating income increased 41% to $33.2 million in the first quarter of 1998 and its operating income margin increased from 12.7% in the first quarter of 1997 to 13.5% in the first quarter of 1998. TDS Telecom's operating income declined $6.6 million to $20.3 million reflecting $3.8 million of additional operating losses from other services, primarily the CLEC business and the LAN wiring business, and a $2.8 million decrease in telephone operating income. TDS Telecom's operating margin decreased from 25.5% in the first quarter of 1997 to 17.5% in the first quarter of 1998 due to the impact of new business ventures and higher operating costs.



                                                                                   THREE MONTHS ENDED MARCH 31,
                                                                                ----------------------------------
                                                                                   1997        1998       CHANGE
                                                                                ----------  ----------  ----------
                                                                                      (DOLLARS IN THOUSANDS)
Operating Income (Loss) from Ongoing Operations
  U.S. Cellular...............................................................  $   23,445  $   33,155  $    9,710
  TDS Telecom.................................................................      26,907      20,315      (6,592)
  Aerial......................................................................      --         (69,313)    (69,313)
                                                                                ----------  ----------  ----------
                                                                                    50,352     (15,843)    (66,195)
American Paging Operating (Loss)..............................................      (8,411)    (11,406)     (2,995)
                                                                                ----------  ----------  ----------
Operating Income (Loss).......................................................  $   41,941  $  (27,249) $  (69,190)
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------



    TDS completed the transfer of substantially all of the assets and certain, limited liabilities of American Paging, Inc. to TSR Wireless Holdings, LLC pursuant to a previously announced asset contribution agreement. American Paging's revenues are netted against its expenses with the resulting operating loss reported as American Paging Operating (Loss). American Paging's revenues totaled $24.6 million and $17.8 million for the three months ended March 31, 1997 and 1998, respectively, and expenses totaled $33.0 million and $29.2 million, respectively. Effective in the second quarter of 1998, TDS will follow the equity method of accounting for its interest in TSR Wireless Holdings, LLC and will report these results as a component of Investment and Other Income (Expense).



    INVESTMENT AND OTHER INCOME (EXPENSE) totaled $(4.7) million in the first quarter of 1997 and $223.9 million in the first quarter of 1998.



    GAIN ON SALE OF CELLULAR INTERESTS AND OTHER INVESTMENTS totaled $221.4 million in the first quarter of 1998 as the Company has sold or traded certain non-strategic minority cellular interests. There were no asset sales in the first quarter of 1997.



    PCS DEVELOPMENT COSTS totaled $21.6 million in the first quarter of 1997 reflecting the costs prior to the launch of PCS service in Aerial markets.



    CELLULAR INVESTMENT INCOME, the Company's share of income of cellular markets in which the Company has a minority interest and follows the equity method of accounting, decreased 24% ($4.3 million) in the first quarter of 1998 primarily due to the transfer of minority interests to BellSouth in the fourth quarter of 1997. Cellular investment income is net of amortization of license costs relating to these minority interests.



    MINORITY SHARE OF INCOME includes the minority shareholders' share of U.S. Cellular's and Aerial's net income or loss, the minority partners' share of U.S. Cellular's operating markets and other minority shareholders' and partners' share of subsidiaries' net income or loss. The increase in minority share of income in the first quarter is primarily due to the gains from the sale of cellular interests at U.S. Cellular, which accounted for $(20.9) million of the $(24.5) million of U.S. Cellular's minority shareholders' share of income.



                                                                                   THREE MONTHS ENDED MARCH 31,
                                                                                ----------------------------------
                                                                                   1997        1998       CHANGE
                                                                                ----------  ----------  ----------
                                                                                      (DOLLARS IN THOUSANDS)
Minority Share of (Income) Loss
  United States Cellular
    Minority Shareholders' Share..............................................  $   (3,521) $  (24,535) $  (21,014)
    Minority Partners' Share..................................................      (2,865)     (1,182)      1,683
                                                                                ----------  ----------  ----------
                                                                                    (6,386)    (25,717)    (19,331)
  Aerial Communications.......................................................       3,849      15,241      11,392
  Telephone Subsidiaries and Other............................................        (222)     (1,077)       (855)
                                                                                ----------  ----------  ----------
                                                                                $   (2,759) $  (11,553) $   (8,794)
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------



    INTEREST EXPENSE increased $17.8 million to $31.6 million in the first quarter of 1998 primarily due to a reduced amount of capitalized interest ($6.9 million), the increase in short-term debt ($4.2 million), the increase in U.S. Cellular's long-term debt ($4.5 million) and the increase in Aerial's long-term debt ($2.2 million). The Company capitalized $132,000 of interest in the first quarter of 1998 and $7.1 million in the first quarter of 1997 related to qualifying license and construction costs.



    MINORITY INTEREST IN INCOME OF SUBSIDIARY TRUST totaled $4.9 million in the first quarter of 1998. This preferred dividend requirement is the result of the issuance of Company-Obligated Mandatorily Redeemable Preferred Securities ("Preferred Securities") in November 1997 and February 1998. In February 1998, TDS Capital II, a subsidiary trust of TDS, issued 6,000,000 of its 8.04% Preferred Securities at $25 per Preferred Security. The sole asset of TDS Capital II is $154.6 million principal amount of TDS's 8.04% Subordinated Debentures due March 31, 2038.



    INCOME TAX EXPENSE increased $72.1 million in the first quarter of 1998 to $86.0 million primarily due to the significant gains on the sale of cellular interests and other investments.



    NET INCOME AVAILABLE TO COMMON increased $64.6 million from $9.1 million in the first quarter of 1997 to $73.7 million in the first quarter of 1998. The gains from the sale of cellular interests and other investments totaled $112.5 million in the first quarter of 1998. EARNINGS PER COMMON SHARE--DILUTED was $0.15 in the first quarter of 1997 and $1.20 in the first quarter of 1998. Gains from the sale of cellular interests and other investments contributed $1.84 per share.



    Management believes operating expenses tend to be higher in the fourth quarter, particularly at U.S. Cellular, due to increased marketing activities and customer growth. This seasonality may cause operating income to be lower in the fourth quarter. PCS competitors have initiated service in certain of U.S. Cellular's markets over the past two years. U.S. Cellular expects PCS competitors to complete initial deployment of PCS in portions of all of its market clusters by the end of 1998. U.S. Cellular has increased its advertising to promote the United States Cellular brand and to distinguish its service from other wireless communications providers. U.S. Cellular's management continues to monitor other wireless communications providers' strategies to determine what effects additional competition will have on U.S. Cellular's future strategies and results. TDS anticipates that Aerial will continue to incur operating losses and generate negative cash flow as it continues to build its customer base reducing TDS's cash flow, operating and net income during 1998.

FINANCIAL RESOURCES AND LIQUIDITY



    TDS and its subsidiaries operate relatively capital-intensive businesses. Rapid growth has caused expenditures for construction, expansion and acquisition programs to exceed internally generated cash flow. Accordingly, TDS has obtained substantial funds from external sources to finance the build-out of PCS markets, to fund acquisitions and for general corporate purposes. Although increasing internal cash flow from U.S. Cellular and steady internal cash flow from TDS Telecom have reduced the need for external financing, Aerial's development and construction activities will require substantial additional funds from external sources.



    CASH FLOWS FROM OPERATING ACTIVITIES. TDS is generating substantial internal funds from U.S. Cellular and TDS Telecom. Cash flows from operating activities totaled $54.7 million in the first quarter of 1997 compared to $28.1 million in the first quarter of 1998. The launch of Aerial's operations required substantial funds reducing cash flows from operating activities in the first quarter of 1998. U.S. Cellular's operating cash flow (operating income plus depreciation and amortization) totaled $78.4 million in the first quarter of 1998 (up 46%) while TDS Telecom's operating cash flow totaled $47.1 million (down 7%). Aerial's start-up activities resulted in an operating cash outflow of $49.6 million for the first quarter of 1998. Cash flows for other operating activities (investment and other income, interest and income tax expense, and changes in working capital and other assets and liabilities) required $48.9 million in the first quarter of 1997 and $44.3 million in the first quarter of 1998.



                                                                                   THREE MONTHS ENDED MARCH 31,
                                                                                ----------------------------------
                                                                                   1997        1998       CHANGE
                                                                                ----------  ----------  ----------
                                                                                      (DOLLARS IN THOUSANDS)
Operating cash flow
  U.S. Cellular...............................................................  $   53,606  $   78,422  $   24,816
  TDS Telecom.................................................................      50,765      47,130      (3,635)
  Aerial......................................................................      --         (49,617)    (49,617)
  American Paging.............................................................        (707)     (3,511)     (2,804)
                                                                                ----------  ----------  ----------
                                                                                   103,664      72,424     (31,240)
Other operating activities....................................................     (48,936)    (44,311)      4,625
                                                                                ----------  ----------  ----------
                                                                                $   54,728  $   28,113  $  (26,615)
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------



    CASH FLOWS FROM FINANCING ACTIVITIES. TDS has used short-term debt to finance its PCS operations, for acquisitions and for general corporate purposes. TDS has taken advantage of attractive opportunities from time-to-time to reduce short-term debt with proceeds from long-term debt and equity sales, and sales of non-strategic assets.



    Cash flows from financing activities totaled $90.9 million in the first quarter of 1997 compared to $54.2 million in the first quarter of 1998. Increases in short-term debt provided most of the Company's external financing requirements during the first quarter of 1997. The 1997 borrowings were used primarily to fund expenditures for PCS construction and development activities and for stock repurchases. In 1998, TDS received $145.1 million on the sale of 8.04% Preferred Securities. The proceeds from the issuance of the Preferred Securities provided most of the Company's external financing during the first quarter of 1998 and were used to reduce notes payable balances.



    In the first quarter of 1997, TDS purchased, on the open market, 728,100 TDS Common Shares for $28.9 million and 350,000 U.S. Cellular Common Shares for $9.8 million. In the first quarter of 1998, TDS expended $5.7 million for the purchase of American Paging common shares pursuant to a tender offer.



    CASH FLOWS FROM INVESTING ACTIVITIES. TDS makes substantial investments each year to acquire, construct, operate and maintain modern high-quality communications networks and facilities as a basis for creating long-term value for shareowners. Cash flows from investing activities required $147.4 million in the first quarter of 1997 compared to $66.5 million in the first quarter of 1998. Capital expenditures required $169.0 million in the first quarter of 1997 and $125.3 million in the first quarter of 1998. Aerial's capital expenditures have decreased in 1998 because it has completed its initial build out program. Acquisitions, net of cash acquired, required $52.3 million in the first quarter of 1998. The sales of non-strategic cellular interests and other investments provided $96.4 million in the first quarter of 1998 reducing total cash flows required for investing activities in 1998.



    The primary purpose of TDS's construction and expansion program is to provide for significant customer growth, to upgrade service, to expand into new communication areas, and to take advantage of service-enhancing and cost-reducing technological developments. Capital expenditures totaled $169.0 million in the first quarter of 1997 consisting primarily of $53.1 million for cellular plant and equipment, $23.9 million for telephone plant and equipment and $84.6 million for PCS property and equipment. Capital expenditures totaled $125.3 million in the first quarter of 1998 consisting primarily of $69.1 million for cellular plant and equipment, $30.7 million for telephone plant and equipment and $29.7 million for PCS property and equipment.



LIQUIDITY



    TDS anticipates that the aggregate resources required for 1998 will include approximately $545 million for capital spending, consisting of $330 million for cellular capital additions, $140 million for telephone capital additions and $75 million for PCS capital additions. In addition, Aerial's working capital and operating expenses will require an estimated $185 million. The Company anticipates financing these expenditures with internally generated funds and short-term financing.



    U.S. Cellular plans to finance its cellular construction program using primarily internally generated cash supplemented by short-term financing. U.S. Cellular's operating cash flow totaled $286.7 million for the twelve months ended March 31, 1998, up 35% ($73.9 million) from 1997. U.S. Cellular had $500 million of bank lines of credit for general corporate purposes at March 31, 1998, all of which was unused. These line of credit agreements provide for borrowings at the London InterBank Offered Rate ("LIBOR") plus 26.5 basis points.



    TDS Telecom plans to finance its construction program using primarily internally generated cash supplemented by long-term financing from federal government programs and short-term financing. Operating cash flow totaled $193.0 million for the twelve months ended March 31, 1998, down 2% ($4.9 million) from 1997. At March 31, 1998, TDS Telecom telephone subsidiaries had $114.7 million in unadvanced loan funds from federal government programs to finance the telephone construction program.



    Aerial plans to finance its construction expenditures and working capital requirements with short-term financing. Aerial is currently negotiating for additional financing, although there can be no assurance that these negotiations will be completed on terms or prices acceptable to it. Aerial issued 10-year 8.05% zero coupon notes for $100 million in February 1998 in satisfaction of all outstanding obligations (aggregating approximately $84 million) and certain future obligations (aggregating approximately $16 million) of Aerial under the Nokia Credit Agreement.



    TDS and its subsidiaries had cash and temporary investments totaling $84.2 million and longer-term cash investments totaling $19.7 million at March 31, 1998. These investments are primarily the result of telephone operations' internally generated cash. While certain regulated telephone subsidiaries' debt agreements place limits on intercompany dividend payments, these restrictions are not expected to affect the Company's ability to meet its cash obligations.



    TDS and its subsidiaries also have access to a variety of external capital sources. TDS had $650 million of bank lines of credit for general corporate purposes at March 31, 1998. Unused amounts of such lines totaled $200 million. These line of credit agreements provide for borrowings at negotiated rates up to the prime rate.

    Management believes that TDS's internal cash flows and funds available from cash and cash equivalents, lines of credit, and longer-term financing commitments provide sufficient financial flexibility. However, the timing and amounts of capital expenditures and acquisitions as well as working capital requirements and amounts needed for general corporate purposes may vary throughout the year. There can be no assurance that sufficient funds will be available to the Company on terms or at prices acceptable to the Company. If sufficient funding is not made available to the Company on terms and prices acceptable to the Company, the Company would have to reduce its construction, development and acquisition programs. TDS and its subsidiaries anticipate accessing public and private capital markets to issue debt and equity securities only when capital requirements, financial market conditions and other factors warrant.



                  YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997



OVERVIEW


    TDS reported net income available to common and earnings per share--diluted of $101.5 million, or $1.74 per share, in 1995 compared to $126.2 million, or $2.07 per share, in 1996 and a net loss available to common and loss per share--diluted of $11.4 million, or $0.19 per share, in 1997. Net income available to common from U.S. Cellular and TDS Telecom increased 23% in 1996 and 45% in 1997. The growth at U.S. Cellular and at TDS Telecom in 1997 was overshadowed by large start-up losses at Aerial due to the costs associated with the launch of service in all six PCS Markets. Net income included significant gains on the sale of cellular interests and other investments in 1995 and 1996.

    The table below summarizes the effects of the business units and gains (along with the related impact of income taxes and minority interest) on net income (loss) available to common and earnings per share-- diluted.


                                                                      YEAR ENDED DECEMBER 31,
                                                                  -------------------------------
                                                                    1995       1996       1997
                                                                  ---------  ---------  ---------
                                                                   (DOLLARS IN MILLIONS, EXCEPT
                                                                        PER SHARE AMOUNTS)
NET INCOME (LOSS) AVAILABLE TO COMMON
  U.S. Cellular and TDS Telecom.................................  $    75.7  $    93.4  $   135.1
  Aerial........................................................       (6.7)     (15.3)    (129.4)
  American Paging...............................................       (8.1)     (16.4)     (33.0)
  Gains.........................................................       40.6       64.5       15.9
                                                                  ---------  ---------  ---------
                                                                  $   101.5  $   126.2  $   (11.4)
                                                                  ---------  ---------  ---------
                                                                  ---------  ---------  ---------
EARNINGS PER SHARE--DILUTED
  U.S. Cellular and TDS Telecom.................................  $    1.30  $    1.54  $    2.25
  Aerial........................................................      (0.11)     (0.25)     (2.15)
  American Paging...............................................      (0.14)     (0.27)     (0.55)
  Gains.........................................................       0.69       1.05       0.26
                                                                  ---------  ---------  ---------
                                                                  $    1.74  $    2.07  $   (0.19)
                                                                  ---------  ---------  ---------
                                                                  ---------  ---------  ---------


    U.S. Cellular continued its outstanding growth during 1997. Customer units increased by 637,000 units, or 59% (442,000 units, or 41%, excluding customers added through acquisitions), to 1.7 million customer units, following a 363,000 unit, or 51%, increase in 1996. The increase in customer units drove a 29% increase in revenues, a 33% increase in cash flow and a 48% increase in operating income. Capital expenditures to add cell sites, expand coverage and add capacity totaled $318.7 million and expenditures for acquisitions totaled $128.8 million.

    TDS Telecom continued to provide steady growth in revenues and cash flow. Telephone access lines increased 6% resulting in a 12% increase in operating revenues and a 3% increase in cash flow. Operating income decreased 4% as TDS Telecom incurred additional expenses related to the development and marketing of its new business ventures, an Internet access provider, a LAN wiring business and a CLEC. TDS Telecom's investment in outside plant facilities and new digital switches to maintain and enhance the quality of service and offer new revenue opportunities totaled $151.5 million.

    Aerial launched service in all of its markets prior to the end of the second quarter. A total of 125,000 net customers were added by the end of 1997. Service was launched across its markets with approximately 600 cell sites in place, which provided wide-area metropolitan coverage in its MTAs. By the end of 1997, it had 1,044 cell sites in service and had extended coverage to approximately 80% of the population in its MTAs.

    Aerial's operating results reflect the high cost of launching service. Revenues totaled $56.0 million, operating cash flow, a negative $157.5 million and operating loss totaled $196.6 million. Aerial's investment in property and equipment, including network design and equipment, site acquisition and information systems totaled $274.7 million in 1997.

RESULTS OF OPERATIONS

    OPERATING REVENUES increased 25% ($237.5 million) during 1996 and 25% ($291.7 million) during 1997 primarily as a result of growth at U.S. Cellular and TDS Telecom in 1996 and 1997 as well as the start-up of PCS operations at Aerial in 1997.

    U.S. Cellular revenues increased $199.8 million in 1996 and $196.9 million in 1997 on 51% and 59% increases in customer units and 31% and 13% increases in inbound roaming revenues, respectively. TDS Telecom revenues increased $40.8 million in 1996 and $48.6 million in 1997 as a result of recovery of increased costs of providing long-distance services, internal access line growth, acquisitions and increased network usage. Aerial revenues totaled $56.0 million since start-up of operations in mid-1997. American Paging revenues decreased $3.0 million in 1996 and $9.8 million in 1997 reflecting competitive pricing declines.

    U.S. Cellular contributed 51% of consolidated revenue in 1995, compared to 60% in 1997 reflecting revenue growth rates substantially higher than the other business units. TDS Telecom and American Paging contributed 38% and 11% of consolidated revenue in 1995 and 30% and 6% in 1997, respectively. Aerial contributed 4% of consolidated revenue in 1997.

    OPERATING EXPENSES rose 27% ($216.1 million) in 1996 and 44% ($448.8 million) in 1997. The increase in expenses includes added expenses from the growth in operations at U.S. Cellular and TDS Telecom in 1996 and 1997 as well as Aerial's expenses subsequent to the launch of service in 1997.

    PCS operating expenses totaled $252.5 million in 1997 reflecting the costs of operating Aerial's network, marketing, selling and advertising and promotion expenses, cost of equipment sold, customer service expenses as well as general and administrative expenses. U.S. Cellular operating expenses increased $155.1 million during 1996 and $154.7 million during 1997 due to the effects of additional marketing and selling expenses to add new customers as well as the costs of providing services to the larger customer base. TDS Telecom operating expenses increased $36.3 million during 1996 and $52.7 million during 1997 due to growth in internal operations, the development and start-up of new business ventures and the effects of acquisitions. American Paging operating expenses increased $24.7 million in 1996 and decreased $11.1 million in 1997.

    OPERATING INCOME increased to $153.4 million in 1996 from $132.0 million in 1995 reflecting growth in operations at U.S. Cellular, offset somewhat by increased losses at American Paging. Operating income declined to a negative $3.7 million in 1997 from $153.4 million in 1996 reflecting strong growth at U.S. Cellular offset by Aerial's costs of launching service. U.S. Cellular's operating income increased 104% ($44.6 million) in 1996 and 48% ($42.2 million) in 1997 reflecting the increase in customers and revenues. U.S. Cellular's operating margin has increased steadily from 8.9% in 1995 to 12.8% in 1996 and 14.8% in

1997. TDS Telecom's operating income increased $4.5 million in 1996 and decreased $4.1 million in 1997. The decrease in TDS Telecom's operating income was primarily due to operating losses from new business ventures. TDS Telecom's operating margin continued its decline from 27.7% in 1995 to 26.0% in 1996 and 22.2% in 1997 due primarily to the development of new business ventures which have lower margins than traditional telephone operations as well as earnings pressures on telephone operations from regulatory agencies and long-distance providers. Aerial's operating loss totaled $196.6 million in 1997, reflecting the costs associated with launching service in all six markets. American Paging's operating loss increased $27.6 million in 1996 and decreased $1.3 million in 1997.

                                                                YEAR ENDED DECEMBER 31,
                                                          -----------------------------------
                                                             1995         1996        1997
                                                          -----------  ----------  ----------
                                                                (DOLLARS IN THOUSANDS)
Operating Income (Loss)
  U.S. Cellular.........................................  $    42,755  $   87,366  $  129,543
  TDS Telecom...........................................       98,240     102,708      98,613
  Aerial................................................      --           --        (196,551)
  American Paging.......................................       (8,997)    (36,626)    (35,307)
                                                          -----------  ----------  ----------
                                                          $   131,998  $  153,448  $   (3,702)
                                                          -----------  ----------  ----------
                                                          -----------  ----------  ----------

    Management expects Aerial to generate significant losses in 1998 as it continues to build its customer base. Upon completion of a December 1997 agreement between TDS and TSR Paging, Inc. to combine their respective paging businesses, TDS will follow the equity method of accounting for its 30% interest in the new combined company and will report these results as a component of Investment and Other Income. This combination is expected to be completed in the first half of 1998. See "Combination of American Paging and TSR Paging."

    INVESTMENT AND OTHER INCOME (EXPENSE) totaled $103.9 million in 1995, $141.2 million in 1996 and $114.0 million in 1997. Investment and other income (expense) includes interest and dividend income, cellular investment income, gain on sale of cellular interests and other investments, PCS development costs and minority share of income.

    CELLULAR INVESTMENT INCOME, the Company's share of income of cellular markets in which the Company has a minority interest and follows the equity method of accounting, increased 35% ($14.1 million) in 1996 and 42% ($22.8 million) in 1997. Cellular investment income is net of amortization of license costs relating to these minority interests. Cellular investment income is expected to decrease in 1998 as a result of the transfer of certain minority interests to BellSouth Corporation ("BellSouth") in the fourth quarter of 1997 and the pending transfer of certain other minority interests to AirTouch Communications, Inc. in 1998. See "Financial Resources--Acquisitions, Trades and Sales."

    GAIN ON SALE OF CELLULAR INTERESTS AND OTHER INVESTMENTS totaled $86.6 million in 1995, $138.7 million in 1996 and $41.4 million in 1997. TDS and U.S. Cellular continue to assess the makeup of cellular holdings in order to maximize the benefits derived from clustering markets. Certain markets, identified as non-strategic, were sold or traded in the past few years resulting in the recognition of gains.

    PCS DEVELOPMENT COSTS totaled $7.8 million in 1995, $43.9 million in 1996 and $21.6 million in 1997. Expenses incurred by Aerial prior to the launch of operations in March 1997 to recruit an experienced management team, develop and execute a business plan, raise capital and design and construct its PCS networks were recorded in Other Income (Expense). Revenues and expenses incurred subsequent to the launch of service have been included as a component of operating income.

    MINORITY SHARE OF (INCOME) LOSS includes the minority shareholders' share of U.S. Cellular's, Aerial's and American Paging's net income or loss, the minority partners' share of U.S. Cellular's operating markets net income or loss and other minority shareholders' and partners' share of subsidiaries' net income or loss. The change in 1997 is primarily related to the increased losses of Aerial allocated to its minority shareholders. Minority shareholders of American Paging are not allocated losses in 1997 as American Paging's shareholders' equity is negative.

                                                                 YEAR ENDED DECEMBER 31,
                                                            ----------------------------------
                                                               1995        1996        1997
                                                            ----------  ----------  ----------
                                                                  (DOLLARS IN THOUSANDS)
Minority Share of (Income) Loss
  U.S. Cellular
    Minority Shareholders' Share..........................  $  (19,046) $  (25,179) $  (21,264)
    Minority Partners' Share..............................      (7,902)    (13,743)    (12,298)
                                                            ----------  ----------  ----------
                                                               (26,948)    (38,922)    (33,562)
    Aerial................................................      --           4,944      43,038
    American Paging.......................................       2,781       6,368      --
    Telephone Subsidiaries and Other......................      (1,691)        920      (2,663)
                                                            ----------  ----------  ----------
                                                            $  (25,858) $  (26,690) $    6,813
                                                            ----------  ----------  ----------
                                                            ----------  ----------  ----------

    INTEREST EXPENSE decreased 16% ($8.0 million) in 1996 and increased 113% ($48.4 million) in 1997. Interest expense decreased in 1996 because of increased capitalized interest ($14.4 million) which offset additional interest from U.S. Cellular's sale of convertible debt in 1995 ($6.0 million). Interest expense increased in 1997 due to increased interest expense from larger short-term debt balances ($19.6 million), a smaller amount of capitalized interest ($16.6 million), additional interest expense from U.S. Cellular's sale of debt in 1997 and Aerial's zero coupon notes issued in late 1996 ($11.7 million).

    TDS and Aerial capitalized interest totaling $13.2 million in 1995, $27.6 million in 1996 and $11.0 million in 1997 on expenditures for PCS licenses and construction costs. The Company stops capitalizing interest on qualifying assets when those assets are placed in service.

    MINORITY INTEREST IN INCOME OF SUBSIDIARY TRUST totaled $1.5 million in 1997. In November 1997, TDS Capital I, a subsidiary trust of TDS, issued 6,000,000 of its 8.5% Company-Obligated Mandatorily Redeemable Preferred Securities (the "Trust Preferred Securities") at $25 per Trust Preferred Security. The sole asset of TDS Capital I is $154.6 million principal amount of TDS's 8.5% Subordinated Debentures due December 31, 2037.

    INCOME TAX EXPENSE increased $42.6 million to $123.6 million in 1996, and decreased $95.1 million in 1997 to $28.6 million reflecting primarily the changes in pretax income.

    NET INCOME (LOSS) AVAILABLE TO COMMON was $101.5 million in 1995, $126.2 million in 1996 and ($11.4 million) in 1997. EARNINGS PER COMMON SHARE--DILUTED was $1.74 in 1995, $2.07 in 1996 and ($0.19) in 1997.

CELLULAR TELEPHONE, TELEPHONE, BROADBAND PERSONAL COMMUNICATIONS SERVICES AND
  RADIO PAGING OPERATIONS


    Reference is made to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, as amended, for Management's Discussion and Analysis of Results of Operations and Financial Condition for the Company's cellular telephone, landline telephone, personal communications services and radio paging operations.


FINANCIAL RESOURCES

    TDS and its subsidiaries operate relatively capital-intensive businesses. Rapid growth has caused expenditures for construction, expansion and acquisition programs to exceed internally generated cash flow. Accordingly, in recent years, TDS and its principal subsidiaries have obtained substantial funds from external sources to acquire PCS licenses, to finance PCS construction, start-up and development costs and to fund acquisitions. Although the increasing internal cash flow from U.S. Cellular and the steady internal cash flow from TDS Telecom have reduced the need for external financing, Aerial's development and construction activities have required substantial additional funds from external sources.

    CASH FLOWS FROM OPERATING ACTIVITIES. TDS is generating substantial internal funds from the rapid growth in customer units and revenues at U.S. Cellular and steady growth at TDS Telecom. The launch of PCS operations, however, required substantial funds, thereby reducing cash flows from operating activities in 1997. Cash flows from operating activities totaled $210.9 million in 1995, $295.0 million in 1996 and $206.5 million in 1997.

    Aerial's market launch activities also substantially reduced operating cash flow in 1997. Operating cash flow (operating income plus depreciation and amortization) was $323.5 million in 1995, $384.5 million in 1996 and $297.9 million in 1997. Aerial's operations reduced operating cash flow by $157.5 million in 1997. U.S. Cellular's operating cash flow increased 48% ($64.0 million) to $196.2 million in 1996, and 33% ($65.7 million) to $261.9 million in 1997 while TDS Telecom's operating cash flow increased 9% ($15.6 million) to $191.2 million in 1996 and 3% ($5.5 million) to $196.7 million in 1997. Cash flows from other operating activities (investment and other income, interest and income tax expense and changes in working capital and other assets and liabilities) required $112.6 million in 1995, $89.5 million in 1996, and $91.3 million in 1997.

                                                               YEAR ENDED DECEMBER 31,
                                                         ------------------------------------
                                                            1995         1996        1997
                                                         -----------  ----------  -----------
                                                                (DOLLARS IN THOUSANDS)
Operating Cash Flow:
  U.S. Cellular........................................  $   132,213  $  196,205  $   261,922
  TDS Telecom..........................................      175,595     191,167      196,679
  Aerial...............................................      --           --         (157,480)
  American Paging......................................       15,695      (2,849)      (3,267)
                                                         -----------  ----------  -----------
                                                             323,503     384,523      297,854
  Other operating activities...........................     (112,627)    (89,529)     (91,347)
                                                         -----------  ----------  -----------
                                                         $   210,876  $  294,994  $   206,507
                                                         -----------  ----------  -----------
                                                         -----------  ----------  -----------

    CASH FLOWS FROM FINANCING ACTIVITIES. TDS's long-term strategy is to maintain a strong yet flexible financial foundation. Consolidated equity capital (common equity, preferred stock, Trust Preferred Securities and minority interest) was 66% of total capitalization at December 31, 1995, compared to 68% and 59% at December 31, 1996 and 1997, respectively. The reduced equity capital percentage to total capitalization in 1997 is primarily a result of increases in long-term debt at U.S. Cellular and Aerial and the increase in TDS's short-term debt. TDS targets a ratio of equity to total capital in the range of 55% to 65%.

    Cash flows from financing activities totaled $369.5 million in 1995, $124.9 million in 1996 and $547.6 million in 1997. TDS has required significant funds from external sources to finance the purchase of the PCS licenses in 1995 and PCS construction, start-up and development activities in 1996 and 1997. TDS has used short-term debt to finance these PCS expenditures, as well as to finance its radio paging operations, for acquisitions and for general corporate purposes.

    TDS takes advantage of attractive opportunities to retire short-term debt with proceeds from long-term debt and equity financing, including sales of debt and equity securities by subsidiaries. Proceeds from the issuance of long-term debt and equity securities totaled $260.7 million, $195.3 million and $392.0 million in 1995, 1996 and 1997, respectively. Proceeds from the sales of non-strategic cellular and other investments from time to time in 1995, 1996 and 1997 have also been used to retire short-term debt. TDS has cash management arrangements with its subsidiaries under which the subsidiaries may from time to time deposit excess cash with TDS for investment under TDS's cash management program. Deposits made under the arrangements are available to the subsidiaries on demand and bear interest each month at the 30-day Commercial Paper Rate as reported in The Wall Street Journal, plus 1/4%, or such higher rate as TDS may at its discretion offer on such deposits.

    In 1995, U.S. Cellular received $221.5 million from the sale of 20-year 6% zero coupon convertible debt and TDS sold $39.2 million of Medium-Term Notes. In 1996, Aerial received $195.3 million in an initial public offering of Common Shares. In 1997, TDS received net proceeds of $144.8 million on the sale of 8.5% Trust Preferred Securities. U.S. Cellular received $247.0 million on the sale of 10-year 7.25% notes and used the proceeds to repay existing balances on vendor financing arrangements, to finance the cash requirements for the BellSouth exchange and for general corporate purposes.

    Aerial, TDS Telecom and U.S. Cellular have also used long-term debt to finance their construction and development activities. U.S. Cellular financed cellular system equipment and construction costs totaling $59.5 million in 1995 under vendor financing arrangements. In 1996, Aerial issued 10-year 8.34% zero coupon notes for $100 million of digital radio channel and switching equipment. The $100 million proceeds of the sale of the notes were paid to Nokia Telecommunications, Inc. ("Nokia") in satisfaction of all outstanding obligations and future obligations up to $100 million under a $200 million Credit Agreement between Aerial and Nokia ("Nokia Credit Agreement"). TDS Telecom telephone subsidiaries borrowed $12.0 million in 1995, $12.2 million in 1996 and $15.0 million in 1997 under the Rural Utility Service and the Rural Telephone Bank long-term federal government loan programs to finance their telephone construction programs.

    In December 1996, TDS authorized the repurchase of up to 3.0 million TDS Common Shares over a period of three years. In 1997, TDS purchased 1.8 million TDS Common Shares for $69.9 million. A total of 1.0 million shares were subsequently reissued, primarily for acquisitions. TDS has paid dividends of $0.38, $0.40 and $0.42 per Common and Series A Common Share in 1995, 1996 and 1997, respectively. Aggregate dividends paid on Common and Preferred Shares, excluding dividends reinvested, totaled $24.0 million in 1995, $26.2 million in 1996 and $27.2 million in 1997.

    CASH FLOWS FROM INVESTING ACTIVITIES. TDS makes substantial investments each year to acquire, construct, operate and maintain modern, high-quality communications networks and facilities as a basis for creating long-term value for shareholders. In recent years, rapid changes in technology and new opportunities have required substantial investments in revenue enhancing and cost reducing upgrades of the Company's networks. In addition, the Company has made substantial investments to enter the PCS business.

    Cash flows from investing activities totaled $550.0 million in 1995, $417.4 million in 1996 and $760.7 million in 1997 primarily for capital expenditures, the purchase of PCS licenses and acquisitions. Cash expenditures for capital additions totaled $360.0 million in 1995, $550.2 million in 1996 and $786.3 million in 1997. The acquisition of broadband and narrowband PCS licenses required $326.0 million in 1995. Cash used for acquisitions, excluding cash acquired, totaled $53.8 million in 1995, $31.0 million in 1996 and $129.0 million in 1997. The sale of non-strategic cellular assets and other investments provided net proceeds of $197.6 million in 1995, $221.5 million in 1996 and $84.2 million in 1997. Distributions from partnerships totaled $9.1 million in 1995, $25.5 million in 1996 and $56.4 million in 1997.

    CAPITAL EXPENDITURES

    The primary purpose of TDS's construction and expansion program is to provide for significant customer growth, to upgrade service, to expand into new communications areas, and to take advantage of service-enhancing and cost-reducing technological developments. The following table summarizes the Company's investments in its communications networks and related facilities during the past three years.

                                                            YEAR ENDED OR AT DECEMBER 31,
                                                         ------------------------------------
                                                             1995         1996        1997
                                                         ------------  ----------  ----------
                                                                (DOLLARS IN THOUSANDS)
U.S. Cellular
  Cell sites and equipment.............................  $    150,340  $  133,832  $  238,797
  Switching equipment..................................        13,002       5,713       5,457
  Systems development..................................        10,148      28,753      40,949
  Other................................................        37,388      79,825      33,545
                                                         ------------  ----------  ----------
                                                              210,878     248,123     318,748
                                                         ------------  ----------  ----------
TDS Telecom
  Central office.......................................        38,697      47,208      52,479
  Outside plant........................................        55,569      53,130      60,974
  Systems development..................................         7,137      20,497       9,127
  Other................................................         2,969      23,605      28,880
                                                         ------------  ----------  ----------
                                                              104,372     144,440     151,460
                                                         ------------  ----------  ----------
Aerial
  Cell sites and equipment.............................       --          150,386     291,922
  Switching equipment..................................       --           53,170      38,428
  Systems development..................................       --           26,277      55,553
  Other................................................         8,521      12,436       1,815
  Prepaid network infrastructure.......................       --           70,300     (70,300)
                                                         ------------  ----------  ----------
                                                                8,521     312,569     317,418
  Less noncash items...................................       --         (199,630)    (42,709)
                                                         ------------  ----------  ----------
                                                                8,521     112,939     274,709
                                                         ------------  ----------  ----------
  American Paging......................................        26,527      32,517      18,624
                                                         ------------  ----------  ----------
  Other................................................         9,698      12,185      22,776
                                                         ------------  ----------  ----------
                                                         $    359,996  $  550,204  $  786,317
                                                         ------------  ----------  ----------
                                                         ------------  ----------  ----------

    U.S. Cellular's capital additions include expenditures to add additional cell sites and radio channels to expand coverage and add capacity. U.S. Cellular constructed 292 cell sites in 1995, 242 in 1996 and 331 in 1997. TDS Telecom's capital additions include expenditures for switch modernization and outside plant facilities to maintain and enhance the quality of service and provide new revenue opportunities. TDS Telecom installed 39 digital switches in 1995, 35 in 1996 and 32 in 1997. Aerial has completed the construction of the five planned switching centers, the central Network Operations Center and has over 1,000 cell sites in service.

    The Company's expected 1998 property, plant and equipment additions reflect the Company's construction and expansion programs and are anticipated to aggregate approximately $545 million. In addition, Aerial's working capital and operating expenses will require an estimated $175 million.

    - The cellular capital additions budget totals approximately $330 million, including about $240 million for new cell sites and about $90 million for various information systems initiatives.

    - The telephone capital additions budget totals approximately $140 million, including about $50 million for new digital switches and other switching facilities and $35 million for improvements to outside plant facilities.

    - The PCS capital additions budget totals approximately $75 million, including $20 million for cell sites, $25 million for switching equipment and $15 million for systems development. Aerial's working capital and operating expenses will require an estimated $175 million.

    ACQUISITIONS, TRADES AND SALES

    TDS continually reviews attractive opportunities for the acquisition of additional telecommunications companies which add value to the organization. TDS and U.S. Cellular continue to assess the makeup of cellular holdings in order to maximize the benefits derived from clustering U.S. Cellular's markets. As the number of opportunities for outright acquisitions of cellular interests has decreased and as U.S. Cellular's clusters have grown to realize greater economies of scale, U.S. Cellular's focus has shifted toward exchanges and sales of non-strategic interests.

    Cash expenditures (excluding cash acquired) for acquisitions totaled $53.8 million in 1995, $31.0 million in 1996 and $129.0 million in 1997. TDS completed the acquisition of controlling interests in eleven cellular markets and five telephone companies in 1995, two cellular markets and five telephone companies in 1996 and two cellular markets and one telephone company in 1997. TDS also completed an exchange with BellSouth in 1997 and increased its ownership of certain cellular interests during the last three years for an aggregate consideration (consisting of cash, TDS Common Shares, TDS Preferred Shares, and U.S. Cellular Common Shares) totaling $194.4 million, $144.1 million and $174.7 million, respectively.

    In October 1997, U.S. Cellular completed an exchange with BellSouth. Pursuant to the exchange, U.S. Cellular received majority interests representing approximately 4.0 million pops in exchange for majority interests representing
2.0 million pops, minority interests representing 1.2 million pops and a net amount of $86.7 million in cash. The majority interests U.S. Cellular received are in 12 markets adjacent to its Iowa/Missouri and Wisconsin/Illinois/Indiana clusters.

    In December 1997, U.S. Cellular announced that AirTouch will acquire noncontrolling interests in eleven markets owned by U.S. Cellular and TDS. AirTouch will issue approximately 5,000,000 shares of its common stock and pay approximately $54.2 million in cash to U.S. Cellular and TDS in exchange for these interests. Management expects that it will record a significant pretax gain upon the completion of the sales transactions. The sales are expected to be completed in the first half of 1998.

LIQUIDITY

    The Company anticipates that the aggregate resources required for 1998 will include approximately $545 million for capital spending, consisting of $330 million for cellular capital additions, $140 million for telephone capital additions and $75 million for PCS capital additions. In addition, Aerial's working capital and operating expenses will require an estimated $175 million.

    U.S. Cellular plans to finance its construction program primarily with internally generated cash supplemented by short-term financing. U.S. Cellular's operating cash flow totaled $261.9 million in 1997 (approximately 82% of 1997 capital expenditures) up 33% ($65.7 million) from 1996. U.S. Cellular also received $52.4 million in distributions from minority partnership interests and $61.1 million from the proceeds of investment sales to supplement operating cash flow. At December 31, 1997, U.S. Cellular had $500 million of bank lines of credit for general corporate purposes, all of which was available.

    TDS Telecom plans to finance its construction program using internally generated cash supplemented by long-term financing from federal government programs. Operating cash flow totaled $196.7 million in 1997 (approximately 130% of 1997 capital expenditures) up 3% ($5.5 million) from 1996. At December 31, 1997, TDS Telecom telephone subsidiaries had $112.0 million in unadvanced loan funds from federal government programs to finance the telephone construction program. These loan commitments have a weighted average annual interest rate of 5.71%.

    Aerial plans to finance its construction expenditures and working capital requirements with borrowings under the TDS lines of credit and vendor financing. Aerial issued 10-year 8.05% zero coupon notes for $100 million in February 1998 to finance digital radio channel and switching infrastructure equipment. The $100 million proceeds from the sale were paid to Nokia in satisfaction of all outstanding obligations and certain future obligations of Aerial under the Nokia Credit Agreement.

    TDS and its subsidiaries had cash and temporary investments totaling $75.6 million and longer-term investments totaling $32.6 million at December 31, 1997. These investments are primarily the result of telephone operations' internally generated cash. While certain regulated telephone subsidiaries' debt agreements place limits on intercompany dividend payments, these restrictions are not expected to affect the Company's ability to meet its cash obligations.

    TDS had $644 million of bank lines of credit for general corporate purposes at December 31, 1997 of which $118 million was unused. These line of credit agreements provide for borrowings at negotiated rates up to the prime rate.

    In February 1998, TDS received net proceeds of $145 million on the sale of
6.0 million 8.04% Trust Preferred Securities at $25 per Trust Preferred Security. The net proceeds were used to repay certain short-term indebtedness.

    The net proceeds of the Offerings will be used to repay obligations of TDS Telecom to TDS, and TDS will use such proceeds to repay certain short-term indebtedness.

    Management believes that TDS's internal cash flows and funds available from cash and cash equivalents, lines of credit, and longer-term financing commitments provide sufficient financial flexibility. However, the timing and amounts of capital expenditures and acquisitions as well as working capital requirements and amounts needed for general corporate purposes may vary throughout the year. There can be no assurance that sufficient funds will be available to the Company on terms or at prices acceptable to the Company. If sufficient funding is not made available to the Company on terms and prices acceptable to the Company, the Company would have to reduce its construction, development and acquisition programs. TDS and its subsidiaries anticipate accessing public and private capital markets to issue debt and equity securities only when capital requirements, financial market conditions and other factors warrant.

    TDS has assessed, and continues to assess, the impact of the Year 2000 Issue on its reporting systems and operations. The Company believes that modifying its reporting systems and operations is not a material event and is taking steps to make its systems Year 2000 compliant. The Year 2000 Issue exists because many computer systems and applications abbreviate dates by eliminating the first two digits of the year, assuming that these two digits would always be "19". Unless corrected, this shortcut is expected to cause problems when the century date occurs. On that date, some computer programs may recognize the date as January 1, 1900 instead of January 1, 2000. This may cause systems to incorrectly process critical financial and operational information, or stop processing altogether. The cost of addressing the Year 2000 Issue to date was not material to the Company's results of operations or financial condition, and management believes that the costs to be incurred in 1998 and 1999 will not be material to future operating results or financial condition. If management's steps are not successful in making the systems Year 2000 compliant, it could have a material adverse effect on results of operations.

PROPOSED CORPORATE RESTRUCTURING


    The Board adopted and the shareholders approved a proposal which authorizes the Board to issue three new classes of common stock and change the state of incorporation of TDS from Iowa to Delaware (the "Tracking Stock Proposal"). The Tracking Stocks are intended to separately reflect the performance of TDS's landline telephone, cellular telephone and personal communications services businesses.

    The Tracking Stocks are intended to result in greater market recognition of the value (individually and collectively) of TDS and of TDS's three principal business groups ("Tracking Groups"), thereby enhancing shareholder value over the long term, while at the same time enabling TDS's businesses to preserve the benefits of being part of a consolidated enterprise. The Tracking Stock Proposal is intended to:


    - provide TDS with greater flexibility in raising capital and making acquisitions, using equity securities specifically related to the Tracking Groups;

    - enable TDS to more effectively tailor employee benefit plans to provide incentives to employees of the Tracking Groups;

    - provide shareholders with the opportunity to invest in separate securities that specifically reflect the underlying businesses, depending upon their investment objectives;

    - permit shareholders to continue to invest in all of the TDS businesses through the Common Shares and the Series A Common Shares.

    Pursuant to the Tracking Stock Proposal each issued Preferred Share, Common Share and Series A Common Share of TDS would be converted into a new Preferred Share, Common Share and Series A Common Share, respectively, of the new TDS Delaware Corporation. In addition, the Tracking Stock Proposal would authorize three new classes of common stock, to be designated as the Telecom Group Shares, the Cellular Group Shares and the Aerial Group Shares. The Telecom Group Shares offered hereby are intended to reflect the separate performance of the Telecom Group. The Cellular Group Shares, when issued, are intended to reflect the separate performance of the United States Cellular Group (the "Cellular Group"), which consists of TDS's interest in U. S. Cellular. The Aerial Group Shares, when issued, are intended to reflect the separate performance of the Aerial Group.


    In connection with the Recapitalization, TDS proposes to:


    - offer and sell Telecom Group Shares in the Offerings contemplated hereby and allocate the net proceeds thereof to the Telecom Group as described under "Use of Proceeds,"

    - issue Cellular Group Shares in exchange for all of the Common Shares of U.
      S. Cellular which are not owned by TDS, subject to approval by the board of directors and the shareholders of U. S. Cellular, (the "U.S. Cellular Merger"),

    - issue Aerial Group Shares in exchange for all of the Common Shares of Aerial which are not owned by TDS, subject to approval by the board of directors and the shareholders of Aerial (the "Aerial Merger"), and

    - distribute two-thirds of a Telecom Group Share, one Cellular Group Share and two-thirds of an Aerial Group Share in the form of a stock dividend with respect to each outstanding Series A Common Share and Common Share of TDS (the "Distribution").


    TDS has held several meetings and substantive negotiations with the special committee of the board of directors of Aerial relating to the proposed Aerial Merger. Following the most recent meeting with TDS, the special committee of the board of directors of Aerial advised TDS that it had determined to recommend that the board of directors of Aerial reject the offer by TDS to acquire the publicly-held shares of Aerial which TDS does not own. The Aerial special committee has advised TDS that it would be prepared to consider a revised proposal which "contains increased protections designed to preserve Aerial's inherent value for its public stockholders and also embodies an increased equity interest in the Aerial Group tracking stock for the Aerial public stockholders." TDS intends to make a revised proposal to the Aerial special committee and to continue to seek an agreement to acquire the Aerial Common Shares that it does not own on mutually acceptable terms.



    With respect to the U.S. Cellular Merger, TDS has met once with, but has not yet held substantive negotiations with, the special committee of the board of directors of U.S. Cellular, which is continuing to conduct due diligence. However, the special committee of the board of directors of U.S. Cellular has expressed significant reservations relating to the offer by TDS to acquire the publicly-held shares of U.S. Cellular that TDS does not own. TDS intends to continue to seek an agreement to acquire the U.S. Cellular Common Shares that it does not own on mutually acceptable terms.



    If TDS cannot reach an agreement with either the Aerial or U.S. Cellular special committees on terms that provide mutual advantages to the Aerial and U.S. Cellular shareholders, respectively, on the one hand, and the TDS shareholders, on the other hand, TDS may distribute shares of tracking stock representing approximately 75% of TDS's interest in Aerial and/or U.S. Cellular to TDS shareholders. The special committee of the board of directors of Aerial has expressed the view that the authorization and distribution of a second publicly-traded security reflecting an interest in Aerial's common equity would not be in the best interests of Aerial's public stockholders.



    Although TDS believes that the acquisition of the publicly-held shares of Aerial and U.S. Cellular would be desirable, TDS believes that the Tracking Stock Proposal will provide substantial benefits to the TDS shareholders even if TDS is unable to reach mutually acceptable agreements with the Aerial and/or U.S. Cellular special committees. While TDS believes that the Aerial Merger and the U.S. Cellular Merger would provide some advantages to TDS shareholders, TDS does not believe that it can agree to any terms which would result in any significant transfer of value from TDS shareholders to the public shareholders of Aerial or U.S. Cellular. However, TDS intends to continue to try to reach an agreement with the Aerial and U.S. Cellular special committees on terms that would be acceptable to the public shareholders of such corporations as well as to the TDS shareholders.



    TDS desires to complete the Offerings, the U.S. Cellular Merger, the Aerial Merger and the Distribution by mid to late 1998. However, there can be no assurance that the U.S. Cellular Merger, the Aerial Merger or the Distribution will be completed or, if they are completed, that they will be completed on the terms described herein. If TDS is unable to negotiate mutually agreeable terms with the special committees, TDS may effect all or any part of the Distribution even if the U.S. Cellular Merger or the Aerial Merger have not taken place. Nevertheless, TDS will proceed with any action only if the Board determines that such action would be in the best interests of the TDS shareholders.


    The shares of Tracking Stock which would be issued in the Distribution would represent an approximately 75% interest in the common equity value of TDS in each Tracking Group. When considering the shares of Tracking Stock which would also be issued in the Offerings contemplated hereby, the U. S. Cellular Merger and the Aerial Merger, as well as the Distribution, the Outstanding Interest would initially represent in the aggregate an approximately 80% interest in each Tracking Group. Upon completion of all of the Transactions as contemplated, approximately 20% of the common shareholders' value of each Tracking Group would initially be the Retained Interest in a residual group (the "TDS Group"), along with all other interests held by TDS.

    The TDS Series A Common Shares and Common Shares will continue to be outstanding and are intended to reflect the performance of the Telecom Group, the Cellular Group and the Aerial Group to the extent of the Retained Interest in the respective groups, and to reflect the performance of the other assets and businesses attributed to the TDS Group.


    The Board currently intends to establish an annual dividend in an amount equal to $0.50 per share, payable quarterly, on the Telecom Group Shares. The Board also currently intends to establish an annual dividend in an amount equal to $0.11 per share, payable quarterly, on the Common Shares and Series A Common Shares. With regard to the Cellular Group and the Aerial Group Shares, the Board currently intends to retain future earnings, if any, for the development of the businesses of the Cellular Group and the Aerial Group, respectively, and does not anticipate paying dividends on the Cellular Group or the Aerial Group Shares in the foreseeable future. Future dividends on the shares of common stock will be payable when, as and if declared by the Board out of the lesser of (i) all funds of TDS legally available therefor and (ii) the Available Dividend Amount with respect to the relevant Group.

    Funds of TDS legally available for the payment of dividends ("Surplus") (approximately $1,966 million as of December 31, 1997, based on the financial statements) is an amount approximately equal to the Total Common and Preferred Equity of TDS less the par or stated value of all shares of common and preferred stock outstanding (204,922,000 shares as of December 31, 1997 after the Distribution). With respect to any Tracking Group, the Available Dividend Amount (approximately $1,222 million for the Cellular Group, $287 million for the Telecom Group and $144 million for the Aerial Group as of December 31, 1997, based on the financial statements) is an amount approximately equal to the Outstanding Interest Fraction of such Tracking Group (approximately 75% after the Distribution) times the respective Tracking Group Equity less the par value of the respective outstanding Tracking Group shares. With respect to the TDS Group, the Available Dividend Amount (approximately $602 million as of December 31, 1997) is an amount approximately equal to the greater of (i) an amount (approximately $313 million) which is approximately equal to the Surplus of TDS less the sum of all Available Dividend Amounts of all Tracking Groups or (ii) an amount (approximately $602 million) which is approximately equal to the TDS Group Equity and Preferred Stock less the par or stated value of all Common and Series A Common Shares and Preferred Stock outstanding.

    Subject to the completion of the U.S. Cellular Merger and the Aerial Merger, TDS intends to terminate certain intercompany agreements between TDS and U.S. Cellular and Aerial, respectively. Thereafter, all of the relationships between TDS and such subsidiaries would be determined solely by methods that management of TDS believes to be reasonable. Many of such policies would continue the arrangements which presently exist between TDS and U.S. Cellular or Aerial pursuant to the intercompany agreements, but TDS would have no contractual obligation to continue such policies after the intercompany agreements have been terminated.

    Following the issuance of the Tracking Stocks, TDS will prepare and file with the SEC consolidated financial statements of TDS and financial statements of the Telecom Group, the Cellular Group and the Aerial Group for so long as the respective Tracking Stock is outstanding, and the TDS Group for as long as any Tracking Stock is outstanding. Although the financial statements of the Telecom Group, the Cellular Group, the Aerial Group, and the TDS Group will separately report the assets, liabilities (including contingent liabilities) and shareholders' equity of TDS attributed to the Telecom Group, the Cellular Group, the Aerial Group, and the TDS Group, such attribution will not affect the legal title to such assets or responsibility for such liabilities. Holders of the Telecom Group, the Cellular Group and the Aerial Group Common Shares will be, and holders of TDS Common Shares and Series A Common Shares will continue to be, shareholders of TDS. TDS and its subsidiaries will each continue to be responsible for their respective liabilities.

                         BUSINESS OF THE TELECOM GROUP

OVERVIEW


    TDS Telecom provides modern, high-quality telecommunications services to rural and suburban communities. Through its ILECs, TDS Telecom served approximately 528,900 access lines as of March 31, 1998 and on this basis is the ninth largest non-Bell local exchange telephone company in the United States. TDS Telecom's ILEC markets are located in 28 states throughout the United States.



    The table below sets forth, as of March 31, 1998, (i) the six largest states of operations of TDS Telecom based on the number of access lines and (ii) the total number of access lines operated by all of the telephone subsidiaries of TDS Telecom.



                                                                                NUMBER OF ACCESS LINES
                                                                                        AS OF
STATE                                                                               MARCH 31, 1998      % OF TOTAL
------------------------------------------------------------------------------  ----------------------  -----------
Tennessee.....................................................................            89,601              16.9%
Wisconsin.....................................................................            86,719              16.4
Georgia.......................................................................            38,502               7.3
Minnesota.....................................................................            30,410               5.8
Indiana.......................................................................            27,395               5.2
Alabama.......................................................................            26,074               4.9
    Total for 6 Largest States................................................           298,701              56.5
                                                                                         -------             -----
Other States..................................................................           230,199              43.5
                                                                                         -------             -----
      Total...................................................................           528,900             100.0%
                                                                                         -------             -----
                                                                                         -------             -----


    TDS Telecom recently began providing telecommunications services as a facilities-based CLEC in Madison, Wisconsin and is developing CLEC operations in selected additional markets in Wisconsin and Minnesota. TDS Telecom is also pursuing emerging telecommunications businesses such as Internet and other data services.

    The Telecom Group is a business unit of TDS, founded in 1968. The Telecom Group primarily consists of TDS Telecom, a wholly-owned subsidiary of TDS, and may include such other businesses, assets and liabilities of the Company as the Board may in the future determine to attribute to the Telecom Group. See "Management and Allocation Policies" and "Risk Factors--Management and Allocation Policies." TDS Telecom's corporate headquarters are located in Madison, Wisconsin.

TELECOMMUNICATIONS SERVICES MARKET

    The market for local telecommunications services has historically consisted of firms offering traditional landline telephone service along with complementary services and equipment in a highly regulated environment. TDS Telecom's ILEC business has traditionally focused primarily on providing service to rural and suburban areas. TDS Telecom's ILEC markets are geographically dispersed throughout the United States with a significant concentration in the Upper Midwest and Southeast.

    The ILEC business of TDS Telecom is primarily being changed by telecommunications reform legislation, the growth of the Internet and rapid advances in technology. With the passage of the 1996 Act, competition in the local telecommunications marketplace is increasing because of the removal of certain state and local entry barriers and the introduction of ILEC facility interconnection requirements. These changes will create challenges for TDS Telecom in its existing ILEC business but will also create growth opportunities for TDS Telecom in connection with its entry into CLEC markets.

BUSINESS STRATEGY

    TDS Telecom has historically produced revenue growth in its ILEC markets by providing its customers with state-of-the-art telecommunications solutions, maintaining a high quality of on-going service and selectively acquiring landline telephone companies. TDS Telecom expects to benefit from the following operational and market-related advantages: (i) a modern network substantially upgraded to provide a variety of Advanced Calling Services, (ii) a strong local presence and established brand name, (iii) economies of scale not available to smaller independent operators, (iv) attractive and growing markets, (v) a favorable regulatory environment and (vi) markets which are likely to be less competitive than urban markets.


    TDS Telecom intends to: (i) grow and protect TDS Telecom's core ILEC business and pursue acquisitions of operating telephone companies, (ii) provide service to targeted CLEC markets by leveraging its technical and managerial expertise and telecommunications infrastructure from its existing ILEC operations, (iii) pursue emerging telecommunications businesses, such as Internet and other data services, to become a leading provider of communications products and services in all of its markets and (iv) enhance profitability through improved operating efficiencies.


    GROW CORE ILEC BUSINESS


    TDS Telecom believes that the key to growing and protecting its existing ILEC markets is to continue to build customer loyalty by providing superior customer service, offering a full range of standardized products and services not typically available in rural markets and rapidly developing new data products and services. TDS Telecom maintains a local presence in each of its ILEC markets in order to provide superior customer service. Management intends to increase revenue in its ILEC business by meeting increased demand for telecommunications services in TDS Telecom's existing geographical markets, including providing service to new customers, upgrading existing customers to higher grades of service and providing Advanced Calling Services and other newly introduced services. TDS Telecom increasingly markets itself to consumers as a single telecommunications provider offering bundled packages of advanced telecommunications services including local, long distance, Internet and other data services. These service packages are designed to further build brand equity in the TDS Telecom name. In addition, TDS Telecom believes it can achieve cost economies through selective acquisitions designed to increase the geographic clustering of its ILEC markets. TDS Telecom continually reviews attractive opportunities to acquire operating telephone companies. Since January 1, 1993, TDS Telecom has acquired 18 telephone companies serving a total of 95,600 access lines for an aggregate consideration totaling $197 million. See "--ILEC Telephone Markets."


    LEVERAGE ILEC STRENGTHS INTO CLEC MARKETS


    TDS Telecom is providing CLEC services in certain targeted third-tier cities which are geographically proximate to existing TDS Telecom facilities and service areas. TDS Telecom believes that service levels have deteriorated in certain markets, thereby creating an opportunity for TDS Telecom to compete effectively in those markets. In addition, TDS Telecom believes that the smaller size of these markets may discourage competition from additional CLECs. Through March 31, 1998, TDS Telecom had invested $15 million to install a digital switch and to construct 54 miles of fiber optic cable in and around Madison, Wisconsin. TDS Telecom initiated service as a CLEC in Madison in January 1998 and is providing service to approximately 4,000 business access lines. In addition, TDS Telecom commenced operations as a CLEC in secondary markets in Minnesota in January 1998, initially as a reseller, through its regional long-distance company, USLink, and is providing service to approximately 5,000 business access lines. TDS Telecom intends to initiate service as a facilities-based CLEC in Appleton and Green Bay, Wisconsin in mid-1998. See "--CLEC Telephone Markets".


    TDS Telecom's CLEC strategy is designed to leverage its existing infrastructure to facilitate early entry into new CLEC markets and to complement its ILEC clustering strategy by focusing on markets that are geographically proximate to existing operations. TDS Telecom believes that significant synergies exist between its ILEC and CLEC businesses. TDS Telecom is able to utilize existing resources and business processes that currently serve ILEC markets in developing and expanding its CLEC operations, including administrative and financial support, marketing and new product development support, information technology and systems, and shared network systems support. These synergies reduce the overall time to market and cost required for TDS Telecom to expand into its new CLEC markets.

    PURSUE EMERGING DATA MARKETS

    Data communications is one of the fastest growing segments of the telecommunications services industry. According to the Yankee Group, data usage generated $10.9 billion in revenues in 1995 and is projected to grow at a compound annual growth rate of 23.6% to $31.4 billion in revenues in 2000. In light of the growth of the use of the Internet and rapid introduction of new telecommunications technology, TDS Telecom intends to offer a full range of data products to its customers, including Internet access, and potentially, ATM, Frame Relay, xDSL and other products, if appropriate, in all of its markets, thereby positioning itself as a full-service data communications service provider. Most of TDS Telecom's data products are in the early stages of development. TDS Telecom currently provides Internet access service to approximately 40,000 customers and has developed a LAN wiring business as part of its strategy to enter the data market. See "--Data Initiatives."

    ENHANCE PROFITABILITY THROUGH IMPROVED OPERATING EFFICIENCIES

    TDS Telecom will continue to standardize operations, improve cost controls and selectively invest in network facilities in order to realize increased cost efficiencies across its businesses. For example, TDS Telecom's Network Management Center enables TDS Telecom to more cost effectively monitor and control its network than could be done regionally. At the end of 1997, TDS Telecom's Network Management Center monitored 64% of its network. By the end of 1998, coverage is expected to increase to 100%. In addition, TDS Telecom is developing a VBO initiative to provide high quality service to its customers on a cost-effective basis. The VBO builds on TDS Telecom's current community-oriented customer service by linking business offices through technology and standardized processes. When entering new lines of business, TDS Telecom in most cases will use existing infrastructure and resources to maximize cost efficiencies.

NETWORK INFRASTRUCTURE

    TDS Telecom provides its operating telephone companies with the most advanced central office switching equipment that is economically feasible in order to offer customers up-to-date services, such as advanced calling services, high-speed data access and Internet access services. TDS Telecom plans to provide its customers bundled service offerings and to become a single source for their telecommunications needs as an Integrated Communications Provider ("ICP"). In furtherance of this objective, in 1997, TDS Telecom continued its program of enhancing and expanding its service providing network. TDS Telecom intends to meet competition by providing its customers with high-quality telecommunications services and building its network to take full advantage of advanced telecommunications technologies such as Signaling System 7 (which enables Advanced Calling Services), fiber optic fed Digital Serving Areas and Integrated Services Digital Network. The following table illustrates that TDS Telecom is making these advanced features available to a large majority of its customers:

                                                                 AS OF DECEMBER 31, 1997
                                                          -------------------------------------
                                                           % EQUIPPED LINES    # EQUIPPED LINES
                                                          -------------------  ----------------
Advanced Calling Services...............................             86%             478,690
Integrated Services Digital Network.....................             68%             378,570

    As TDS Telecom upgrades and expands its network, it is also standardizing equipment and processes to increase efficiency and has centralized the monitoring and management of its network to reduce costs and improve service reliability. Strategic alliances with Lucent Technologies and Siemens Telecom Networks to modernize and standardize TDS Telecom's switching platform with the Lucent 5ESS-2000 and Siemens EWSD switches assisted TDS Telecom in implementing its 24 hour-a-day/7 day-per-week Network Management Center. The Network Management Center continuously monitors the network in an effort to proactively identify and correct network faults prior to any customer impact. By the end of 1998, the Network Management Center is expected to be proactively monitoring 100% of TDS Telecom's network, up from 64% at December 31, 1997.

    TDS Telecom's total 1998 capital budget is $140 million compared to actual capital expenditures of $151.5 million in 1997 and $144.4 million in 1996. Financing for the 1998 capital additions will be primarily provided by internally generated funds and supplemented by federal long-term financing.

ILEC TELEPHONE MARKETS


    TDS Telecom's goal is to be a leading provider of electronically deliverable products in its ILEC markets. According to published sources, TDS Telecom is currently the ninth largest non-Bell local exchange telephone company in the United States, based on the number of telephone access lines served. At March 31, 1998, the telephone subsidiaries of TDS Telecom served approximately 528,900 access lines in 28 states. TDS Telecom currently operates over 375 central office and remote switching centers in its telephone operating areas. Substantially all of TDS Telecom's access lines are served by digital switching technology, which, in conjunction with other technologies, allows TDS Telecom to offer additional premium services to its customers, including call forwarding, conference calling, caller identification, selective call ringing and call waiting.


    As one of the major independent telephone companies in the United States, TDS Telecom's ILECs provide both local telephone service and access to the long distance network for customers in their respective service areas. The ILECs also provide directory advertising through a contract with another company and billing and collection services to IXCs. TDS Telecom provides centralized administrative and support services to field operations from its corporate offices in Madison, Wisconsin.

    The following table summarizes certain information regarding TDS Telecom's telephone operations:


                                                              AT OR FOR THE YEAR ENDED DECEMBER 31,
                                                 ----------------------------------------------------------------
                                                    1993        1994         1995          1996          1997
                                                 ----------  ----------  ------------  ------------  ------------
                                                                      (DOLLARS IN THOUSANDS)
Telephone Operations
Access Lines...................................     356,200     392,500       425,900       484,500       515,500
  % Residential................................       82.0%       81.3%         80.6%         79.9%         78.3%
  % Business (nonresidential)..................       18.0%       18.7%         19.4%         20.1%         21.7%
Total Revenues.................................  $  268,122  $  306,341  $    354,841  $    402,629  $    444,203
  % Local Service..............................       26.9%       26.8%         26.8%         27.9%         27.7%
  % Network Access and Long-distance...........       59.3%       56.9%         55.1%         53.9%         53.1%
  % Miscellaneous and Other....................       13.8%       16.3%         18.1%         18.2%         19.2%
Depreciation and Amortization Expense..........  $   59,562  $   68,878  $     77,354  $     88,967        98,066
Operating Income...............................      78,585      91,606        98,240       103,358        98,613
Construction Expenditures......................      80,818     115,483       104,372       144,440       151,460
Total Identifiable Assets......................  $  829,489  $  984,563  $  1,058,241  $  1,181,084  $  1,221,460
% Second Lines.................................         N/A         N/A          4.3%          5.8%          7.8%
Penetration of Advanced Calling Services(1)....         N/A       12.4%         13.6%         24.7%         30.1%


------------------------

(1) Total number of individual Advanced Calling Services divided by total access lines.

    RETAIL MARKETS

    TDS Telecom's existing ILEC business consists of two major customer focused organizations addressing the retail and wholesale marketplace for its services. The Retail Markets Group focuses on TDS Telecom's retail customers and is comprised of TDS Telecom's 106 operating companies. The Retail Markets Group serves a mix of rural and suburban customers, with a significant geographic concentration in the Upper Midwest and Southeast. Approximately 78% of TDS Telecom's retail customers are residential and approximately 22% are businesses, most of which are of the small business or small office/ home office segments. The Retail Markets Group has identified three primary goals to grow and protect its existing ILEC business: (i) build customer loyalty, (ii) develop revenue growth, and (iii) implement cost control. Management of TDS Telecom believes it can achieve these goals by offering bundled services to its customers, by building brand equity in the TDS Telecom brand name, and by providing superior customer service to its retail customers. In addition, TDS Telecom will continue to standardize operations, improve cost controls and selectively invest in network facilities in order to enhance efficiency and reduce costs.

    BUNDLED SERVICE OFFERINGS. Management of TDS Telecom believes that its consumer and business customers have a strong preference to purchase all of their telecommunications services from a single provider. TDS Telecom believes that by offering a full complement of telecommunications services and bundling those services in customer-friendly packages it can build customer loyalty and reduce customer churn. Implementing a full-service strategy requires TDS Telecom to combine the services of its network with the products and services of carefully selected strategic partners. TDS Telecom plans to pursue such relationships to develop the long distance, video, and wireless components of its product mix.

    STRONG BRAND EQUITY. In 1996, TDS Telecom adopted the TDS Telecom name as a unified brand name across its ILEC markets to build its brand image. Prior to 1996, the local identity of each operating company enjoyed a higher profile than TDS Telecom. TDS Telecom has subsequently implemented a customer awareness campaign to build brand awareness of the TDS Telecom name. For example, all bills now contain the TDS Telecom name and all customer checks are made payable to TDS Telecom. The change in branding has been reinforced by a comprehensive media campaign that includes television, radio, newspaper, bill inserts and direct mail advertising. Management of TDS Telecom believes that branding will increase the loyalty of its customers and also reduce expenses through more cost effective marketing.

    SUPERIOR CUSTOMER SERVICE. TDS Telecom maintains a local business office in each of its ILEC markets to ensure high levels of customer service. Management believes that its community-based business offices which offer full-service, face-to-face customer service are a fundamental competitive advantage for TDS Telecom. To further TDS Telecom's goal of enhancing service to its customers, TDS Telecom is implementing a VBO initiative. The VBO builds on TDS Telecom's current community oriented customer service by linking business offices through technology, standardizing processes, expanding hours of operations, and providing management information on operations and service quality. VBO technology will be deployed across TDS Telecom's business offices to enable multiple local business offices to perform customer sales and service functions as if they were one "virtual" office in the eyes of the customer. Unlike traditional call centers where service representatives and technology are centrally located, the VBO environment distributes call center technology to the individual business offices, thereby enabling customer service representatives to remain in their local communities.

    WHOLESALE MARKETS

    The Wholesale Markets Group focuses on TDS Telecom's wholesale customers and has traditionally provided a majority of TDS Telecom's revenues. TDS Telecom receives much of its ILEC revenue from the sale of traditional wholesale services, such as access charges and billing and collections services. As a result, TDS Telecom continues to provide a high level of service to traditional wholesale customers such as AT&T, MCI, Sprint and the RBOCs.

    TDS Telecom intends to grow its wholesale business by pursuing opportunities created by the 1996 Act. TDS Telecom plans to expand into new wholesale groups by targeting two groups of customers. First, TDS Telecom will provide new entrants to markets, such as CLECs and PCS carriers, with access to the public network, as well as dedicated services. Second, TDS Telecom will supply existing businesses such as cable television providers, electric utilities and long distance resellers with network services needed to complement their existing assets. TDS Telecom also intends to pursue other wholesale opportunities, such as network management and Internet access, as demand for those services increases.

    The primary source of the Company's wholesale business revenues are access revenues. TDS Telecom's operating telephone subsidiaries receive access revenue as compensation for carrying interstate and intrastate long-distance traffic on its network. The interstate and intrastate access rates charged include the cost of providing service plus a fair rate of return on the capital allocated to such services. Access revenues account for approximately 57% of the revenue generated by TDS Telecom's ILEC subsidiaries.

    TDS Telecom's ILECs participate in the National Exchange Carrier Association ("NECA") interstate common line and traffic sensitive tariffs for all but one portion of one ILEC's interstate access. These operating companies participate in the access revenue pools administered by NECA, which collect and distribute revenue from interstate access services. The FCC created NECA and it operates subject to FCC rules and oversight.

    The FCC regulates interstate access rates and other matters relating to interstate telephone service. On May 16, 1997, the FCC released an order on access reform. This order applies primarily to price cap local exchange carriers ("LECs"). However, non-price cap companies, such as TDS Telecom, were also affected in certain areas by this order. The FCC is expected to release an order on access charge reform for non-price cap companies in mid-1998. Depending on the outcome of the order for non-price cap companies, the source and nature of the operating companies' recovery of costs from interstate services will be affected.

    The 1996 Act provides for reciprocal compensation for parties to any interconnection arrangement. The FCC issued a 1996 order governing the compensation arrangements between LECs and wireless providers. LECs must charge wireless carriers cost-based rates and must pay access charges to wireless carriers to terminate calls from LEC customers. Since this order raises interconnection costs, the operating companies may adjust their charges to recover such increased costs.

    On October 7, 1997, the FCC released a Notice of Proposed Rulemaking ("NPRM") on jurisdictional separations reform. In the NPRM, the FCC reviews the current procedures for separating LECs' service costs between the state and federal jurisdictions. Many of the proposals in the NPRM seek to limit costs assigned to the interstate jurisdiction and seek to assign greater costs to the intrastate jurisdiction. To the extent that the costs are not made up in the new federal and state universal service mechanisms, the Telecom Group may seek rate increases in local service rates to offset any reductions in interstate revenues.

    Where applicable and subject to state regulatory approval, TDS Telecom's ILEC subsidiaries utilize intrastate access tariffs and participate in intrastate revenue pools. However, many intrastate toll revenue pooling arrangements, historically a source of substantial revenues to TDS Telecom's LECs, have been replaced with access-charge-based arrangements. In these cases, access charges are typically set to generate revenue flows similar to those realized in the pooling process. The impact of the 1996 Act has accelerated the pace of regulatory re-evaluation at both the state and federal level. To the extent that state-ordered access charge revisions reduce revenues, TDS Telecom may seek adjustments in other rates. Some states are utilizing a state high cost fund to offset access charge reductions. See "Risk Factors--Risk of Adverse Developments in the Business of TDS Telecom--Government Regulation."

    TELEPHONE ACQUISITIONS


    TDS Telecom continually reviews attractive opportunities to acquire operating telephone companies. Since January 1, 1993, TDS Telecom has acquired 18 telephone companies serving a total of 95,600 access lines for an aggregate consideration totaling $197 million, all of which were attributed to TDS Telecom. TDS Telecom acquired one telephone company in 1998 serving an aggregate of 6,000 access lines, one telephone company in 1997 serving an aggregate of 3,200 access lines, five telephone companies in 1996 serving an aggregate of 33,100 access lines, four telephone companies in 1995 serving an aggregate of 13,500 access lines, three telephone companies in 1994 serving an aggregate of 19,700 access lines and four telephone companies in 1993 serving an aggregate of 20,100 access lines. Recently, TDS Telecom has modified its acquisition strategy to focus on geographic clustering of telephone companies to achieve cost economies and to complement TDS Telecom's growth strategy.


    It is TDS Telecom's policy to preserve, in so far as possible, the local management of each telephone company it acquires. TDS Telecom provides the telephone companies with centralized purchasing and general management and other services, at cost plus a reasonable rate of return on invested capital. These services afford the subsidiaries expertise in finance; accounting and treasury services; marketing; customer service; traffic; network management; engineering and construction; customer billing; rate administration; credit and collection; and the development of administrative and procedural practices. See "Risk Factors-- Risk of Adverse Developments in the Business of TDS Telecom--Risks Associated with Possible Acquisition."

    FEDERAL FINANCING

    TDS Telecom's primary sources of long-term financing for additions to telephone plant and equipment have been the Rural Utilities Service ("RUS"), the Rural Telephone Bank ("RTB") and the Federal Financing Bank ("FFB"), each of which is an agency of the United States of America. The RUS has made primarily 35-year loans to telephone companies since 1949, at interest rates of 2% and 5%, for the purpose of improving telephone service in rural areas. Currently, the RUS is authorized to issue hardship loans at a

5% interest rate and other loans at an interest rate approximating the government's rate for instruments of comparable maturity. The RTB, established in 1971, makes loans at interest rates based on its average cost of money (6.54% for its fiscal year ended September 30, 1997), and in some cases makes loans concurrently with RUS loans. In addition, the RUS guarantees loans made to telephone companies by the FFB at the federal cost of money (6.01% for a 35-year note at December 31, 1997).

    Substantially all of TDS Telecom's telephone plant is pledged under, or is otherwise subject to, mortgages securing obligations of the operating telephone companies to the RUS, RTB and FFB. The amount of dividends on common stock that may be paid by the operating telephone companies is limited by certain financial requirements set forth in the mortgages. Effective October 6, 1997, the RUS revised its regulations on the amount of allowable distributions a borrower can make in any calendar year. For those companies with greater than 40% net worth to total assets, the entire amount above 40% net worth to total assets can be distributed. The majority of TDS Telecom's telephone subsidiaries exceed this percentage.

    At December 31, 1997, TDS Telecom's operating telephone companies had unadvanced loan commitments under the RUS, RTB and FFB loan programs aggregating approximately $112 million, at a weighted average annual interest rate of 5.71%, to finance specific construction activities in 1998 and future years. These loan commitments are generally issued for five-year periods and may be extended under certain circumstances. TDS Telecom's operating telephone companies intend to make further applications for additional loans from the RUS, RTB and FFB as their needs arise. There is no assurance that these government loan programs will continue to be available or that these applications will be accepted or what the terms or interest rates of any future loan commitments will be.

    FEDERAL AND STATE SUPPORT MECHANISMS

    To promote universal service, the FCC developed a number of federal support mechanisms to keep telephone rates affordable for both high-cost rural areas and low-income customers. Many of TDS Telecom's ILEC subsidiaries provide telephone service in rural areas and all of them offer service to low-income customers.

    The 1996 Act codified universal service goals and support; set forth clear principles for ensuring affordable access to modern telephone service nationwide; established discounts for schools, libraries and rural health care facilities; and established a federal-state joint board to make recommendations to the FCC regarding implementation of the universal service provisions of the 1996 Act. On May 8, 1997, the FCC released an order on universal service, adopting many of the joint board's recommendations. The FCC adopted the use of forward-looking proxy cost models to determine costs rather than relying on actual costs. However, rural ILECs will continue to receive support based on their actual costs through December 31, 2000. After December 31, 2000, rural ILECs will transition to the use of proxy cost models over an additional three-year period. To date, management of TDS Telecom believes that no proxy cost models have proven to provide sufficient and predictable revenue support for the provision of universal service by rural ILECs. The FCC has not adopted any proxy cost model for rural ILECs. Both petitions for review and judicial appeals of portions of the FCC's universal service rules and policies remain pending, and Congress legislated a requirement for the FCC to report on its implementation of universal service in its appropriations legislation.

    The FCC's order also mandated that all telecommunications providers contribute to the universal service fund beginning January 1, 1998. However, the order allows ILECs to recover these contributions through their interstate access rates.

    The final rules to implement the universal service provisions of the 1996 Act will involve development of new support mechanisms and changes in the eligibility criteria. In addition, some of TDS Telecom's ILEC subsidiaries operate in states where support and rate structures are either being re-evaluated or have already been changed. Full recovery of universal service costs in the future through interstate and intrastate mechanisms is uncertain. If interstate or intrastate support decreases, TDS Telecom's ILEC subsidiaries may pursue local service rate increases to recover the difference.

    Historically, telephone company acquisition and investment decisions assumed the ability to recover the cost and a reasonable rate of return through local service, access and support revenues. Significant changes in the universal service funding system could affect TDS's and TDS Telecom's acquisition and investment strategy.

CLEC TELEPHONE MARKETS

    The 1996 Act facilitates entry of TDS Telecom into new markets by requiring non-exempted ILECs (e.g., RBOCs, GTE and other ILECs, based on state regulators' determinations) to provide reasonable and non-discriminatory interconnection services and access to unbundled network elements to any CLEC that seeks to enter the markets in which the ILEC already offers services. TDS Telecom, through TDS METROCOM, its wholly-owned subsidiary has targeted certain third-tier cities, geographically proximate to existing TDS Telecom facilities and service areas, for facilities-based entry as a CLEC. Management of TDS Telecom believes that the size of the target markets will sustain one or two facilities-based competitors in addition to the ILEC. While additional competitors may enter such markets as resellers, TDS Telecom believes facility-based CLECs will have a long-run cost advantage, establish a barrier to entry and enable an alternative wholesale strategy for growth. To this end, TDS Telecom plans to build fiber-ring, switching and other network facilities in its targeted CLEC markets. TDS Telecom plans to follow a "clustering" approach to building its CLECs which will allow it to seek regional long distance traffic, share service and repair resources, and realize marketing efficiencies. As in its ILEC markets, the Company intends to become an ICP in its CLEC markets. The Company will provide local, long-distance, Internet access and other services through its own facilities and via resale. The Company also intends to resell mobile services in many markets.


    TDS Telecom's first CLEC in Madison, Wisconsin became operational in January 1998. The Madison CLEC is a facilities-based, full-service alternative to Madison's existing ILECs, Ameritech and Mid-Plains Telephone Companies, providing both voice and data services to commercial and consumer accounts, as well as wholesale services to IXCs and other carriers. While TDS Telecom is beginning its CLEC venture in its Madison and Minnesota markets, it plans to expand operations to Appleton and Green Bay, Wisconsin. As of March 31, 1998, TDS Telecom has invested $15 million in constructing its facilities in the Madison market and plans to invest an additional $16 million during the remainder of 1998. TDS Telecom constructed 54 miles of fiber optic cable in and around Madison.


    The CLEC strategy will place primary emphasis on small and medium-sized commercial and wholesale customers such as IXCs, Internet Service Providers ("ISPs") and cellular, paging and PCS companies. The Company expects to pursue consumer markets approximately six months after the CLEC enters the commercial market. Wholesale customers purchase transmission capacity and access services from CLECs. These services will be available to wholesale customers shortly after network completion. TDS Telecom believes that these customers are generally more sophisticated and are more likely to switch providers to obtain network reliability, redundancy and more flexible pricing. Medium-sized commercial prospects are characterized by above-average access line-to-employee ratios, heavier utilization of data services, and a focus on using telecommunications for business improvement rather than by concerns for cost reduction. These companies are generally growth-oriented and may be underserved by the ILEC or major IXCs. TDS Telecom will pursue a personal selling approach for its primary target markets. This approach builds on customer preference for integrated communications services and the customer's perception that the quality of the product is in the personalized service.

    While the CLEC is positioning itself as a high-quality provider, it expects price competition from the ILECs as they attempt to retain and regain their customers. The CLEC will seek to maintain an efficient cost structure to ensure it can match price-based initiatives from competitors. TDS Telecom expects to be more flexible in responding to customer needs than its ILEC competitors. To effectively compete in this new environment, TDS Telecom will enhance its efforts at product development to provide high-quality, cutting-edge services to its customers.

DATA INITIATIVES

    In 1997, TDS Telecom continued to expand its investments into data communications in order to offer a full suite of data products in its CLEC and many of its ILEC markets. TDS Telecom believes the targeted third-tier markets present a significant opportunity to market data services as the major carriers serving these locations have typically underinvested in these markets despite the growing demand. Switched data communications represent one of the fastest growing segments of the telecommunications services market. Computer proliferation, connectivity via local and wide area networks, the Internet and the emergence of multimedia applications are all driving demand. As a result, the domestic network infrastructure is strained at both the local and national levels. TDS Telecom's CLEC initiative will add local capacity in its selected cities designed to capture this growth.

    TDS Telecom has developed a LAN wiring business as part of its data services business. The LAN wiring business provides in-building wiring services to its customers. TDS Telecom assists its customers in designing and constructing specialized wiring networks for their business needs. Customers of the LAN wiring business include traditional in-market business customers of TDS Telecom and also non-traditional business customers located in ILEC markets not currently served by TDS Telecom. At December 31, 1997, TDS DATACOM, TDS Telecom's LAN wiring entity, operated in 14 markets and generated approximately $6.6 million in revenue for the year then ended.

    In furtherance of its strategy to position itself as a full-service, networking service provider, TDS Telecom plans to make high-speed xDSL based services available to customers in many of its ILEC and CLEC markets. TDS Telecom believes xDSL technology will form the foundation for new, high-speed data services and applications and is currently conducting trials of xDSL modems manufactured by several vendors. This technology will be employed to offer high-speed Internet access as well as high-speed LAN connectivity. In addition, TDS Telecom plans to develop Frame Relay and ATM services in select markets. TDSNET, TDS Telecom's ISP, is expanding its existing business offerings to include web hosting services and customized web content development. TDSNET expanded its operation in 1997 by adding an additional 13 operating markets to bring its total operating markets to 49. TDSNET served approximately 30,000 customers and generated approximately $4 million in revenue for the year then ended.

    TDS Telecom is also seeking to become a provider of enterprise network management center ("ENMC") services to targeted markets through expanded use of its own network management facilities. On November 17, 1997, upon completion of a competitive bidding process, the State of Wisconsin awarded TDS Telecom the "BadgerNet" ENMC, a multi-year contract which is expected to generate approximately $30 million in revenues over a five-year period. The BadgerNet ENMC will be designed to provide a focal point for the operational management of over 72 state agency and university networks, services and equipment and is expected to commence operations in 1998. TDS Telecom believes it has developed substantial expertise in developing its ENMC and has the capacity through existing facilities to provide ENMC services to additional third parties.

    Although TDS Telecom currently operates these businesses, they are in an early stage of development. There can be no assurance that TDS Telecom will expand these businesses. See "Risk Factors--Risks of Adverse Developments in the Business of TDS Telecom--Risks of Expansion and Entry Into New Businesses."

SALES AND MARKETING

    TDS Telecom seeks to leverage its networks through sales and marketing activities targeted at two separate customer groups: retail and wholesale. Retail customers are composed primarily of residential

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
customers, businesses, government and institutional telecommunications users. Wholesale customers consist of IXCs and information service providers such as commercial data processing service providers and ISPs.

    RETAIL MARKETS

    COMMERCIAL MARKETS. Businesses account for approximately 22% of TDS Telecom's access lines. TDS Telecom focuses its business customer marketing on information-intensive industries such as financial services, health services, realty, hotels and motels, education and government. TDS Telecom uses its direct sales force, targeted mailings, and telemarketing to sell products and services to the commercial markets, which are segmented into tiers based on size and strategic importance. Different sales and distribution channels are employed for each segment. Specific account executives focus on the most profitable commercial customers by staying in contact with them on a regular basis. In 1996, TDS Telecom adopted a more aggressive compensation plan for its account executives targeted at revenue and customer satisfaction results.

    CONSUMER MARKETS. TDS Telecom's promotional and sales strategy with respect to its residential customers consists of two major initiatives: building brand equity by creating awareness of the TDS Telecom brand name; and using direct marketing to sell specific products and product groupings. Approximately 78% of TDS Telecom's total access lines are residential. The nature of TDS Telecom's residential markets has historically made direct marketing more effective than mass media such as radio and television. In addressing its consumer markets, TDS Telecom has made extensive and aggressive use of direct mail. TDS Telecom has been more selective in the use of telemarketing as a means of generating awareness, qualified leads, and sales. Increasingly, uniform branding has made the use of mass media more attractive, and TDS Telecom is beginning to increasingly incorporate these elements into its marketing program.

    In nearly all of its markets, TDS Telecom offers a complete family of custom calling services, including call waiting, call forwarding, three-way calling, and speed dialing. In 1997, TDS Telecom sold approximately 28,000 residential second lines, an increase of 46% over 1996. The Telecom Group recently launched its Advanced Calling Services family, which is centered around Caller ID service. In 1997, the Advanced Calling Services were available to 78% of the lines in service compared to 66% in 1996. In 1997, penetration of Caller ID increased from 13% in 1996 to 16% of lines equipped and aggregate penetration of Advanced Calling Services increased from 25% in 1996 to 30% of lines equipped.

    WHOLESALE MARKETS

    Access charges, billing and collection services and other traditional wholesale offerings generated $253 million, or approximately 61% of TDS Telecom's ILEC revenue for the year ended December 31, 1997. TDS Telecom seeks to establish close working relationships with the IXCs. TDS Telecom is working to establish systems to support "electronic bonding" of its operations with those of the IXCs. Electronic bonding provides seamless integration of TDS Telecom's and the IXCs' networks, enabling the IXCs to access service, billing and other data directly from TDS Telecom's network. It will also permit the IXCs to enter access service requests electronically using the integrated network. The initial phase of establishing these systems has taken place with the establishment of a dedicated customer service team to provide a single point of contact for the IXCs. During 1998 and beyond, automated systems solutions will be implemented to fully support electronic bonding.

    TDS Telecom sees significant potential in leveraging its infrastructure to provide new wholesale offerings to non-traditional customers. TDS Telecom has targeted high growth industry sectors such as CLECs, independent telephone companies, cable television companies, electric utilities and other telecommunications service providers for purchase of its wholesale offerings. Additionally, existing cellular wireless carriers are expanding their services in and near TDS Telecom's territories and new PCS wireless carriers are, or soon will be, offering service.

COMPETITION

    ILEC MARKETS

    The 1996 Act was intended to promote competition in the telecommunications industry as a national policy and continue the process of deregulation. The 1996 Act requires ILECs to provide reasonable and non-discriminatory interconnection services and access to unbundled network elements to any CLEC that seeks to enter the markets in which the ILEC already offers services. The 1996 Act also allows CLECs to co-locate network equipment on the ILEC's premises and prevents ILECs and CLECs from unduly restricting each other from use of facilities or information that would allow other organizations to effectively compete with them.

    All 106 telephone company subsidiaries of TDS Telecom are currently exempt from many of the interconnection provisions of the 1996 Act. According to the 1996 Act, a rural telephone company (which currently includes all 106 of TDS Telecom's ILECs) is exempt from the ILEC interconnection requirements until (i) such company has received a bona fide request for interconnection, resale of services, or network elements, and (ii) the state commission determines that such request is not unduly economically burdensome, is technically feasible, and is consistent with the universal service provisions of the 1996 Act. The party making a bona fide request must submit a notice of its request to the appropriate state commission which must then conduct an inquiry to determine whether to terminate the exemption. Within 120 days after a state commission receives notice of the request, it must determine if it will terminate the exemption. Upon termination of the exemption, the state commission must establish an implementation schedule for compliance with the request. Accordingly, the length of TDS Telecom's rural exemptions will vary based on the decisions of the various state commissions. Some TDS Telecom ILECs have already had requests filed by potential competitors seeking to terminate their exemptions and TDS Telecom believes there will eventually be open entry into nearly every aspect of the telephone industry, including local service, and, switched and special access services.

    TDS Telecom expects competition in the local telephone and access services businesses to be increased substantially as a result of the entrance of new competitors and the development of new technologies, products and services. Increased competition is expected from competitive access providers, IXCs, out-of-territory RBOCs and independent telephone companies, niche entrepreneurs, cable and utility companies, and wireless and satellite providers. To meet this increasing competition, TDS Telecom's strategy is to build customer loyalty by providing superior customer service, offering a full range of standardized products and services bundled in response to customer preferences and to rapidly develop new data products and services.

    TDS Telecom believes that the wireless companies pose the most significant threat in the long run to the local exchange industry. Although traditional analog cellular radio service cannot match the features or the clarity of communications provided via wireline networks, and as a result of high error rates and speed limitations is not currently suitable for data transmission, advances in digital PCS technology may permit wireless companies to eventually match the functionality and clarity of wireline communication and still allow customers the mobility of traditional wireless service. As the emerging PCS companies compete directly with established cellular radio companies, flat rate pricing alternatives may drive wireless rates towards or below wireline rates. In order to minimize the impact of wireless competition, TDS Telecom is pursuing wholesale service agreements with wireless companies to provide services to them and expects to provide wireless services through resale in many of its markets.

    CLEC MARKETS

    In Madison and each city where TDS Telecom expands as a CLEC, TDS Telecom faces, and expects to continue to face, significant competition from the ILECs which currently dominate their local telecommunications markets. TDS Telecom will compete with the ILECs on the basis of price, reliability, state-of-the-art technology, product offerings, route diversity, ease of ordering and customer service. However, the ILECs have long-standing relationships with their customers, have the potential to subsidize competitive services from monopoly service revenues, and benefit from favorable state and federal regulations. TDS Telecom expects its CLECs to provide a full range of local telecommunications services in order to compete effectively with the ILECs.

    Although the ILECs generally are subject to greater pricing and regulatory constraints than CLECs, ILECs are achieving increased pricing flexibility for their services as a result of, among other things, the 1996 Act. Existing competition for private line, special access and local exchange services is based primarily on quality, capacity and reliability of network facilities, customer service, response to customer needs, service features and price, and is not based on any proprietary technology. As a result of the technology used in its networks, TDS Telecom may have cost and service quality advantages over some currently available ILEC networks. In addition, TDS Telecom believes that, in general, it will provide more attention and responsiveness to its customers than its ILEC competitors.

    TDS Telecom may face competition from other CLECs and other potential competitors in certain of the cities in which TDS Telecom plans to offers its services. Many of TDS Telecom's existing and potential competitors have financial, personnel and other resources significantly greater than those of TDS Telecom. However, TDS Telecom believes that its strategy of targeting third-tier cities, its capital, technical and management resources and its orientation toward IXCs and other commercial telecommunications users will enable it to achieve its strategic objectives. CLECs' ability to compete depends in part on federal and state rules covering pricing and terms for ILECs' services provided by unbundled network elements and resale, as well as ILECs' operation support systems.

    In addition to the ILECs and other CLECs, potential competitors capable of offering private line, special access and local exchange services include long distance carriers, cable television companies, electric utilities, microwave carriers, wireless telephone system operators, and private networks built by large end users. Previous impediments to certain utility companies entering telecommunications markets under the Public Utility Holding Company Act of 1935 were removed by the 1996 Act.

REGULATION

    The intrastate, local and access services of TDS Telecom's ILEC subsidiaries are regulated by state regulatory agencies, and TDS Telecom seeks to maintain positive relationships with these regulators. Rate setting, including local rates, intrastate toll rates and intrastate access charges, are subject to state commission approval. TDS Telecom will continue to pursue necessary changes in rate structures to ensure affordable rates and reasonable earnings.


    State regulators can approve service areas, service standards, accounting and related matters. In some states, construction plans, borrowing, depreciation rates, affiliated charge transactions and certain other financial transactions are also subject to regulatory approval. States have traditionally regulated entry into local markets by designating a single carrier to be the universal service provider. However, the 1996 Act has almost completely pre-empted state authority over market entry. Each state retains the power to impose competitively neutral requirements that are consistent with the 1996 Act's universal service provision and necessary for universal services, public safety and welfare, continued service quality and consumer rights. While a state may not impose requirements that effectively function as barriers to entry, and the FCC must pre-empt challenged state requirements if they impose such barriers to entry, a state retains limited authority to regulate certain competitive practices in rural telephone company service areas.

    The 1996 Act establishes a general duty for all telecommunications carriers, including wireless providers, to interconnect with other carriers. Congress prescribed a more specific list of interconnection requirements for all LECs including resale, number portability, dialing parity, access to rights-of-way and reciprocal compensation. The FCC has adopted or is considering rules and policies implementing the provisions of the 1996 Act.

    Unless exempted, or granted suspension or modification, ILECs have additional obligations: (a) to negotiate in good faith terms of interconnection;
(b) to comply with more detailed interconnection terms, including non-discrimination and unbundling their network and service components so competitors may use only those elements they choose for providing their services; (c) to offer their retail services at wholesale rates to facilitate resale by their competitors; and (d) to allow other carriers to place equipment necessary for interconnection or access on their premises. Rural telephone companies are exempted from these obligations until they receive a bona fide request for interconnection, resale of services or network elements and the applicable state commission determines that termination of the exemption is not unduly economically burdensome, is technically feasible and is consistent with universal service.

    Many of the FCC determinations made to implement the 1996 law and to facilitate competition in local service and other telephone services involve investment and upgrades to TDS Telecom's networks. These investments and upgrades include requirements to implement local number portability so subscribers may change to competitors' services without changing their telephone numbers, network signaling information that must be provided to certain other carriers and pay phone providers, and other changes that require additional investments and expenses. TDS Telecom is seeking to comply with these requirements, and is pursuing policies that provide a fair opportunity to recover its costs, but in some cases is asking for waivers or delayed implementation deadlines. A new law also requires LECs to provide certain communications for law enforcement purposes. The full cost and the adequacy of the government compensation are not yet known, but the LEC industry is pursuing regulatory policies that cover any shortfall in available government compensation.


    As defined in the 1996 Act, all of TDS Telecom's ILEC subsidiaries qualify as rural telephone companies. Therefore, they enjoy an exemption from the ILEC interconnection requirements until they receive a bona fide request for interconnection and the state commission lifts the exemption. TDS Telecom has received two requests for interconnection, one of which has been withdrawn, and the other of which is currently pending. The FCC has also adopted extensive rules for state commissions to follow in mediating and arbitrating interconnection negotiations between incumbent LECs and carriers requesting interconnection, resale of services or network elements. The 1996 Act establishes deadlines, standards for state commission approval of interconnection agreements and recourse to the FCC if a state commission fails to act. A federal appellate decision striking down FCC pricing regulations for interconnection and several rules that limited the Telecom Group telephone companies' ability to obtain regulatory relief from stricter interconnection requirements for incumbent telephone companies has been accepted for review by the U.S. Supreme Court. TDS cannot predict the outcome of this or the numerous other court and FCC proceedings stemming from the 1996 Act.


    TDS Telecom seeks to maintain and enhance existing revenue streams despite heightened earnings review activity by state regulators and the advent of local exchange competition resulting from the 1996 Act. TDS Telecom is preparing for competition even though such changes will often require changes in state regulation or state regulatory approvals. For example, TDS Telecom is seeking the necessary pricing flexibility to adjust its rate structures to a more competitive model. TDS Telecom is also participating in state regulatory and legislative processes to urge that any telecommunications reform measures treat rural areas fairly and continue to provide sufficient contributions to high cost rural service areas to keep the rates of TDS Telecom's ILECs affordable. The ongoing changes in public policy and introduction of competition may negatively affect the earnings of the operating subsidiaries, and TDS Telecom is not able to predict the extent of any such negative impact.

    While the majority of TDS Telecom's ILEC subsidiaries continue to operate in a rate-of-return environment, a number of state commissions are negotiating, or have agreed to alternative regulation

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

plans, with ILECs. Price regulation, the most common form of alternative regulations, focuses on the price of telecommunications services rather than rules based on authorized costs and rates of return. TDS Telecom's ILEC subsidiaries in Alabama, Arkansas, Michigan and Pennsylvania are currently operating in a price-regulated environment, whereby the commissions in those states are no longer reviewing earnings annually. For several years, the RBOCs and some of the nation's larger ILECs have operated under an FCC "price cap" plan, modified in 1997, where earnings can be increased through productivity improvements.


    For 1998, TDS Telecom's telephone subsidiaries neither elected federal price caps nor an alternative FCC plan, which was designed for smaller LECs. Instead, the operating subsidiaries plan to continue to abide by traditional rate-of-return regulation for interstate purposes, unless those regulatory terms are changed. Since approximately one-third of TDS Telecom's telephone subsidiaries serve high-cost areas, important averaging mechanisms associated with the NECA pooling process would be lost if TDS Telecom elected either of the alternatives to traditional rate-of-return regulation. However, the FCC periodically considers whether to initiate a proceeding to lower the allowed rate-of-return for rate-of-return LECs. The FCC also plans to reform the rules that govern how rate-of-return regulated LECs, on their own or through NECA, charge IXCs for local distribution of their interstate calls. Some of the reforms already adopted for price cap regulated LECs, if expanded to cover the TDS Telecom LECs, could reduce interstate cost recovery, and could prompt the LECs to seek state commission approval of increased local rates.

    NECA is requesting access charge changes from the FCC which would use a "banded" rate structure to help pool members with lower costs charge more competitive rates. NECA's most recent access charges were approved effective January 1, 1998.

    Access to affordable long-distance service in rural areas was achieved because the FCC ordered AT&T to provide nationwide average rates. As a result of increasing competition, the FCC lifted all regulations relating to AT&T's interstate services in 1996. However, the 1996 Act preserves interstate toll rate averaging and endorses a nationwide policy that interstate and intrastate long-distance rates of all long-distance carriers should not be higher in rural areas than in urban areas they serve. The statute is intended to ensure affordable long-distance services even in TDS Telecom's most remote exchanges.

OTHER INVESTMENTS

    At December 31, 1997, certain subsidiaries of TDS Telecom owned cellular interests representing approximately 388,000 POPs. On February 27, 1998, a portion of the cellular interests were exchanged for approximately 1.1 million shares of AirTouch Communications common stock. Cellular interests representing approximately 262,000 POPs were retained.

EMPLOYEES

    As of December 31, 1997, TDS Telecom had a total of 2,297 employees. There are 131 employees at TDS Telecom who are represented by labor unions. TDS Telecom considers its relations with its employees to be favorable.

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

                           MANAGEMENT OF TDS TELECOM


    Set forth below is certain information regarding the senior management of TDS Telecom:


NAME                                         AGE                                POSITION
---------------------------------------      ---      ------------------------------------------------------------

LeRoy T. Carlson, Jr...................          51   Chairman

James Barr III.........................          58   President and Chief Executive Officer

Jerry W. Masters.......................          55   President--Retail Markets Group and President-- Wholesale
                                                        Markets Group

Charles W. Ricker......................          51   President--Product and Business Development Group

David A. Darwin........................          53   Senior Vice President--Government and Regulatory Affairs

William G. Grabel......................          55   Senior Vice President--Human Resources and Administration

David A. Wittwer.......................          37   Chief Financial Officer and Vice President--Finance

G. Ronnie Barnes.......................          51   Vice President--Southern Region, Retail Markets Group

James A. Bubar.........................          48   Vice President--Information Systems and Chief Information
                                                        Officer

James W. Butman........................          40   President and General Manager--TDS METROCOM

Michael F. Edl.........................          45   Vice President--Network Services

Kevin G. Hess..........................          44   Vice President--Federal Affairs

Michael A. LeaVesseur..................          42   Vice President--Wholesale Markets Group

Michael A. Pandow......................          43   Vice President--Eastern Region, Retail Markets Group

Louis D. Reilly........................          55   Vice President--Western Region, Retail Markets Group

Michael B. Roddy.......................          36   President--USLink

Collette A. Sorgel.....................          41   Vice President--Marketing, Retail Markets Group



    LEROY T. CARLSON, JR., CHAIRMAN. Mr. Carlson has been Chairman of TDS Telecom and President, Chief Executive Officer and a director of TDS for more than five years. Mr. Carlson is also Chairman and a director of U.S. Cellular and Aerial and serves on the Board of Directors of the National Rural Telecom Association. Prior to joining TDS, Mr. Carlson was associated with Arthur Andersen & Co., and the Singer Corporation in various financial positions. He holds a Master of Business Administration degree from Harvard University as well as an undergraduate degree in economics from the same University.


    JAMES BARR III, PRESIDENT AND CEO. Prior to becoming President and CEO of TDS Telecom in 1990, Mr. Barr was Vice President of Sales for AT&T, where he was responsible for all major accounts in New York and New England. Mr. Barr spent 27 years with the Bell System and AT&T. In addition to working in several departments at AT&T, including AT&T's Business Markets Group and its Business Sales Division, Mr. Barr has also worked for Bell Canada and Telecom Canada. Mr. Barr is a member of the Board of Directors of TDS and Aerial, and of the National Rural Telecom Association. Mr. Barr holds a B.S. in mechanical engineering from Iowa State University and an MBA from the University of Chicago.

    JERRY W. MASTERS, PRESIDENT--RETAIL MARKETS GROUP AND PRESIDENT--WHOLESALE MARKETS GROUP. Mr. Masters has served as President--Wholesale Markets Group since January 1998 and as President-- Retail Markets Group since 1995. Before joining the Company in 1991 as Vice President--Marketing,

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
Mr. Masters worked for AT&T as Service Vice President for Federal Government Services, a position in which he led an organization that provided operations support for all network services provided to the federal government. He holds a B.A. in business from Drury College and an M.S.B.M. from Pace University.


    CHARLES W. RICKER, PRESIDENT--PRODUCT AND BUSINESS DEVELOPMENT GROUP. Prior to being appointed President of Product and Business Development in January 1997, Mr. Ricker was President of TDS Telecom's Planning and Network Group. Mr. Ricker served as Senior Vice President for the Central Region, where he was responsible for the general operations of 50 independent telephone companies serving 140,000 customers located in 15 midwestern and western states. Mr. Ricker holds a B.A. in Accounting from Bentley College.


    DAVID A. DARWIN, SENIOR VICE PRESIDENT--GOVERNMENT AND REGULATORY
AFFAIRS. Mr. Darwin became Senior Vice President--Government and Regulatory Affairs in 1997 after serving as TDS Telecom's Senior Vice President of State Regulatory Affairs and as Director of Revenue Requirements. Mr. Darwin holds a B.A. in Accounting from the University of Wisconsin--Madison.

    WILLIAM G. GRABEL, SENIOR VICE PRESIDENT--HUMAN RESOURCES AND ADMINISTRATION. Prior to being appointed Senior Vice President--Human Resources and Administration in 1997, Mr. Grabel served as CFO of TDS Telecom from 1990 until 1997. Mr. Grabel has also served as TDS Telecom's Controller and Director of Internal Audit. Mr. Grabel holds a B.A. in Accounting and Business Administration from Lakeland College. He is also a Certified Public Accountant.

    DAVID A. WITTWER, CHIEF FINANCIAL OFFICER AND VICE
PRESIDENT--FINANCE. Prior to being appointed CFO in 1997, Mr. Wittwer served as Vice President of Finance from 1995 to 1997. Mr. Wittwer has also served as TDS Telecom's Controller. Mr. Wittwer holds a B.A. in Accounting from the University of Wisconsin-- Whitewater and an M.S. from the University of Wisconsin--Madison. He is also a Certified Public Accountant.

    G. RONNIE BARNES, VICE PRESIDENT--SOUTHERN REGION; RETAIL MARKETS
GROUP. Prior to being appointed to his present position in 1996, Mr. Barnes served as Vice President--Operations (1993-1996) and Director--Operations of the TDS Telecom Southeast Region.

    JAMES A. BUBAR, VICE PRESIDENT--INFORMATION SYSTEMS AND CHIEF INFORMATION OFFICER. Prior to being named Vice President for Information Systems and Chief Information Officer in 1994, Mr. Bubar served as Vice President and Mid-Central Division Manager for TDS Telecom between 1990 and 1994. Mr. Bubar holds a B.A. in Administrative Sciences from Colby College, an M.B.A. from Thomas College and is a Certified Management Accountant.

    JAMES W. BUTMAN, PRESIDENT AND GENERAL MANAGER, TDS METROCOM. Prior to his assignment as President and General Manager of TDS METROCOM in 1997, Mr. Butman served as President of USLink, TDS Telecom's long distance subsidiary since 1994, and has held positions in State Regulatory Affairs, Government & Regulatory Affairs, and Marketing. Mr. Butman holds a B.A. from the University of Wisconsin--Eau Claire and an MBA from the University of Wisconsin--Madison and he is a Certified Management Accountant.

    MICHAEL F. EDL, VICE PRESIDENT--NETWORK SERVICES. Mr. Edl joined the Company in 1996 after spending 16 years at MCI. At MCI, Mr. Edl was Director of Operations for the Midwest region maintaining the long distance network in Michigan, Ohio and Indiana, including MCI's CLEC, MCImetro. Mr. Edl holds a B.A. from the University of Phoenix and an M.B.A. from Case Western Reserve University.

    KEVIN G. HESS, VICE PRESIDENT--FEDERAL AFFAIRS. Prior to being appointed to his present position in 1997, Mr. Hess held various positions in Government & Regulatory Affairs and State Regulatory Affairs since joining TDS Telecom. He is a Certified Public Accountant, a graduate of the University of Wisconsin--Madison, and has an MBA from the University of Tennessee.


    LOUIS D. REILLY, VICE PRESIDENT--WESTERN REGION; RETAIL MARKETS
GROUP. Prior to being appointed to his present position, Mr. Reilly was Vice President of Customer Service of TDS Telecom. He holds a B.A. in Business from Pennsylvania State University.


    MICHAEL A. LEAVESSEUR, VICE PRESIDENT--WHOLESALE MARKETS GROUP. Prior to being appointed Vice President--Wholesale Markets Group in 1998, Mr. LeaVesseur served as Retail Markets Group Vice-President of the Western Region and as District Manager for TDS Telecom's East Tennessee and Georgia companies. He holds a B.A. from the University of Wisconsin and is a Certified Public Accountant.


    MICHAEL A. PANDOW, VICE PRESIDENT--EASTERN REGION; RETAIL MARKETS
GROUP. Prior to being appointed Vice-President--Eastern Region; Retail Markets Group in 1995, Mr. Pandow held various high level staff positions in regulatory affairs and marketing areas of TDS Telecom and has also served as a District Manager in the operations area. He holds an undergraduate degree in Business Law and an MBA in Finance from the University of Wisconsin-Whitewater.

    MICHAEL B. RODDY, PRESIDENT--USLINK. Prior to being appointed President--USLink in 1997, Mr. Roddy's assignments with TDS Telecom included rates and tariff development, policy development and advocacy, rate case filings, and industry/intercompany settlements. Mr. Roddy holds a B.S. degree in Accounting from Villanova University and an MBA from the University of Wisconsin.

    COLLETTE SORGEL, VICE PRESIDENT--MARKETING; RETAIL MARKETS GROUP. Ms. Sorgel joined TDS Telecom in 1996 in her present position. Prior to that, Ms. Sorgel was Marketing Services Director for DCI Marketing. Ms. Sorgel holds a B.S. degree from the University of Wisconsin--Whitewater. She is also a Certified Marketing Executive through Sales and Marketing Executives International.


DIRECTORS



    Although TDS Telecom is and will continue to be wholly-owned by TDS and controlled by the TDS Board of Directors, TDS Telecom will continue to be a separate subsidiary and will continue to have a separate board of directors (the "TDS Telecom Board"). The TDS Telecom Board currently is and will continue to be responsible for the business affairs and operations of TDS Telecom. Although not required to do so, TDS intends to appoint two independent directors to the TDS Telecom Board. TDS believes that the presence of qualified independent directors on the TDS Telecom Board will serve to enhance the quality of TDS Telecom's business affairs and operations by providing independent oversight and judgment. In addition to such two independent directors of TDS Telecom, who have not yet been identified, the following persons are expected to serve as members of the initial TDS Telecom Board following the completion of the offerings:



NAME                                         AGE       POSITIONS WITH TDS AND TDS TELECOM / PRINCIPAL OCCUPATION
---------------------------------------      ---      ------------------------------------------------------------

LeRoy T. Carlson.......................          81   Director and Chairman of TDS

LeRoy T. Carlson, Jr...................          51   Director and President of TDS, and Director and Chairman of
                                                        TDS Telecom

James Barr III.........................          58   Director of TDS, and President and Chief Executive Officer
                                                        of TDS Telecom

Walter C. D. Carlson...................          44   Director of TDS and Partner of Sidley & Austin

Gregory J. Wilkinson...................          47   Vice President and Controller of TDS

                          DESCRIPTION OF CAPITAL STOCK


    The following is a description of the capital stock of the Company, reflecting the filing of the Restated Certificate authorizing the Telecom Group Shares and the other Tracking Stocks with the Delaware Secretary of State. This description does not purport to be complete and is qualified in its entirety by reference to the Restated Certificate, which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. For the definitions of certain capitalized terms used in this section which have not been previously defined, see "Certain Definitions."


GENERAL


    AUTHORIZED SHARES. The Restated Certificate authorizes the issuance of an aggregate of 475,000,000 shares of capital stock of the Company, consisting of up to 279,401 Preferred Shares, 4,720,599 Undesignated Shares, 25,000,000 Series A Common Shares, 100,000,000 Common Shares, 20,000,000 Special Common Shares, in each case with a par value of $0.01 per share, 90,000,000 Telecom Group Shares, 140,000,000 Cellular Group Shares and 95,000,000 Aerial Group Shares.


    In addition to the shares of each of the Tracking Stocks to be issued in the Recapitalization, shares of each of the Tracking Stocks are being reserved for issuance upon conversion, exercise or exchange subsequent to the Distribution of certain outstanding convertible securities issued by the Company, and certain options to purchase Common Shares that are outstanding under the Company's existing stock incentive plans. All such convertible securities and options will be adjusted upon the Distribution so that the security or option is convertible, or exercisable, as the case may be, into Common Shares and shares of each of the Telecom Group, Cellular Group and Aerial Group as if such convertible security or option was converted or exercised, as the case may be, immediately prior to the Distribution.


    The following table shows the number of shares of capital stock of TDS outstanding after the Merger, the number of shares of TDS capital stock which would be issued and outstanding if the Recapitalization is completed as contemplated, the number of shares which are expected to be reserved for issuance for certain purposes and the number of authorized shares which would be available for other purposes based on shares outstanding at April 30, 1998.


                                                                             SHARES
                                                              ISSUED IN    ISSUABLE TO                 AVAILABLE
                            ISSUED IN      ISSUED IN THE         THE          THIRD     RESERVED FOR      FOR       RETAINED
                             MERGER     RECAPITALIZATION(1)  DISTRIBUTION  PARTIES(2)   ISSUANCE(3)    ISSUANCE    INTEREST(4)
                           -----------  -------------------  ------------  -----------  ------------  -----------  -----------
TDS Group:

  Common Shares..........   54,036,216(5)         --              --         1,483,357    5,020,755    39,459,672      --

  Series A Common
    Shares...............    6,939,280          --                --           --           169,520    17,891,200      --

  Special Common
    Shares...............      --               --                --           --            --        20,000,000      --

    Total TDS Group
      Common Shares......   60,975,496          --                --         1,483,357    5,190,275    77,350,872      --

  Preferred Shares.......      279,401          --                --           --            --           --           --

Undesignated Shares......      --               --                --           --            --         4,720,599      --

Telecom Group Shares.....      --            13,500,000(6)    40,650,331       988,904    6,265,069    16,034,490   12,561,206

Cellular Group Shares....      --            18,987,042(7)    60,975,496    10,284,860    7,818,715    23,092,079   18,841,808

Aerial Group Shares......      --            11,564,752(7)    40,650,331     2,361,179    5,467,794    22,394,739   12,561,205


                              TOTAL
                            AUTHORIZED
                           ------------
TDS Group:
  Common Shares..........   100,000,000
  Series A Common
    Shares...............    25,000,000
  Special Common
    Shares...............    20,000,000
    Total TDS Group
      Common Shares......   145,000,000
  Preferred Shares.......       279,401
Undesignated Shares......     4,720,599
Telecom Group Shares.....    90,000,000
Cellular Group Shares....   140,000,000
Aerial Group Shares......    95,000,000


----------------------------------
(1) The Recapitalization includes the Offerings and the U.S. Cellular and Aerial Mergers as proposed by TDS.

(2) Includes shares issuable as Committed Acquisition Shares and shares issuable pursuant to the Pre-Distribution Convertible Securities by TDS, and shares which would become issuable as a result of the U.S. Cellular Merger and the Aerial Merger. See "--Certain Definitions."

(3) Shares reserved for issuance pursuant to employee benefit plans, acquisitions and a dividend reinvestment plan.

(4) Net of shares issuable from Retained Interest.

(5) Includes 484,012 Common Shares held by a subsidiary of the Company.

(6) Assumes the Underwriters do not exercise their over-allotment option.


(7) Based on original exchange ratios offered by TDS and on shares of U.S. Cellular and Aerial outstanding as of November 30, 1997.

    INCREASES IN AUTHORIZED SHARES. The Restated Certificate permits the number of authorized shares of any class of capital stock to be increased or decreased (but not below the number of shares then outstanding in such class, respectively) by the affirmative vote of the holders of a majority of the shares of capital stock of the Company entitled to vote with respect to matters other than the election of directors. This provision in the Restated Certificate gives the Company flexibility to authorize additional shares of any class of capital stock for use for any corporate purpose, without the need to obtain the approval of a majority of the affected class or classes, by obtaining the approval of the holders of a majority of the voting power of the shares of capital stock of the Company entitled to vote with respect to matters other than the election of directors, voting as a single group. The TDS Voting Trust presently holds a majority of the voting power of the Company.

    This provision may allow TDS to authorize and issue shares of capital stock under circumstances which could preserve the ability of the TDS Voting Trust to continue to exercise control over a majority of the voting power of TDS and, therefore, could deprive shareholders of TDS of an opportunity to sell their shares at a premium over market prices or make it more difficult to replace the current Board and management of TDS. See "Risk Factors--Risks Related to Capital Structure and the Telecom Group Shares--Absence of Approval Rights with Respect to Future Issuances of Authorized Shares." The TDS Voting Trust has no current intention to take any action to authorize any additional shares of capital stock, other than as described herein.

    The Board is authorized by the Restated Certificate to designate and issue Undesignated Shares in one or more classes or series of preferred or common stock from time to time, and to establish as to each class or series the designation and number of shares to be issued, the dividend rate, the redemption price and terms, if any, the amount payable upon voluntary or involuntary dissolution of TDS, sinking fund provisions, if any, voting rights, if any, the terms of conversion into shares of common stock, if provided for, and such other rights, preferences or limitations as may be provided in such designation. The Undesignated Shares will thereafter be available for designation and issuance as common or preferred stock from time to time for any proper corporate purpose, including issuances for cash, acquisitions, stock splits, stock dividends, stock option plans and funding of employee benefit plans. Generally, no further action or authorization by the shareholders is necessary prior to the designation or issuance of the additional Undesignated Shares authorized pursuant to the Restated Certificate unless applicable laws or regulations would require such approval in a given instance. Having such additional authorized shares of stock available for designation and issuance in the future gives TDS flexibility and may allow such shares to be issued without the expense and delay of a special shareholders' meeting. Shares of common or preferred stock could be issued in circumstances that would serve to preserve control of TDS's then existing management. See "Risk Factors--Risks Related to Capital Structure and the Telecom Group Shares--Anti-Takeover Considerations."

    Undesignated Shares could be used for classes or series of preferred stock to be designated and issued, and also permit classes or series of common stock to be designated and issued to track new businesses or to separate existing businesses from any of the Groups. For instance, shares of tracking stock could be designated and issued for the benefit of the TDS Group. Such new shares of tracking stock could be distributed to the holders of Common Shares and Series A Common Shares upon the creation or separation of a business, sold for cash in a public or private offering to finance a new business for the benefit of the TDS Group or delivered in connection with the acquisition of a business by the TDS Group. Undesignated Shares could also be designated with respect to any other Group. The Company has no current plans to create any additional tracking stocks or to make any material investments in any new businesses.

    Any future designation and issuance of Undesignated Shares as preferred or common stock will be attributed to one or more of the Groups as may be determined by the Board at such time, taking into consideration the use of the proceeds of the issuance of such shares and any other relevant factors.

    REDEMPTION TO PROTECT LICENSES. As permitted by Delaware law, the Restated Certificate also includes a provision permitting the Company to redeem shares of capital stock (other than Series A Common Shares) to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency.

    This provision would permit the redemption of shares, if necessary, to avoid the loss of any franchise or license under the Communications Act of 1934, as amended (the "Communications Act") and the rules and regulations of the FCC. Failure to comply with the requirements of the Communications Act and the FCC may result in denial or revocation of FCC licenses.

    The Restated Certificate permits TDS to redeem any shares of capital stock (other than Series A Common Shares) from disqualified holders at their fair market value to the extent necessary to prevent the loss of or secure the reinstatement of, or to prevent the denial of applications for or the renewal of any governmental license or franchise held by TDS or any of its subsidiaries, or any person in which TDS has any direct or indirect ownership or voting interest, if the license or franchise is conditioned upon some or all of the holders of the corporation's stock, or persons entitled to vote such stock, possessing prescribed qualifications or any other condition. A disqualified holder is any holder of shares of capital stock of TDS whose holding of such shares on behalf of such holder or on behalf of any other person, either individually or when taken together with the holding or voting of shares of capital stock of TDS by any other holders or persons entitled to vote such shares, may result, in the good faith judgment of the Board, in the loss of, or the failure to secure the reinstatement of, or the denial of applications for or the renewal of, any license or franchise from any governmental agency held by TDS or any of its subsidiaries, or any person in which TDS has any direct or indirect ownership or voting interest.

    The redemption price of the shares to be redeemed will be equal to the lesser of (i) the fair market value of such shares or (ii) if such shares were purchased by the disqualified holder within one year of the redemption date, the disqualified holder's purchase price for such shares (the "Required Price"). The fair market value of a share of capital stock of any class or series of TDS means the average closing price for such a share for each of the 20 most recent days on which shares of capital stock of such class or series have traded preceding the day on which notice of redemption is given, except that if shares of capital stock of such class or series are not traded on any securities exchange or in the over-the-counter market, "fair market value" will be determined by the Board in good faith. The redemption price of such shares may be paid in cash, securities or any combination thereof.

    TDS may redeem any shares from disqualified holders in exchange for any debt or equity securities (other than Series A Common Shares or securities convertible into or exchangeable for, or carrying a right to subscribe to or acquire, Series A Common Shares) of TDS, any of its subsidiaries or any other corporation, or any combination thereof, having such terms and conditions as may be approved by the Board and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the Board, has a value at the time of notice of redemption at least equal to the Required Price.

    If less than all the shares held by disqualified holders are to be redeemed, the shares to be redeemed will be selected in a manner to be determined by the Board, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board.

    At least 30 days' written notice of the redemption date will be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder), except that the redemption date may be the date on which written notice is given to record holders if the cash or securities necessary to effect the redemption is deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed.

DESCRIPTION OF PREFERRED SHARES

    The Restated Certificate authorizes the issuance of up to 326,664 Preferred Shares, having substantially the same rights, limitations and privileges as the Preferred Shares issued prior to the Merger. All obligations with respect to the issued Preferred Shares are attributed to the TDS Group. The Preferred Shares which are currently convertible into Common Shares will become convertible into Telecom Group Shares, Cellular Group Shares and Aerial Group Shares, as well as Common Shares, as a result of the Distribution. If and when such Preferred Shares are converted, the shares to be issued upon such conversion will be issued either from the Retained Interest, or from authorized but unissued Telecom Group Shares, Cellular Group Shares and Aerial Group Shares, as the case may be, provided that, if such shares are issued from authorized but unissued shares, the TDS Group will be charged, and such other Groups will be credited, with an amount equal to the product of the number of shares of Tracking Stock of such Groups which are issued upon conversion and the Market Value of one share of such Tracking Stock over the twenty-Trading Day period ending five Trading Days prior to the issuance of such shares.

DESCRIPTION OF SERIES A COMMON SHARES, COMMON SHARES AND SPECIAL COMMON SHARES

    The Series A Common Shares, Common Shares, any issued Special Common Shares and any other shares so designated by the Board (including the issued Preferred Shares) represent the entire equity interest in the TDS Group.

    VOTING RIGHTS. In the election of directors, the holders of Preferred Shares issued before October 31, 1981 and Common Shares vote together with the holders of Tracking Stocks and any issued Special Common Shares, in the election of 25% of the directors (rounded up) plus one additional director (or four directors based on a Board of twelve directors). The Preferred Shares issued before October 31, 1981 and Common Shares have one vote per share in the election of such directors and all other matters (other than the election of the directors described in the following paragraph).

    The holders of Preferred Shares issued after October 31, 1981 and Series A Common Shares vote in the election of 75% of the directors (rounded down), less one director. Based on a Board of twelve directors, such holders would vote in the election of eight directors. Each of the currently outstanding Preferred Shares issued after October 31, 1981 has one vote and Series A Common Shares have ten votes per share in the election of such directors, as well as all other matters (other than the election of the directors elected by the voting group described in the preceding paragraph).

    If the number of Series A Common Shares issued and outstanding at any time falls below 500,000, because of the conversion of Series A Common Shares or otherwise, the holders of Series A Common Shares would lose the right to vote as a separate class (with the holders of Preferred Shares issued after October 31, 1981 which have voting rights) in the election of approximately 75% of the directors less one director, and thereafter the holders of Series A Common Shares (with ten votes per share) would vote with the holders of all other classes of capital stock as a single class in the election of all directors. In such election, holders of Common Shares and any issued Special Common Shares would have one vote per share, holders of Tracking Stock would have per share voting rights which would float, as discussed below, and Preferred Shares would have the voting rights specified in the Restated Certificate or designation. It is unlikely that the number of outstanding Series A Common Shares will fall below 500,000, because more than 6,000,000 Series A Common Shares are held in the TDS Voting Trust, and the trustees of the TDS Voting Trust have indicated that they have no present intention of converting Series A Common Shares into Common Shares.

    Actions submitted to a vote of shareholders other than the election of directors will generally be voted on only by holders of Common Shares, Series A Common Shares and series of Preferred Shares which have voting rights. Under the Restated Certificate, except as required under the DGCL, only the affirmative vote of the holders of a majority of the outstanding voting power of the Common Shares, Series A Common Shares and such voting Preferred Shares, voting as a group, is required to amend the

Restated Certificate, approve any merger or consolidation of TDS with or into any other corporation, approve the dissolution of TDS or approve any other matter required to be voted on by shareholders. However, under Delaware law, the holders of the outstanding shares of a class are entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the par value of the shares of such class or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. The Board has proposed an amendment to the Restated Certificate which would require a class vote by a majority of the holders of the Common Shares and Series A Common Shares, each voting separately as a class, for approval of certain mergers or consolidations of TDS. See "--Proposed Amendments to Restated Certificate." As discussed above, the Restated Certificate permits the number of authorized shares of any class of capital stock to be increased or decreased (but not below the number of shares then outstanding in such class, respectively) by the affirmative vote of a majority of the voting power of the shares of capital stock entitled to vote with respect to matters other than the election of directors, without a class vote of the affected class. The Board has also proposed an amendment to the Restated Certificate which would require a class vote by a majority of the holders of Common Shares to increase or decrease the authorized number of Common Shares and would require a class vote by a majority of the holders of Series A Common Shares to increase or decrease the authorized number of Series A Common Shares. See "--Proposed Amendments to Restated Certificate."


    DIVIDENDS. Subject to the satisfaction of all Preferred Share dividend preference and redemption provisions, holders of common stock are entitled to receive such dividends as may be declared from time to time by the Board.

    Dividends on each of the Common Shares, the Series A Common Shares and any issued Special Common Shares are payable out of the lesser of assets of the Company legally available therefor and the Available Dividend Amount for the TDS Group. See "--Certain Definitions." Subject to the foregoing provisions, notwithstanding the Available Dividend Amount for any Group, the respective amounts of prior dividends paid on, or liquidation rights of any shares of common stock, or any other factor, dividends may be declared and paid with respect to any class or series of common stock in equal or unequal amounts, except that, except as described below, unless the same dividends, on a per share basis, are declared and paid at the same time on any issued Special Common Shares, no dividends may be declared or paid on the Common Shares and, unless the same, or greater, dividends, on a per share basis, are declared and paid at the same time on the Common Shares and any issued Special Common Shares, no dividends may be declared or paid on the Series A Common Shares.

    Any decision to pay dividends in the future will depend on the financial condition, results of operations and business requirements of the Company as a whole. In making a determination as to the allocation of any future dividends among the classes or series of common stock, the Board expects to follow a policy under which it will consider, among other factors, the relative financial condition, results of operations and business requirements of the respective Groups. See "Dividend Policy."

    CHANGES IN CAPITAL STRUCTURE. In no event will any of the Common Shares, Series A Common Shares, or Special Common Shares be split, subdivided or combined unless all such classes are proportionately split, subdivided or combined.

DESCRIPTION OF TERMS OF TELECOM GROUP SHARES AND THE OTHER TRACKING STOCKS

    The following summarizes certain terms of the Telecom Group Shares. The terms of the Cellular Group Shares and the Aerial Group Shares are substantially similar to the terms of the Telecom Group Shares. See Annex A--Illustration of Certain Terms, for illustrations of certain of the provisions described under this section.

    The following table shows the Telecom Group Shares that would be issued, issuable to third parties, authorized for various purposes and available for issuance following the Offerings and the Distribution based on shares outstanding at April 30, 1998.



                                                                               PRO FORMA TELECOM GROUP SHARES
                                                                          ----------------------------------------
                                                                                          RETAINED
                                                                          OUTSTANDING     INTEREST       TOTAL
                                                                          ------------  ------------  ------------
Telecom Group Shares issued in the Offerings............................    13,500,000(1)      --       13,500,000
Distribution............................................................    40,650,331    13,550,110    54,200,441
                                                                          ------------  ------------  ------------
      Telecom Group Shares..............................................    54,150,331    13,550,110    67,700,441
                                                                          ------------  ------------  ------------
SHARES ISSUABLE TO THIRD PARTIES(2):
  Committed Acquisition Shares..........................................        27,015       (27,015)      --
  Pre-Distribution Convertible Securities
    TDS Preferred Shares................................................       578,539      (578,539)      --
    Existing Plans......................................................       383,350      (383,350)      --
                                                                          ------------  ------------  ------------
      Subtotal..........................................................       988,904      (988,904)      --
                                                                          ------------  ------------  ------------
SHARES RESERVED FOR ISSUANCE:
  Existing Plans........................................................       267,084       --            267,084
  1998 Long-Term Incentive Plan.........................................     2,500,000       --          2,500,000
  Tax-Deferred Savings Plan.............................................       175,000       --            175,000
  Acquisitions..........................................................     3,172,985       --          3,172,985
  Dividend Reinvestment Plan............................................       150,000       --            150,000
                                                                          ------------  ------------  ------------
      Subtotal..........................................................     6,265,069       --          6,265,069
                                                                          ------------  ------------  ------------
Pro Forma Telecom Group Shares Issued, Issuable and Reserved for
  Issuance..............................................................    61,404,304    12,561,206    73,965,510
Shares Available for Issuance...........................................    16,034,490       --         16,034,490
                                                                          ------------  ------------  ------------
      Total.............................................................    77,438,794    12,561,206    90,000,000
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------


------------------------

(1) Assumes the Underwriters do not exercise their over-allotment options.

(2) These shares would be issuable from the Retained Interest.

    VOTING RIGHTS. In the election of directors, the holders of Telecom Group Shares vote together with the holders of other Tracking Stocks, Preferred Shares issued before October 31, 1981, Common Shares and any issued Special Common Shares, as well as any issued Undesignated Shares which have been designated to vote in such group (collectively, the "Public Holders"), in the election of 25% of the directors plus one additional director (or four directors based on a Board of twelve directors). Each of the Preferred Shares issued before October 31, 1981 and Common Shares, as well as any issued Special Common Shares (the "One-Vote Holders"), would have one vote per share in the election of such directors. In the election of such directors, each share of Tracking Stock would initially have one vote per share. Thereafter, the number of votes which shares of each class of Tracking Stock would have in the election of such directors would be adjusted or "float" in proportion to the aggregate Market Capitalization of such class as compared to the aggregate Market Capitalization of the shares held by the Public Holders, and would be calculated using Market Values over the twenty-Trading Day period ending ten Trading Days prior to the record date for each annual meeting of shareholders.

    In the election of directors elected by the Public Holders, the proportion of the total votes of the Public Holders held by Telecom Group Shares is equal to the percentage (the "Voting Percentage") equal to 100% multiplied by the average daily ratio (calculated to three decimal places) of the aggregate Market Capitalization of the Telecom Group Shares to the aggregate Market Capitalization of the Preferred

Shares issued before October 31, 1981, Common Shares, Telecom Group Shares, Cellular Group Shares, Aerial Group Shares and Special Common Shares, if any are outstanding, and any outstanding Undesignated Shares which have been designated to vote with the Public Holders, calculated for the twenty-Trading Day period (the "Calculation Period") ending ten Trading Days prior to the record date for each annual meeting of shareholders (the "Adjustment Date"). In the election of such directors, the per share voting power of each class of Tracking Stock will be calculated on the basis that all shares of stock held by the One Vote Holders have one vote per share for such purposes.

    As an illustration, if on any Adjustment Date, the One-Vote Holders represent 20% of the Market Capitalization of the Public Holders, the shares of Tracking Stock in the aggregate would have 80% of the voting power of the Public Holders in the election of directors elected by the Public Holders. If there were 53,000,000 shares held by the One Vote Holders, each with one vote per share, the total voting power of the Public Holders would be 265,000,000 votes, determined by dividing 53,000,000 by 20%. The aggregate voting power of the shares of Tracking Stock would be 212,000,000 votes, determined by subtracting 53,000,000 from 265,000,000. The proportion of votes which the Telecom Group Shares and each other class of Tracking Stock would have in the aggregate would be determined by multiplying 265,000,000 by the Voting Percentage of the Telecom Group Shares and each such other class of Tracking Stock. The number of votes per share of the Telecom Group Shares and each other class of Tracking Stock would be determined by dividing the aggregate voting power of such class, determined pursuant to the preceding sentence, by the average number of issued and outstanding shares of the Telecom Group Shares and each such other class of Tracking Stock during the Calculation Period. Any shares held in the Retained Interest or Inter-Group Interest would not have any votes. See "Management and Allocation Policies--The Retained Interest" and "--The Inter-Group Interest."

    Accordingly, in the election of directors elected by the Public Holders, beginning on the first Adjustment Date prior to the record date for an annual meeting of shareholders after issuance of the Tracking Stock, each Telecom Group Share may have more or less than one vote per share. It is expected that the Telecom Group Shares will initially have approximately one vote per share based on anticipated market values. The Market Capitalization of the classes of stock could be influenced by many factors, including the results of operations of the Company and each of the Groups, the regulatory environment, trading volume, share issuances and repurchases and general economic and market conditions. Such changes in the aggregate votes or relative voting power of the Telecom Group Shares could result from the market's reaction to a decision by the Company's management or Board that is perceived to disparately affect one class of common stock in comparison to another. See "Risk Factors--Risks Related to Capital Structure and the Telecom Group Shares--Management and Allocation Policies."

    The periodic adjustments in the number of votes of Telecom Group Shares will reduce the opportunity of investors in Telecom Group Shares to acquire for the same aggregate consideration relatively greater voting power per share in the election of directors elected by the Public Holders than investors in the other classes. Because the adjustment of voting power will occur only annually, some disparity in the voting power purchasable for a specified dollar amount may exist among the Tracking Stocks from time to time.

    The "Market Capitalization" of any class or series of capital stock of the Company on any Trading Day means the product of (i) the Market Value of one share of such class or series on such trading day and (ii) the number of shares of such class or series outstanding on such Trading Day. The per share Market Value of the Preferred Shares shall be the liquidation value per share. For this purpose, if on any Adjustment Date with respect to an annual meeting, Special Common Shares are issued and outstanding but are not listed on a stock exchange or otherwise traded in the over-the-counter market, Special Common Shares will be deemed to have a Market Value per share equal to the per share Market Value of Common Shares with respect to that record date.

    The Telecom Group Shares are not entitled to any votes per share except in the election of certain directors and to the extent that separate class or series votes are required by the DGCL. Actions submitted to a vote of shareholders other than the election of directors will generally be voted on only by holders of Common Shares, Series A Common Shares and series of Preferred Shares which have voting rights. Under the Restated Certificate, except as required under the DGCL, only the affirmative vote of the holders of a majority of the outstanding voting power of the Common Shares, Series A Common Shares and such voting Preferred Shares, voting as a group, will be required to amend the Restated Certificate, approve any merger or consolidation of TDS with or into any other corporation, approve the dissolution of TDS or approve any other matter required to be voted on by shareholders. However, under Delaware law, the holders of the outstanding shares of a class are entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the par value of the shares of such class or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

    DIVIDENDS. Subject to the legal restrictions on the payment of dividends described below, the Board currently intends to establish an annual dividend on the Telecom Group Shares in an amount equal to $0.50 per share. Following the Distribution, the Board also currently intends to establish an annual dividend on the Common Shares and Series A Common Shares in an amount equal to $0.11 per share. Dividends are expected to be paid quarterly and will be paid on Telecom Group Shares issued in the Offerings if outstanding prior to the Distribution.

    Any decision to pay dividends in the future will depend on the financial condition, results of operations and business requirements of the Company as a whole. In making a determination as to the allocation of any future dividends between the Cellular Group Shares, the Telecom Group Shares and the Aerial Group Shares, as well as the Common Shares, the Series A Common Shares and any issued Special Common Shares, the Board expects to follow a policy under which it will consider, among other factors, the relative financial condition, results of operations and business requirements of the respective Groups.

    The Company's assets consist almost entirely of investments in its subsidiaries. Furthermore, the initial assets of each of the Tracking Groups consist almost entirely of the Company's investment in a subsidiary (i.e., U.S. Cellular, TDS Telecom and Aerial). As a result, the Company's ability to pay dividends on any class of Tracking Stock is dependent in part on the earnings of, or other funds available to, such subsidiaries and the distribution or other payment of such earnings or other funds from such subsidiaries to the Company in the form of dividends, loans or other advances, payment or reimbursement of management fees and expenses and repayment of loans and advances from the Company. Such subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay the dividends on any class or series of preferred stock of the Company or to make any funds available therefor, whether by dividends, loans or other payments. The payment of dividends or the making of loans and advances to the Company by such subsidiaries may be subject to statutory or regulatory restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations.

    Dividends on all classes of capital stock are limited to the assets of the Company legally available for the payment of dividends. The amount of assets of the Company legally available for the payment of dividends will be reduced by the amount of any net losses of the Groups and any dividends or distributions on, or repurchases of, any class of common stock, and dividends on, or certain repurchases of, Preferred Shares. Additionally, the assets of the Company available for the payment of dividends may be restricted by future loan agreements which certain subsidiaries of the Company may enter into, or become subject to, and such loan agreements may contain provisions that restrict or otherwise limit the amount of dividends that those companies may pay.

    In addition to the limitations set forth in the foregoing paragraph, dividends will be further limited to an amount not in excess of the applicable Available Dividend Amount, which, in the case of the Telecom Group, is intended to be similar to the amount that would be legally available for the payment of dividends on the Telecom Group Shares under the DGCL if the Telecom Group were a separate Delaware corporation. There can be no assurance that there will be an Available Dividend Amount with respect to the Telecom Group.

    The "Available Dividend Amount" for the Telecom Group, as of any date, means the product of the Outstanding Interest Fraction and either (i) the excess of
(a) an amount equal to the total assets of the Telecom Group less the total liabilities (not including preferred stock) of the Telecom Group as of such date over (b) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of the Telecom Group Shares and each class or series of Preferred Shares or Undesignated Shares attributed to the Telecom Group; or (ii) in case there is no such excess, an amount equal to the Company Earnings (Losses) attributable to the Telecom Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year.

    At the time of any dividend or other distribution on the outstanding Telecom Group Shares (including any dividend of the Fair Value of the Net Proceeds from the Disposition of all or substantially all of the properties and assets of a Tracking Group as described under "--Disposition of Assets of Tracking Group"), the TDS Group (if at such time there is a Retained Interest), or another Tracking Group (if at such time there is an Inter-Group Interest by such other Tracking Group in the Telecom Group Shares), will be credited, and the Telecom Group will be charged (in addition to the charge for the dividend or other distribution paid or distributed in respect of the outstanding Telecom Group Shares), with an amount equal to the product of (i) the aggregate amount of such dividend or distribution paid or distributed in respect of the outstanding Telecom Group Shares times (ii) a fraction, the numerator of which is (a) the Retained Interest Fraction or (b) any Inter-Group Interest Fraction in the Telecom Group, as the case may be, and the denominator of which is the Outstanding Interest Fraction for the Telecom Group, respectively.


    SHARE DISTRIBUTIONS. The right of holders of the Telecom Group Shares to receive a distribution of shares of capital stock of the Company is limited to the right to receive (i) a distribution of Telecom Group Shares (or Convertible Securities convertible into or exercisable or exchangeable for Telecom Group Shares), (ii) shares of Tracking Stock of another Tracking Group (or Convertible Securities convertible into or exercisable or exchangeable for such Tracking Group) up to the amount of any Inter-Group Interest in such other Tracking Group or (iii) shares of a new class or series of capital stock which is intended to represent a subdivision or new business of the Telecom Group or any assets attributed by the Board to the Telecom Group. Holders of Telecom Group Shares may not receive any TDS Group Shares as a dividend since the Telecom Group may not have an Inter-Group interest in the TDS Group.


    DISTRIBUTION OF SUBSIDIARY OF TELECOM GROUP IN DIVIDEND. The Restated Certificate provides that if the Board intends to distribute a subsidiary included in the Telecom Group (other than a Qualifying Subsidiary or Qualifying Subsidiaries which hold all of the assets and liabilities of the Telecom Group) to the holders of Telecom Group Shares in a dividend, and there is a Retained Interest in the Telecom Group, the Board shall, to the extent practicable, distribute subsidiary shares corresponding to Special Common Shares to the holders of Telecom Group Shares with respect to the outstanding Telecom Group Shares. Holders of TDS Group Shares and shares of any other Tracking Stock will not be entitled to participate in such distribution of any shares of a subsidiary in a dividend or otherwise which is attributable to Telecom Group Shares, except with respect to a Retained Interest by the TDS Group or an Inter-Group Interest by another Tracking Group. The subsidiary shares relating to any Retained Interest or Inter-Group Interest may be retained by the Company for the benefit of the TDS Group or any other Tracking Group, respectively, or distributed pro rata to the holders of the TDS Group Shares or the applicable Tracking Stock, at the sole discretion of the Board.

    If the Board determines to distribute subsidiary shares with respect to such a Retained Interest or Inter-Group Interest, it must, to the extent practicable, distribute subsidiary shares corresponding to Special Common Shares to the holders of Tracking Stock of such other Tracking Group with respect to any such Inter-Group Interest, and distribute subsidiary shares corresponding to Series A Common Shares to the holders of Series A Common Shares, subsidiary shares corresponding to Common Shares to the holders of Common Shares, and subsidiary shares corresponding to Special Common Shares to the holders of Special Common Shares with respect to any Retained Interest in the Telecom Group, provided that the same number of shares of subsidiary common stock on a combined basis must be distributed for each Series A Common Share, Common Share and any issued Special Common Share.

    The Restated Certificate provides that, if practicable, the Board must recapitalize such subsidiary through an amendment to its charter or otherwise, so that the shares of capital stock of such subsidiary and the relative rights, limitations and preferences thereof substantially correspond to the Series A Common Shares, Common Shares and Special Common Shares of the Company and their relative rights, limitations and preferences, as may be determined to be necessary or appropriate in the sole discretion of the Board, in order to permit the distribution to be effected in the foregoing manner. The Restated Certificate provides further that, if the subsidiary has or will have shares corresponding to Series A Common Shares and Common Shares but does not have and will not have shares corresponding to Special Common Shares and it is impracticable to recapitalize the subsidiary to create Special Common Shares as provided in the preceding sentence, the Board must distribute subsidiary shares corresponding to Common Shares to the holders of Special Common Shares and to holders of Tracking Stock who would otherwise be entitled to receive subsidiary shares corresponding to Special Common Shares.

    DISTRIBUTION OF SUBSIDIARY OF TDS GROUP OR ANOTHER TRACKING GROUP. Holders of Telecom Group Shares will not be entitled to participate in a distribution of any shares of a subsidiary in a dividend or otherwise which is attributable to the TDS Group. Holders of Telecom Group Shares may, at the sole discretion of the Board, participate in a distribution of a subsidiary of any other Tracking Group, up to the amount of any Inter-Group Interest in such other Tracking Group. If there is a Retained Interest in the Tracking Group which is distributing subsidiary shares, all holders of Tracking Stock receiving a distribution of subsidiary shares would normally receive subsidiary shares corresponding to Special Common Shares.

    LIQUIDATION RIGHTS. Subject to the following paragraph, in the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Company and subject to the prior payment in full of the preferential amounts to which any class or series of Preferred Shares or Undesignated Shares is entitled, the holders of the outstanding shares of common stock will be entitled to receive the remaining assets of the Company, regardless of the Group to which such assets are attributed, divided among the holders of common stock in accordance with the per share "Liquidation Units" attributable to each class of Common Stock. Each Series A Common Share, Common Share and Special Common Share is attributed one Liquidation Unit, each Telecom Group Share is attributed 0.9 of a Liquidation Unit, each Cellular Group Share is attributed 2.5 Liquidation Units, and each Aerial Group Share is attributed
1.1 Liquidation Units. However, in the event of a liquidation, dissolution or winding-up of the Company, the amount to be received by each holder of the respective classes may not bear any relationship to the relative fair market values or the relative voting rights of the classes. The Liquidation Units per share were determined by the Board in consultation with the Company's financial advisors, based on the anticipated initial trading ranges of the shares of common stock and other factors. The Liquidation Unit of each class or series of common stock will be adjusted by the Board as appropriate to reflect equitably any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of such class of common stock or any dividend or other distribution of shares with respect to such class of common stock. Whenever a change in the Liquidation Units with respect to any class or series of common stock occurs, the Company will prepare and distribute a notice of such change to all holders of shares of stock of such class or series of common stock, together with a notice of such stock split, reverse split, distribution or other transaction requiring such change.

    Prior to the distribution of the remaining assets of the Company as set forth in the preceding paragraph, the Board may redeem all shares of Tracking Stock of all Tracking Groups in exchange for shares of a Qualifying Subsidiary or Qualifying Subsidiaries holding all of the assets and liabilities of the related Tracking Group, as described under "--Redemption in Exchange for Stock of Subsidiary." In such event, all shares of Tracking Stock would be redeemed immediately prior to the liquidation, dissolution or winding-up and the Series A Common Shares, Common Shares and any issued Special Common Shares would share PARI PASSU in any assets remaining for distribution after such redemptions.

    A consolidation, merger, or reorganization of the Company with any other corporation or corporations, or a sale of all or substantially all of the assets of the Company, will not be considered a dissolution, liquidation, or winding up of the Company within the meaning of these provisions.

    CONVERSION AT THE OPTION OF THE HOLDER. Telecom Group Shares are not convertible into shares of any other class of common stock at the option of the holder.

    PREEMPTIVE RIGHTS. No holders of Telecom Group Shares or any other class or series of capital stock of the Company have any preemptive right under the terms of the Restated Certificate to acquire or subscribe for any additional shares of capital stock or other obligations convertible into or exercisable for shares of capital stock that may hereafter be issued by the Company.

    DISPOSITION OF ASSETS OF THE TELECOM GROUP. If the Company disposes of all or substantially all of the properties and assets of the Telecom Group (defined as 80% or more of the then current market-value (as determined by the Board) of the properties and assets of the Telecom Group as of such date) (a "Disposition") in one transaction or a series of related transactions with any one or more persons, entities or groups, other than in a transaction referred to in the following paragraph, the Company is required to take one of the actions listed in the fourth paragraph of this Section on or prior to the 90th Trading Day following the consummation of a Disposition.

    The requirement in the preceding paragraph does not apply to a Disposition
(i) in connection with the disposition by the Company of all of the Company's properties and assets in one transaction or a series of related transactions or in connection with the liquidation, dissolution or winding up of the Company,
(ii) by dividend, other distribution or redemption in accordance with any provision described under "--Dividends," "--Share Distributions," "--Distribution of Tracking Group Subsidiary in Dividend," "--Redemption in Exchange for Stock of Subsidiary" or "--Liquidation Rights," (iii) to any person, entity or group which the Company, directly or indirectly, after giving effect to the Disposition, controls or (iv) in connection with a Related Business Transaction.

    The Related Business Transaction exception to the requirements in the following paragraph would enable the Company to enter into transactions in which the properties or assets of the Telecom Group may be considered to be "disposed of" in exchange for equity securities of an entity engaged or proposing to engage in similar or complementary business areas to those of the Telecom Group while maintaining the capital structure and delineation of the Tracking Stocks.

    Other than as described above, the Company is required to take one of the following actions in the event of a Disposition:

        (i) subject to the limitations described above under "--Dividends," declare and distribute a special dividend in cash, securities or other property or any combination thereof (other than a dividend or distribution of common stock of the Company) to the holders of the outstanding Telecom Group Shares, in an aggregate amount equal to the product of the applicable Outstanding Interest Fraction as of the record date for determining the holders entitled to receive such dividend and the Fair Value of the Net Proceeds of such Disposition;

        (ii) provided that there are assets of the Company legally available therefor and the Available Dividend Amount for the Telecom Group Shares would have been sufficient to pay a dividend in lieu thereof as described in clause (i) of this paragraph, then:

       (A) if such Disposition involves all (not merely substantially all) of the properties and assets of the Telecom Group, redeem all of the outstanding Telecom Group Shares in exchange for cash, securities or other property (other than common stock of the Company) or any combination thereof in an aggregate amount equal to the product of the Adjusted Outstanding Interest Fraction for the Telecom Group as of the date of such complete redemption and the Fair Value of the Net Proceeds of such Disposition; or

       (B) if such Disposition involves substantially all (but not all) of the properties and assets of the Telecom Group, apply an aggregate amount of cash, securities or other property (other than common stock of the Company) or any combination thereof equal to the product of the Telecom Group's Outstanding Interest Fraction as of the date shares are selected for redemption and the Fair Value of the Net Proceeds of such Disposition to the redemption of outstanding Telecom Group Shares, on a pro rata basis or by lot; or

        (iii) convert each outstanding Telecom Group Share into a number (or fraction) of fully paid and nonassessable Special Common Shares or shares of any other class or classes of Tracking Stock (or any combination thereof on a pro rata basis) equal to 110% (the "Disposition Conversion Percentage") of the average daily ratio (calculated to the nearest five decimal places) of the Market Value of (A) one Telecom Group Share to (B) the Market Value of one Special Common Share or share of such other class or classes of Tracking Stock (or any combination thereof on a pro rata basis) during a forty-Trading Day period beginning on the 11th Trading Day after consummation of the Disposition.

        In the event of conversion of the Telecom Group Shares into Special Common Shares or shares of another class of Tracking Stock, the Fair Value of the Net Proceeds of such Disposition will be attributed to the Group related to the shares which are issued upon such conversion (on a pro rata basis if a combination of such shares are issued).

        In the event there is no public market price for the Special Common Shares, the Market Value per share will be deemed to be the same as the per share Market Value of Common Shares.

    The Company may elect to pay the dividend or redemption price referred to in clause (i) or (ii) of the preceding paragraph either in the same form as the proceeds of the Disposition were received or in any other combination of cash or securities or property (other than common stock of the Company), on a pro rata basis, that the Board determines will have an aggregate market value on a fully distributed basis, of not less than the amount of the Fair Value of the Net Proceeds of such Disposition.

    If the dividend or redemption is paid in securities of an issuer other than the Company (the "Successor"), and if there is a Retained Interest in the Telecom Group at such time, the Board shall, to the extent practicable, distribute Successor shares corresponding to Special Common Shares to the holders of Telecom Group Shares. Holders of TDS Group Shares and shares of any other Tracking Stock will not be entitled to participate in such distribution of any shares of a Successor in a dividend or redemption which is attributable to the Telecom Group Shares, except with respect to a Retained Interest by the TDS Group or an Inter-Group Interest attributed to another Tracking Group. The Successor shares relating to any Retained Interest or Inter-Group Interest may be retained by the Company and attributed to the TDS Group or the other Tracking Group, respectively, or distributed pro rata to the holders of the TDS Group Shares or the applicable Tracking Stock, at the sole discretion of the Board.

    If the Board determines to distribute Successor shares with respect to such a Retained Interest or Inter-Group Interest, it must, to the extent practicable, distribute Successor shares corresponding to Special Common Shares to the holders of Tracking Stock of another Tracking Group with respect to any such Inter-Group Interest, and distribute Successor shares corresponding to Series A Common Shares to the holders of Series A Common Shares, Successor shares corresponding to Common Shares to the holders of Common Shares, and Successor shares corresponding to Special Common Shares to the holders of Special Common Shares with respect to any Retained Interest in such Tracking Group, provided that the same number of shares of Successor common stock on a combined basis must be distributed for each Series A Common Share, Common Share and any issued Special Common Share.

    If practicable, the Board must cause such Successor to be recapitalized through an amendment to its charter or otherwise, so that the issued and authorized shares of capital stock of such Successor and the relative rights, limitations and preferences thereof substantially correspond to the Series A Common Shares, Common Shares and Special Common Shares of the Company and their relative rights, limitations and preferences, as may be determined to be necessary or appropriate in the sole discretion of the Board, in order to permit the distribution to be effected in the foregoing manner.

    The option to convert the Telecom Group Shares into Special Common Shares or shares of another class of Tracking Stock in the event of a Disposition provides the Company with additional flexibility by allowing the Company to deliver consideration in the form of Special Common Shares or shares of another class or classes of Tracking Stock rather than cash or securities or other properties. This alternative could be used, for example, in circumstances when the Company did not have sufficient legally available assets under the DGCL to pay the full amount of an otherwise required dividend or redemption or when the Company desired to retain such proceeds. In addition, under current tax laws, the conversion of Telecom Group Shares into Special Common Shares or shares of another class of Tracking Stock should not be taxable to shareholders, whereas a dividend or redemption would be taxable to shareholders. See "Certain Federal Income Tax Consequences."

    The "Fair Value of the Net Proceeds" means the fair value of the gross proceeds of such Disposition after payment of or provision for certain specified costs, including taxes related to the Disposition or a dividend or redemption in connection therewith, transaction costs and liabilities and other obligations (contingent or otherwise), including obligations in respect of committed acquisitions, Preferred Shares or Convertible Securities attributed to the Telecom Group (without duplication). See "Certain Definitions."

    The Board has complete discretion as to which of the above-referenced options to select. However, once the disposition option selected by the Board is publicly announced, the selection becomes irrevocable. The Board is not required to select the disposition option which would result in the distribution with the highest value to the holders of the shares of the Telecom Group Shares or with the smallest effect on the remaining classes and series of the Company's common stock. In the event of a Disposition, the Company is not required to make any payment or other distributions to the holders of Common Shares, Series A Common Shares, Special Common Shares or shares of any class of Tracking Stock other than the Telecom Group Shares. However, the Company may, at the option of the Board, make a distribution to such other shareholders in respect of any Retained Interest or any Inter-Group Interest in the Telecom Group existing at the time of a Disposition.

    The Company may, at any time prior to the first anniversary of a dividend on, or partial redemption of, Telecom Group Shares following a Disposition, convert each remaining outstanding share of Telecom Group Shares into a number (or fraction) of Special Common Shares or shares of any other class or classes of Tracking Stock equal to the product of the Disposition Conversion Percentage and the average daily ratio (calculated to the nearest five decimal places) of the Market Value of one Special Common Share or share of such other class or classes of Tracking Stock during a twenty-Trading Day period ending on the fifth Trading Day prior to the date of notice of such conversion.

    The effect of using the Adjusted Outstanding Interest Fraction, instead of the Outstanding Interest Fraction, in the determination of amounts to be paid in redemption of Telecom Group Shares following a Disposition of all of the properties and assets of the Telecom Group is to allocate to the TDS Group a portion of the Fair Value of the Net Proceeds of the Disposition, in addition to the amount so allocated in respect of the Retained Interest, sufficient to provide for the delivery of the portion of the consideration deliverable by the Company with respect to Shares Issuable to Third Parties. To the extent such Shares Issuable to Third Parties are included in the determination of the Adjusted Outstanding Interest Fraction, the Company's obligations in respect of such securities would not be a reduction in the calculation of the Fair Value of the Net Proceeds.

    In the event any redemption of Telecom Group Shares is made in circumstances in which cash, securities or property are allocated to the TDS Group in respect of Shares Issuable to Third Parties (such cash, securities or other property, the "Reserved Property"), the Company will be permitted to segregate and hold such property separate (in the case of any Reserved Property other than Special Common Shares or shares of another class of Tracking Stock). In the event the Reserved Property is, for any reason, not delivered with respect to the obligations under the Shares Issuable to Third Parties, then the former holders of Telecom Group Shares shall have no interest in such Reserved Property, and such Reserved Property shall revert to the TDS Group, subject to escheat laws. In the event of any conversion of Telecom Group Shares into Special Common Shares or shares of any other Tracking Stock, the Company will reserve Special Common Shares or shares of such other class of Tracking Stock issuable with respect to Shares Issuable to Third Parties.

    If less than substantially all of the properties and assets of the Telecom Group are disposed of by the Company in one transaction, the Company would not be required to pay a dividend on, redeem or convert the outstanding Telecom Group Shares even if an additional transaction were consummated at a later time in which additional properties and assets of the Telecom Group were disposed of by the Company, which, together with the properties and assets disposed of in the first transaction, would have constituted substantially all of the properties and assets of the Telecom Group at the time of the first transaction, unless such transactions constituted a series of related transactions. The second transaction, however, could trigger such a requirement if, at the time of the second transaction, the properties and assets disposed of in such transaction constituted at least substantially all of the properties and assets of the Telecom Group at such time. If less than substantially all of the properties and assets of the Telecom Group were disposed of by the Company, the proceeds would be allocated to the Telecom Group, but the holders of Telecom Group Shares would not be entitled to receive any dividend or have their shares redeemed or converted for Special Common Shares or shares of any other Tracking Stock, although the Board could determine, in its sole discretion, to pay a dividend to the holders of Telecom Group Shares in an amount related to the proceeds of such a Disposition.

    At the time of any dividend made as a result of a Disposition referred to above, the TDS Group will be credited, and the Telecom Group will be charged (in addition to the charge for the dividend paid in respect of the outstanding Telecom Group Shares), with an amount equal to the product of (i) the aggregate amount paid in respect of such dividend times (ii) a fraction the numerator of which is the Retained Interest Fraction and the denominator of which is the Outstanding Interest Fraction of such Group.

    If any Inter-Group Interests in the Telecom Group exist at the time of any dividend made as a result of a Disposition referred to above, the Tracking Group holding such an Inter-Group Interest will be credited, and the Telecom Group will be charged (in addition to the charge for the dividend paid in respect of outstanding Telecom Group Shares) with an amount equal to the product of (i) the aggregate amount paid in respect of such dividend times (ii) a fraction the numerator of which is the Inter-Group Interest Fraction and the denominator of which is the Outstanding Interest Fraction of the Telecom Group.

    PROCEDURES RELATING TO DISPOSITION RIGHTS. Not later than the fifth Trading Day following the consummation of a Disposition referred to above, the Company will announce publicly by press release (i) the Fair Value of the Net Proceeds of such Disposition, (ii) the number of outstanding Telecom Group Shares, (iii) information describing and indicating the Number of Shares Issuable to Third Parties of the Telecom Group Shares, including the number of such shares which are issuable as Committed Acquisition Shares and the number of such shares into or for which Convertible Securities are then convertible, exercisable or exchangeable, and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities are Pre-Distribution Convertible Securities), (iv) the Disposition Conversion Percentage, (v) the Outstanding Interest Fraction for the Telecom Group Shares as of a recent date preceding the date of such notice and (vi) the Adjusted Outstanding Interest Fraction for the Telecom Group Shares as of a recent date preceding the date of such notice. Not earlier than the 51st Trading Day and not later than the 55th Trading Day following the consummation of such Disposition, the Company will announce publicly by press release which of the redemption options or combinations thereof described under "--Disposition of Assets of the Telecom Group" it has irrevocably determined to take. As noted under "--Disposition of Assets of the Telecom Group," the Board has complete discretion to select which disposition option or combination thereof to employ in the event of a Disposition.

    NOTICE OF DIVIDEND FOLLOWING DISPOSITION. If the Company determines to pay a dividend of cash, securities or other property or any combination thereof following a Disposition, as described in clause (i) of the fourth paragraph under "--Disposition of Assets of the Telecom Group," the Company will, not earlier than the 51st Trading Day and not later than the 55th Trading Day following the consummation of such Disposition, cause to be sent to each holder of outstanding Telecom Group Shares a notice setting forth (i) the record date for determining holders entitled to receive such dividend, which will be not earlier than the 61st Trading Day and not later than the 65th Trading Day following the consummation of such Disposition, (ii) the anticipated payment date of such dividend (which will not be more than 90 Trading Days following the consummation of such Disposition), (iii) the kind and amount of cash, securities or property or combination thereof to be distributed in respect of each Telecom Group Share, (iv) the amount of the Fair Value of the Net Proceeds of such Disposition, (v) the Outstanding Interest Fraction as of a recent date preceding the date of such notice, and (vi) the number of outstanding Telecom Group Shares subject to the Disposition and the Number of Shares Issuable to Third Parties of the Telecom Group Shares, including the number of such shares which are issuable as Committed Acquisition Shares and the number of Telecom Group Shares into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, are Pre-Distribution Convertible Securities).

    NOTICE OF REDEMPTION OF ENTIRE CLASS FOLLOWING DISPOSITION. If the Company determines to undertake a redemption of the Telecom Group Shares following a Disposition of all (not merely substantially all) of the properties and assets of the Telecom Group with respect to the Fair Value of the Net Proceeds, as described in clause (ii)(A) of the fourth paragraph under "--Disposition of Assets of the Telecom Group," the Company will cause to be given to each holder of outstanding Telecom Group Shares a notice setting forth (i) a statement that all of the Telecom Group Shares outstanding on the redemption date will be redeemed, (ii) the anticipated redemption date (which will not be more than 90 Trading Days following the consummation of such Disposition), (iii) the kind and amount of cash, securities or property or combination thereof to be paid as a redemption price in respect of Telecom Group Shares outstanding on the redemption date, (iv) the amount of the Fair Value of the Net Proceeds of such Disposition, (v) the Adjusted Outstanding Interest Fraction as of a recent date preceding the date of such notice, (vi) the place or places where certificates for Telecom Group Shares, properly endorsed or assigned for transfer (unless the Company waives such requirement), are to be surrendered for cash, securities or property or combination thereof, and (vii) the number of outstanding Telecom Group Shares and the Number of Shares Issuable to Third Parties of the Telecom Group Shares, including the number of such shares which are issuable as Committed Acquisition Shares and the number of shares of the Telecom Group Shares into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities are Pre-Distribution Convertible Securities). Such notice will be sent not less than 51 Trading Days nor more than 55 Trading Days following the consummation of the Disposition and not less than 25 Trading Days prior to the redemption date.

    NOTICE OF PARTIAL REDEMPTION FOLLOWING DISPOSITION. If the Company determines to undertake a partial redemption of Telecom Group Shares following a Disposition of substantially all (but not all) of the properties and assets of the Telecom Group, as described in clause (ii)(B) of the fourth paragraph under "--Disposition of Assets of the Telecom Group," such partial redemption will be done on a pro rata basis or by lot. The Company will, not earlier than the 51st Trading Day and not later than the 55th Trading Day following the consummation of such a Disposition, cause to be given to each holder of record of outstanding Telecom Group Shares a notice setting forth (i) a statement that a portion of the Telecom Group Shares outstanding on the redemption date will be redeemed, specifying the number of such shares or how such number will be determined, (ii) a date not earlier than the 61st Trading Day and not later than the 65th Trading Day following the consummation of such Disposition which will be the date on which Telecom Group Shares then outstanding will be selected for redemption, (iii) the anticipated redemption date (which will not be more than 90 Trading Days following the consummation of such Disposition), (iv) the kind and amount of cash, securities or property or combination thereof to be paid as a redemption price in respect of the Telecom Group Shares, (v) the amount of the Fair Value of the Net Proceeds of such Disposition, (vi) the Outstanding Interest Fraction as of a recent date preceding the date of such notice, (vii) the Number of Shares Issuable to Third Parties of the Telecom Group Shares, including the number of such shares which are issuable as Committed Acquisition Shares and the number of Telecom Group Shares into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities are Pre-Distribution Convertible Securities), and (viii) a statement that the Company will not be required to register a transfer of any Telecom Group Shares for a period of up to 15 Trading Days next preceding the date referred to in clause (ii) of this sentence. Promptly following the date referred to in clause (ii) of the preceding sentence, but not earlier than the 61st Trading Day and not later than the 65th Trading Day following the consummation of such Disposition, the Company will cause to be given to each holder of Telecom Group Shares, a notice setting forth (i) the number of Telecom Group Shares held by such holder to be redeemed, (ii) a statement that such Telecom Group Shares will be redeemed, (iii) the redemption date (which will not be more than 90 Trading Days following the consummation of such Disposition),
(iv) the kind and per share amount of cash, securities or property or combination thereof to be received by such holder with respect to each Telecom Group Share to be redeemed, including details as to the calculation thereof, and
(v) the place or places where certificates for such Telecom Group Shares, properly endorsed or assigned for transfer (unless the Company waives such requirement), are to be surrendered for delivery of cash, securities or property or combination thereof.

    NOTICE OF CONVERSION FOLLOWING DISPOSITION. In the event of any conversion following a Disposition, as described above in clause (iii) of the fourth paragraph under "--Disposition of Assets of the Telecom Group," the Company will cause to be given to each holder of outstanding Telecom Group Shares a notice setting forth (i) a statement that some or all of the outstanding Telecom Group Shares will be converted, specifying the number of such shares or how such number shall be determined, (ii) the anticipated conversion date (which will not be more than 90 Trading Days following the consummation of such Disposition),
(iii) the per share number (or fraction) of Special Common Shares or shares of another class or classes of Tracking Stock, as applicable, to be received with respect to each Telecom Group Share, specifying the shares or the combination of such shares to be delivered, the Disposition Conversion Percentage and other details as to the calculation thereof, (iv) the place or places where certificates for the Telecom Group Shares, properly endorsed or assigned for transfer (unless the Company waives such requirement), are to be surrendered, and (v) the number of outstanding Telecom Group Shares and the Number of Shares Issuable to Third Parties of the Telecom Group Shares, including the number of such shares which are issuable as Committed Acquisition Shares and the number of Telecom Group Shares into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, are Pre-Distribution Convertible Securities). Such notice will be sent not less than 51 Trading Days nor more than 55 Trading Days following the consummation of the Disposition and not less than 25 Trading Days prior to the conversion date.

    Upon the Company's decision to convert all of the remaining outstanding Telecom Group Shares at any time prior to the first anniversary of a dividend on, or partial redemption of, Telecom Group Shares following a Disposition, as described above under "--Disposition of Assets of the Telecom Group," the Company will announce publicly by press release (i) the number of outstanding Telecom Group Shares to be converted, (ii) the Number of Shares Issuable to Third Parties of such Telecom Group Shares, including the number of such shares which are issuable as Committed Acquisition Shares and into or for which Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities are Pre-Distribution Convertible Securities), (iii) the Disposition Conversion Percentage and (iv) the Outstanding Interest Fraction for such Telecom Group Shares as of a recent date preceding the date of such notice. The Company will subsequently announce publicly by press release whether the Telecom Group Shares are being converted in exchange for Special Common Shares, shares of another Tracking Stock or a combination thereof on a pro rata basis.

    In the event of any conversion at any time prior to the first anniversary of a dividend on, or partial redemption of, Telecom Group Shares following a Disposition, as described in the preceding paragraph, the Company will cause to be given to each holder of outstanding Telecom Group Shares a notice setting forth (i) a statement that all of the outstanding Telecom Group Shares will be converted into a number or fraction of Special Common Shares or shares of any other class of Tracking Stock or combination thereof on a pro rata basis, (ii) the anticipated conversion date (which will not be more than 90 Trading Days following the press release that publicly announces such conversion), (iii) the per share number (or fraction) of Special Common Shares or shares of another class of Tracking Stock or combination thereof, as applicable, to be received with respect to each Telecom Group Share, specifying such number or fraction of shares or combination thereof, the Disposition Conversion Percentage and other details as to the calculation thereof, (iv) the place or places where certificates for Telecom Group Shares, properly endorsed or assigned for transfer (unless the Company waives such requirement), are to be surrendered, and (v) the number of outstanding Telecom Group Shares and the Number of Shares Issuable to Third Parties of the Telecom Group Shares, including the number of such shares which are issuable as Committed Acquisition Shares and the number of Telecom Group Shares into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, are Pre-Distribution Convertible Securities). Such notice will be sent not less than 25 Trading Days nor more than 35 Trading Days prior to the conversion date.

    CONVERSION AT OPTION OF THE COMPANY. The Company may, at the sole discretion of the Board, at any time convert each outstanding Telecom Group Share into a number of fully paid and nonassessable Special Common Shares or shares of another class of Tracking Stock or any combination thereof, equal to the applicable percentage set forth below (the "Optional Conversion Percentage") on the conversion date, of the average daily ratio (calculated to the nearest five decimal places) of the Market Value of one Telecom Group Share to the Market Value of one Special Common Share or share of such other class or classes of Tracking Stock (or any combination thereof on a pro rata basis), during a twenty-Trading Day period ending on the fifth Trading Day prior to the date of notice of such conversion:

                        12-MONTH PERIOD PRIOR TO                            OPTIONAL CONVERSION
                  ANNIVERSARY OF INITIAL ISSUANCE DATE                          PERCENTAGE
-------------------------------------------------------------------------  ---------------------
First through Fifth......................................................              115%
Sixth....................................................................              114%
Seventh..................................................................              113%
Eighth...................................................................              112%
Ninth....................................................................              111%
Thereafter...............................................................              110%

    In the event of the conversion of the Telecom Group Shares into Special Common Shares or shares of another class or classes of Tracking Stock, the assets and liabilities of the Telecom Group will be attributed to the Group related to the shares which are issued upon such conversion (on a pro rata basis if a combination of such shares are issued).

    In the event there is no public market for the Special Common Shares, the Market Value per share will be deemed to be the same as the per share Market Value of the Common Shares.

    The foregoing provisions would provide the Company the flexibility to recapitalize the capital structure of the Company in several ways. For instance, one Tracking Group could be combined with another Tracking Group. As an example, the Telecom Group Shares could be converted into Cellular Group Shares, in which case the resulting Cellular Group Shares would thereafter represent an equity interest in the business of the Cellular Group and the Telecom Group. In addition, the Company could convert any or all classes of Tracking Stock into Special Common Shares. For example, if the Telecom Group Shares were converted into Special Common Shares, the TDS Group would thereafter include the business of the Telecom Group. If all shares of Tracking Stock were converted into Special Common Shares, the Special Common Shares, together with Common Shares and Series A Common Shares, would thereafter represent a common equity interest in all of the Company's businesses and all Tracking Groups would cease to exist. The optional conversion could be exercised at any time in the future if the Board determines that, under the circumstances, a combination of some or all of the businesses of the Company would be in the best interests of the Company and its shareholders. However, such conversion may be exercised by the Company at a time that is disadvantageous to holders of one or more of the shares of capital stock of the Company. See "Risk Factors." The Company has no current intentions or plans to convert any of the shares of Tracking Stock into Special Common Shares or shares of any other Tracking Stock or to combine any of the Groups.

    REDEMPTION IN EXCHANGE FOR STOCK OF SUBSIDIARY. The Company, in the sole discretion of the Board, may at any time, redeem (at no premium) all of the outstanding Telecom Group Shares, for a number of outstanding shares of common stock of a Qualifying Subsidiary or Qualifying Subsidiaries that hold all of the assets and liabilities attributed to the Telecom Group equal to the product of the Adjusted Outstanding Interest Fraction multiplied by the number of all of the outstanding shares of the Qualifying Subsidiaries owned directly or indirectly by the Company, on a pro rata basis, provided that there are funds of the Company legally available therefor. The Company may retain the balance of the outstanding shares of the common stock of the Qualifying Subsidiaries in respect of the Retained Interest and any Inter-Group Interest in the Telecom Group Shares, or distribute such shares in respect thereof as discussed below.

    In the event that the Board, in its sole discretion, decides to redeem all of the outstanding Telecom Group Shares in exchange for a proportionate interest in the outstanding shares of any one or more Qualifying Subsidiaries that hold all of the assets and liabilities attributed to the Telecom Group, the percentage of the stock of the Qualifying Subsidiary or Qualifying Subsidiaries owned by the Company that is distributable in the redemption would be based on the Adjusted Outstanding Interest Fraction for the Telecom Group Shares. The effect of using the Adjusted Outstanding Interest Fraction, instead of the Outstanding Interest Fraction, for the Telecom Group Shares to be redeemed, in the determination of shares of the Qualifying Subsidiaries deliverable in such a redemption, is to allocate to the TDS Group a portion of the shares of the Qualifying Subsidiaries, in addition to the number of such shares so allocated in respect of the Retained Interest, sufficient to provide for the delivery of the consideration deliverable by the Company with respect to Shares Issuable to Third Parties of the Telecom Group Shares.

    In the event the Board determines to redeem the Telecom Group Shares for shares of a Qualifying Subsidiary, and if there is a Retained Interest in such Tracking Group, the Board must, to the extent practicable, distribute Qualifying Subsidiary shares corresponding to Special Common Shares to the holders of Telecom Group Shares with respect to the Adjusted Outstanding Interest Fraction in the Telecom Group. In such event, if the Board determines to distribute shares of such Qualifying Subsidiary to other shareholders with respect to any Retained Interest or Inter-Group Interest, the Company must, to the extent practicable, distribute Qualifying Subsidiary shares corresponding to Special Common Shares to the holders of any other Tracking Stock with respect to any such Inter-Group Interest in the Telecom Group, and distribute Qualifying Subsidiary shares corresponding to Series A Common Shares to the holders of Series A Common Shares, Qualifying Subsidiary shares corresponding to Common Shares to the holders of Common Shares, and Qualifying Subsidiary shares corresponding to Special Common Shares to the holders of Special Common Shares with respect to any Retained Interest in the Telecom Group, provided that the same number of shares of Qualifying Subsidiary common stock on a combined basis must be distributed for each Series A Common Share, Common Share and any issued Special Common Share.

    If practicable, the Board must recapitalize such Qualifying Subsidiary or Qualifying Subsidiaries through an amendment to its charter or otherwise, so that the shares of capital stock of such subsidiary and the relative rights, limitations and preferences thereof substantially correspond to the Series A Common Shares, Common Shares and Special Common Shares of the Company and their relative rights, limitations and preferences, as may be determined to be necessary or appropriate in the sole discretion of the Board, in order to permit the distribution to be effected in the foregoing manner. However, if the Qualifying Subsidiary has or will have shares corresponding to Series A Common Shares and Common Shares but does not have and will not have shares corresponding to Special Common Shares and it is impracticable to recapitalize the subsidiary as provided in the preceding sentence to create Special Common Shares, the Board must distribute Qualifying Subsidiary shares corresponding to Common Shares to the holders of Tracking Stock which would otherwise be entitled to receive Qualifying Subsidiary shares corresponding to Special Common Shares, and to the holders of Special Common Shares in respect of any Retained Interest.

    A Qualifying Subsidiary for this purpose may include an existing subsidiary of the Company that may in the future hold all of the assets and liabilities attributed to the Telecom Group or any future subsidiary of the Company that meets the definition of Qualifying Subsidiary and holds such assets and liabilities, whether or not created exclusively for such purpose. To the extent that any Qualifying Subsidiary did not hold all assets and liabilities attributable to the Telecom Group, it is expected that such assets and/or liabilities would be transferred to such Qualifying Subsidiary prior to the redemption. To the extent that any such Qualifying Subsidiary held assets and/or liabilities in addition to those attributed to the Telecom Group, it is expected that in connection with any such redemption such additional assets or liabilities would either be attributed to the Telecom Group or transferred by such Qualifying Subsidiary to the TDS Group or to a different Tracking Group. Alternatively, in any such case, any then existing Retained Interest or Inter-Group Interest could be appropriately adjusted or other consideration that the Board may determine in its discretion to be appropriate could be paid by one Tracking Group to the TDS Group or such other Tracking Group. See "Management and Allocation Policies."

    The ability of the Company to exercise its right to redeem the outstanding shares of Tracking Stock in exchange for a proportionate interest in shares of one or more Qualifying Subsidiaries may be limited by the tax consequences to the Company.

    PROCEDURES RELATING TO CONVERSION OR REDEMPTION OF TELECOM GROUP SHARES. Upon the Company's decision to convert or redeem all of the outstanding Telecom Group Shares as described under "--Conversion at Option of the Company" or "--Redemption in Exchange for Stock of Subsidiary," the Company will announce publicly by press release (i) the number of outstanding Telecom Group Shares which will be converted or redeemed, (ii) the Number of Shares Issuable to Third Parties of Telecom Group Shares, including the number of such shares which are issuable as Committed Acquisition Shares and into or for which Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities are Pre-Distribution Convertible Securities), (iii) the Optional Conversion Percentage and details as to the calculation thereof and
(iv) the Outstanding Interest Fraction and the Adjusted Outstanding Interest Fraction for Telecom Group Shares as of a recent date preceding the date of such notice. The Company will subsequently announce publicly by press release whether the Telecom Group Shares are being converted in exchange for Special Common Shares, shares of another class or classes of Tracking Stock or a combination thereof, or are being redeemed for shares of a Qualifying Subsidiary.

    Unlike the conversion feature described under "--Disposition of Assets of the Telecom Group," the Company's decision to convert or redeem all of the outstanding Telecom Group Shares as described under "--Conversion at Option of the Company" or "--Redemption in Exchange for Stock of Subsidiary," is not an irrevocable decision, nor is its decision as to which securities the Company will use to redeem the Telecom Group Shares irrevocable. The conversion or redemption of all of the Telecom Group Shares as described under "--Conversion at Option of the Company" or "--Redemption in Exchange for Stock of Subsidiary" may be abandoned or modified by the Company at any time prior to the Company's delivery of the replacement securities in exchange for the converted or redeemed Telecom Group Shares.


    NOTICE UPON OPTIONAL CONVERSION. If the Company determines to convert the Telecom Group Shares into Special Common Shares or shares of any other class or classes of Tracking Stock or any combination thereof, as described above under "--Conversion at the Option of the Company," the Company will promptly cause to be given to each holder of Telecom Group Shares to be converted a notice setting forth (i) a statement that all outstanding Telecom Group Shares will be converted in exchange for Special Common Shares or shares of any other class or classes of Tracking Stock or any combination thereof, (ii) the anticipated conversion date (which will not be more than 90 Trading Days following the press release that publicly announces such conversion), (iii) the per share number (or fraction) of Special Common Shares, shares of another class or classes of Tracking Stock or combination thereof, as applicable, to be received with respect to each Telecom Group Share, specifying the shares or the combination of such shares to be delivered, the Optional Conversion Percentage and other details as to the calculation thereof, (iv) the place or places where certificates for Telecom Group Shares to be redeemed, properly endorsed or assigned for transfer (unless the Company waives such requirement) are to be surrendered for delivery of certificates for Special Common Shares, shares of another class or classes of Tracking Stock or a combination thereof, and (v) the number of outstanding Telecom Group Shares and the Number of Shares Issuable to Third Parties, including the number of such shares which are issuable as Committed Acquisition Shares and the number of Telecom Group Shares into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities are Pre-Distribution Convertible Securities). Such notice will be sent not less than 25 Trading Days nor more than 35 Trading Days prior to the conversion date.


    NOTICE UPON REDEMPTION IN EXCHANGE FOR STOCK OF SUBSIDIARY. If the Company determines to redeem the Telecom Group Shares into shares of a Qualifying Subsidiary as described above under "--Redemption in Exchange for Stock of Subsidiary," the Company will promptly cause to be given to each holder of Telecom Group Shares a notice setting forth (i) a statement that all outstanding Telecom Group Shares will be redeemed in exchange for shares of a Qualifying Subsidiary, (ii) the anticipated redemption date (which will not be more than 90 Trading Days following the press release that publicly announces such redemption), (iii) the Adjusted Outstanding Interest Fraction for Telecom Group Shares as of a recent date preceding the date of such notice, (iv) the place or places where certificates for Telecom Group Shares to be redeemed, properly endorsed or assigned for transfer (unless the Company waives such requirement), are to be surrendered for delivery of certificates for shares of common stock of the Qualifying Subsidiary, and (v) the number of outstanding Telecom Group Shares and the Number of Shares Issuable to Third Parties, including the number of such shares which are issuable as Committed Acquisition Shares and the number of Telecom Group Shares into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities are Pre-Distribution Convertible Securities). Such notice will be sent not less than 25 Trading Days nor more than 35 Trading Days prior to the redemption date.

    GENERAL PROVISIONS RELATING TO CONVERSIONS OR REDEMPTIONS. In each case in which a notice is required to be given to holders of outstanding Telecom Group Shares in accordance with the "--Procedures Relating to Disposition Rights" or "--Procedures Relating to Conversion or Redemption of Telecom Group Shares" (other than a notice to holders of shares selected for a partial redemption), notice shall also be given, within the required time period, to each holder of Convertible Securities that are convertible into or exercisable or exchangeable for Telecom Group Shares (unless provision for such notice is otherwise made pursuant to the terms of such Convertible Securities). Such notice shall include, in addition to all of the information set forth in the corresponding notice to holders of Telecom Group Shares, a statement to the effect that the holders of such Convertible Securities will be entitled to receive the dividend, participate in the redemption of shares following a Disposition with respect to Telecom Group Shares or in the selection of shares for conversion or redemption, participate in the conversion of shares or participate in the redemption of shares only if such holder appropriately converts, exercises or exchanges such Convertible Securities on or prior to the record date for the dividend, redemption date, date fixed for selection of shares to be redeemed or conversion date, as applicable, set forth in such notice. In the case of a conversion or redemption of Telecom Group Shares, the notice to holders of Convertible Securities shall also state what, if anything, such holders will be entitled to receive pursuant to the terms of such Convertible Securities if such holders convert, exercise or exchange such Convertible Securities following the conversion date or redemption date, as applicable.

    All notices required to be given under this section and as described under "--Procedures Relating to Disposition Rights" and "--Procedures Relating to Conversion or Redemption of the Telecom Group Shares," will be sent to a holder by first class mail, postage prepaid, at the holder's address as the same appears on the transfer books of the Company. Neither the failure to mail any notice to any particular holder of Telecom Group Shares or of Convertible Securities nor any defect therein will affect the sufficiency thereof with respect to any other holder of outstanding Telecom Group Shares or of Convertible Securities, or the validity of any redemption.

    The Company will not be required to issue or deliver fractional shares of any class of capital stock or any fractional securities to any holder of Telecom Group Shares upon any conversion or redemption, dividend or other distribution described above. In connection with the determination of the number of shares of any class of capital stock that is issuable or the amount of securities that is deliverable to any holder of record upon any conversion or redemption, dividend or other distribution (including any fractions of shares or securities), the Company may aggregate the number of Telecom Group Shares held at the relevant time by such holder of record. If the number of shares of any class of capital stock or the amount of securities remaining to be issued or delivered to any holder of Telecom Group Shares is a fraction, the Company will, if such fraction is not issued or delivered to such holder, pay a cash adjustment in respect of such fraction in an amount equal to the fair market value of such fraction on the fifth Trading Day prior to the date such payment is to be made (without interest). For purposes of the preceding sentence, "fair market value" of any fraction will be (i) in the case of any fraction of a share of capital stock of the Company, the product of such fraction and the Market Value of one share of such capital stock and (ii) in the case of any other fractional security, such value as is determined by the Board.

    No adjustments in respect of dividends will be made upon the conversion or redemption of any Telecom Group Shares; provided, however, that if the conversion or redemption date with respect to Telecom Group Shares is subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, the holders of Telecom Group Shares at the close of business on such record date will be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, notwithstanding a conversion or redemption by the Company of such shares or the Company's default in payment of the dividend or distribution due on such date.

    Before any holder of Telecom Group Shares will be entitled to receive certificates representing shares of any kind of capital stock, cash, securities or other property or combination thereof to be received by such holder with respect to any conversion or redemption of Telecom Group Shares, such holder is required to surrender at such place as the Company will specify certificates for such shares, properly endorsed or assigned for transfer (unless the Company waives such requirement). The Company will as soon as practicable after surrender of certificates representing Telecom Group Shares deliver to the person

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
for whose account such shares were so surrendered, or to the nominee or nominees of such person, certificates representing the number of whole shares of the kind of capital stock or cash, securities or other property or combination thereof to which such person is entitled, together with any payment for fractional securities referred to above. The Company will not be required to register (i) a transfer of any Telecom Group Shares for a period of up to 15 Trading Days preceding the conversion or redemption date or (ii) any Telecom Group Shares selected for redemption.

    From and after any applicable conversion or redemption date, all rights of a holder of Telecom Group Shares that were converted or redeemed will cease except for the right, upon surrender of the certificates representing Telecom Group Shares, to receive certificates representing shares of the kind and amount of capital stock or cash, securities or other property or combination thereof for which such Telecom Group Shares were converted or redeemed, together with any payment for fractional securities, and such holder will have no other or further rights in respect of the Telecom Group Shares so converted or redeemed, including, but not limited to, any rights with respect to any capital stock, cash, securities or other property which are reserved or otherwise designated by the Company as being held for the satisfaction of the Company's obligations to pay or deliver any capital stock, cash, securities or other property upon the conversion, exercise or exchange of any Convertible Securities outstanding or with respect to any other Shares Issuable to Third Parties related to the conversion or redemption of Telecom Group Shares as of the date of such redemption. No holder of a certificate that, immediately prior to the applicable conversion or redemption date for Telecom Group Shares, represented Telecom Group Shares which were converted or redeemed will be entitled to receive any dividend or other distribution with respect to shares of any kind of capital stock or other securities into or in exchange for which the Telecom Group Shares were converted or redeemed until surrender of such holder's certificate for a certificate or certificates representing shares of such kind of capital stock or other securities. Upon such surrender, there will be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date after the conversion date or redemption date, as the case may be, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock or other securities represented by the certificate or certificates issued upon such surrender.

    The Company will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of any shares of capital stock or other securities on the conversion or redemption of Telecom Group Shares. The Company will not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of any shares of capital stock or other securities in a name other than that in which the Telecom Group Shares so converted or redeemed were registered and no such issue or delivery will be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

    EFFECT OF CONVERSION OR REDEMPTION ON SECURITIES CONVERTIBLE INTO TELECOM GROUP SHARES. Unless the provisions of the security provide specifically to the contrary, after any conversion or redemption date on which all outstanding Telecom Group Shares were converted or redeemed by the Company, any Telecom Group Shares that would be issuable on conversion, exercise or exchange of any pre-conversion or pre-redemption securities which are convertible, exercisable or exchangeable for Telecom Group Shares will, immediately upon issuance pursuant to such conversion, exercise or exchange and without any notice or any other action on the part of the Company or its Board or the holder of such security, be converted or redeemed in exchange for, as applicable, the kind and amount of shares of capital stock, cash, securities or other property that a holder of such pre-conversion or pre-redemption securities would have been entitled to receive as a result of the conversion or redemption had such pre-conversion or pre-redemption securities been converted, exercised or exchanged immediately prior to such conversion or redemption.

    If Convertible Securities, as well as any other obligations to deliver Telecom Group Shares to third parties, including obligations to deliver Committed Acquisition Shares, remain outstanding at the time of any redemption of all outstanding Telecom Group Shares following the Disposition of all (not merely substantially all) of the properties and assets of the Telecom Group, the proportionate interest in the Fair Value of the Net Proceeds of the Disposition to be distributed to the holders of Telecom Group Shares will be determined on the basis of the Adjusted Outstanding Interest Fraction for the Telecom Group. Such determination will result in the allocation to the TDS Group of a portion of such Fair Value of the Net Proceeds, in addition to the portion attributable to any Retained Interest, sufficient to provide for the post-redemption delivery of the portion of the consideration (if any) deliverable by the Company on any conversion, exercise, exchange or delivery of Convertible Securities, Committed Acquisition Shares or otherwise, that is in substitution for Telecom Group Shares that would have been issuable upon such conversion, exercise, exchange or delivery if it had occurred prior to the redemption of all outstanding Telecom Group Shares.

    Similarly, if Convertible Securities, as well as any other obligations to deliver Telecom Group Shares to third parties, including obligations to deliver Committed Acquisition Shares, remain outstanding at the time of any redemption of all the outstanding Telecom Group Shares in exchange for stock of any one or more Qualifying Subsidiaries of the Company which hold all of the assets and liabilities of the Telecom Group, the number of shares of such subsidiaries deliverable in redemption of the outstanding Telecom Group Shares will be determined on the basis of the Adjusted Outstanding Interest Fraction for the Telecom Group, resulting in the allocation to the TDS Group of a portion of the shares of such subsidiaries, in addition to the number of shares so allocated in respect of any Retained Interest, sufficient to provide for the post-redemption delivery of the portion of the consideration (if any) deliverable by the Company upon any conversion, exercise, or exchange or delivery of Convertible Securities, Committed Acquisition Shares or otherwise, that is in substitution for Telecom Group Shares that would have been issuable upon such conversion, exercise, exchange or delivery if it had occurred prior to such redemption of all outstanding Telecom Group Shares.

ANTITAKEOVER EFFECT OF CERTAIN PROVISIONS OF THE RESTATED CERTIFICATE

    CLASSIFIED BOARD. The Restated Certificate provides that the Board will be divided into three classes and that each class will be elected for a three-year term. As a result, approximately one-third of the Board will be elected each year. Classification of the Board expands the time required to change the composition of a majority of the Board and may tend to discourage a proxy contest or other takeover bid of the Company.

    CONSIDERATION OF COMMUNITY INTERESTS IN ACQUISITION PROPOSALS. Article VIII of the Restated Certificate provides that, when evaluating any proposal or offer of another party to (i) make a tender or exchange offer for any equity of the Company; (ii) merge or consolidate the Company with another corporation; or
(iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Company, the Board may, in connection with the exercise of its judgment in determining what is in the best interests of the Company and its shareholders, give due consideration to all factors the directors deem relevant.

    Such factors may include, without limitation, (a) the effects on the customers of the Company or any of its subsidiaries or on such other constituencies of the Company or its subsidiaries that the Board considers relevant under the circumstances, (b) not only the consideration (after taking into account corporate and shareholder taxes) being offered in relation to the then current market price for the Company's outstanding shares of capital stock, but also the Board's estimate of the future value of the Company (including the unrealized value of its properties and assets) as an independent going concern,
(c) the purpose of the Company and any of its subsidiaries to provide quality products and services on a long-term basis and (d) the long-term as well as short-term interests of the corporation and its shareholders, including the possibility that such interests may be best served by the continued independence of the Company. If, on the basis of such factors, the Board determines that a proposal or offer to acquire or merge the Company, or to sell its assets, is not in the best interests of the Company, it may reject the proposal or offer. If the Board determines to reject any such proposal or offer, the Board shall have no obligation to facilitate, to remove any barriers to, or to refrain from impeding, the proposal or offer, except as may be required by applicable law. Except to the extent required by applicable law, the consideration of any or all of such factors shall not be a violation of any duty of the directors to the shareholders or a group of shareholders, even if the directors reasonably determine that any such factor or factors outweigh the financial or other benefits to the corporation or a shareholder or group of shareholders.

    This provision may serve to discourage or make more difficult a change in control of the Company without the support of the Board and could, under certain circumstances, prevent shareholders from profiting from an increase in the market value of their shares as a result of a change in control of the Company by delaying or preventing such change in control. See "Risk Factors--Risks Related to Capital Structure and the Telecom Group Shares--Anti-Takeover Considerations."


    SECTION 203 OF DGCL. The Restated Certificate currently provides that TDS elects not to be governed by Section 203 of the DGCL. Since Section 203 is not applicable to TDS, it may be possible for a person to acquire the Series A Common Shares held by the TDS Voting Trust and to immediately complete a business combination with TDS, without complying with any of the exceptions to
Section 203. The trustees of the TDS Voting Trust have advised the Company that they have no current plans or intentions of disposing of such Series A Common Shares. The Board has proposed an amendment to the Restated Certificate which would cause TDS to be subject to the provisions of Section 203 of the DGCL. See "--Proposed Amendments to Restated Certificate."



PROPOSED AMENDMENTS TO RESTATED CERTIFICATE



    On April 17, 1998, the Board of Directors of TDS determined to take certain action at the 1998 Annual Meeting of Shareholders, currently expected to occur in July 1998. The Board of Directors will submit a proposal to shareholders to consider certain amendments to the Restated Certificate that would improve its corporate governance provisions. The amendments to be considered at the 1998 Annual Meeting of shareholders are as follows:



        1. Paragraph (g) would be added to Section B.8 of Article IV of the Restated Certificate as follows:



        "(g) The Corporation shall not merge with or consolidate with any other corporation or other entity in a transaction which requires a vote of the shareholders of the Corporation under the DGCL unless, in addition to the vote required by the DGCL, such merger or consolidation is also approved by holders of a majority of the Common Shares and the Series A Common Shares, each voting separately as a class."



    The effect of the addition of the above section would be that any merger or consolidation of TDS which requires a shareholder vote under the DGCL will also require a class vote by a majority of the holders of the Common Shares and Series A Common Shares each voting separately as a class.



        2. Paragraph 3 of Section A of Article IV of the Restated Certificate would be amended to delete the references to "Common Shares" and "Series A Common Shares" in such paragraph, as follows [deletions are shown in brackets]:



        "3. The number of authorized [Common Shares, Series A Common Shares,] Special Common Shares, Cellular Group Common Shares, Telecom Group Common Shares, Aerial Group Common Shares or Undesignated Shares may be increased or decreased at any time or from time-to-time (but not below the number of such shares then outstanding in such class, respectively) by the affirmative vote of the holders of a majority of the voting power of shares of capital stock of the Corporation entitled to vote on all matters (not including shares entitled to vote only in the election of directors or as otherwise required by law, including Section 242(b)(2) of the DGCL) pursuant to paragraph 8(c) of Section B of this Article IV."

    The effect of the above referenced deletions would be that, under the DGCL, any increase or decrease in the authorized number of Common Shares will require a class vote by a majority of the holders of Common Shares and that any increase or decrease in the authorized number of Series A Common Shares would require a class vote by a majority of the holders of Series A Common Shares.



        3. Paragraph (f) of Section B.17 of Article IV of the Restated Certificate, which is repeated below in brackets, would be deleted, and paragraphs (g) and (h) thereof would be redesignated as paragraphs (f) and
    (g), respectively.



        [(f) In accordance with Section 203(b)(3) of the DGCL, the Corporation expressly elects not to be governed by Section 203 of the DGCL.]



    The effect of the deletion of the above referenced section would be to cause TDS to be subject to the provisions of Section 203 of the DGCL.


                       MANAGEMENT AND ALLOCATION POLICIES


    The Company's Board has the authority to determine the nature and extent of the communications and other businesses to be owned or operated from time to time by each Group. Accordingly, the expansion of the business of TDS Telecom beyond the ownership and operation of its ILECs and its existing CLEC and data and Internet services will require the consent of the Board. Although the Board will determine any proposed expansion on a case-by-case basis, it is the Board's current intent to permit TDS Telecom to pursue additional CLEC initiatives in cities in which it determines the proximity to existing TDS Telecom facilities and service areas and economic and other relevant factors warrant the investment. It is also the Board's current intent to permit TDS Telecom to expand its data and Internet services in targeted markets when economic, competitive and other relevant factors warrant the investment. The Board intends that any businesses, opportunities, assets and liabilities attributed to the Telecom Group in the future would not include businesses, opportunities, assets and liabilities of the TDS Group, the Cellular Group or the Aerial Group. The Company could determine to pursue further business opportunities through one Group instead of the other Groups, or jointly through more than one of the Groups. The decision to allocate certain resources and financial support to a Group other than the Telecom Group may adversely affect the ability of the Telecom Group to obtain funds sufficient to implement its business strategies.



    The Company will prepare and include in its filings with the SEC under the Exchange Act consolidated financial statements of the Company and financial statements of the Telecom Group (for so long as shares of the Telecom Group are outstanding), the Cellular Group (for so long as shares of the Cellular Group are outstanding), the Aerial Group (for so long as shares of the Aerial Group are outstanding) and the TDS Group (for so long as any shares of Tracking Stock are outstanding). The financial statements of each Group, taken together and after giving effect to inter-Group eliminations, would effectively comprise the consolidated financial statements of the Company. The financial statements of the Telecom Group will principally reflect the financial position, results of operations and cash flows of the Telecom Group. Consistent with the Restated Certificate and applicable policies, the Telecom Group financial information could also include allocated portions of individual assets and liabilities that are not separately identified with the operations of a specific Group. Notwithstanding allocations of assets and liabilities for the purpose of preparing the Telecom Group's financial statements, holders of Telecom Group Shares would continue to be subject to risks associated with an investment in the Company and all of its businesses, assets and liabilities.


    Cash management, taxes and allocation of principal corporate activities among the Groups will be based upon methods that management of the Company believes to be reasonable and will be reflected in the respective Group financial information as follows:

        DEBT OR PREFERRED STOCK. Any debt incurred or preferred stock issued by the Company will be attributed to a Group by the Board based on the use of proceeds thereof and other factors. All debt incurred or preferred stock issued by the Company's subsidiaries will (unless the Board otherwise provides) be specifically attributed to and reflected on the financial statements of the Group that includes the entity which incurred the debt or issued the preferred stock. The Board could, however, determine from time to time that debt incurred or preferred stock issued by entities included in a Group should be specifically attributed to and reflected on the combined financial statements of one of the other Groups to the extent that the debt is incurred or the preferred stock is issued for the benefit of such other Group.

        ISSUANCE OF TRACKING STOCK. After the initial issuance of shares of Tracking Stock, (a) all financial impacts of issuances of additional shares of stock, the proceeds of which are attributed to the Telecom Group, will be to such extent reflected in the financial statements of the Telecom Group, and (b) all financial impacts of issuances of stock, the proceeds of which are attributed to the TDS Group or one of the other Groups in respect of a reduction in any Retained Interest or Inter-Group Interest of the Telecom Group will be to such extent reflected in the financial statements of the TDS Group or such other Group, as the case may be. Financial impacts of dividends or other distributions on the Telecom Group Shares will be attributed entirely to the Telecom Group, except that dividends or other distributions will (if at the time there is a Retained Interest or an Inter-Group Interest in the Telecom Group) result in the TDS Group or the Group with the Retained Interest or Inter-Group Interest, as the case may be, being credited, and the Telecom Group being charged (in addition to the charge for the dividend or other distribution paid on the outstanding Telecom Group Shares), with an amount equal to the product of (x) the aggregate amount of such dividend or other distribution paid or distributed in respect of the outstanding Telecom Group Shares and (y) a fraction, the numerator of which is the Retained Interest Fraction or the Inter-Group Interest Fractions (if any), as the case may be, and the denominator of which is the Outstanding Interest Fraction for such Telecom Group Shares. Financial impacts of repurchases of stock the consideration for which is charged to the Telecom Group will be to such extent reflected in the financial statements of the Telecom Group, and financial impacts of repurchases of stock the consideration for which is charged to the TDS Group or another Group will be to such extent reflected in the financial statements of the TDS Group or such other Group and will result in the creation of a, or an increase in any then existing, Retained Interest or Inter-Group Interest, as the case may be, in such other Group.

        CASH TRANSFERS. To the extent cash needs of one Group exceed cash provided by such Group, one of the other Groups may transfer funds to such Group. The Company has provided and will continue to provide centralized cash management functions under which cash receipts of certain entities attributed to the other Groups will be remitted to the TDS Group and certain cash disbursements of the other Groups will be funded by the TDS Group on a daily basis. Such transfers of funds among the Groups will be reflected as borrowings or, if determined by the Board, reflected as the creation of a, or an increase in any then existing, Retained Interest or an Inter-Group Interest of the TDS Group or such other Group, as the case may be, in such recipient Group or, in the case of a reverse transfer from such recipient Group, reflected as a reduction in the Retained Interest or Inter-Group Interest in such recipient Group. There are no specific criteria for determining when a transfer will be reflected as borrowings or as an increase or reduction in a Retained Interest or an Inter-Group Interest. The Board expects to make such determinations, either in specific instances or by setting generally applicable policies from time to time, after consideration of such factors as it deems relevant, including, without limitation, the needs of the Company, the financing needs and objectives of the Groups, the investment objectives of the Groups, the availability, cost and time associated with alternative financing sources, prevailing interest rates and general economic conditions.

        LOANS. Loans from one Group to another Group will bear interest at such rates and have such repayment schedules and other terms as are established from time to time by, or pursuant to procedures established by, the Board. The Board expects to make such determinations, either in specific instances or by setting generally applicable policies from time to time, after consideration of such factors as it deems relevant, including, without limitation, the needs of the Company, the financing needs and objectives of the Groups, the investment objectives of the Groups, the availability, cost and time associated with alternative financing sources, prevailing interest rates and general economic conditions.

        RETAINED INTEREST OR INTER-GROUP INTEREST. In the event of a transfer of funds or other assets from one Group to another Group that the Board has determined to reflect as creating or increasing the Retained Interest or an Inter-Group Interest of such other Group, the Number of Shares Issuable with Respect to Retained Interest in such Tracking Group or the applicable Inter-Group Interest in the Issuer Group would be increased by an amount determined by dividing the amount of funds or the value of the assets transferred by the Market Value of an Issuer Group Tracking Share as of the date of such transfer, and the applicable Retained Interest Fraction or the applicable Inter-Group Interest Fraction, as the case may be, would be increased and the applicable Outstanding Interest Fraction would be decreased accordingly. In the event of a transfer of funds or other assets from one Group to another Group that the Board has determined to reflect as a decrease in the Retained Interest or an Inter-Group Interest of such other Group, the Number of Shares Issuable with Respect to Retained Interest or the applicable Inter-Group Interest in the Issuer Group would be decreased by an amount determined by dividing the amount of funds or the value of the assets transferred by the Market Value of an Issuer Group Tracking Share as of the date of such transfer, and the applicable Retained Interest Fraction or the applicable Inter-Group Interest Fraction, as the case may be, would be decreased and the applicable Outstanding Interest Fraction would be increased accordingly.

        FINANCIAL STATEMENT PRESENTATION. The balance sheets of the Telecom Group will reflect any net loans to or borrowings from the other Groups based on actual or estimated costs. Similarly, the respective statements of operations of each of the Groups will reflect interest income or expense, as the case may be, associated with any such loans or borrowings and the respective statements of cash flows of each of the Groups would reflect changes in the amounts of any such loans or borrowings deemed outstanding. Amounts borrowed by the Telecom Group from another Group will be reflected on the Telecom Group's financial statements as indebtedness to the applicable lender.

        SERVICES BY TDS GROUP. Certain corporate general and administrative costs (including, but not limited to, certain corporate, legal, finance, accounting, tax, data processing, employee benefit and insurance costs) will be charged to the Telecom Group at rates set at the beginning of each year based on projected utilization for that year, based on actual costs incurred or based on another reasonable method of allocation. The balance of such costs will be reflected in the financial statements of the TDS Group. The utilization-based or other allocation-based charges will be set at levels that corporate management believes to be reasonable, taking into account relevant factors, including the costs that the Telecom Group might incur for comparable services on a stand-alone basis. Certain other corporate general and administrative costs related specifically to management of the Telecom Group will be allocated entirely to the Telecom Group. The scope of the services charged to the Telecom Group on an allocated basis could be adjusted from time to time depending on various factors, including the extent to which it is determined that services should instead be performed directly by employees of entities attributed to the Telecom Group or by outside vendors.

        INTER-GROUP SERVICES. Certain companies with operations that would be attributed to one Group may from time to time provide services to companies attributed to the Telecom Group, and certain companies attributed to the Telecom Group may provide use of facilities to companies attributed to one or more other Groups. Generally, services and rights to use facilities provided pursuant to contractual arrangements to which a member of the Telecom Group that is not a wholly-owned subsidiary of the Company is a party will continue to be provided in accordance with the terms of such arrangements. Charges for other services and rights to use facilities will be allocated at levels that corporate management believes to be reasonable, taking into account relevant factors, including the costs that the Telecom Group might incur for comparable services on a stand-alone basis.

        TAXES. The Board expects to follow a tax allocation policy with respect to the Telecom Group which is similar to the policies which are expected to be followed for U.S. Cellular and Aerial. Under this policy, in general, TDS Telecom would continue to join in the filing of consolidated income tax returns with TDS and its subsidiaries which are part of the TDS affiliated group for tax purposes. Provided that the Telecom Group continues to have taxable income, the Telecom Group will be required to reimburse the TDS Group for Federal income taxes paid by the TDS affiliated group in an amount equal to the greater of the Federal income tax liability of the Telecom Group calculated as if it were a separate affiliated group, or the tax calculated using the average tax rate (before taking into account tax credits) of the TDS affiliated group. In the event that the Telecom Group incurs any tax losses which it cannot utilize, the tax benefits of such losses would be allocated to the TDS Group, and the TDS Group would be required to reimburse the Telecom Group at such time that it would be able to utilize such tax benefits as a stand-alone entity.

    Notwithstanding the policies described above, determinations with respect to the transfer of funds from one Group to one of the other Groups will be made at the discretion of the Board, except to the extent that the Company is contractually obligated to make a transfer of funds to an entity included in a Group. In making such determination, the Board may also consider regulatory requirements, including those imposed by the public utility commissions of various states and the FCC. Nothing in the foregoing policies (as opposed to any such contractual obligation) obligates the Board to cause a Group to provide funds to one of the other Groups if the Board determines that it is in the best interests of the Company not to do so.

    The above management and allocation policies could be modified or rescinded by the Board, in its sole discretion, without approval of shareholders, although there is no present intention to do so. The Board could also adopt additional policies depending upon the circumstances. The Board intends that any determination it might make to modify or rescind such policies, or to adopt additional policies, including any such decision that could have disparate effects upon holders of different classes or series of common stock, would be made by the Board considering the best interests of the Company and its shareholders.

    Any determinations made by the Board under any provision described above will be final and binding on all shareholders of the Company, except as may otherwise be required by law. Such a determination would not be binding only if it were established that the determination was made in breach of a fiduciary duty of the Board.

THE RETAINED INTERESTS

    If and when additional shares of one of the Tracking Stocks are issued (E.G., a public offering), the Board will identify whether the issuance is for the benefit of that Tracking Group or the TDS Group or both. If the issuance is for the benefit of a Tracking Group, the proceeds would be attributed to such Tracking Group and the shares issued would come from authorized but unissued shares of the Tracking Group, which would proportionately dilute the existing Outstanding Interest and the corresponding Retained Interest. If the issuance is for the benefit of the Retained Interest, the proceeds would be attributed to the TDS Group and the Retained Interest would be reduced accordingly. The Retained Interest in a Tracking Group may change pursuant to such issuances as well as any transfers of cash or other property between the TDS Group and the Tracking Group.

    With respect to transfers of cash or other property between the TDS Group and the Tracking Groups, there are no specific criteria for determining when such a transfer will be reflected as a borrowing or as an increase or reduction in a Retained Interest. The Board expects to make such determinations, either in specific instances or by setting generally applicable policies from time to time, after consideration of such factors as it deems relevant, including, without limitation, the needs of the Company, the financing needs and objectives of the Groups, the investment objectives of the Groups, the availability, cost and time associated with alternative financing sources, prevailing interest rates and general economic conditions.

    The Retained Interest in any Tracking Group may change pursuant to any subsequent transfers of cash or other property from the Company to the Tracking Group which are specifically designated by the Board as being made to alter the Retained Interest (in contrast to transfers made for other consideration such as transfers as loans or in purchase and sale transactions) or if outstanding shares of a Tracking Group are retired or otherwise cease to be outstanding following their purchase with funds attributed to the TDS Group.

    The amount of the Retained Interest for a Tracking Group at any point in time will be expressed in terms of the "Number of Shares Issuable with Respect to Retained Interest," which is intended to provide a measure of any Retained Interest on a basis comparable to an investment in Tracking Stock.

    The Retained Interest in the Telecom Group will not be represented by issued and outstanding Telecom Group Shares. None of the Number of Shares Issuable with Respect to Retained Interest would be represented by outstanding Telecom Group Shares and, therefore, would not be entitled to any voting rights. Accordingly, the Company will not have any voting rights with respect to any Retained Interest, and the outcome of any vote of the Telecom Group Shares would be determined by the holders of the outstanding Telecom Group Shares. In addition, outstanding Telecom Group Shares that are held by majority-owned subsidiaries of the Company (as to which the Company owns a majority of the shares entitled to vote in the election of directors) would not, in accordance with the DGCL, be entitled to vote on matters presented to shareholders or be counted for quorum purposes.

    The Board could, in its sole discretion, determine from time to time to have the Company contribute cash or other property as additional equity to the Telecom Group or any other Tracking Group, and have this be reflected as an increase in the Number of Shares Issuable with Respect to Retained Interest. In such event, the Retained Interest Fraction with respect to the Telecom Group or any other such Tracking Group will increase and the related Outstanding Interest Fraction will decrease accordingly. The Board could, in its sole discretion, also determine from time to time to transfer cash or other property of the Telecom Group or any other Tracking Group to the TDS Group and have such transfer reflected as a reduction in the Retained Interest, in which case the Number of Shares Issuable with Respect to Retained Interest would be decreased. In such event, such Retained Interest Fraction would decrease and the related Outstanding Interest Fraction would increase accordingly. The Board could, in its sole discretion, determine to make contributions or other transfers referred to in this paragraph after consideration of such factors as it deems relevant, including, without limitation, the needs of the Company, the financing needs and objectives of each of the Groups, the investment objectives of the Groups, the availability, cost and time associated with alternative financing sources, prevailing interest rates and general economic conditions.

    In general, if the Retained Interest is increased by a transfer of funds or other assets from the TDS Group to the Telecom Group or any other Tracking Group, the Number of Shares Issuable with Respect to Retained Interest would be increased by an amount determined by dividing the amount of funds or value of assets transferred by the Market Value of a Telecom Group Share or any other share of Tracking Stock of any other such Group as of the date of such transfer. Any transfer of funds or other assets from the Telecom Group or any other Tracking Group to the TDS Group in respect of a decrease in the Number of Shares Issuable with Respect to Retained Interest would be similarly calculated. To the extent outstanding Telecom Group Shares or any other shares of Tracking Stock are retired or otherwise cease to be outstanding following their purchase with funds attributed to the TDS Group, the Number of Shares Issuable with Respect to Retained Interest would increase on a share-for-share basis. Telecom Group Shares or any other Tracking Stock purchased with funds attributed to the TDS Group which remain outstanding (as a result of being held by a subsidiary included in the TDS Group) would not increase the Retained Interest but would represent an outstanding interest in the common shareholders' equity value of the TDS Group attributable to the Telecom Group or any such Tracking Group. The Number of Shares Issuable with Respect to Retained Interest, if any, would also
(i) be adjusted from time to time as appropriate to reflect (a) subdivisions (by stock split or otherwise) and combinations (by reverse stock split

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
or otherwise) of the Telecom Group Shares or any other Tracking Stock, (b) dividends or distributions payable in Telecom Group Shares or any other shares of Tracking Stock to holders of the Telecom Group Shares or any other such Tracking Stock and (c) reclassifications of the Telecom Group Shares or any other Tracking Stock and (ii) be decreased by the number of Telecom Group Shares or shares of any other Tracking Stock (a) issued upon conversion, exercise or exchange of Convertible Securities that are attributed to the TDS Group or (b) issued by the Company as a dividend or distribution or by reclassification or exchange to holders of Common Shares, Series A Common Shares or Special Common Shares.

    For financial reporting purposes, Telecom Group Shares or shares of Tracking Stock acquired by subsidiaries of the TDS Group which remain outstanding following such acquisition would be combined with the Number of Shares Issuable with Respect to Retained Interest, if any, and reported as part of the TDS Group's interest in the Telecom Group or the related Tracking Group. Any differences between such reported interest and any then existing Retained Interest would be reconcilable by adding to any then existing Retained Interest the number of outstanding Telecom Group Shares or shares of Tracking Stock held by subsidiaries of the TDS Group. Because these shares would still be outstanding for purposes of the receipt of dividends and payment of redemption or liquidation amounts, the TDS Group would obtain substantially the same economic benefits from such outstanding shares as it would have received had such shares been retired or otherwise ceased to be outstanding following their purchase and added to the Number of Shares Issuable with Respect to Retained Interest.

    The authorized Telecom Group Shares in excess of the total number of shares outstanding will be available for issuance or sale without further approval by the Company's shareholders and may be issued at any time at prices that would dilute the value of the outstanding Telecom Group Shares. Whenever Telecom Group Shares are subsequently issued or sold by the Company, the Company will identify
(i) the number of Telecom Group Shares issued and sold that represent a Retained Interest, if any, the sale of which shares will reduce the Number of Shares Issuable with Respect to Retained Interest on a share-for-share basis and the net proceeds of which sale will be reflected entirely in the combined financial statements of the TDS Group, and (ii) the number of such shares that represent an additional equity interest in the Telecom Group, the sale of which shares will reduce the available Telecom Group Shares and the net proceeds of which sale will be reflected entirely in the financial statements of the Telecom Group. The Board expects to make such determination, in its sole discretion, after consideration of such factors as it deems relevant, including, without limitation, the needs of the Company, the financing needs and objectives of the Telecom Group and the other Groups, the investment objectives of the Telecom Group and the other Groups, the availability, cost and time associated with alternative financing sources, prevailing interest rates and general economic conditions.

    In the event of any dividend or other distribution paid or distributed in respect of the outstanding Telecom Group Shares (other than in shares of any other Tracking Stock, which will result in the adjustment to the Number of Shares Issuable with Respect to Retained Interest), the TDS Group's combined financial statements would be credited, and the Telecom Group's financial statements would be charged (in addition to the charge for such dividend or other distribution paid upon outstanding Telecom Group Shares), with an amount equal to the product of (i) the aggregate amount of such dividend or other distribution paid or distributed in respect of outstanding Telecom Group Shares (including any dividend related to the Fair Value of the Net Proceeds from the Disposition of all or substantially all of the assets and properties of a Tracking Group), times (ii) a fraction, the numerator of which is the Retained Interest Fraction and the denominator of which is the Outstanding Interest Fraction for the Telecom Group.

    If Telecom Group Shares are retired or otherwise cease to be outstanding following their purchase with funds attributed to the TDS Group, the Number of Shares Issuable with Respect to Retained Interest would increase on a share-for-share basis and the related Retained Interest Fraction would increase and the related Outstanding Interest Fraction would decrease accordingly. If the purchase of Telecom Group Shares were made with funds attributed to the Telecom Group, the Number of Shares Issuable with

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
Respect to Retained Interest would not be increased, but the Retained Interest Fraction would increase and the Outstanding Interest Fraction would decrease accordingly. The Board would, in its sole discretion, determine whether purchases of Telecom Group Shares should be made with consideration attributed to the TDS Group or one of the other Tracking Stock Groups, by considering such factors as it deems relevant, including, without limitation, the needs of the Company, the financing needs and objectives of the Telecom Group and the other Groups, the investment objectives of the the Telecom Group and the other Groups, the availability, cost and time associated with alternative financing sources, prevailing interest rates and general economic conditions.

    If the Number of Shares Issuable with Respect to Retained Interest is reduced to zero as a result of any combination of one or more of issuances or sales of Telecom Group Shares for the benefit of the TDS Group or other events, Telecom Group Shares could no longer be issued or sold by the Company for the benefit of the TDS Group unless a further Retained Interest is subsequently created or some other appropriate allocation is made. If the net proceeds of any issuance or sale by the Company of Telecom Group Shares are allocated to any other Tracking Group, the Number of Shares Issuable with Respect to Retained Interest would not be reduced, but the Retained Interest Fraction would decrease and the Outstanding Interest Fraction would increase accordingly.

    The "Outstanding Interest Fraction" represents the percentage interest in the common shareholders' equity value of the Company attributable to a Tracking Group that is represented at any time by the outstanding shares of Tracking Stock, and the "Retained Interest Fraction" represents any remaining percentage interest in the common shareholders' equity value of the Company attributable to a Tracking Group that is attributed to the TDS Group by virtue of a Retained Interest. Assuming no Inter-Group Interest Fractions, the sum of the Outstanding Interest Fraction and the Retained Interest Fraction for a Tracking Group will always equal 100%. Should an Inter-Group Interest Fraction exist, the sum of such Inter-Group Interest Fraction(s), the Outstanding Interest Fraction and the Retained Interest Fraction, if any, for a Tracking Group will always equal 100%. See "Certain Definitions."

INTER-GROUP INTERESTS

    Initially, it is contemplated that no Tracking Group would have an Inter-Group Interest in any other Tracking Group. It is possible that one or more Inter-Group Interests could develop at some time in the future. For example, as the result of an inter-Group transfer of assets from the Telecom Group to the Cellular Group, the Telecom Group could acquire an interest in the Cellular Group. In such a hypothetical event, the Telecom Group would have an Inter-Group Interest in the Cellular Group for the benefit of the holders of the Telecom Group Shares. A Tracking Group may not have an Inter-Group Interest in the TDS Group.

    An Inter-Group Interest in a Tracking Group would be created only if a transfer of cash or other property from one of the Tracking Groups to another Tracking Group is specifically designated by the Board as being made to create an Inter-Group Interest (in contrast to transfers made for other consideration, such as cash transfers representing borrowings or in cash purchase or sale transactions) or if outstanding shares of a Tracking Group are retired or otherwise cease to be outstanding following their purchase with funds attributed to one of the Tracking Groups.

    With respect to transfers of cash or other property between the Tracking Groups, there are no specific criteria for determining when such a transfer will be reflected as an increase or reduction in borrowings between Tracking Groups or as a creation of, or an increase or reduction in, an Inter-Group Interest. The Board expects to make such determinations, either in specific instances or by setting generally applicable policies from time to time, after consideration of such factors as it deems relevant, including, without limitation, the needs of the Company, the financing needs and objectives of the Tracking Groups, the investment objectives of the Tracking Groups, the availability, cost and time associated with alternative financing sources, prevailing interest rates and general economic conditions.

    For illustrative purposes hereof, the Tracking Group acquiring an Inter-Group Interest in one of the other Groups will be referred to as the "Investor Group" and the Tracking Group in which an Inter-Group Interest is being acquired will be referred to as the "Issuer Group."

    The amount of any Inter-Group Interest of the Investor Group in the Issuer Group (the "Inter-Group Interest in Issuer Group") at any point in time would be expressed in terms of the "Number of Shares Issuable with Respect to Inter-Group Interest" in the Issuer Group, which is intended to provide a measure of any Inter-Group Interest of the Investor Group in the Issuer Group on a basis comparable to an investment in shares of Tracking Stock of the Issuer Group (the "Issuer Group Shares").

    The Board could, in its sole discretion, determine from time to time to have the Company contribute cash or other property of the Investor Group as additional equity to the Issuer Group, which would increase the Number of Shares Issuable with Respect to Inter-Group Interest in Issuer Group as described below. In such event, the Inter-Group Interest Fraction will increase and the Issuer Group Outstanding Interest Fraction will decrease accordingly. The Board could, in its sole discretion, also determine from time to time to transfer cash or other property of the Issuer Group from the Issuer Group to the Investor Group in respect of a reduction in its Inter-Group Interest in the Issuer Group, in which case the Number of Shares Issuable with Respect to the Inter-Group Interest would be decreased as described below. In such event, the Inter-Group Interest Fraction would decrease and the Issuer Group Outstanding Interest Fraction would increase accordingly. The Board could, in its sole discretion, determine to make contributions or other transfers referred to in this paragraph after consideration of such factors as it deems relevant, including, without limitation, the needs of the Company, the financing needs and objectives of the each of the Groups, the investment objectives of the Groups, the availability, cost and time associated with alternative financing sources, prevailing interest rates and general economic conditions.

    If an Inter-Group Interest in the Issuer Group is created by a transfer of funds or other assets from the Investor Group to the Issuer Group, the Number of Shares Issuable with Respect to the Inter-Group Interest in the Issuer Group would be increased by an amount determined by dividing the amount of funds or value of assets transferred by the Market Value of an Issuer Group Share as of the date of such transfer. In the event a subsequent transfer of funds or other assets from the Investor Group to the Issuer Group is determined by the Board to be made in respect of an increase in the Inter-Group Interest in the Issuer Group, the Number of Shares Issuable with Respect to the Inter-Group Interest in the Issuer Group would be increased by an amount determined by dividing the amount of the additional funds or value of the additional assets transferred by the Market Value of an Issuer Group Share as of the date of such transfer. Any decrease in the Number of Shares Issuable with Respect to the Inter-Group Interest in the Issuer Group resulting from a transfer of funds or other assets from the Issuer Group to the Investor Group determined by the Board to be made in respect of such a transfer would be similarly calculated.

    To the extent outstanding Issuer Group Shares are retired or otherwise cease to be outstanding following their purchase with funds attributed to the Investor Group, the Number of Shares Issuable with Respect to the Inter-Group Interest in the Issuer Group would increase on a share-for-share basis. Issuer Group Shares purchased with funds attributed to the Investor Group which remain outstanding (as a result of being held by a subsidiary included in the Investor Group) would not create an Inter-Group Interest or increase any then existing Inter-Group Interest in the Issuer Group but would represent an outstanding interest in the common shareholders' equity value of the Company attributable to the Issuer Group.

    The Number of Shares Issuable with Respect to the Inter-Group Interest in the Issuer Group, if any, would also (i) be adjusted from time to time as appropriate to reflect (a) subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the Issuer Group Shares,
(b) dividends or distributions payable in Issuer Group Shares to holders of Issuer Group Shares and (c) reclassifications of Issuer Group Shares and (ii) be decreased by the number of Issuer Group Shares (a) issued upon conversion, exercise or exchange of Convertible Securities that are attributed to the Investor Group or (b) issued by the Company as a dividend or distribution or by reclassification or exchange to holders of

Investor Group Shares. The Inter-Group Interest in the Issuer Group, if any, would not be represented by outstanding Issuer Group Shares and would have no voting rights.

    For financial reporting purposes, shares of Tracking Stock acquired by subsidiaries of the Company included in an Investor Group which remain outstanding following such acquisition would be combined with the Investor Group's Number of Shares Issuable with Respect to Inter-Group Interest in the Issuer Group, if any, and reported as the Investor Group's interest in the Issuer Group. Any differences between such reported interest and any then existing Inter-Group Interest in the Issuer Group Shares would be reconcilable by adding to any then existing Inter-Group Interest the number of outstanding Issuer Group Shares held by the consolidated subsidiaries of the Company included in the Investor Group. Because these shares would still be outstanding for purposes of the receipt of dividends and payment of redemption or liquidation amounts, the Investor Group would obtain substantially the same economic benefits from such outstanding shares as it would have received had such shares been retired or otherwise ceased to be outstanding following their purchase and added to the Investor Group's Number of Shares Issuable with Respect to the Inter-Group Interest in the Issuer Group.

    The authorized Issuer Group Shares in excess of the total number of shares outstanding will be available for issuance or sale without further approval by the Company's shareholders and may be issued at any time at prices that would dilute the value of the outstanding Issuer Group Shares. If there is an Inter-Group Interest in the future, whenever Issuer Group Shares are subsequently issued or sold by the Company, the Company will identify (i) the number of Issuer Group Shares issued and sold that represent the Inter-Group Interest, if any, the sale of which shares will reduce the Number of Shares Issuable with Respect to the Inter-Group Interest in the Issuer Group on a share-for-share basis and the net proceeds of which sale will be reflected entirely in the combined financial statements of the Investor Group, and (ii) the number of such shares that represent an additional equity interest in the Issuer Group, the sale of which shares will reduce the available shares of the Issuer Group and the net proceeds of which sale will be reflected entirely in the combined financial statements of the Issuer Group. The Board expects to make such determination, in its sole discretion, after consideration of such factors as it deems relevant, including, without limitation, the needs of the Company, the financing needs and objectives of the Groups, the investment objectives of the Groups, the availability, cost and time associated with alternative financing sources, prevailing interest rates and general economic conditions.

    In the event of any dividend or other distribution paid or distributed in respect of the outstanding Issuer Group Shares, (other than in Issuer Group Shares, which will result in the adjustment to the Number of Shares Issuable with Respect to Retained Interest in the Issuer Group), an Investor Group's combined financial statements would be credited, and the Issuer Group's combined financial statements would be charged (in addition to the charge for such dividend or other distribution paid upon outstanding Issuer Group Shares), with an amount equal to the product of (i) the aggregate amount of such dividend or other distribution paid or distributed in respect of outstanding Issuer Group Shares (including any dividend related to the Fair Value of the Net Proceeds from the Disposition of all or substantially all of the assets and properties of the Issuer Group), times (ii) a fraction, the numerator of which is the Inter-Group Interest Fraction in the Issuer Group and the denominator of which is the Issuer Group Outstanding Interest Fraction (as defined below).

    If Issuer Group Shares are retired or otherwise cease to be outstanding following their purchase with funds attributed to the Investor Group, the Number of Shares Issuable with Respect to Inter-Group Interest in the Issuer Group would increase on a share-for-share basis and the Issuer Group Inter-Group Interest Fraction (as defined below) would increase and the Issuer Group Outstanding Interest Fraction would decrease accordingly. If the purchase of Issuer Group Shares were made with funds attributed to the Issuer Group, the Number of Shares Issuable with Respect to Inter-Group Interest in the Issuer Group would not be increased, but the Issuer Group Inter-Group Interest Fraction would increase and the Issuer Group Outstanding Interest Fraction would decrease accordingly. The Board would, in its sole discretion, determine whether purchases of Tracking Stock of one Group should be made with consideration

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
attributed to such Group, the TDS Group or one of the other Tracking Groups, by considering such factors as it deems relevant, including, without limitation, the needs of the Company, the financing needs and objectives of the Groups, the investment objectives of the Groups, the availability, cost and time associated with alternative financing sources, prevailing interest rates and general economic conditions.

    If the Number of Shares Issuable with Respect to Inter-Group Interest is reduced to zero as a result of any combination of one or more issuances or sales of Issuer Group Shares for the benefit of the Investor Group, Issuer Group Shares could no longer be issued or sold by the Company for the account of the Investor Group unless a further Inter-Group Interest in the Issuer Group is subsequently created or unless some other appropriate allocation is made. If the net proceeds of any issuance or sale by the Company of Issuer Group Shares are allocated to the Issuer Group, the Number of Shares Issuable with Respect to Inter-Group Interest in the Issuer Group would not be reduced, but the Inter-Group Interest Fraction in the Issuer Group would decrease and the Issuer Group Outstanding Interest Fraction would increase accordingly.

    The "Issuer Group Outstanding Interest Fraction" represents the percentage interest in the common shareholders' equity value of the Company attributable to the Issuer Group that is represented at any time by the outstanding Issuer Group Shares, and the "Issuer Group Inter-Group Interest Fraction" represents any percentage interest in the common shareholders' equity value of the Company attributable to the Issuer Group that is attributed to the Investor Group by virtue of an Inter-Group Interest. The sum of: (i) the Issuer Group Retained Interest, if any, (ii) Issuer Group Outstanding Interest Fraction and (iii) the Issuer Group Inter-Group Interest Fractions, would always equal 100% for any Issuer Group. See "--Certain Definitions."

                              CERTAIN DEFINITIONS

    As used in this Prospectus, unless the context requires otherwise, the following terms have the meanings specified below:

    "ADJUSTED OUTSTANDING INTEREST FRACTION," as of any date, means, with respect to a particular class of Tracking Stock, a fraction the numerator of which is the aggregate number of shares of such class of Tracking Stock outstanding on such date and the denominator of which is the sum of (a) such aggregate number of outstanding shares, (b) the Number of Shares Issuable with Respect to Retained Interest for such class of Tracking Stock as of such date,
(c) the aggregate Number of Shares Issuable with Respect to Inter-Group Interest by all other Tracking Groups in such Tracking Stock, if any, and (d) the Number of Shares Issuable to Third Parties with respect to such Tracking Stock.

    "ADJUSTMENT DATE," means the date which is ten Trading Days before the record date for each annual meeting of shareholders of the Company.

    "AERIAL" means Aerial Communications, Inc., a Delaware corporation.


    "AERIAL GROUP" means, as of any date that any Aerial Group Shares have been issued and continue to be outstanding: (a) the interest of the Company or of any of its subsidiaries in Aerial and its subsidiaries (including any successor thereto by merger, consolidation or sale of all or substantially all of its assets, whether or not in connection with a Related Business Transaction) and their businesses, assets and liabilities, (b) all businesses, assets and liabilities of the Company or any of its subsidiaries to the extent attributed to the Aerial Group by the Board, whether or not such businesses, assets or liabilities are businesses, assets and liabilities of Aerial or its subsidiaries (or a successor as described in clause (a) of this sentence), (c) all businesses, assets and liabilities contributed or otherwise transferred to the Aerial Group from the TDS Group or any of the other Tracking Groups, (d) the interest of the Company or any of its subsidiaries in the businesses, assets and liabilities acquired by the Company or any of its subsidiaries for the Aerial Group, as determined by the Board, (e) a proportionate undivided interest in each and every business, asset and liability attributed to another Tracking Group equal to the Inter-Group Interest


                                      118
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Fraction, if any, of the Aerial Group in such other Tracking Group and (f) such adjustments to the foregoing as may be contemplated by the Restated Certificate or which may be determined in good faith by the Board.

    "AERIAL MERGER" means the proposed merger between Aerial and a wholly-owned subsidiary of TDS pursuant to which Aerial Group Shares would be issued in exchange for all outstanding Common Shares of Aerial not owned by TDS and Aerial would become a wholly-owned subsidiary of TDS.

    "AMEX" means the American Stock Exchange.

    "AVAILABLE DIVIDEND AMOUNT," as of any date, means, with respect to any Tracking Group, the product of the Outstanding Interest Fraction of such Tracking Group and either (a) the excess of (i) an amount equal to the total assets of such Tracking Group less the total liabilities (not including preferred stock) of such Tracking Group as of such date over (ii) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of such class of Tracking Stock and each class or series of Preferred Shares or Undesignated Shares attributed to such Tracking Group or (b) in case there is no such excess, an amount equal to Company Earnings (Losses) attributable to such Tracking Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year. The Available Dividend Amount is intended to be similar to an amount equal to the product of the Outstanding Interest Fraction and the amount that would be legally available for the payment of dividends on shares of Tracking Stock under Delaware law if the related Tracking Group were a separate Delaware corporation. The "Available Dividend Amount" as of any date, means, with respect to the TDS Group, the greater of (x) the amount of all surplus (as defined in the DGCL) of the Company or, if there is no surplus, the net profits (as contemplated by the DGCL) of the Company for the fiscal year in which such date occurs and/or the preceding fiscal year (if positive), less the sum of the Available Dividend Amounts of all of the Tracking Groups, or (y) an amount equal to the sum of the Retained Interest Available Dividend Amounts (if positive) with respect to all of the Tracking Groups, plus, without duplication, either (a) the excess of (i) an amount equal to the total assets of the TDS Group less the total liabilities (not including preferred stock) of the TDS Group as of such date over (ii) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding Series A Common Shares, Common Shares and any issued Special Common Shares, and each class or series of Preferred Shares or Undesignated Shares attributed to the TDS Group or (b) in case there is no such excess, an amount equal to Company Earnings (Losses) attributable to the TDS Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year.

    "BOARD" means the Board of Directors of the Company.


    "CELLULAR GROUP" means, as of any date that any Cellular Group Shares have been issued and continue to be outstanding: (a) the interest of the Company or of any of its subsidiaries in U.S. Cellular and its subsidiaries (including any successor thereto by merger, consolidation or sale of all or substantially all of its assets, whether or not in connection with a Related Business Transaction) and their respective businesses, assets and liabilities, (b) all businesses, assets and liabilities of the Company or any of its subsidiaries to the extent attributed to the Cellular Group by the Board, whether or not such businesses, assets or liabilities are businesses, assets and liabilities of U.S. Cellular or any of its subsidiaries (or a successor as described in clause (a) of this sentence), (c) all businesses, assets and liabilities contributed or otherwise transferred to the Cellular Group from the TDS Group or any of the other Tracking Groups, (d) the interest of the Company or any of its subsidiaries in the businesses, assets and liabilities acquired by the Company or any of its subsidiaries for the Cellular Group, as determined by the Board, (e) a proportionate undivided interest in each and every business, asset and liability attributed to another Tracking Group equal to the Inter-Group Interest Fraction, if any, of the Cellular Group in such other Tracking Group and (f) such adjustments to the foregoing as may be contemplated by the Restated Certificate or which may be determined in good faith by the Board.


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    "COMMITTED ACQUISITION SHARES" as of any date, means (a) Common Shares that the Company had, prior to such date, agreed to issue in connection with acquisitions, but as of such date had not been issued, and (b) Common Shares that are issuable upon conversion, exercise or exchange of Convertible Securities that the Company had, prior to such date, agreed to issue in connection with acquisitions, but as of such date had not been issued, in each case including obligations of the Company to issue Cellular Group Shares, Telecom Group Shares and Aerial Group Shares as a result of the Distribution pursuant to anti-dilution provisions in the acquisition agreements providing for the issuance of Common Shares or Convertible Securities which are convertible into or exercisable or exchangeable for Common Shares, without duplication of any Common Shares issuable upon conversion, exercise or exchange of Convertible Securities.

    "COMMON SHARES" means the Common Shares, par value $.01 per share, of the Company.

    "COMMON STOCK" means shares of capital stock of the Company designated as common stock, including Series A Common Shares, Common Shares, Special Common Shares, Cellular Group Shares, Telecom Group Shares and Aerial Group Shares.

    "COMPANY" means Telephone and Data Systems, Inc., a Delaware corporation.

    "COMPANY EARNINGS (LOSS)" for any period, with respect to any Group, means the net earnings or loss of such Group for such period determined on a basis consistent with the determination of the net earnings or loss of such Group for such period as presented in the combined financial statements of such Group for such period, including income and expenses of the Company attributed to the operations of such Group on a substantially consistent basis, including without limitation, corporate, general and administrative costs, net interest and income taxes.

    "CONVERTIBLE SECURITIES" means any securities of the Company, including preferred stock, options and other rights (other than common stock), that are convertible into, exchangeable for or evidence the right to purchase any shares of any series of common stock, whether upon conversion, exercise or exchange, pursuant to anti-dilution provisions of such securities or otherwise.

    "DGCL" means the Delaware General Corporation Law.

    "DISPOSITION" means the sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock or otherwise) of all or substantially all of the properties or assets of a Tracking Group, as described under "--Disposition of Assets of a Tracking Group."

    "DISTRIBUTION" means the contemplated distribution of all or any part of the Telecom Group Shares, the Cellular Group Shares and/or Aerial Group Shares to be made to the holders of Common Shares and Series A Common Shares, as described hereunder.


    "FAIR VALUE OF NET PROCEEDS" means, as of any date, with respect to any Disposition of any of the business, assets and liabilities of a Tracking Group, an amount, if any, equal to the fair value of the gross proceeds of such Disposition less any payment of, or reasonable provision for, (a) any taxes related to the Disposition or in respect of any resulting dividend or redemption, including deferred taxes, but not including any deductions or other offsets which may be available to the Company which are not attributed to such Tracking Group, (b) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (c) any liabilities and other obligations (contingent or otherwise) of, or attributed to, that Tracking Group, including, without limitation, obligations with respect to committed acquisitions and Convertible Securities attributed to the Tracking Group, any indemnity or guarantee obligations incurred in connection with the Disposition or any liabilities for future purchase price adjustments, and any preferential amounts plus any accumulated and unpaid dividends and other obligations in respect of Preferred Shares attributed to such Tracking Group (without duplication). For purposes of this definition, any businesses, assets and liabilities of the affected Tracking Group which the


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Board determines to retain after such Disposition shall be deemed to constitute
"reasonable provision" for such amount of taxes, costs and liabilities (contingent or otherwise). To the extent the proceeds of any Disposition include any securities or other property other than cash, the Board shall determine the fair value of such securities or property, including for the purpose of determining comparable value thereof if the Board determines to pay a dividend or redemption price in cash or securities or other property as provided under the terms of the Tracking Stock.

    "GROUP" means the Telecom Group, the Aerial Group, the Cellular Group, and the TDS Group and any other Group so designated by the Board.

    "INTER-GROUP INTEREST," as of any date, means that part of the Company's equity interest in a Tracking Group which is retained (or subsequently acquired) by the Company and attributed to a Group other than the TDS Group.

    "INTER-GROUP INTEREST FRACTION," as of any date, with respect to any Investor Group, means a fraction the numerator of which is the Number of Shares Issuable with Respect to an Inter-Group Interest in an Issuer Group by such Investor Group as of such date, and the denominator of which is the sum of (a) the aggregate Number of Shares Issuable with Respect to Inter-Group Interest in such Issuer Group by all Investor Groups as of such date, (b) the aggregate number of shares of Tracking Stock of such Issuer Group outstanding as of such date and (c) the Number of Shares Issuable with Respect to Retained Interest in such Issuer Group as of such date.

    "ISSUER GROUP" means a Tracking Group in which there is an Inter-Group Interest by an Investor Group.

    "INVESTOR GROUP" means a Tracking Group which holds an Inter-Group Interest in an Issuer Group.

    "LIQUIDATION UNIT" means the number or fraction associated with each share of common stock which determines the proportionate amount of assets such share is entitled to upon the liquidation, dissolution or winding-up of the Company as described under "Description of Capital Stock--Liquidation Rights."

    "MARKET CAPITALIZATION" of any class or series of capital stock of the Company on any Trading Day means the product of (a) the Market Value of one share of such class or series on such Trading Day and (b) the number of shares of such class or series outstanding on such Trading Day.

    "MARKET VALUE" of a share of any class or series of capital stock of the Company on any day means the average of the high and low reported sale prices regular way of a share of such class or series on such day (if such day is a Trading Day, and if such day is not a Trading Day, on the Trading Day immediately preceding such day) or in case no such reported sale takes place on such Trading Day the average of the reported closing bid and asked prices regular way of a share of such class or series on such Trading Day, in either case on the American Stock Exchange or such other national securities exchange or the Nasdaq National Market on which such class or series is listed, or if the shares of such class or series are not quoted on the American Stock Exchange or any other national securities exchange or the Nasdaq National Market on such Trading Day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such Trading Day as furnished by any New York Stock Exchange member firm selected from time to time by the Company, or if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such Trading Day, the market value of a share of such class or series as determined by the Board; provided, that if the Special Common Shares or Series A Common Shares are not trading on a national securities exchange or the Nasdaq National Market, and if bid and asked prices are not available for the Special Common Shares or the Series A Common Shares, the Market Value of a Special Common Share or a Series A Common Share, as applicable, shall be deemed to be the same as a Common Share for purposes of determining Market Value under "Description of Terms of Tracking Stock--Voting Rights, --Dispositions of Assets of a Tracking Group, --Conversion at Option of the Company and --Liquidation"; and provided further, that for

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purposes of determining Market Values under "Description of Terms of Tracking
Stock--Voting Rights, --Disposition of Assets of a Tracking Group, --Conversion at Option of the Company and --Liquidation," (a) the "Market Value" of a share of any series of common stock on any day prior to the "ex" date or any similar date for any dividend or distribution paid or to be paid with respect to such series of common stock will be reduced by the fair market value of the per share amount of such dividend or distribution as determined by the Board and (b) the "Market Value" of a share of any series of common stock on any day prior to (i) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such series of common stock or (ii) the "ex" date or any similar date for any dividend or distribution with respect to any such series of common stock in shares of such series of common stock, will be appropriately adjusted to reflect such subdivision, combination, dividend or distribution.

    "NUMBER OF SHARES ISSUABLE WITH RESPECT TO INTER-GROUP INTEREST" means, with respect to any Tracking Group (for purposes of this definition, the "Issuer Group"), the number of Issuer Group Shares (the "Issuer Group Shares") which are attributed to, and that could be issued or sold by the Company for the benefit of, another Tracking Group (for purposes of this definition, the "Investor Group"). Initially, the Number of Shares Issuable with Respect to Inter-Group Interest in each Tracking Group shall be zero, and shall from time to time thereafter, as applicable, be:

        (a) adjusted as appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the Issuer Group Shares and dividends or distributions of Issuer Group Shares to the holders thereof and other reclassifications of the Issuer Group Shares and similar transactions;

        (b) decreased (but not to less than zero) by (i) the aggregate number of Issuer Group Shares issued or sold by the Company, for cash, securities or other property, the proceeds of which are attributed to the Investor Group,
    (ii) the aggregate number of Issuer Group Shares issued or delivered upon conversion, exercise or exchange of Convertible Securities (other than Pre-Distribution Convertible Securities), the proceeds of which are attributed to the Investor Group, (iii) the aggregate number of Issuer Group Shares issued or delivered by the Company as a dividend or distribution to holders of shares of the Investor Group, (iv) the aggregate number of Issuer Group Shares issued or delivered upon the conversion, exercise or exchange of any Convertible Securities (other than Pre-Distribution Convertible Securities) issued or delivered by the Company as a dividend or distribution or by reclassification or exchange to holders of shares of the Investor Group, and (v) the aggregate number of Issuer Group Shares (rounded, if necessary, to the nearest whole number), equal to the aggregate fair value (as determined by the Board) of assets or properties attributed to the Issuer Group that are transferred from the Issuer Group to the Investor Group in consideration of a reduction in the Number of Shares Issuable with Respect to Inter-Group Interest by the Investor Group in the Issuer Group, divided by the Market Value of one Issuer Group Share as of the date of such transfer;

        (c) increased by (i) the aggregate number of any Issuer Group Shares which are retired or otherwise cease to be outstanding following their purchase with funds attributed to the Investor Group and (ii) a number (rounded, if necessary, to the nearest whole number) equal to the fair value (as determined by the Board) of assets or properties theretofore attributed to the Investor Group that are contributed to the Issuer Group in consideration of an increase in the Number of Shares Issuable with Respect to Inter-Group Interest in the Issuer Group by the Investor Group, divided by the Market Value of one Issuer Group Share as of the date of such contribution; and

        (d) adjusted as may be appropriate to reflect other transactions between the Issuer Group and the Investor Group, as determined in good faith by the Board.

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        Whenever a change in the Number of Shares Issuable with Respect to
    Inter-Group Interest with respect to any Group occurs, the Company shall prepare and file a statement of such change with the Secretary of the Company.

    "NUMBER OF SHARES ISSUABLE WITH RESPECT TO RETAINED INTEREST" means the number of shares of a class of Tracking Stock of a Tracking Group (for purposes of this definition, the "Issuer Group") that are attributed to, and could be issued or sold by the Company for the account of, the TDS Group in respect of a Retained Interest by the TDS Group in such Issuer Group. The Number of Shares Issuable with Respect to Retained Interest shall initially be determined by the Board, and shall from time to time thereafter, as applicable, be:

        (a) adjusted as appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the Issuer Group Shares, and dividends or distributions of Issuer Group Shares to the holders thereof and other reclassifications of Issuer Group Shares and similar transactions;

        (b) decreased (but not to less than zero) by (i) the aggregate number of Issuer Group Shares issued or sold by the Company, for cash, securities or other property, the proceeds of which are attributed to the TDS Group, (ii) the aggregate number of Issuer Group Shares issued or delivered upon conversion, exercise or exchange of Convertible Securities (including Pre-Distribution Convertible Securities), the proceeds of which are attributed to the TDS Group, (iii) the aggregate number of Issuer Group Shares issued or delivered by the Company as a dividend or distribution to holders of Common Shares, Series A Common Shares or Special Common Shares,
    (iv) the aggregate number of Issuer Group Shares issued or delivered upon the conversion, exercise or exchange of any Convertible Securities issued or delivered by the Company as a dividend or distribution or by reclassification or exchange to holders of shares of Common Shares, Series A Common Shares or Special Common Shares, and (v) the aggregate number of Issuer Group Shares (rounded, if necessary, to the nearest whole number), equal to the aggregate fair value (as determined by the Board) of assets or properties attributed to the Issuer Group that are transferred from the Issuer Group to the TDS Group in consideration of a reduction in the Number of Shares Issuable with Respect to Retained Interest in the Issuer Group, divided by the Market Value of one Issuer Group Share as of the date of such transfer;

        (c) increased by (i) the aggregate number of any Issuer Group Shares which are retired or otherwise cease to be outstanding following their purchase with funds attributed to the TDS Group and (ii) a number (rounded, if necessary, to the nearest whole number) equal to the fair value (as determined by the Board) of assets or properties theretofore attributed to the TDS Group that are contributed to the Issuer Group in consideration of an increase in the Number of Shares Issuable with Respect to Retained Interest in the Issuer Group, divided by the Market Value of one Issuer Group Share as of the date of such contribution; and

        (d) adjusted as may be appropriate to reflect other transactions between the Issuer Group and the TDS Group, as determined in good faith by the Board.

        Whenever a change in the Number of Shares Issuable with Respect to Retained Interest in any Tracking Group occurs, the Company shall prepare and file a statement of such change with the Secretary of the Company.

    "NUMBER OF SHARES ISSUABLE TO THIRD PARTIES" means, as of any date, the number of shares of any class of common stock which represent Shares Issuable to Third Parties, as may be determined in good faith by the Board, considering any relevant factors, including whether the holders of Convertible Securities would receive an economic benefit from the conversion, exercise or exchange of such Convertible Securities which exceeds the economic cost thereof, or the economic benefit of not converting, exercising or exchanging such Convertible Securities.

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
    "OUTSTANDING INTEREST," as of any date, means, with respect to any class of Tracking Stock, that part of the Company's interest in a Tracking Group which is represented by outstanding shares of such Tracking Stock.

    "OUTSTANDING INTEREST FRACTION," as of any date, shall mean, with respect to any class of Tracking Stock, a fraction the numerator of which is the aggregate number of shares of such class of Tracking Stock outstanding on such date and the denominator of which is the sum of (a) such aggregate number of shares, (b) the Number of Shares Issuable with Respect to Retained Interest of such class of Tracking Stock as of such date and (c) the aggregate Number of Shares Issuable with Respect to Inter-Group Interest by all other Tracking Groups in such Tracking Stock, if any.

    "PRE-DISTRIBUTION CONVERTIBLE SECURITIES" means Convertible Securities that are outstanding on the record date for the Distribution and are, prior to such date, convertible into or exercisable or exchangeable for either Common Shares or Series A Common Shares, assuming the record date for the Distribution of Telecom Group Shares, Cellular Group Shares and Aerial Group Shares is the same date. If the record date for the distribution of any such shares is not the same date, the Board shall determine which Convertible Securities issued after the first record date relating to any part of the Distribution shall represent Pre-Distribution Convertible Securities.

    "PREFERRED SHARES" means the Preferred Shares, par value $.01 per share, of the Company.

    "PUBLIC HOLDERS" means holders of shares of Tracking Stocks, any issued Special Common Shares, Preferred Shares issued before October 31, 1981 and Common Shares.

    "QUALIFYING SUBSIDIARY" or "QUALIFYING SUBSIDIARIES" means a Subsidiary or Subsidiaries of the Company (a) in which (i) the Company's ownership and voting interest is sufficient to satisfy the requirements of the Internal Revenue Service for a distribution of the Company's interest in such Subsidiary to the holders of common stock of the Company that is tax-free to such holders or (ii) the Company owns, directly or indirectly, all of the issued and outstanding capital stock and (b) which currently or at any time in the future hold(s) all of the assets and liabilities attributed to a Tracking Group.

    "RECAPITALIZATION" means the Offerings, the Distribution, the Aerial Merger and the U.S. Cellular Merger.

    "REINCORPORATION" means the merger of a predecessor of TDS with and into TDS with TDS surviving the merger, pursuant to which TDS became a Delaware corporation.

    "RELATED BUSINESS TRANSACTION" means any Disposition of all or substantially all of the properties and assets of a Tracking Group in which the Company receives as proceeds of such Disposition primarily equity securities (including, without limitation, capital stock, convertible securities, partnership or limited partnership interests and other types of equity securities, without regard to the voting power or contractual or other management or governance rights related to such equity securities) of the purchaser or acquiror of such assets and properties of such Tracking Group, any entity which succeeds (by merger, formation of a joint venture enterprise or otherwise) to such assets and properties of such Tracking Group or a third party issuer, which purchaser, acquiror or other issuer is engaged or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by such Tracking Group prior to such Disposition, as determined in good faith by the Board.

    "RESTATED CERTIFICATE" means the Restated Certificate of Incorporation of the Company.

    "RETAINED INTEREST," as of any date, means that part of the Company's equity interest in a Tracking Group, which is retained (or subsequently acquired) by the Company and attributed to the TDS Group for the benefit of the Common Shares, Series A Common Shares and any issued Special Common Shares.

    "RETAINED INTEREST AVAILABLE DIVIDEND AMOUNT," as of any date, means, with respect to any Tracking Group, an amount (not less than zero) which is equal to the product of (a) a fraction, the numerator of which is the Retained Interest Fraction and the denominator of which is the Outstanding Interest Fraction with respect to such Tracking Group multiplied by (b) the Available Dividend Amount of such Tracking Group.

    "RETAINED INTEREST FRACTION," as of any date, means, with respect to any class of Tracking Stock, a fraction the numerator of which is the Number of Shares Issuable with Respect to Retained Interest of such class of Tracking Stock as of such date and the denominator of which is the sum of (a) such Number of Shares Issuable with Respect to Retained Interest as of such date, (b) the aggregate Number of Shares Issuable with Respect to Inter-Group Interest by all other Tracking Groups in such Tracking Stock, if any, and (c) the aggregate number of shares of such class of Tracking Stock outstanding as of such date.

    "SERIES A COMMON SHARES" means the Series A Common Shares, par value $.01 per share, of the Company.

    "SHARES ISSUABLE TO THIRD PARTIES" means, as of any date, shares of any class of common stock which are issuable (a) as Committed Acquisition Shares,
(b) pursuant to the conversion, exercise or exchange of Convertible Securities or (c) otherwise.

    "SUBSIDIARY" means, with respect to any person or entity, any corporation or partnership 50% or more of whose outstanding voting securities or partnership interests, as the case may be, are directly or indirectly owned by such person or entity.

    "TDS" means Telephone and Data Systems, Inc., a Delaware corporation.

    "TDS GROUP" means, as of any date that any shares of any class of Tracking Stock have been issued and continue to be outstanding: (a) the interest of the Company and all of its subsidiaries, (including any successors thereto by merger, consolidation or sale of all or substantially all of its assets) and their respective businesses, assets and liabilities, other than (except as provided in clause (e) of this definition) the interest of the Company and its subsidiaries in Aerial and its subsidiaries, TDS Telecom and its subsidiaries, U.S. Cellular and its subsidiaries, and any other subsidiaries attributed by the Board to a Group other than the TDS Group (including any successors thereto by merger, consolidation or sale of all or substantially all of its assets, whether or not in connection with a Related Business Transaction) and their respective businesses, assets and liabilities; (b) all businesses, assets and liabilities of the Company or any of its subsidiaries to the extent attributed to the TDS Group by the Board, whether or not such businesses, assets or liabilities are businesses, assets and liabilities of the TDS Group or any of its subsidiaries (or a successor as described in clause (a) of this sentence); (c) all businesses, assets and liabilities contributed or otherwise transferred to the TDS Group from any of the Tracking Groups; (d) the interest of the Company or any of its subsidiaries in the businesses, assets and liabilities acquired by the Company or any of its subsidiaries for the TDS Group, as determined by the Board; (e) a proportionate undivided interest in each and every business, asset and liability attributed to a Tracking Group equal to the Retained Interest Fraction of the TDS Group in such other Tracking Group; and (f) such other businesses, assets and liabilities and such adjustments to the foregoing as may be contemplated hereby or which may be approved by the Board.

    "TDS GROUP SHARES" means the Series A Common Shares, Common Shares and any issued Special Common Shares of the Company and any other shares designated as TDS Group Shares by the Board.

    "TDS TELECOM" means TDS Telecommunications Corporation, a Delaware corporation.

    "TDS VOTING TRUST" means the voting trust which expires June 30, 2009, that controls a majority of the voting power of TDS in the election of directors and all other matters.

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    "TELECOM GROUP" means, as of any date that any Telecom Group Shares have been issued and continue to be outstanding: (a) the interest of the Company or of any of its subsidiaries in TDS Telecom, and its subsidiaries (including any successor thereto by merger, consolidation or sale of all or substantially all of its assets, whether or not in connection with a Related Business Transaction) and their respective businesses, assets and liabilities, (b) all businesses, assets and liabilities of the Company or any of its subsidiaries to the extent attributed to the Telecom Group by the Board, whether or not such businesses, assets or liabilities are businesses, assets and liabilities of TDS Telecom or any of its subsidiaries (or a successor as described in clause (a) of this sentence), (c) all businesses, assets and liabilities contributed or otherwise transferred to the Telecom Group from the TDS Group or any other Tracking Group,
(d) the interest of the Company or any of its subsidiaries in the businesses, assets and liabilities acquired by the Company or any of its subsidiaries for the Telecom Group, as determined by the Board, (e) a proportionate undivided interest in each and every business, asset and liability attributed to another Tracking Group equal to the Inter-Group Interest Fraction, if any, of the Telecom Group in such other Tracking Group and (f) such adjustments to the foregoing as may be contemplated by the Restated Certificate or which may be determined in good faith by the Board.


    "TRACKING GROUP" means the Aerial Group, the Cellular Group and the Telecom Group, and any other business group designated as a Tracking Group by the Board.

    "TRACKING STOCK" means the Aerial Group Shares, the Cellular Group Shares and the Telecom Group Shares, and any other shares of capital stock of the Company which the Board designates as Tracking Stock.

    "TRADING DAY" means each weekday other than a day on which the relevant class of common stock of the Company is not traded on any national securities exchange or quoted on the Nasdaq National Market or on the over-the- counter market.

    "UNDESIGNATED SHARES" means the Undesignated Shares, par value $.01 per share, of TDS to be authorized by the Restated Certificate.

    "U.S. CELLULAR" means United States Cellular Corporation, a Delaware corporation.

    "U.S. CELLULAR MERGER" means the proposed merger between U.S. Cellular and a wholly-owned subsidiary of TDS pursuant to which Cellular Group Shares would be issued in exchange for all outstanding Common Shares of U.S. Cellular not owned by TDS and U.S. Cellular would become a wholly-owned subsidiary of TDS.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES


    The following is a general discussion of certain United States federal income and estate tax considerations with respect to the acquisition, ownership and disposition of Telecom Group Shares. It is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), Treasury Department regulations, published positions of the Internal Revenue Service (the "Service") and court decisions now in effect, all of which are subject to change, which may be retroactive in effect. This discussion does not address all aspects of United States federal income taxation that may be relevant to a decision to invest in Telecom Group Shares and does not deal with state, local and non-United States taxation. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE UNITED STATES FEDERAL, STATE, LOCAL AND NON-UNITED STATES INCOME AND OTHER TAX CONSEQUENCES OF ACQUIRING, HOLDING AND DISPOSING OF TELECOM GROUP SHARES.


CLASSIFICATION OF TELECOM GROUP SHARES AS STOCK OF THE COMPANY

    In the opinion of Sidley & Austin, counsel to the Company, the Telecom Group Shares will be treated for United States federal income tax purposes as stock of the Company and will not be "section 306 stock" within the meaning of the Code. The Service announced in 1987 that it was studying and would not issue advance rulings on the classification of an instrument that has certain voting and liquidation rights in an issuing corporation but the dividend rights of which are determined by reference to the earnings of a segregated portion of the issuing corporation's assets, including assets held by a subsidiary. In 1995 the Service withdrew such stock from its list of matters under consideration and reiterated that it would not issue advance rulings regarding such stock. There are no court decisions or other authorities that bear directly on transactions similar to the Offerings. It is possible, therefore, that the Service could assert that the Telecom Group Shares represent property other than stock of the Company. If such shares were treated as property other than stock of the Company, (i) the Company or its subsidiaries would recognize a significant taxable gain on the sale of the Telecom Group Shares, in an amount equal to the excess of the fair market value of such property over its federal income tax basis to the Company or such subsidiaries and (ii) the Company could lose its ability to file consolidated federal income tax returns with TDS Telecom (one consequence being that dividends paid or deemed to be paid by TDS Telecom to the Company would be taxable to the Company, subject to any applicable dividends received deduction). As indicated above, however, it is the opinion of counsel that the Service would not prevail in any such assertion.

NON-U.S. HOLDERS

    The following is a general discussion of certain United States federal income and estate tax consequences of the ownership and disposition of Telecom Group Shares by a Non-U.S. Holder. "Non-U.S. Holder" means any person that is a foreign corporation, a nonresident alien individual, a foreign partnership, or a foreign estate or trust (as such terms are defined in the Code). In general, an individual is a nonresident alien individual with respect to a calendar year if he or she is not a United States citizen (and in certain circumstances is not a former United States citizen) and, with respect to such calendar year (i) has at no time had the privilege of residing permanently in the United States and (ii) is not present in the United States a specified number of days in the current year and the prior two years. U.S. resident aliens are subject to United States federal income taxation as if they were U.S. citizens.

    DIVIDENDS

    In general, dividends paid to a Non-U.S. Holder of Telecom Group Shares will be subject to withholding of United States federal income tax at a rate of 30% of the gross amount of such dividends or such lower rate as may be provided by an applicable income tax treaty between the United States and the country of which the Non-U.S. Holder is a tax resident, unless (i) the dividends are effectively connected

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with the conduct of a trade or business of the Non-U.S. Holder within the United
States or (ii) if a tax treaty applies, the dividends are attributable to a United States permanent establishment maintained by the Non-U.S. Holder. For dividend payments made prior to the effective date of certain pending United States Treasury Regulations, currently expected to be January 1, 2000 (the "Effective Date"), a Non-U.S. Holder generally must file a Form 4224 in order to avoid withholding with respect to dividends that are effectively connected with such Non-U.S. Holder's conduct of a trade or business in the United States. However, for purposes of determining whether tax is to be withheld at a 30% rate or at a reduced rate as specified by an applicable tax treaty, the Company ordinarily will presume that dividends paid to a holder with an address in a foreign country are paid to a resident in such country absent knowledge that such presumption is not warranted, and dividends paid to a holder with an address within the United States generally will be presumed to be paid to a holder who is a United States person and will not be subject to such withholding (although such payment might be subject to backup withholding as described below) unless the Company has actual knowledge that the holder is a Non-U.S. Holder. Under certain circumstances (for example, payments within the United States), a Non-U.S. Holder is required to file Form 1001 to claim the benefit of a reduced withholding rate provided by an applicable income tax treaty.



    For dividend payments made on or after the Effective Date, subject to certain transition rules, a Non-U.S. Holder generally will have to file Form W-8 (in the case of both effectively connected income and income qualifying for treaty benefits) unless, in the case of dividends paid to or through an account maintained outside the United States at a financial institution, certain documentary evidence procedures are followed. A Non-U.S. Holder that does not file Form W-8 generally will be subject to withholding at a 31% rate under the backup withholding rules described below, rather than at a 30% rate or a reduced rate under an income tax treaty, except that the 30% rate will apply in the case of dividends paid to or through an account maintained outside the United States at a financial institution if the payor does not have actual knowledge that the payee is a United States person. Special rules apply to determine whether, for purposes of determining the applicability of a tax treaty, dividends paid to a Non-U.S. Holder that is an entity should be treated as paid to the entity or those holding an interest in that entity.


    Dividends received by a Non-U.S. Holder that are effectively connected with the conduct of a trade or business within the United States or, if a tax treaty applies, are attributable to a United States permanent establishment, are subject to United States federal income tax on a net income basis (that is, after allowance for applicable deductions) at applicable graduated individual or corporate rates. Any such dividends received by a Non-U.S. Holder that is a corporation may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

    A Non-U.S. Holder eligible for a reduced rate of withholding of United States federal income tax may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Service.

    GAIN ON DISPOSITION OF TELECOM GROUP SHARES

    A Non-U.S. Holder generally will not be subject to United States federal income tax with respect to gain recognized on a sale or other disposition of Telecom Group Shares unless (i) (a) the gain is effectively connected with a trade or business conducted by the Non-U.S. Holder within the United States, or
(b) if an income tax treaty applies, the gain is attributable to a United States permanent establishment maintained by the Non-U.S. Holder, (ii) in the case of a Non-U.S. Holder who is an individual and holds the Telecom Group Shares as a capital asset, such holder is present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met, (iii) the Non-U.S. Holder is subject to tax pursuant to certain provisions of the Code applicable to United States expatriates, or (iv) the Company is or has been a "United States real property holding corporation" (a "USRPHC") for United States federal income tax purposes at any time within the shorter of the five- year period preceding such disposition or the period such Non-U.S. Holder held the Telecom Group Shares. If the Company were, or were to become, a USRPHC, gains realized upon a disposition of Telecom Group Shares by a Non-U.S. Holder that did not directly or indirectly own more than 5% of the Telecom Group Shares during the shorter of the periods described above generally would not be subject to United States federal income tax so long as the Telecom Group Shares are "regularly traded" on an established securities market within the meaning of applicable United States Treasury regulations. The Company does not believe that it is a USRPHC as of the date hereof, although it has not determined or established whether it will be a USRPHC in the future.

    If a Non-U.S. Holder who is an individual falls under clause (i) above, such individual generally will be taxed on the net gain derived from a sale under applicable graduated United States federal income tax rates. If a Non-U.S. Holder who is an individual falls under clause (ii) above, such individual generally will be subject to a flat 30% tax on the gain derived from a sale, which may be offset by certain United States capital losses (notwithstanding the fact that such individual is not considered a resident alien of the United States). Thus, individual Non-U.S. Holders who have spent (or expect to spend) more than a de minimis period of time in the United States in the taxable year in which they contemplate a sale of Telecom Group Shares are urged to consult their tax advisors prior to the sale in order to determine the likely U.S. tax consequences of such sale.

    If a Non-U.S. Holder that is a foreign corporation falls under clause (i) above, it generally will be taxed on its net gain under applicable graduated United States federal income tax rates and, in addition, will be subject to the branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable income tax treaty.

    INFORMATION REPORTING AND BACKUP WITHHOLDING

    Generally, the Company must report to the Service the amount of dividends paid on Telecom Group Shares, the name and address of the recipient, and the amount, if any, of tax withheld. A custodian, broker or other agent acting on behalf of the owner of Telecom Group Shares may similarly be required to report to the Service the amount of proceeds from their sale. Pursuant to tax treaties or other agreements, the Service may make these information reports available to tax authorities in the recipient's country of residence. Backup withholding at the rate of 31% may apply to payments subject to information reporting (including dividends and proceeds of sale) made to persons that fail to furnish certain identifying information in accordance with the United States information reporting requirements.

    Backup withholding and information reporting will not apply to payments of dividends on Telecom Group Shares or gross proceeds of a sale of Telecom Group Shares if (i) the beneficial owner of Telecom Group Shares certifies under penalties of perjury that it is a Non-U.S. Holder (for example, by providing the payor a Form W-8), (ii) payment is made to an "exempt recipient" (which term includes corporations) or (iii) an exemption is otherwise established.


    Unless the beneficial owner of Telecom Group Shares establishes an exemption, backup withholding and information reporting generally will both apply to payments of (i) dividends on Telecom Group Shares paid prior to the Effective Date, to an address within the United States, (ii) dividends on Telecom Group Shares paid on or after the Effective Date, and not paid to or through an account maintained outside the United States at a financial institution and (iii) gross proceeds of a sale of Telecom Group Shares effected within the United States.



    Unless the beneficial owner of Telecom Group Shares establishes an exemption, information reporting (but not backup withholding) will apply to payments of (i) dividends on Telecom Group Shares paid on or after the Effective Date, to or through an account maintained outside the United States at a financial institution and (ii) gross proceeds of a sale of Telecom Group Shares effected outside the United States through a financial institution that is a U.S. Connected Person, in each case only if such financial institution does not maintain documentary evidence in its records that the beneficial owner is a Non-U.S.

Holder and certain other conditions are met. A "U.S. Connected Person" is a person that is, for United States federal income tax purposes, (i) a United States person, (ii) a "controlled foreign corporation," (iii) a foreign person, 50% or more of whose gross income for certain periods is derived from activities that are effectively connected with the conduct of a trade or business in the United States or (iv) for payments made on or after the Effective Date, a foreign partnership (a) one or more of whose partners are United States persons who, in the aggregate, hold more than 50% of the income or capital interest in the partnership at any time during its tax year or (b) engaged at any time during its tax year in the conduct of a trade or business in the United States. However, backup withholding will apply to any such payments if such financial institution has actual knowledge that the payee is a United States person.


    Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder's U.S. federal income tax liability provided the required information is furnished in a timely manner to the Service.

    FEDERAL ESTATE TAX

    An individual Non-U.S. Holder who is treated as the owner of Telecom Group Shares at the time of such individual's death or has made certain lifetime transfers of an interest in Telecom Group Shares will be required to include the value of such Telecom Group Shares in such individual's gross estate for United States federal estate tax purposes and may be subject to United States federal estate tax, unless an applicable tax treaty provides otherwise.

                                  UNDERWRITING

    Under the terms and subject to the conditions in the U.S. Underwriting Agreement dated the date hereof, each of the underwriters of the United States and Canadian offering of Telecom Group Shares named below (the "U.S. Underwriters"), for whom Credit Suisse First Boston Corporation, Smith Barney Inc., Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. are acting as the Representatives (the "Representatives"), has severally agreed to purchase, and the Company has agreed to sell to each U.S. Underwriter, Telecom Group Shares which equal the number of shares set forth opposite the name of such U.S. Underwriter below:

                                                                                                       NUMBER OF
U.S. UNDERWRITER                                                                                        SHARES
---------------------------------------------------------------------------------------------------  -------------
Credit Suisse First Boston Corporation.............................................................
Smith Barney Inc...................................................................................
Donaldson, Lufkin & Jenrette Securities Corporation................................................
Goldman, Sachs & Co. ..............................................................................
                                                                                                     -------------
  Total............................................................................................
                                                                                                     -------------
                                                                                                     -------------

    The U.S. Underwriting Agreement provides that the obligations of the U.S. Underwriters are subject to certain conditions precedent and that the U.S. Underwriters will be obligated to purchase all the Telecom Group Shares offered hereby in the United States and Canada (other than those shares covered by the over-allotment option described below) if any are purchased. The U.S. Underwriting Agreement provides that, in the event of a default by a U.S. Underwriter, in certain circumstances the purchase commitments of non-defaulting U.S. Underwriters may be increased or the U.S. Underwriting Agreement may be terminated.

    Under the terms and subject to the conditions contained in the International Underwriting Agreement dated the date hereof, each of the managers of the concurrent international offering of Common Stock named below (the "Managers"), for whom Credit Suisse First Boston (Europe) Limited, Smith Barney Inc., Donaldson, Lufkin & Jenrette International and Goldman Sachs International are acting as lead managers (the "Lead Managers"), has severally agreed to purchase, and the Company has agreed to sell to each Manager, Telecom Group Shares which equal the number of shares set forth opposite the name of such Manager below:

                                                                                                       NUMBER OF
MANAGER                                                                                                 SHARES
---------------------------------------------------------------------------------------------------  -------------
Credit Suisse First Boston (Europe) Limited........................................................
Smith Barney Inc...................................................................................
Donaldson, Lufkin & Jenrette International.........................................................
Goldman Sachs International........................................................................
                                                                                                     -------------
  Total............................................................................................
                                                                                                     -------------
                                                                                                     -------------


    The International Underwriting Agreement provides that the obligations of the Managers are subject to certain conditions precedent and that the Managers will be obligated to purchase all the Telecom Group Shares offered hereby outside the United States and Canada (other than those shares covered by the over-allotment option described below) if any are purchased. The International Underwriting Agreement provides that, in the event of a default by a Manager, in certain circumstances the purchase commitments of the non-defaulting Managers may be increased or the International Underwriting Agreement may be terminated. The closing under the U.S. Underwriting Agreement is a condition to the closing under the International Underwriting Agreement, and vice versa.


    The U.S. Underwriters and the Managers (collectively, the "Underwriters") initially propose to offer part of the Telecom Group Shares directly to the public at the public offering price set forth on the cover page of this Prospectus and part to certain dealers at a price that represents a concession not in excess of

$    per share below the public offering price. The U.S. Underwriters and the
Managers may allow, and such dealers may re-allow, a concession not in excess of
$    per share to the other U.S. Underwriters or Managers, respectively, or to certain other dealers. After the initial public offering the, public offering price and such concessions may be changed by the U.S. Underwriters and the Managers.


    The Company has granted to the Underwriters an option, exercisable for 30 days from the date of this Prospectus, to purchase up to an aggregate of 2,025,000 additional shares of Common Stock at the public offering price set forth on the cover page of this Prospectus less underwriting discounts and commissions. The Underwriters may exercise such option to purchase additional shares solely for the purpose of covering over-allotments, if any, incurred in connection with the sale of the shares offered hereby. To the extent such option is exercised, each Underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of such additional shares as the number of shares set forth opposite such Underwriter's name in the preceding tables bears to the aggregate total number of shares in such tables.


    The Company, the U.S. Underwriters and the Managers have agreed to indemnify each other against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.


    The Company and each of its executive officers and directors have agreed that, for a period of 180 days after the date of this Prospectus, they will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any Telecom Group Shares (or any securities convertible into or exercisable or exchangeable for Telecom Group Shares) or grant any options or warrants to purchase Telecom Group Shares except (a) in the case of the Company, (i) grants of options and issuances and sales of Telecom Group Shares issued pursuant to any employee or director stock option plan, stock ownership plan or stock purchase plan or pursuant to a dividend reinvestment plan, (ii) issuances of any Telecom Group Shares upon the conversion of securities outstanding on the date of the Underwriting Agreement, and (iii) Telecom Group Shares issued in the Distribution, and (b) in the case of directors, executive officers and stockholders of the Company, Telecom Group Shares disposed of as bona fide gifts or pledges where the recipients of such gifts or the pledges, as the case may be, agree in writing with Smith Barney Inc. to be bound by the terms of such agreement.


    The U.S. Underwriters and the Managers have entered into an Agreement Between U.S. Underwriters and Managers pursuant to which each U.S. Underwriter
has agreed that, as part of the distribution of the      shares offered in the
United States and Canadian offering (i) it is not purchasing any such shares for the account of anyone other than a U.S. or Canadian Person and (ii) it has not offered or sold, and will not, offer, sell, resell or deliver, directly or indirectly, any of such shares or distribute any prospectus relating to the Untied States and Canadian offering outside the United States or Canada or to anyone other than a U.S. or Canadian Person. In addition, each Manager has
agreed that as part of the distribution of the      shares offered in the
international offering: (i) it is not purchasing any such shares for the account of any U.S. or Canadian Person and (ii) it has not offered or sold, and will not offer, sell, resell or deliver, directly or indirectly, any of such shares or distribute any prospectus relating to the international offering in the United States or Canada or to any U.S. or Canadian Person. Each Manager has also agreed that it will offer to sell shares only in compliance with all relevant requirements of any applicable laws. Neither the U.S. Underwriters nor the Managers are obligated to purchase from the other any unsold Telecom Group Shares.

    The foregoing limitations do not apply to stabilization transactions or to certain other transactions specified in the U.S. Underwriting Agreement, the International Underwriting Agreement and the Agreement Between U.S. Underwriters and Managers, including: (i) certain purchases and sales between the U.S. Underwriters and the Managers, (ii) certain offers, sales, resales, deliveries or distributions to or through investment advisors or other persons exercising investment discretion, (iii) purchases, offers or sales by a U.S. Underwriter who is also acting as Manager or by a Manager who is also acting as a U. S.

Underwriter and (iv) other transactions specifically approved by the Representatives and the Lead Managers. As used herein, "U.S. or Canadian Person" means any resident or national of the United States or Canada, any corporation, partnership or other entity created or organized in or under the laws of the United States or Canada or any estate or trust the income of which is subject to United States or Canadian income taxation regardless of the source of its income (other than the foreign branch of any U.S. or Canadian Person), and includes any United States or Canadian branch of a person other than a U.S. or Canadian Person.

    Any offer of shares in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the relevant province of Canada in which such offer is made.

    Each of the Managers and the U.S. Underwriters severally represents and agrees that: (i) it has not offered or sold and prior to the date six months after the date of issue of the Telecom Group Shares will not offer or sell any Telecom Group Shares to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Telecom Group Shares in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Telecom Group Shares to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

    No action has been or will be taken in any jurisdiction by the Company or the Managers that would permit an offering to the general public of the shares offered hereby in any jurisdiction other than the United States.

    Purchasers of the shares offered hereby may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the offering price set forth on the cover page hereof.


    TDS has made an application for listing the Telecom Group Shares on AMEX under the symbol "TLG."


    Pursuant to the Agreement Between U.S. Underwriters and Managers, sales may be made between the U.S. Underwriters and the Managers of such number of shares as may be mutually agreed. The price of any shares so sold shall be the public offering price as then in effect for shares being sold by the U.S. Underwriters and the Managers, less all or any part of the selling concession, unless otherwise determined by mutual agreement. To the extent that there are sales between the U.S. Underwriters and the Managers pursuant to the Agreement Between U.S. Underwriters and Managers, the number of shares initially available for sale by the U.S. Underwriters and by the Managers may be more or less than the number of shares appearing on the front cover of this Prospectus. Neither the U.S. Underwriters nor the Managers are obligated to purchase from the other any unsold Telecom Group Shares.

    Prior to the Offerings, there has not been any public market for the Telecom Group Shares. Consequently, the initial public offering price for the Telecom Group Shares included in the Offerings has been determined by negotiations between the Company and the Representatives. Among the factors considered in determining such price were the history of and prospects for the Telecom Group's business and the industry in which it competes, an assessment of the Telecom Group's management and the present state of the Telecom Group's development, the past and present revenues and earnings of the Telecom Group, the prospects for growth of the Telecom Group's revenues and earnings, the current state of the economy in the United States and the current level of economic activity in the industry in which the

Telecom Group competes and in related or comparable industries, and currently prevailing conditions in the securities markets, including current market valuations of publicly traded companies which are comparable to the Telecom Group.


    In connection with the Offerings, the Representatives on behalf of the U.S. Underwriters and the Managers may purchase and sell the Telecom Group Shares in the open market in accordance with Regulation M under the Exchange Act. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the Offerings. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Telecom Group Shares; and syndicate short positions involve the sale by the Underwriters of a greater number of Telecom Group Shares than they are required to purchase from the Company in the Offerings. The Representatives also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the securities sold in the Offerings for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Telecom Group Shares, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected on the AMEX, in the over-the-counter market or otherwise, and, if commenced, may be discontinued at any time.



    At the Company's request, the U.S. Underwriters have agreed to make available up to 600,000 Telecom Group Shares for sale at the public offering price to officers, directors, employees and certain other persons associated with the Company. The number of Telecom Group Shares available for sale to the general public will be reduced to the extent that these persons purchase such shares. Any such shares not purchased will be offered by the U.S. Underwriters to the general public on the same basis as the other shares offered hereby.


                                 LEGAL MATTERS

    Certain legal matters relating to the securities offered hereby will be passed upon for TDS by Sidley & Austin, Chicago, Illinois. The Company is controlled by a voting trust. Walter C.D. Carlson, a trustee and beneficiary of the voting trust and a director of the Company and certain subsidiaries of the Company, Michael G. Hron, the Secretary of the Company and certain subsidiaries of the Company, William S. DeCarlo, the Assistant Secretary of the Company and certain subsidiaries of the Company, Stephen P. Fitzell, the Secretary of certain subsidiaries of the Company, and Sherry S. Treston, the Assistant Secretary of certain subsidiaries of the Company, are partners of Sidley & Austin. Certain legal matters relating to the securities offered hereby will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

                                    EXPERTS

    The audited consolidated financial statements of TDS and the audited financial statements of the TDS Telecommunications Group included in this Form S-3 registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports included herein. The financial statements referred to above have been included in reliance upon the authority of such firm as an expert in accounting and auditing in giving said reports.

                      [ALTERNATE PAGE FOR U.S. PROSPECTUS]



                          NOTICE TO CANADIAN RESIDENTS



RESALE RESTRICTIONS



    The distribution of the Telecom Group Shares in Canada is being made only on a private placement basis exempt from the requirement that TDS prepares and files a prospectus with the securities regulatory authorities in each province where trades of Telecom Group Shares are effected. Accordingly, any resale of the Telecom Group Shares in Canada must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the Telecom Group Shares.



REPRESENTATIONS OF PURCHASERS



    Each purchaser of Telecom Group Shares in Canada who receives a purchase confirmation will be deemed to represent to TDS and the dealer from whom such purchase confirmation is received that (i) such purchaser is entitled under applicable provincial securities laws to purchase such Telecom Group Shares without the benefit of a prospectus qualified under such securities laws, (ii) where required by law, that such purchaser is purchasing as principal and not as agent, and (iii) such purchaser has reviewed the text above under "Resale Restrictions".



RIGHTS OF ACTION (ONTARIO PURCHASERS)



    The securities being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by section 32 of the Regulation under the SECURITIES ACT (Ontario). As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the U.S. federal securities laws.



ENFORCEMENT OF LEGAL RIGHTS



    All of the issuer's directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon the issuer or such persons. All or a substantial portion of the assets of the issuer and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the issuer or such persons in Canada or to enforce a judgment obtained in Canadian courts against such issuer or persons outside of Canada.



NOTICE TO BRITISH COLUMBIA RESIDENTS



    A purchaser of Telecom Group Shares to whom the SECURITIES ACT (British Columbia) applies is advised that such purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any Telecom Group Shares acquired by such purchaser pursuant to this offering. Such report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #95/17, a copy of which may be obtained from TDS. Only one such report must be filed in respect of the Telecom Group Shares acquired on the same date and under the same prospectus exemption.



TAXATION AND ELIGIBILITY FOR INVESTMENT



    Canadian purchasers of Telecom Group Shares should consult their own legal and tax advisors with respect to the tax consequences of an investment in the Telecom Group Shares in their particular circumstances and with respect to the eligibility of the Telecom Group Shares for investment by the purchaser under relevant Canadian Legislation.

                         INDEX TO FINANCIAL STATEMENTS


                                                                                                               PAGE
                                                                                                             ---------

TDS TELECOMMUNICATIONS GROUP

  Audited Financial Statements:

    Report of Independent Public Accountants...............................................................        F-2

    Statements of Income...................................................................................        F-3

    Statements of Cash Flows...............................................................................        F-4

    Balance Sheets.........................................................................................        F-5

    Notes to Financial Statements..........................................................................        F-7

  Unaudited Interim Financial Statements:

    Statements of Income...................................................................................       F-21

    Statements of Cash Flows...............................................................................       F-22

    Balance Sheets.........................................................................................       F-23

    Notes to Financial Statements..........................................................................       F-25

TELEPHONE AND DATA SYSTEMS, INC.

  Audited Financial Statements:

    Report of Independent Public Accountants...............................................................       F-28

    Consolidated Statements of Income......................................................................       F-29

    Consolidated Statements of Cash Flows..................................................................       F-30

    Consolidated Balance Sheets............................................................................       F-31

    Consolidated Statements of Common Stockholders' Equity.................................................       F-33

    Notes to Consolidated Financial Statements.............................................................       F-34

  Unaudited Interim Financial Statements:

    Consolidated Statements of Income......................................................................       F-67

    Consolidated Statements of Cash Flows..................................................................       F-68

    Consolidated Balance Sheets............................................................................       F-69

    Notes to Consolidated Financial Statements.............................................................       F-71

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of Telephone and Data Systems, Inc.:

    We have audited, the accompanying balance sheets of the TDS Telecommunications Group (representing a business unit of Telephone and Data Systems, Inc.) as of December 31, 1996 and 1997, and the related statements of income and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the management of Telephone and Data Systems, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the TDS Telecommunications Group as of December 31, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Chicago, Illinois
January 28, 1998

                        THE TDS TELECOMMUNICATIONS GROUP
                              STATEMENTS OF INCOME


                                                                                     YEAR ENDED DECEMBER 31,
                                                                                ----------------------------------
                                                                                   1995        1996        1997
                                                                                ----------  ----------  ----------
                                                                                      (DOLLARS IN THOUSANDS)
OPERATING REVENUES
  Telephone Revenues
    Local service.............................................................  $   95,184  $  110,501  $  122,826
    Network access and long distance..........................................     195,575     213,113     235,725
    Miscellaneous.............................................................      41,528      48,299      53,829
                                                                                ----------  ----------  ----------
      Total Telephone Revenues................................................     332,287     371,913     412,380
  Other services..............................................................      23,764      24,747      33,516
  Intercompany revenues.......................................................      (1,210)     (1,058)     (1,693)
                                                                                ----------  ----------  ----------
      Total Operating Revenues................................................     354,841     395,602     444,203
                                                                                ----------  ----------  ----------
OPERATING EXPENSES
  Telephone Expenses
    Network operations........................................................      54,964      67,521      80,487
    Depreciation and amortization.............................................      74,758      85,575      95,278
    Customer operations.......................................................      46,818      53,764      65,167
    Corporate operations......................................................      58,998      62,276      68,454
                                                                                ----------  ----------  ----------
      Total Telephone Expenses................................................     235,538     269,136     309,386
  Other services..............................................................      22,273      24,816      37,897
  Intercompany expenses.......................................................      (1,210)     (1,058)     (1,693)
                                                                                ----------  ----------  ----------
      Total Operating Expenses................................................     256,601     292,894     345,590
                                                                                ----------  ----------  ----------
OPERATING INCOME..............................................................      98,240     102,708      98,613
                                                                                ----------  ----------  ----------
OTHER INCOME AND (EXPENSES)
  Interest and dividend income................................................       6,895       5,942       5,510
  Interest and dividend income--affiliated....................................       7,950       8,945       9,252
  Cellular investment income..................................................       4,039       7,556       5,553
  Amortization of license related to cellular investment......................        (957)     (1,156)       (564)
  Allowance for funds used during construction................................         682         825         686
  Gain on sale of investments.................................................       4,094      --             722
  Other (expenses), net.......................................................      (1,909)     (1,869)     (3,630)
                                                                                ----------  ----------  ----------
                                                                                    20,794      20,243      17,529
                                                                                ----------  ----------  ----------
INCOME BEFORE INTEREST EXPENSE AND INCOME TAXES...............................     119,034     122,951     116,142
                                                                                ----------  ----------  ----------
  Interest expense............................................................      37,765      39,317      39,542
  Interest expense--affiliate.................................................      22,883      22,255      23,609
                                                                                ----------  ----------  ----------
                                                                                    60,648      61,572      63,151
                                                                                ----------  ----------  ----------
INCOME BEFORE INCOME TAXES....................................................      58,386      61,379      52,991
Income tax expense............................................................      24,231      25,685      22,603
                                                                                ----------  ----------  ----------
NET INCOME....................................................................  $   34,155  $   35,694  $   30,388
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------
Proforma (Unaudited): See Note 2
Net Income Attributable to TDS Group through Retained Interest................  $    8,539  $    8,924  $    7,597
Net Income Attributable to TDS
  Telecommunications Group Common Shares......................................  $   25,616  $   26,770  $   22,791
Weighted Average TDS Telecommunications Group Shares Outstanding..............      38,304      40,309      40,141
Earnings per TDS Telecommunications Group Share...............................  $     0.67  $     0.66  $     0.57


  The accompanying notes to financial statements are an integral part of these statements.

                        THE TDS TELECOMMUNICATIONS GROUP

                            STATEMENTS OF CASH FLOWS

                                                                                    YEAR ENDED DECEMBER 31,
                                                                             -------------------------------------
                                                                                1995         1996         1997
                                                                             -----------  -----------  -----------
                                                                                    (DOLLARS IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income...............................................................  $    34,155  $    35,694  $    30,388
  Add (Deduct) adjustments to reconcile net income to net cash provided by operating activities
    Depreciation and amortization..........................................       77,355       88,459       98,066
    Deferred income taxes, net.............................................       (3,172)      (1,510)       2,439
    Cellular investment income.............................................       (4,039)      (7,556)      (5,553)
    Gain on sale of investments............................................       (4,094)     --              (722)
    Other noncash expense..................................................       28,844       29,188       28,387
    Change in accounts receivable..........................................       (7,663)      (3,925)      (9,260)
    Change in accounts payable.............................................       (4,943)      (4,013)        (461)
    Change in accrued federal income taxes.................................        5,625        2,135       (8,890)
    Change in other accrued taxes..........................................        2,873          135         (879)
    Change in other assets and liabilities.................................       (2,166)          62        1,412
                                                                             -----------  -----------  -----------
                                                                                 122,775      138,669      134,927
                                                                             -----------  -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Long-term debt borrowing.................................................       25,563       34,056       30,097
  Repayment of long-term debt..............................................      (17,769)     (26,390)     (16,942)
  Change in notes payable..................................................       (5,118)      11,663        4,402
  Dividends paid...........................................................      (16,828)     (24,824)     (18,100)
                                                                             -----------  -----------  -----------
                                                                                 (14,152)      (5,495)        (543)
                                                                             -----------  -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures.....................................................     (104,372)    (144,440)    (151,460)
  Proceeds from investment sales...........................................       10,091        5,942        2,085
  Acquisitions, excluding cash acquired....................................        2,351           32        2,015
  Change in temporary cash investments and marketable securities...........       29,126       (2,879)      11,177
  Investment in cellular partnerships......................................          452        1,557        2,021
  Change in investments....................................................        1,518       (2,991)         824
                                                                             -----------  -----------  -----------
                                                                                 (60,834)    (142,779)    (133,338)
                                                                             -----------  -----------  -----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.......................       47,789       (9,605)       1,046
CASH AND CASH EQUIVALENTS
    Beginning of period....................................................      145,351      193,140      183,535
                                                                             -----------  -----------  -----------
    End of period..........................................................  $   193,140  $   183,535  $   184,581
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------

  The accompanying notes to financial statements are an integral part of these statements.

                        THE TDS TELECOMMUNICATIONS GROUP
                                 BALANCE SHEETS

                                     ASSETS

                                                                                               DECEMBER 31,
                                                                                        --------------------------
                                                                                            1996          1997
                                                                                        ------------  ------------
                                                                                          (DOLLARS IN THOUSANDS)
CURRENT ASSETS
  Cash and cash equivalents
    General funds.....................................................................  $     33,519  $     22,640
    Affiliated cash equivalents.......................................................       150,016       161,941
                                                                                        ------------  ------------
                                                                                             183,535       184,581
  Temporary cash investments..........................................................        39,383        21,658
  Construction funds..................................................................         1,405           775
  Accounts receivable
    Customers.........................................................................        25,821        33,482
    Connecting companies..............................................................        37,363        40,548
    Affiliated........................................................................         2,004         1,213
    Other.............................................................................         6,260         5,971
  Notes receivable--affiliated........................................................         3,660         3,746
  Other current assets................................................................        12,305        13,559
                                                                                        ------------  ------------
                                                                                             311,736       305,533
                                                                                        ------------  ------------
INVESTMENTS
  Franchise and other costs in excess of underlying book value of subsidiaries, net of
    accumulated amortization of $29,705 and $34,942, respectively.....................       182,281       180,683
  Cellular investments................................................................        57,241        48,562
  Marketable securities...............................................................        17,626        23,729
  Other investments...................................................................        12,703        12,451
                                                                                        ------------  ------------
                                                                                             269,851       265,425
                                                                                        ------------  ------------
TELECOMMUNICATIONS PLANT
  In service and under construction, substantially at original cost...................     1,293,779     1,420,890
  Less accumulated depreciation.......................................................       524,418       590,123
                                                                                        ------------  ------------
                                                                                             769,361       830,767
                                                                                        ------------  ------------
OTHER ASSETS AND DEFERRED CHARGES.....................................................         1,981         4,323
                                                                                        ------------  ------------
TOTAL ASSETS..........................................................................  $  1,352,929  $  1,406,048
                                                                                        ------------  ------------
                                                                                        ------------  ------------

  The accompanying notes to financial statements are an integral part of these statements.

                        THE TDS TELECOMMUNICATIONS GROUP
                                 BALANCE SHEETS

                          LIABILITIES AND GROUP EQUITY

                                                                                               DECEMBER 31,
                                                                                        --------------------------
                                                                                            1996          1997
                                                                                        ------------  ------------
                                                                                          (DOLLARS IN THOUSANDS)
CURRENT LIABILITIES
  Current portion of long-term debt...................................................  $     13,554  $     14,816
  Notes payable--affiliated...........................................................        25,039        28,181
  Accounts payable
    Connecting companies..............................................................        17,852        13,833
    Affiliated........................................................................         4,305         2,411
    Other.............................................................................        23,904        26,475
  Advance bills and customer deposits.................................................         5,423         5,329
  Accrued federal income taxes due TDS................................................         9,849           103
  Other accrued taxes.................................................................         8,426         7,764
  Accrued compensation................................................................         3,394         7,386
  Other...............................................................................         6,644         5,440
                                                                                        ------------  ------------
                                                                                             118,390       111,738
                                                                                        ------------  ------------

DEFERRED LIABILITIES AND CREDITS
  Net deferred income tax liability...................................................        57,217        60,550
  Postretirement benefits obligation other than pensions..............................        10,804        10,668
  Other...............................................................................        14,064        12,079
                                                                                        ------------  ------------
                                                                                              82,085        83,297
                                                                                        ------------  ------------

LONG-TERM DEBT
  Affiliated..........................................................................       239,538       255,302
  Other, excluding current portion....................................................       547,290       548,558
                                                                                        ------------  ------------
                                                                                             786,828       803,860
                                                                                        ------------  ------------
MINORITY INTEREST IN SUBSIDIARIES.....................................................        21,810        23,394
                                                                                        ------------  ------------
TDS TELECOMMUNICATIONS GROUP EQUITY...................................................       343,816       383,759
                                                                                        ------------  ------------
TOTAL LIABILITIES AND GROUP EQUITY....................................................  $  1,352,929  $  1,406,048
                                                                                        ------------  ------------
                                                                                        ------------  ------------

  The accompanying notes to financial statements are an integral part of these statements.

                        THE TDS TELECOMMUNICATIONS GROUP

                         NOTES TO FINANCIAL STATEMENTS

    The TDS Telecommunications Group ("Telecom Group") primarily consists of TDS Telecommunications Corporation and its subsidiaries ("TDS Telecom"), a wholly owned subsidiary of Telephone and Data Systems, Inc. ("TDS") which operates landline telephone companies. The Telecom Group may in the future also include such other assets and liabilities of TDS as the Board of Directors of TDS may determine to attribute to the Telecom Group and such other businesses, assets and liabilities as TDS or any of its subsidiaries may in the future acquire for the Telecom Group, as determined by the Board of Directors of TDS.

(1)  PROPOSED TDS CORPORATE RESTRUCTURING

    The board of directors of Telephone and Data Systems, Inc. (the "TDS Board") has adopted a proposal which, if approved by TDS shareholders and implemented by the TDS Board, would authorize the TDS Board to issue three new classes of common stock and change the state of incorporation of TDS from Iowa to Delaware (the "Tracking Stock Proposal"). The three new classes of stock are intended to separately reflect the performance of TDS's cellular telephone, landline telephone and personal communications services businesses ("Tracking Stocks").

    Under the Tracking Stock Proposal, one of the three new classes of common stock created by TDS would be designated as TDS Telecommunications Group Common Shares (the "Telecom Group Shares"). The Telecom Group Shares, when issued, are intended to reflect the separate performance of the TDS Telecommunications Group (the "Telecom Group"), which primarily consists of TDS's interest in TDS Telecommunications Corporation.

    Subject to the approval of the Tracking Stock Proposal by TDS shareholders, TDS intends to offer and sell Telecom Group Shares in a public offering for cash, subject to prevailing market and other conditions (the "Telecom Public Offering"), and allocate the net proceeds thereof to the Telecom Group. TDS also intends to distribute two-thirds of a Telecom Group Share in the form of a stock dividend with respect to each outstanding Series A Common Share and Common Share of TDS (the "Distribution").

    Subsequent to TDS shareholder approval of the Tracking Stock Proposal, cash management, taxes and allocation of principal corporate activities between TDS and the Telecom Group would be based upon methods that TDS management believes to be reasonable and would be reflected in the Telecom Group's financial information. Many of the policies would continue the arrangements which presently exist between TDS and the Telecom Group.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The accounting policies of the Telecom Group conform to generally accepted accounting principles. The accounting records of the telephone subsidiaries are maintained in accordance with the uniform systems of accounts prescribed by the regulatory bodies under whose jurisdiction the subsidiaries operate.

    BASIS OF PRESENTATION

    The financial statements of the Groups comprise all of the accounts included in the corresponding consolidated financial statements of Telephone and Data Systems, Inc. The separate Telecom Group financial statements give effect to the management and accounting policies that would be applicable upon implementation of the Tracking Stock Proposal.

    The separate Group financial statements have been prepared on a basis that management believes to be reasonable and appropriate and include (1) the historical financial position, results of operations and

                        THE TDS TELECOMMUNICATIONS GROUP

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) cash flows of the businesses that comprise each of the Groups, (2) any assets and liabilities (including contingent liabilities) which have been attributed to any Group from any other Group, and (3) with respect to the TDS Group, the Retained Interest in each of the Tracking Groups. The effects of the issuance of the Tracking Stocks have not been reflected in these historical financial statements.

    Financial effects arising from the Cellular Group, the Telecom Group, the Aerial Group or the TDS Group that affect the consolidated results of operations or financial condition of TDS could affect the results of operations or financial condition of the Cellular Group, the Telecom Group, the Aerial Group or the TDS Group, or could affect the market price of any or all classes of Common Stock. In addition, any net losses of TDS or the Cellular Group, the Telecom Group, the Aerial Group or the TDS Group, and dividends or distributions on, or repurchases of, any class of Common Stock will reduce the assets of TDS legally available for payment of dividends on any class of Common Stock. Accordingly, TDS's consolidated financial statements should be read in conjunction with the Telecom Group financial information.

    The management and accounting policies applicable to the preparation of the financial statements of the Telecom Group could be modified or rescinded by the Board, in its sole discretion and without the approval of shareholders, although there is no present intention to do so. The Board could also adopt additional policies depending upon the circumstances. Any determination by the Board to modify or rescind such policies, or to adopt additional policies, including any such decision that could have disparate effects upon the holders of different series of common stock, would be made by the Board in good faith and in the honest belief that such decision is in the best interests of Telephone and Data Systems, Inc. In addition, generally accepted accounting principles require that changes in accounting policy must be preferable (in accordance with such principles) to the policy previously in place.


    Following the Distribution, subject to the legal and contractual restrictions on the payment of dividends, the Board currently intends to establish an annual dividend on the TDS Common Shares and Series A Common Shares in an amount equal to $0.11 per share. The Board also currently intends to establish an annual dividend on the Telecom Group Shares in an amount equal to $0.50 per share. (Based on the expected distribution ratio of two-thirds of a Telecom Group Share for each existing Common Share and Series A Common Share, the dividend on Telecom Group Shares would equate to a per share dividend of $0.33 per existing Common Share and Series A Common Share. The total of the dividend on TDS Common Shares and Series A Common Shares of $0.11 and the equivalent dividend on Telecom Group Shares of $0.33 equals the existing current annual dividend on the existing Common Shares and Series A Common Shares of $0.44.) Future dividends on the shares of common stock will be payable when, as and if declared by the Board out of the lesser of (1) all funds of TDS legally available therefor and (2) the available dividend amount with respect to the relevant Group.


    Funds of TDS legally available for the payment of dividends ("Surplus") (approximately $1,966 million as of December 31, 1997, based on the financial statements) is an amount approximately equal to the Total Common and Preferred Equity of TDS less the par or stated value of all shares of common and preferred stock outstanding (204,922,000 shares as of December 31, 1997 after the Distribution). With respect to any Tracking Group, the Available Dividend Amount (approximately $287 million for the Telecom Group as of December 31, 1997, based on the financial statements) is an amount approximately equal to the Outstanding Interest Fraction of such Tracking Group (approximately 75% after the Distribution) times the respective Tracking Group Equity less the par value of the respective outstanding Tracking Group Shares.

                        THE TDS TELECOMMUNICATIONS GROUP

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    If the Tracking Stock Proposal is approved by shareholders and implemented by the Board, following the issuance of the Tracking Stocks, TDS will prepare and file with the Securities and Exchange Commission consolidated financial statements of TDS and financial statements of the Cellular Group, the Telecom Group and the Aerial Group for so long as the respective Tracking Stock is outstanding, and the TDS Group for as long as any Tracking Stock is outstanding. Although the financial statements of the Cellular Group, the Telecom Group, the Aerial Group and the TDS Group will separately report the assets, liabilities (including contingent liabilities) and shareholders' equity of TDS attributed to the Cellular Group, the Telecom Group, the Aerial Group and the TDS Group, such attribution will not affect the legal title to such assets or responsibility for such liabilities. Holders of the Cellular Group, the Telecom Group and the Aerial Group Common Shares will be, and holders of TDS Common Shares and Series A Common Shares will continue to be, shareholders of TDS. TDS and its subsidiaries will each continue to be responsible for their respective liabilities.

    (A)  NATURE OF OPERATIONS

    The Telecom Group operates 106 telephone companies serving 515,500 access lines in 28 states. The Telecom Group also operates a long-distance company, an Internet access provider, a structured wiring business and a competitive local exchange company. The Telecom Group expands its operations through internal access line growth, acquisitions, new services and entry into new territories.

    (B)  PRINCIPLES APPLIED IN THE FINANCIAL STATEMENTS

    The financial statements include the accounts of TDS Telecom and its majority-owned subsidiaries since acquisition and certain other telephone companies, assets and liabilities attributed to the Telecom Group, as determined by the Board of Directors of TDS. All material transactions between companies within the Telecom Group have been eliminated. Investments in entities in which the Telecom Group does not have a controlling interest are generally accounted for using the equity method.

    The Telecom Group includes as investments in subsidiaries the value of the consideration given and all direct and incremental costs relating to acquisitions accounted for as purchases. All costs relating to unsuccessful negotiations for acquisitions are expensed.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Certain amounts reported in prior years have been reclassified to conform to current period presentation.

    (C) CASH AND CASH EQUIVALENTS, TEMPORARY CASH INVESTMENTS AND MARKETABLE SECURITIES

    Cash and cash equivalents consists of cash and those short-term, highly-liquid investments with original maturities of three months or less. Those investments with original maturities of more than three months to 12 months are classified as temporary cash investments. Temporary cash investments are stated at cost, which approximates market. Those investments with original maturities of more than 12 months

                        THE TDS TELECOMMUNICATIONS GROUP

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) are classified as marketable securities. Marketable non-equity securities are stated at amortized cost and held to maturity.

    Affiliated cash equivalents consist of cash invested with TDS. The investments earn interest at a rate equal to the average monthly rate paid on cash invested in the general cash management program (5.84% at December 31, 1997).

    The carrying amount of Cash and Cash Equivalents and Temporary Investments approximate face value due to the short-term nature of the investments. Marketable equity securities are stated at fair value. The market value of all marketable securities was $17.6 million and $23.7 million at December 31, 1996 and 1997, respectively.

    (D)  NOTES RECEIVABLE--AFFILIATED

    Rural Development Acquisition Corporation ("RDAC"), a wholly owned subsidiary of TDS Telecom, has loaned $3.7 million to certain rural cable and service companies (subsidiaries of TDS) at December 31, 1996 and 1997, bearing interest at the prime rate plus 1/2 percent (9.0% at December 31, 1997). RDAC's intent is to further the interests of rural telecommunications companies by investing in telecommunications projects and acquisitions located in rural areas.

    (E)  MATERIALS AND SUPPLIES

    Materials and supplies are stated at the lower of cost or market.

    (F)  INVESTMENTS

    Franchise and other costs include the costs in excess of the underlying book value of acquired telephone companies. Costs aggregating $205.5 million and $209.1 million at December 31, 1996 and 1997, respectively, relating to acquisitions since November 1, 1990, are being amortized on a straight-line basis over a 40-year period. Amortization amounted to $4.4 million, $4.9 million and $5.2 million in 1995, 1996 and 1997, respectively. Costs in excess of underlying book value relating to acquisitions initiated before November 1, 1970, aggregating $6.5 million, are not being amortized. Included in franchise and other costs is approximately $143 million and $135 million at December 31, 1996 and 1997, respectively, of goodwill related to various acquisitions structured to be tax-free.

    Cellular investments includes amounts invested in cellular entities and costs incurred in acquiring cellular interests.

                                                                                                 DECEMBER 31,
                                                                                             --------------------
                                                                                               1996       1997
                                                                                             ---------  ---------
                                                                                                 (DOLLARS IN
                                                                                                  THOUSANDS)
Cellular Entities..........................................................................  $  13,317  $   8,913
Cellular License Costs, net of amortization................................................     43,924     39,649
                                                                                             ---------  ---------
                                                                                             $  57,241  $  48,562
                                                                                             ---------  ---------
                                                                                             ---------  ---------

    The Telecom Group follows the equity method of accounting, which recognizes the Telecom Group's proportionate share of the income and losses accruing to it under the terms of its partnership or

                        THE TDS TELECOMMUNICATIONS GROUP

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) shareholder agreements, for its more significant investments ($12.4 million and $8.1 million at December 31, 1996 and 1997, respectively). Income and losses from these entities are reflected in the income statements on a pretax basis. At December 31, 1997, the cumulative share of income from minority cellular investments accounted for under the equity method was approximately $10.8 million, of which $6.9 million was undistributed. The cost method of accounting is followed for those insignificant minority interests ($898,000) and $783,000 at December 31, 1996 and 1997, respectively).

    Cellular license costs consist of costs incurred in acquiring minority interests in cellular entities which have been awarded Federal Communications Commission ("FCC") licenses to provide cellular service. These costs include all direct and incremental costs relating to acquiring these interests. These costs are capitalized and amortized through charges to expense over 40 years. Amortization amounted to $957,000, $1.2 million and $564,000 in 1995, 1996 and 1997, respectively. Accumulated amortization of cellular license costs was $1.5 million and $1.8 million at December 31, 1996 and 1997, respectively.

    (G)  IMPAIRMENT OF LONG-LIVED ASSETS

    Effective January 1, 1996, the Telecom Group implemented the provisions of Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Under SFAS No. 121, the Telecom Group is required to review long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the book value of a long-lived asset is not recoverable. An impairment loss would be recognized whenever the review demonstrates that the book value of a long-lived asset is not recoverable. The implementation of SFAS No. 121 did not have an impact on the Telecom Group's financial position or results of operations.

    (H)  REVENUE RECOGNITION

    The Telecom Group's revenues are recognized when earned. Network access and long-distance services are furnished jointly with other companies, primarily AT&T and the Bell Operating Companies. Compensation for interstate access services is based on tariffed access charges to interstate long-distance carriers as filed by the National Exchange Carrier Association with the Federal Communications Commission on behalf of the Telecom Group. Compensation for intrastate toll and access services is based on tariffed access charges, cost separation studies, nationwide average schedules or special settlement arrangements with intrastate long-distance carriers. Network access and long-distance revenues based on cost separation studies represent estimates pending completion and acceptance of final cost studies. Management believes that recorded amounts represent reasonable estimates of the final amounts.

    (I)  PRO FORMA NET INCOME AND EARNINGS PER SHARE

    Pro forma net income attributable to the Telecom Group and to the TDS Group through the Retained Interest assumes that the Telecom Public Offering has not taken place and therefore 75% of Net Income is attributable to the Telecom Group Shares and 25% of Net Income is attributable to the Retained Interest for the TDS Group.

    Pro forma earnings per share was computed based on the weighted average TDS Telecommunications Group Shares outstanding during the periods, adjusted to give retroactive effect to the Distribution of TDS

                        THE TDS TELECOMMUNICATIONS GROUP

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Telecommunications Group Shares in conjunction with Telephone and Data Systems, Inc. proposed restructuring, as if the restructuring had occurred at January 1, 1995.

    (J)  SUPPLEMENTAL CASH FLOW DISCLOSURES

    TDS has historically purchased controlling interests in telephone companies in exchange for stock, cash and deferred cash payments. TDS has then attributed the telephone subsidiary to the Telecom Group, which increased TDS's equity interest attributable to the Telecom Group.

    TDS acquired five telephone companies in 1995, five telephone companies in 1996 and one telephone company in 1997. In conjunction with these acquisitions, the following assets were acquired, liabilities assumed and equity was attributed to the Telecom Group. Also, in September 1996, the Telecom Group transferred interests in 13 cellular markets held by various telephone subsidiaries to TDS.

                                                                                     YEAR ENDED DECEMBER 31,
                                                                                ----------------------------------
                                                                                   1995        1996        1997
                                                                                ----------  ----------  ----------
                                                                                      (DOLLARS IN THOUSANDS)
Telecommunications plant, net.................................................  $   20,804  $   48,764  $    7,669
Franchise and other costs in excess of underlying book value of
  subsidiaries................................................................      25,263      25,603       2,452
Cellular minority interests and licenses......................................       7,952     (20,071)      8,200
Long-term debt................................................................      (5,943)    (22,978)     (4,857)
Deferred credits..............................................................        (995)     (6,239)       (802)
Other assets and liabilities, excluding cash and cash equivalents.............      (3,079)      7,963         688
TDS Telecommunications Group Equity...........................................     (46,353)    (33,074)    (15,365)
                                                                                ----------  ----------  ----------
(Increase) in cash and cash equivalents due to acquisition....................  $   (2,351) $      (32) $   (2,015)
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------

    The following table summarizes interest paid, income taxes paid and certain noncash transactions.

                                                                                       YEAR ENDED DECEMBER 31,
                                                                                   -------------------------------
                                                                                     1995       1996       1997
                                                                                   ---------  ---------  ---------
                                                                                       (DOLLARS IN THOUSANDS)
Interest paid....................................................................  $  20,562  $  23,198  $  23,367
Income taxes paid................................................................     33,099     43,064     46,078
Additions to telecommunications plant financed through
  accounts payable...............................................................  $   3,233  $   4,319  $   3,034

    The Board of Directors of TDS attributed TDS long-term debt to the Telecom Group. The long-term debt and the related interest expense of $21.6 million, $21.8 million and $21.8 million for 1995, 1996 and 1997, respectively, were recorded as noncash transactions through TDS Telecommunications Group Equity.

(3)  INCOME TAXES

    For federal income tax purposes, the Telecom Group is included in the TDS consolidated tax return. For financial reporting purposes, the Telecom Group computes its federal income tax as if it were not a member of the TDS consolidated group, but filed a separate return.

                        THE TDS TELECOMMUNICATIONS GROUP

(3)  INCOME TAXES (CONTINUED)
    The provision for income taxes consists of an amount for taxes currently payable and a provision for tax consequences deferred to future periods. Deferred income taxes are provided for certain temporary differences principally due to use of accelerated depreciation for income tax purposes. Investment tax credits resulting from investments in telecommunications plant and equipment prior to January 1, 1986, have been deferred and are being amortized to income over the service lives of the related property.

    Tax provisions charged to expense for the years ended December 31, 1995, 1996 and 1997 are summarized below.

                                                                                       YEAR ENDED DECEMBER 31,
                                                                                   -------------------------------
                                                                                     1995       1996       1997
                                                                                   ---------  ---------  ---------
                                                                                       (DOLLARS IN THOUSANDS)
Federal income tax provision:
  Current........................................................................  $  21,768  $  21,037  $  16,364
  Deferred.......................................................................     (2,120)      (134)     2,784
State income tax provision:
  Current........................................................................      7,029      6,494      5,901
  Deferred.......................................................................       (673)       (47)      (944)
Amortization of deferred investment tax credits..................................     (1,773)    (1,665)    (1,502)
                                                                                   ---------  ---------  ---------
    Total Income tax expense.....................................................  $  24,231  $  25,685  $  22,603
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

    The statutory federal income tax rate is reconciled to the Telecom Group's effective income tax rate below:


                                                                                         YEAR ENDED DECEMBER 31,
                                                                                     -------------------------------
                                                                                       1995       1996       1997
                                                                                     ---------  ---------  ---------
Statutory federal income tax rate..................................................       35.0%      35.0%      35.0%
State income taxes, net of federal benefit.........................................        5.4        5.1        5.7
Amortization of intangibles........................................................        1.8        2.1        2.7
Amortization of deferred investment tax credits....................................       (2.3)      (2.1)      (2.8)
Effects of corporations not in consolidated federal tax return.....................        2.5        1.9        3.5
Other..............................................................................       (0.9)      (0.2)      (1.4)
                                                                                           ---        ---        ---
Effective income tax rate..........................................................       41.5%      41.8%      42.7%
                                                                                           ---        ---        ---
                                                                                           ---        ---        ---


    Deferred income taxes are provided for the temporary differences between the amount of the Telecom Group's assets and liabilities for financial reporting purposes and their tax bases. The Telecom Group's current net deferred tax liability totaled $(191,000) and $179,000 as of December 31, 1996 and 1997, respectively.

                        THE TDS TELECOMMUNICATIONS GROUP

(3)  INCOME TAXES (CONTINUED)
    The temporary differences that gave rise to the noncurrent deferred tax assets and liabilities as of December 31, 1996 and 1997, are as follows:

                                                                             DECEMBER 31,
                                                                         --------------------
                                                                           1996       1997
                                                                         ---------  ---------
                                                                             (DOLLARS IN
                                                                              THOUSANDS)
Deferred Tax Asset:
  Postretirement benefits..............................................  $   3,558  $   3,558
  Acquisition cost amortization........................................      4,885      5,578
  Regulatory...........................................................      2,064      2,184
  Other................................................................     --            447
                                                                         ---------  ---------
    Total Deferred Tax Asset...........................................     10,507     11,767
                                                                         ---------  ---------
Deferred Tax Liability:
  Property, plant and equipment........................................     66,821     72,051
  Other................................................................        903        266
                                                                         ---------  ---------
    Total Deferred Tax Liability.......................................     67,724     72,317
                                                                         ---------  ---------
  Net Deferred Income Tax Liability....................................  $  57,217  $  60,550
                                                                         ---------  ---------
                                                                         ---------  ---------

    The Telecom Group has recorded deferred income tax liabilities related to temporary differences not deferred under rate-making policy. As of December 31, 1997 a corresponding net regulatory asset of $612,000 has been established to reflect future rate treatment for the temporary differences. This amount is being amortized over the lives of the related temporary differences.

(4)  GAIN ON SALES OF INVESTMENTS

    The Telecom Group sold a telephone company, a cellular interest and various marketable securities in 1995 for aggregate consideration of $10.1 million, resulting in a pre-tax gain of $4.1 million. The Telecom Group sold a cellular interest, a cable company and various marketable securities in 1997 for aggregate consideration of $2.1 million, resulting in a pre-tax gain of $722,000.

(5)  TELECOMMUNICATIONS PLANT

    Telecommunications plant in service and under construction is stated at the original cost of construction including the capitalized costs of certain taxes, payroll-related expenses, and an allowance for funds used during construction ("AFUDC"). AFUDC, a noncash item of nonoperating income, totaled $682,000, $825,000 and $686,000 in 1995, 1996 and 1997, respectively. The composite weighted average rates were 9.3%, 7.3% and 5.5% in 1995, 1996 and 1997, respectively. The amount of such allowance has varied principally as a result of changes in the level of construction work in progress and in the cost of capital.

    Renewals and betterments of units of property are added to telecommunications plant in service. The original cost of depreciable property retired is removed from plant in service and, together with removal cost less any salvage realized, is charged to accumulated depreciation. Repairs and renewals of minor items of property are charged to plant operations expense. No gain or loss is recognized in connection with ordinary retirements of depreciable property.

                        THE TDS TELECOMMUNICATIONS GROUP

(5)  TELECOMMUNICATIONS PLANT (CONTINUED)
    Depreciation is provided for financial reporting purposes using the straight-line method over the estimated useful lives of the assets. Composite depreciation rates, as applied to the average cost of depreciable property were 7.1%, 7.2% and 7.4% for 1995, 1996 and 1997, respectively.

    The following table summarizes the telecommunications plant in service and under construction at December 31, 1996 and 1997.

                                                                           DECEMBER 31,
                                                                    --------------------------
                                                                        1996          1997
                                                                    ------------  ------------
                                                                      (DOLLARS IN THOUSANDS)
Land and Buildings................................................  $     67,181  $     67,203
Central Office Equipment..........................................       372,008       399,016
Cable and Wire....................................................       639,537       719,945
Furniture and Office Equipment....................................        77,046       112,921
Vehicles and Other Equipment......................................        39,928        42,632
Plant Under Construction..........................................        59,213        52,677
Non-regulated investments and Other...............................        38,866        26,496
                                                                    ------------  ------------
                                                                    $  1,293,779  $  1,420,890
                                                                    ------------  ------------
                                                                    ------------  ------------

    The Telecom Group's telephone operations follow accounting for regulated enterprises prescribed by SFAS No. 71, "Accounting for the Effects of Certain Types of Regulation." The Telecom Group periodically reviews the criteria for applying these provisions to determine whether continuing application of SFAS No. 71 is appropriate. The Telecom Group believes that such criteria are still being met and, therefore, has no current plans to change its method of accounting.

    In analyzing the effect of discontinuing the application of SFAS No.71, management has determined that the useful lives of plant assets used for regulatory and financial reporting purposes are consistent with generally accepted accounting principles and, therefore, any adjustments to telecommunications plant would be immaterial, as would be the write-off of regulatory assets and liabilities.

(6)  NOTES PAYABLE--AFFILIATED

    The Telecom Group had notes payable to a wholly owned subsidiary of TDS and to TDS (included in the TDS Group) totaling $25.0 million and $28.2 million at December 31, 1996 and 1997, respectively.

    Interest on notes payable is accrued at the prime rate plus 1/2 percent (for a rate of 9.0% at December 31, 1997). The carrying amounts of notes payable approximate fair values due to the short-term nature of these instruments.

                        THE TDS TELECOMMUNICATIONS GROUP

(7)  LONG-TERM DEBT

    Long-term debt as of December 31, 1996 and 1997 is as follows:

                                                                             DECEMBER 31,
                                                                        ----------------------
                                                                           1996        1997
                                                                        ----------  ----------
                                                                        (DOLLARS IN THOUSANDS)
RUS, RTB, and FFB Mortgage Notes, due through 2031
  Various rates averaging 5.4%, 5.4% and 5.5% in 1995, 1996 and 1997, respectively......................................................  $  308,371  $  313,012
Other long-term notes,
  0% to 12.6%, due through 2009.......................................      10,601       8,722
                                                                        ----------  ----------
Telecom Group debt....................................................     318,972     321,734
  Less current portion................................................      13,322      14,577
                                                                        ----------  ----------
Total Telecom Group long-term debt....................................     305,650     307,157
                                                                        ----------  ----------
Telephone and Data Systems, Inc. (Parent)
  Medium-term notes, 8% to 10%, due through 2025......................     239,200     239,200
  Purchase contracts and other long-term notes, 9% to 14%, due through
    2003..............................................................       2,672       2,440
                                                                        ----------  ----------
                                                                           241,872     241,640
  Less current portion................................................         232         239
                                                                        ----------  ----------
Total parent debt.....................................................     241,640     241,401
                                                                        ----------  ----------
Total long-term debt..................................................     547,290     548,558
Long-term debt--affiliated............................................     239,538     255,302
                                                                        ----------  ----------
                                                                        $  786,828  $  803,860
                                                                        ----------  ----------
                                                                        ----------  ----------

    Long-term debt includes the debt of the parent company, TDS totaling $241.9 million and $241.6 million at December 31, 1996 and 1997, respectively, which was attributed to the Telecom Group by the Board of Directors of TDS. The Medium Term Notes ("MTNs") carry original maturities of 12 to 30 years, maturing at various times from 2003 to 2025. The MTNs may be redeemed by TDS at par value beginning in 1999.

    TDS has also attributed certain other long-term debt (Long-term debt--affiliated) to the Telecom Group from the TDS Group. Such debt is being treated as an unsecured interest bearing instrument at an interest rate equal to 1/2% above the prime rate until the principal amount becomes due. Interest at a rate equal to 2 1/2% above such prime rate would accrue on any overdue principal or overdue installment of interest. No principal will be payable until maturity, January 4, 1999. TDS has also attributed the tax benefit relating to the interest expense of all attributed debt to the Telecom Group.

    The RUS, RTB and FFB Mortgage Notes issued under certain loan agreements with the Rural Utilities Service ("RUS"), Rural Telephone Bank ("RTB"), and Federal Financing Bank ("FFB"), agencies of the United States of America, are to be repaid in equal monthly or quarterly installments covering principal and interest beginning six months to three years after dates of issue and expiring through 2031. The agreements with the RUS, RTB and FFB provide for additional borrowings of up to $112.0 million. Substantially all telephone plant is pledged under RUS and RTB mortgage notes and various other obligations of the subsidiaries.

                        THE TDS TELECOMMUNICATIONS GROUP

(7)  LONG-TERM DEBT (CONTINUED)
    The annual requirements for principal payments on long-term debt are approximately $14.8 million, $15.2 million, $15.0 million, $14.7 million and $15.0 million for the years 1998 through 2002, respectively.

    The estimated fair value of the Telecom Group's non-affiliated long-term debt was $515.8 million and $565.7 million at December 31, 1996 and 1997, respectively. The fair value was estimated using discounted cash flow analysis based on the Telecom Group's current incremental borrowing rates for similar types of borrowing arrangements.

(8)  TDS TELECOMMUNICATIONS GROUP EQUITY

    The changes in the TDS Telecommunications Group equity for the periods presented is as follows:

                                                                YEAR ENDED DECEMBER 31,
                                                           ----------------------------------
                                                              1995        1996        1997
                                                           ----------  ----------  ----------
                                                                 (DOLLARS IN THOUSANDS)
Balance at the beginning of period.......................  $  228,800  $  265,387  $  343,816
Net income...............................................      34,155      35,694      30,388
Dividends to TDS.........................................     (16,828)    (71,719)    (32,701)
Equity contributions.....................................      19,260     114,454      42,256
                                                           ----------  ----------  ----------
Balance at the end of period.............................  $  265,387  $  343,816  $  383,759
                                                           ----------  ----------  ----------
                                                           ----------  ----------  ----------

    The Telecom Group transferred interests in 13 cellular markets held by various telephone subsidiaries to TDS in September 1996. Such cellular interests, with an aggregate book value of $47.2 million, were transferred by TDS Telecom to TDS via dividends.

(9)  EMPLOYEE BENEFIT PLANS

    (A)  PENSION PLAN

    The Telecom Group participates in a qualified noncontributory defined contribution pension plan sponsored by TDS which provides pension benefits for most of the employees of the Telecom Group. Under this plan pension benefits and costs are calculated separately for each participant and are funded currently. TDS also sponsors an unfunded non-qualified deferred compensation plan to supplement pension plan benefits to offset the reduction of benefits caused by the limitation on annual employee compensation under the tax laws. Employees of certain of the telephone subsidiaries not covered by the pension plan are covered under other pension plans or receive direct pension payment.

    Total pension costs of the Telecom Group were $2.7 million, $2.8 million and $3.6 million in 1995, 1996 and 1997, respectively.

    (B)  OTHER POSTRETIREMENT BENEFITS

    TDS sponsors two defined benefit postretirement plans that cover most of the employees of the Telecom Group. One plan provides medical benefits and the other plan provides life insurance benefits. Both plans are contributory, with retiree contributions adjusted annually. The medical plan anticipates future cost sharing changes that are consistent with TDS's intent to increase retiree contributions by the health care cost trend rate. An amount not to exceed 25% of the total contribution to the pension plan will be contributed to fund the cost of the medical benefits annually. An additional contribution equal to a

                        THE TDS TELECOMMUNICATIONS GROUP

(9)  EMPLOYEE BENEFIT PLANS (CONTINUED)
reasonable amortization of the past service cost may be made without regard to the 25% limitation described above. TDS will limit overall contributions to the aggregate accruals recorded by its subsidiaries.

    The following table sets forth the plans' funded status reconciled with the amount shown in the Telecom Group's consolidated balance sheet at December 31, 1997.

                                                                  LIFE       HEALTH
                                                                INSURANCE     CARE
                                                                  PLAN        PLAN       TOTAL
                                                               -----------  ---------  ---------
                                                                    (DOLLARS IN THOUSANDS)
Accumulated postretirement benefit obligation:
  Retirees...................................................   $   1,888   $   4,948  $   6,836
  Fully eligible active plan participants....................         578       2,375      2,953
  Other active plan participants.............................       1,039       9,303     10,342
                                                               -----------  ---------  ---------
                                                                    3,505      16,626     20,131
Plan assets at fair value....................................       1,554      11,642     13,196
                                                               -----------  ---------  ---------
Accumulated postretirement benefit obligation in excess of
  plan assets................................................       1,951       4,984      6,935
Unrecognized prior service cost..............................        (290)     (1,801)    (2,091)
Unrecognized net gain from past experience different from
  that assumed and from changes in assumptions...............         797       5,027      5,824
                                                               -----------  ---------  ---------
Accrued postretirement benefit cost at December 31, 1997.....   $   2,458   $   8,210  $  10,668
                                                               -----------  ---------  ---------
                                                               -----------  ---------  ---------

    Net postretirement cost for 1995, 1996 and 1997 includes the following components:

                                                                            DECEMBER 31,
                                                                   -------------------------------
                                                                     1995       1996       1997
                                                                   ---------  ---------  ---------
                                                                       (DOLLARS IN THOUSANDS)
Service Cost.....................................................  $     429  $     695  $     774
Interest cost on accumulated postretirement benefit obligation...        911      1,049      1,265
Actual return on plan assets.....................................       (549)      (648)      (565)
Net amortization and deferral....................................        231        104       (297)
                                                                   ---------  ---------  ---------
Net postretirement cost..........................................  $   1,022  $   1,200  $   1,177
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

    For measurement purposes, a 9.6% annual rate of increase in the per capita cost of covered health care benefits was assumed for 1997; the rate was assumed to decrease over six years to 6.1% and to remain at 6.1% thereafter. The assumed rate of return on plan assets was 8.0%. The health care cost trend rate assumption has a significant effect on the amounts reported. Increasing the assumed health care cost trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation as of December 31, 1997, by $3.3 million and the aggregate of the service and interest cost components of postretirement expense for the year then ended by $465,000.

    The weighted average discount rate used in determining the accumulated postretirement benefit obligation was 7.0%.

                        THE TDS TELECOMMUNICATIONS GROUP

(10)  PRO FORMA ACQUISITION EFFECTS

    TDS purchased and subsequently attributed to the Telecom Group five telephone companies in 1996 and one telephone company in 1997. Assuming that these transfers had taken place on January 1, 1996, unaudited proforma results of operations would have been as follows:

                                                                              YEAR ENDED
                                                                             DECEMBER 31,
                                                                        ----------------------
                                                                           1996        1997
                                                                        ----------  ----------
                                                                        (DOLLARS IN THOUSANDS)
Operating revenues....................................................  $  405,597  $  447,213
Net income............................................................  $   37,501  $   31,154
                                                                        ----------  ----------
                                                                        ----------  ----------

(11)  COMMITMENTS AND CONTINGENCIES

    CONSTRUCTION AND EXPANSION

    The primary purpose of the Telecom Group's construction and expansion program is to provide for normal growth, to upgrade telephone service, to expand into new communications areas and to take advantage of service-enhancing and cost-reducing technological developments. Telephone construction expenditures are estimated to be approximately $140 million during 1998, including about $50 million for new digital switches and other switching facilities and $35 million for improvements to outside plant facilities, $25 million for systems development and $20 million for other services, primarily CLEC expenditures.

    LEASE COMMITMENTS

    The Telecom Group has leases for office space and data processing equipment, most of which are classified as operating leases. For the years 1995, 1996 and 1997, rent expense for noncancelable, long-term leases was $1.6 million, $1.8 million and $1.2 million, respectively, and rent expense under cancelable, short-term leases was $2.4 million, $3.1 million and $3.3 million, respectively. At December 31, 1997, the aggregate minimum rental commitments under noncancelable, long-term operating leases were as follows:

                                                                          MINIMUM FUTURE RENTAL
                                                                                PAYMENTS
                                                                          ---------------------
                                                                               (DOLLARS IN
                                                                               THOUSANDS)
1998....................................................................        $   1,619
1999....................................................................            1,609
2000....................................................................            1,589
2001....................................................................            1,571
2002....................................................................              113
Thereafter..............................................................        $      47

    LEGAL PROCEEDINGS

    The Telecom Group is involved in legal proceedings before various state and federal courts from time-to-time. Management does not believe that any of such proceedings should have a material adverse impact on the financial position or results of operations of the Telecom Group.

                        THE TDS TELECOMMUNICATIONS GROUP

(12)  RELATED PARTY TRANSACTIONS

    The Telecom Group is billed for all services it receives from TDS, consisting primarily of information processing and general management services. Such billings are based on expenses specifically identified to the Telecom Group and on allocations of common expenses. Such allocations are based on the relationship of the Telecom Group's assets, employees, investment in plant and expenses to the total assets, employees, investment in plant and expenses of TDS. Management believes the method used to allocate common expenses is reasonable and that all expenses and costs applicable to the Telecom Group are reflected in the accompanying financial statements on a basis which is representative of what they would have been if the Telecom Group operated on a stand-alone basis. Billings to the Telecom Group from TDS totaled $28.4 million, $21.2 million and $28.0 million in 1995, 1996 and 1997, respectively.

    The Telecom Group transferred interests in 13 cellular markets held by various telephone subsidiaries to TDS in September 1996. Such cellular interests, with an aggregate book value of $47.2 million, were transferred by TDS Telecom to TDS via dividends.

    Long-term debt includes the debt of the parent company, TDS totaling $241.9 million and $241.6 million at December 31, 1996 and 1997, respectively, which was attributed to the Telecom Group by the Board of Directors of TDS.

    TDS has also attributed certain other long-term debt (Long-term debt-affiliated) to the Telecom Group from the TDS Group. Such debt is being treated as an unsecured interest bearing instrument at an interest rate equal to 1/2% above the prime rate until the principal amount becomes due. Interest at a rate equal to 2 1/2% above such prime rate would accrue on any overdue principal or overdue installment of interest. No principal will be payable until maturity, January 4, 1999. TDS has also attributed the tax benefit relating to the interest expense of all attributed debt to the Telecom Group.

                        THE TDS TELECOMMUNICATIONS GROUP



                              STATEMENTS OF INCOME



                                   UNAUDITED



                                                                                              THREE MONTHS ENDED
                                                                                                  MARCH 31,
                                                                                            ----------------------
                                                                                               1997        1998
                                                                                            ----------  ----------
                                                                                            (DOLLARS IN THOUSANDS)
OPERATING REVENUES
  Telephone Revenues
    Local service.........................................................................  $   29,861  $   32,551
    Network access and long distance......................................................      56,592      60,846
    Miscellaneous.........................................................................      12,179      13,897
                                                                                            ----------  ----------
        Total Telephone Revenues..........................................................      98,632     107,294
  Other services..........................................................................       7,171       9,400
  Intercompany revenues...................................................................        (232)       (479)
                                                                                            ----------  ----------
        Total Operating Revenues..........................................................     105,571     116,215
                                                                                            ----------  ----------
OPERATING EXPENSES
  Telephone Expenses
    Network operations....................................................................      18,030      20,678
    Depreciation and amortization.........................................................      23,293      26,007
    Customer operations...................................................................      14,897      17,509
    Corporate operations..................................................................      15,456      18,948
                                                                                            ----------  ----------
        Total Telephone Expenses..........................................................      71,676      83,142
  Other Services..........................................................................       7,220      13,237
  Intercompany expenses...................................................................        (232)       (479)
                                                                                            ----------  ----------
        Total Operating Expenses..........................................................      78,664      95,900
                                                                                            ----------  ----------
OPERATING INCOME..........................................................................      26,907      20,315
OTHER INCOME AND (EXPENSES)
  Interest and dividend income............................................................       1,209       1,388
  Interest and dividend income affiliated.................................................       2,133       2,386
  Cellular investment income, net of license cost amortization............................       1,291       1,302
  Allowance for funds used during construction............................................         144         174
  Gain on sale of investments.............................................................          --      37,111
  Other (expenses), net...................................................................        (326)       (945)
                                                                                            ----------  ----------
                                                                                                 4,451      41,416
                                                                                            ----------  ----------
INCOME BEFORE INTEREST EXPENSE AND INCOME TAXES...........................................      31,358      61,731
INTEREST EXPENSE
  Interest expense........................................................................      10,013       9,949
  Interest expense--affiliate.............................................................       5,790       4,831
                                                                                            ----------  ----------
                                                                                                15,803      14,780
INCOME BEFORE INCOME TAXES................................................................      15,555      46,951
  Income tax expense......................................................................       6,634      18,332
                                                                                            ----------  ----------
NET INCOME................................................................................  $    8,921  $   28,619
                                                                                            ----------  ----------
                                                                                            ----------  ----------
Pro forma: (Unaudited--See Note 6)
Net Income Attributable to TDS Group through Retained Interest............................  $    2,230  $    7,155
Net Income Attributable to TDS Telecommunications
  Group Common Shares.....................................................................  $    6,691  $   21,464
Weighted Average TDS Telecommunications Group Shares Outstanding..........................      40,789      40,500
Earnings per TDS Telecommunciations Group Shares..........................................  $     0.16  $     0.53



                 The accompanying notes to financial statements
                   are an integral part of these statements.

                        THE TDS TELECOMMUNICATIONS GROUP



                            STATEMENTS OF CASH FLOWS



                                   UNAUDITED



                                                                                              THREE MONTHS ENDED
                                                                                                  MARCH 31,
                                                                                            ----------------------
                                                                                               1997        1998
                                                                                            ----------  ----------
                                                                                            (DOLLARS IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income..............................................................................  $    8,921  $   28,619
  Add (Deduct) adjustments to reconcile net income to net cash provided by operating activities
    Depreciation and amortization.........................................................      23,858      26,816
    Deferred income taxes, net............................................................       2,117      14,182
    Cellular investment income, net.......................................................      (1,291)     (1,302)
    Gain on sale of investments...........................................................          --     (37,111)
    Other non-cash expense................................................................       6,725       1,126
    Change in accounts receivable.........................................................      (1,880)      1,508
    Change in accounts payable............................................................      (7,347)     (2,135)
    Change in accrued interest............................................................         239       8,663
    Change in accrued federal income taxes................................................      (9,735)     (6,484)
    Change in other accrued taxes.........................................................      (1,305)        216
    Change in other assets and liabilities................................................      (1,873)     (1,649)
                                                                                            ----------  ----------
                                                                                                18,429      32,449
                                                                                            ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Long-term debt borrowing................................................................         960       1,848
  Repayment of long-term debt.............................................................      (1,869)     (5,324)
  Change in notes payable.................................................................       2,169      16,889
  Other financing activities..............................................................         (65)        (96)
                                                                                            ----------  ----------
                                                                                                 1,195      13,317
                                                                                            ----------  ----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures....................................................................     (23,599)    (30,739)
  Change in temporary cash investments and marketable securities..........................      (1,075)     12,190
  Change in notes receivable--affiliate...................................................         (70)      2,277
  Other investing activities..............................................................         484         823
                                                                                            ----------  ----------
                                                                                               (24,260)    (15,449)
                                                                                            ----------  ----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS......................................      (4,635)     30,317
  CASH AND CASH EQUIVALENTS
    Beginning of period...................................................................     183,535     184,581
                                                                                            ----------  ----------
    End of period.........................................................................  $  178,900  $  214,898
                                                                                            ----------  ----------
                                                                                            ----------  ----------



                 The accompanying notes to financial statements
                   are an integral part of these statements.

                        THE TDS TELECOMMUNCIATIONS GROUP



                                 BALANCE SHEETS



                                     ASSETS



                                                                                                     (UNAUDITED)
                                                                                       DECEMBER 31,   MARCH 31,
                                                                                           1997          1998
                                                                                       ------------  ------------
                                                                                         (DOLLARS IN THOUSANDS)
CURRENT ASSETS
  Cash and cash equivalents
    General funds....................................................................   $   22,640   $     52,907
    Affiliated cash equivalents......................................................      161,941        161,991
                                                                                       ------------  ------------
                                                                                           184,581        214,898
  Temporary cash investments.........................................................       21,658         15,909
  Construction funds.................................................................          775            734
  Accounts receivable
    Customers........................................................................       33,482         32,064
    Connecting companies.............................................................       40,548         40,662
    Affiliated.......................................................................        1,213          1,111
    Other............................................................................        5,971          6,450
  Notes receivable--affiliated.......................................................        3,746          1,469
  FIT receivable.....................................................................           --          6,380
  Materials and supplies.............................................................       10,064         11,036
  Other current assets...............................................................        3,495          4,102
                                                                                       ------------  ------------
                                                                                           305,533        334,815
                                                                                       ------------  ------------
INVESTMENTS
  Franchise and other costs in excess of underlying book values of subsidiaries, net
    of accumulated amortization of $34,942 and $36,236, respectively.................      180,683        184,791
  Cellular investments...............................................................       48,562         34,992
  Marketable equity securities.......................................................        1,622         59,456
  Marketable non-equity securities...................................................       22,107         15,881
  Other investments..................................................................       12,451         11,652
                                                                                       ------------  ------------
                                                                                           265,425        306,772
                                                                                       ------------  ------------

TELECOMMUNICATIONS PLANT
  In service and under construction..................................................    1,420,890      1,457,685
  Less accumulated depreciation......................................................      590,123        616,706
                                                                                       ------------  ------------
                                                                                           830,767        840,979
                                                                                       ------------  ------------

OTHER ASSETS AND DEFERRED CHARGES....................................................        4,323          4,387
                                                                                       ------------  ------------
TOTAL ASSETS.........................................................................   $1,406,048   $  1,486,953
                                                                                       ------------  ------------
                                                                                       ------------  ------------



                 The accompanying notes to financial statements
                   are an integral part of these statements.

                        THE TDS TELECOMMUNCIATIONS GROUP



                                 BALANCE SHEETS



                          LIABILITIES AND GROUP EQUITY



                                                                                                     (UNAUDITED)
                                                                                       DECEMBER 31,   MARCH 31,
                                                                                           1997          1998
                                                                                       ------------  ------------
                                                                                         (DOLLARS IN THOUSANDS)
CURRENT LIABILITIES
  Current portion of long-term debt..................................................   $   14,816   $     15,074
  Notes payable--affiliates..........................................................       28,181         28,861
  Accounts payable
    Connecting companies.............................................................       13,833         14,182
    Affiliated.......................................................................        2,411          4,549
    Other............................................................................       26,475         21,695
  Advance bills and customer deposits................................................        5,329          5,419
  Accrued interest
    Affiliated.......................................................................          342          3,519
    Other............................................................................          662          6,158
  Accrued federal income taxes due TDS...............................................          103             --
  Other accrued taxes................................................................        7,764          7,772
  Accrued compensation...............................................................        7,386          3,122
  Other..............................................................................        4,436          4,276
                                                                                       ------------  ------------
                                                                                           111,738        114,627
                                                                                       ------------  ------------

DEFERRED LIABILITIES AND CREDITS
  Net deferred income tax liability..................................................       60,550         78,412
  Post-retirement benefits obligation other than pensions............................       10,668         11,001
  Other..............................................................................       12,079         12,663
                                                                                       ------------  ------------
                                                                                            83,297        102,076
                                                                                       ------------  ------------

LONG-TERM DEBT
  Affiliated.........................................................................      255,302        271,164
  Other, excluding current portion...................................................      548,558        549,401
                                                                                       ------------  ------------
                                                                                           803,860        820,565
                                                                                       ------------  ------------

MINORITY INTEREST IN SUBSIDIARIES....................................................       23,394         23,153
                                                                                       ------------  ------------
TDS TELECOMMUNICATIONS GROUP EQUITY, including unrealized gains on securities of $683
 and $5,917, respectively............................................................      383,759        426,532
                                                                                       ------------  ------------
TOTAL LIABILITIES AND GROUP EQUITY...................................................   $1,406,048   $  1,486,953
                                                                                       ------------  ------------
                                                                                       ------------  ------------



                 The accompanying notes to financial statements
                   are an integral part of these statements.

                        THE TDS TELECOMMUNICATIONS GROUP


                         NOTES TO FINANCIAL STATEMENTS


    The TDS Telecommunications Group ("Telecom Group") primarily consists of TDS Telecommunications Corporation and its subsidiaries ("TDS Telecom"), a wholly owned subsidiary of TDS which operates landline telephone companies.


(1)  BASIS OF PRESENTATION



    The interim, unaudited financial statements included herein have been prepared by TDS, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although TDS believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these interim, unaudited financial statements be read in conjunction with the audited financial statements and the notes thereto included elsewhere in this Registration Statement.



    The accompanying unaudited financial statements contain all adjustments (consisting of only normal recurring items) necessary to present fairly the financial position as of December 31, 1997 and March 31, 1998, and the results of operations and cash flows for the three months ended March 31, 1997 and 1998. The results of operations for the three months ended March 31, 1997 and 1998, are not necessarily indicative of the results to be expected for the full year.



(2)  RECLASSIFICATIONS


    Certain amounts reported in prior periods have been reclassified to conform to the current period presentation.


(3)  MARKETABLE EQUITY SECURITIES


    The following table lists the Telecom Group's marketable equity securities at March 31, 1998.


                                                   FAIR                CUMULATIVE                  NET
                                                  MARKET    ORIGINAL   UNREALIZED      TAX     UNREALIZED
                                                   VALUE      COST        GAIN       EFFECT       GAIN
                                                 ---------  ---------  -----------  ---------  -----------
                                                                  (DOLLARS IN THOUSANDS)
Investment in AirTouch.........................  $  52,863  $  48,475   $   4,388   $   1,793   $   2,595
Other..........................................      6,593      1,142       5,451       2,129       3,322
                                                 ---------  ---------  -----------  ---------  -----------
                                                 $  59,456  $  49,617   $   9,839   $   3,922   $   5,917
                                                 ---------  ---------  -----------  ---------  -----------
                                                 ---------  ---------  -----------  ---------  -----------


    The cumulative unrealized gain, net of taxes, is included in TDS Telecommunications Group Equity.


(4)  GAINS ON SALE OF INVESTMENTS


    Gains on the sale of investments in 1998 primarily reflect gains on the sale of two minority cellular investments to AirTouch Communications, Inc. ("AirTouch") for AirTouch common shares.


(5)  OTHER COMPREHENSIVE INCOME


    In 1998, the Telecom Group adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," ("SFAS No. 130"), which requires companies to report all of the changes in shareholder's equity, except those resulting from investment by owners or distribution to owners ("Comprehensive Income"). The Telecom Group's Comprehensive Income includes Net Income and Unrealized

                        THE TDS TELECOMMUNICATIONS GROUP

(5)  OTHER COMPREHENSIVE INCOME (CONTINUED)

Gains from Marketable Equity Securities that are classified as "available-for-sale". The following table summarizes the Telecom Group's Comprehensive Income.


                                                                                     THREE MONTHS ENDED
                                                                                         MARCH 31,
                                                                                    --------------------
                                                                                      1997       1998
                                                                                    ---------  ---------
                                                                                        (DOLLARS IN
                                                                                         THOUSANDS)
Net Income........................................................................  $   8,921  $  28,619
Other Comprehensive Income--Unrealized gains on securities, net of tax of
  $3,457..........................................................................     --          5,234
                                                                                    ---------  ---------
Comprehensive Income..............................................................  $   8,921  $  33,853
                                                                                    ---------  ---------
                                                                                    ---------  ---------



(6)  PRO FORMA NET INCOME AND EARNINGS PER SHARE



    Pro forma net income attributable to the Telecom Group and to the TDS Group through the Retained Interest assumes that the Telecom Public Offering has not taken place and therefore 75% of net income is attributable to the Telecom Group Shares and 25% of Net Income is attributable to the Retained Interest for the TDS Group.



    Pro forma earnings per share was computed based on the weighted average TDS Telecommunications Group Shares outstanding during the periods, adjusted to give retroactive effect to the Distribution of TDS Telecommunications Group Shares in conjunction with Telephone and Data Systems, Inc. proposed restructuring, as if the restructuring has occurred at January 1, 1997.



(7)  SUPPLEMENTAL CASH FLOW INFORMATION


    Cash and cash equivalents include cash and those short-term, highly liquid investments with original maturities of three months or less. Those investments with original maturities of more than three months to twelve months are classified as temporary investments. Temporary investments are stated at cost, which approximates market. Those investments with original maturities of more than 12 months are classified as marketable securities and are stated at amortized cost.

                        THE TDS TELECOMMUNICATIONS GROUP

(7)  SUPPLEMENTAL CASH FLOW INFORMATION (CONTINUED)


    The Telecom Group acquired one telephone company in the first quarter of 1998. In conjunction with this acquisition, the following assets were acquired and liabilities assumed and Common Shares issued.


                                                                                     THREE MONTHS ENDED
                                                                                          MARCH 31,
                                                                                     -------------------
                                                                                            1998
                                                                                     -------------------
                                                                                         (DOLLARS IN
                                                                                         THOUSANDS)
Property, plant and equipment......................................................       $   7,825
Franchise costs....................................................................           5,304
Long-term debt.....................................................................          (4,634)
Deferred credits...................................................................          (1,359)
Other assets and liabilities, excluding cash and cash equivalents..................           1,340
TDS Common Shares issued and issuable..............................................          (8,725)
                                                                                            -------
  Increase in cash due to acquisitions.............................................       $    (249)
                                                                                            -------
                                                                                            -------

    The following table summarizes interest and income taxes paid, and other noncash transactions.


                                                                                   THREE MONTHS ENDED
                                                                                       MARCH 31,
                                                                                  --------------------
                                                                                    1997       1998
                                                                                  ---------  ---------
                                                                                      (DOLLARS IN
                                                                                       THOUSANDS)
Interest Paid...................................................................  $   5,712  $   8,232
Income Taxes Paid...............................................................  $  17,778  $   9,614

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Stockholders and Board of Directors of Telephone and Data Systems, Inc.:



    We have audited the accompanying consolidated balance sheets of Telephone and Data Systems, Inc. (an Iowa corporation) and Subsidiaries as of December 31, 1996 and 1997, and the related consolidated statements of operations, common stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Telephone and Data Systems, Inc. and Subsidiaries as of December 31, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.



Arthur Andersen LLP
Chicago, Illinois



January 28, 1998 (except with respect
to the matters discussed in Note 5,
"American Paging Merger"; and in Note
16, as to which the date is February
18, 1998)

               TELEPHONE AND DATA SYSTEMS, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME



                                                                                     YEAR ENDED DECEMBER 31,
                                                                                ---------------------------------
                                                                                   1995        1996       1997
                                                                                -----------  ---------  ---------
                                                                                  (DOLLARS IN THOUSANDS, EXCEPT
                                                                                       PER SHARE AMOUNTS)
OPERATING REVENUES
  Cellular....................................................................   $ 480,316   $ 680,068  $ 876,965
  Telephone...................................................................     354,841     395,602    444,203
  PCS.........................................................................      --          --         55,952
  Radio paging................................................................     107,150     104,187     94,413
                                                                                -----------  ---------  ---------
                                                                                   942,307   1,179,857  1,471,533
                                                                                -----------  ---------  ---------
OPERATING EXPENSES
  Cellular....................................................................     437,561     592,702    747,422
  Telephone...................................................................     256,601     292,894    345,590
  PCS.........................................................................      --          --        252,503
  Radio paging................................................................     116,147     140,813    129,720
                                                                                -----------  ---------  ---------
                                                                                   810,309   1,026,409  1,475,235
                                                                                -----------  ---------  ---------
OPERATING INCOME (LOSS).......................................................     131,998     153,448     (3,702)
                                                                                -----------  ---------  ---------
INVESTMENT AND OTHER INCOME (EXPENSE)
  Interest and dividend income................................................      13,024      15,569     13,660
  Cellular investment income, net of license cost amortization................      40,666      54,799     77,620
  Gain on sale of cellular interests and other investments....................      86,625     138,735     41,438
  PCS development costs.......................................................      (7,829)    (43,950)   (21,614)
  Other (expense) income, net.................................................      (2,771)      2,727     (3,938)
  Minority share of loss (income).............................................     (25,858)    (26,690)     6,813
                                                                                -----------  ---------  ---------
                                                                                   103,857     141,190    113,979
                                                                                -----------  ---------  ---------
INCOME BEFORE INTEREST AND INCOME TAXES.......................................     235,855     294,638    110,277
Interest expense..............................................................      50,848      42,853     89,744
Minority interest in income of subsidiary trust...............................      --          --          1,523
                                                                                -----------  ---------  ---------
INCOME BEFORE INCOME TAXES....................................................     185,007     251,785     19,010
Income tax expense............................................................      81,029     123,646     28,559
                                                                                -----------  ---------  ---------
NET INCOME (LOSS).............................................................     103,978     128,139     (9,549)
Preferred Dividend Requirement................................................      (2,509)     (1,957)    (1,892)
                                                                                -----------  ---------  ---------
NET INCOME (LOSS) AVAILABLE TO COMMON.........................................   $ 101,469   $ 126,182  $ (11,441)
                                                                                -----------  ---------  ---------
                                                                                -----------  ---------  ---------
WEIGHTED AVERAGE COMMON SHARES (000S).........................................      57,456      60,464     60,211
EARNINGS PER COMMON SHARE--BASIC..............................................   $    1.77   $    2.09  $   (0.19)
                                                                                -----------  ---------  ---------
                                                                                -----------  ---------  ---------
EARNINGS PER COMMON SHARE--DILUTED............................................   $    1.74   $    2.07  $   (0.19)
                                                                                -----------  ---------  ---------
                                                                                -----------  ---------  ---------
DIVIDENDS PER COMMON AND SERIES A COMMON SHARE................................   $    0.38   $    0.40  $    0.42
                                                                                -----------  ---------  ---------
                                                                                -----------  ---------  ---------
Pro forma (unaudited): (Note 1)
Net income Attributable to Common Stocks
  United States Cellular Group Shares.........................................   $  60,522   $  78,562  $  67,706
  TDS Telecommunications Group Shares.........................................      25,616      26,770     22,791
  Aerial Communications Group Shares..........................................      (4,851)    (24,733)  (153,014)
  TDS Common and Series A Common Shares.......................................   $  20,182   $  45,583  $  51,076
Weighted Average Common Shares Outstanding
  United States Cellular Group Shares.........................................      57,456      60,464     60,211
  TDS Telecommunications Group Shares.........................................      38,304      40,309     40,141
  Aerial Communications Group Shares..........................................      38,304      40,309     40,141
  TDS Common and Series A Common Shares.......................................      57,456      60,464     60,211
Earnings per Common Share
  United States Cellular Group Shares.........................................   $    1.05   $    1.30  $    1.12
  TDS Telecommunications Group Shares.........................................        0.67        0.66       0.57
  Aerial Communications Group Shares..........................................       (0.13)      (0.61)     (3.81)
  TDS Common and Series A Common Shares.......................................   $    0.35   $    0.75  $    0.85


The accompanying notes to consolidated financial statements are an integral part of these statements.

               TELEPHONE AND DATA SYSTEMS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                  YEAR ENDED DECEMBER 31,
                                                                          ----------------------------------------
                                                                              1995          1996          1997
                                                                          ------------  ------------  ------------
                                                                                   (DOLLARS IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss).......................................................  $    103,978  $    128,139  $     (9,549)
Add (Deduct) adjustments to reconcile net income (loss) to net cash provided by operating activities
  Depreciation and amortization.........................................       191,504       231,075       301,556
  Deferred taxes........................................................        19,603        75,015        17,236
  Investment income.....................................................       (43,188)      (57,947)      (83,395)
  Minority share of income (loss).......................................        25,858        26,690        (6,813)
  Gain on sale of cellular interests and other investments..............       (86,625)     (138,735)      (41,438)
  Noncash interest expense..............................................        12,761        17,042        24,289
  Other noncash expense.................................................        16,946        24,022        16,561
  Change in accounts receivable.........................................       (33,346)      (28,687)      (41,900)
  Change in materials and supplies......................................        (2,999)       (2,395)      (25,827)
  Change in accounts payable............................................       (11,630)       23,531        32,498
  Change in accrued taxes...............................................         6,252        (8,249)        7,612
  Change in other assets and liabilities................................        11,762         5,493        15,677
                                                                          ------------  ------------  ------------
                                                                               210,876       294,994       206,507
                                                                          ------------  ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Long-term debt borrowings.............................................       334,323        15,846       260,099
  Repayment of long-term debt...........................................       (30,734)      (34,200)     (121,958)
  Change in notes payable...............................................        80,351       (27,133)      368,858
  Trust preferred securities............................................       --            --            144,788
  Dividends paid........................................................       (23,972)      (26,231)      (27,193)
  Proceeds from the issuance of subsidiaries' stock.....................       --            195,265       --
  Repurchase of Common Shares...........................................       --            --            (69,942)
  Other financing activities............................................         9,506         1,349        (7,064)
                                                                          ------------  ------------  ------------
                                                                               369,474       124,896       547,588
                                                                          ------------  ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures..................................................      (359,996)     (550,204)     (786,317)
  Investments in cellular investment entities and license costs.........       (25,025)      (23,134)      (20,084)
  Distributions from investments........................................         9,062        25,453        56,413
  Investments in PCS licenses...........................................      (326,035)      (26,548)       (5,034)
  Proceeds from investment sales........................................       197,558       221,542        84,230
  Acquisitions, net of cash acquired....................................       (53,770)      (31,019)     (128,979)
  Change in temporary investments and marketable securities.............        11,871       (30,797)       36,422
  Other investing activities............................................        (3,632)       (2,666)        2,629
                                                                          ------------  ------------  ------------
                                                                              (549,967)     (417,373)     (760,720)
                                                                          ------------  ------------  ------------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS....................        30,383         2,517        (6,625)
CASH AND CASH EQUIVALENTS
  Beginning of period...................................................        24,733        55,116        57,633
                                                                          ------------  ------------  ------------
  End of period.........................................................  $     55,116  $     57,633  $     51,008
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

The accompanying notes to consolidated financial statements are an integral part of these statements.

               TELEPHONE AND DATA SYSTEMS, INC. AND SUBSIDIARIES

                      CONSOLIDATED BALANCE SHEETS--ASSETS

                                                                                               DECEMBER 31,
                                                                                        --------------------------
                                                                                            1996          1997
                                                                                        ------------  ------------
                                                                                          (DOLLARS IN THOUSANDS)
CURRENT ASSETS
Cash and cash equivalents.............................................................  $     57,633  $     51,008
Temporary investments.................................................................        61,664        24,559
Construction funds....................................................................         1,405           775
Accounts receivable
  Due from customers, less allowance of $6,090 and $15,102, respectively..............        97,093       148,811
  Other, principally connecting companies.............................................        84,119        98,487
Materials and supplies, at average cost...............................................        29,125        55,127
Other.................................................................................        15,031        29,517
                                                                                        ------------  ------------
                                                                                             346,070       408,284
                                                                                        ------------  ------------
INVESTMENTS
Cellular license costs, net of amortization...........................................     1,088,409     1,190,917
Cellular minority interests...........................................................       206,390       138,367
Broadband PCS license acquisition costs, net of amortization..........................       322,420       319,918
Franchise and other costs in excess of the underlying book value of subsidiaries, net
  of amortization.....................................................................       181,845       180,669
Other investments.....................................................................       144,840       142,713
                                                                                        ------------  ------------
                                                                                           1,943,904     1,972,584
                                                                                        ------------  ------------
PROPERTY, PLANT AND EQUIPMENT
Cellular
In service and under construction.....................................................       846,005     1,212,575
Less accumulated depreciation.........................................................       195,251       272,322
                                                                                        ------------  ------------
                                                                                             650,754       940,253
                                                                                        ------------  ------------
Telephone
In service and under construction, substantially at original cost.....................     1,293,779     1,420,890
Less accumulated depreciation.........................................................       524,418       590,123
                                                                                        ------------  ------------
                                                                                             769,361       830,767
                                                                                        ------------  ------------
PCS
In service and under construction.....................................................       324,703       642,122
Less accumulated depreciation.........................................................         1,980        38,018
                                                                                        ------------  ------------
                                                                                             322,723       604,104
                                                                                        ------------  ------------
Radio Paging
In service and under construction.....................................................       113,000       118,275
Less accumulated depreciation.........................................................        61,528        75,045
                                                                                        ------------  ------------
                                                                                              51,472        43,230
                                                                                        ------------  ------------
Other
In service and under construction.....................................................        82,781        96,809
Less accumulated depreciation.........................................................        48,202        49,510
                                                                                        ------------  ------------
                                                                                              34,579        47,299
                                                                                        ------------  ------------
                                                                                           1,828,889     2,465,653
                                                                                        ------------  ------------
OTHER ASSETS AND DEFERRED CHARGES.....................................................        82,106       125,080
                                                                                        ------------  ------------
                                                                                        $  4,200,969  $  4,971,601
                                                                                        ------------  ------------
                                                                                        ------------  ------------

The accompanying notes to consolidated financial statements are an integral part of these statements.

               TELEPHONE AND DATA SYSTEMS, INC. AND SUBSIDIARIES

       CONSOLIDATED BALANCE SHEETS--LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                               DECEMBER 31,
                                                                                        --------------------------
                                                                                            1996          1997
                                                                                        ------------  ------------
                                                                                          (DOLLARS IN THOUSANDS)
CURRENT LIABILITIES
Current portion of long-term debt and preferred shares................................  $     38,197  $     16,115
Notes payable.........................................................................       160,537       527,587
Accounts payable......................................................................       205,427       239,783
Advance billings and customer deposits................................................        32,434        33,640
Accrued interest......................................................................        11,777        18,284
Accrued taxes.........................................................................         3,194         6,961
Accrued compensation..................................................................        10,279        23,386
PCS microwave relocation costs........................................................        17,046         7,354
Other.................................................................................        30,376        32,775
                                                                                        ------------  ------------
                                                                                             509,267       905,885
                                                                                        ------------  ------------
DEFERRED LIABILITIES AND CREDITS
Net deferred income tax liability.....................................................       183,792       202,680
Postretirement benefits obligation other than pensions................................        11,451        11,364
Other.................................................................................        19,663        21,602
                                                                                        ------------  ------------
                                                                                             214,906       235,646
                                                                                        ------------  ------------
LONG-TERM DEBT, excluding current portion.............................................       982,232     1,264,218
                                                                                        ------------  ------------
REDEEMABLE PREFERRED SHARES, excluding current portion................................           280           180
                                                                                        ------------  ------------
MINORITY INTEREST in subsidiaries.....................................................       432,343       416,566
                                                                                        ------------  ------------
COMPANY-OBLIGATED MANDATORILY REDEEMABLE PREFERRED SECURITIES OF SUBSIDIARY TRUST
  HOLDING SOLELY COMPANY SUBORDINATED DEBENTURES (a)..................................       --            150,000
                                                                                        ------------  ------------
NONREDEEMABLE PREFERRED SHARES........................................................        29,000        30,987
                                                                                        ------------  ------------
COMMON STOCKHOLDERS' EQUITY
Common Shares, par value $1 per share; authorized 100,000,000 shares; issued and
  outstanding 54,237,180 and 54,443,260 shares, respectively..........................        54,237        54,443
Series A Common Shares, par value $1 per share; authorized 25,000,000 shares; issued
  and outstanding 6,916,546 and 6,936,277 shares, respectively........................         6,917         6,936
Common Shares issuable, 30,977 and 10,480 shares, respectively........................         1,461           499
Capital in excess of par value........................................................     1,661,093     1,664,432
Treasury Shares, at cost, 794,576 shares..............................................       --            (30,682)
Retained earnings.....................................................................       309,233       272,491
                                                                                        ------------  ------------
                                                                                           2,032,941     1,968,119
                                                                                        ------------  ------------
                                                                                        $  4,200,969  $  4,971,601
                                                                                        ------------  ------------
                                                                                        ------------  ------------

------------------------

(a) As described in Note 9, the sole asset of TDS Capital I is $154.6 million principal amount of 8.5% subordinated debentures due 2037 from TDS.

The accompanying notes to consolidated financial statements are an integral part of these statements.

               TELEPHONE AND DATA SYSTEMS, INC. AND SUBSIDIARIES

             CONSOLIDATED STATEMENTS OF COMMON STOCKHOLDERS' EQUITY

                                                         SERIES A      COMMON      CAPITAL IN
                                              COMMON      COMMON       SHARES      EXCESS OF     TREASURY    RETAINED
                                              SHARES      SHARES      ISSUABLE     PAR VALUE      SHARES     EARNINGS
                                             ---------  -----------  -----------  ------------  ----------  ----------
                                                                      (DOLLARS IN THOUSANDS)
BALANCE, DECEMBER 31, 1994.................  $  47,938   $   6,887    $   1,995   $  1,288,453  $   --      $  127,765
Net Income.................................     --          --           --            --           --         103,978
Dividends
  Common and Series A Common Shares........     --          --           --            --           --         (21,910)
  Preferred Shares.........................     --          --           --            --           --          (2,507)
Acquisitions...............................      2,948      --           --            125,231      --          --
Dividend reinvestment, incentive and
  benefit plans............................        186          18       --              6,994      --          --
Conversion of Preferred Shares.............         43      --           --             (2,962)     --          --
Conversion of Series A Common Shares.......         12         (12)      --            --           --          --
Shares issued pursuant to acquisition
  agreements...............................         10      --             (499)           489      --          --
Other......................................     --          --           --               (692)     --          --
                                             ---------  -----------  -----------  ------------  ----------  ----------
BALANCE, DECEMBER 31, 1995.................     51,137       6,893        1,496      1,417,513      --         207,326
Net Income.................................     --          --           --            --           --         128,139
Dividends
  Common and Series A Common Shares........     --          --           --            --           --         (24,274)
  Preferred Shares.........................     --          --           --            --           --          (1,958)
Acquisitions...............................      2,635      --              464        110,648      --          --
Dividend reinvestment, incentive and
  benefit plans............................        100          27       --              4,487      --          --
Conversion of Preferred Shares.............        352      --           --              4,422      --          --
Conversion of Series A Common Shares.......          3          (3)      --            --           --          --
Shares issued pursuant to acquisition
  agreements...............................         10      --             (499)           489      --          --
Gain on sale of subsidiary stock...........     --          --           --            114,056      --          --
Other......................................     --          --           --              9,478      --          --
                                             ---------  -----------  -----------  ------------  ----------  ----------
BALANCE, DECEMBER 31, 1996.................     54,237       6,917        1,461      1,661,093      --         309,233
Net (Loss).................................     --          --           --            --           --          (9,549)
Dividends
  Common and Series A Common Shares........     --          --           --            --           --         (25,300)
  Preferred Shares.........................     --          --           --            --           --          (1,893)
Acquisitions...............................     --          --           --              3,601      39,084      --
Repurchase Common Shares...................     --          --           --            --          (69,942)     --
Dividend reinvestment, incentive and
  benefit plans............................        122          19       --              4,707         176      --
Conversion of Preferred Shares.............         68      --           --              1,419      --          --
Shares issued pursuant to acquisition
  agreements...............................         16      --             (723)           707      --          --
Other......................................     --          --             (239)        (7,095)     --          --
                                             ---------  -----------  -----------  ------------  ----------  ----------
BALANCE, DECEMBER 31, 1997.................  $  54,443   $   6,936    $     499   $  1,664,432  $  (30,682) $  272,491
                                             ---------  -----------  -----------  ------------  ----------  ----------
                                             ---------  -----------  -----------  ------------  ----------  ----------

The accompanying notes to consolidated financial statements are an integral part of these statements.

               TELEPHONE AND DATA SYSTEMS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--PROPOSED CORPORATE RESTRUCTURING

    The Board of Directors of Telephone and Data Systems, Inc. (the "Board") has adopted a proposal which, if approved by shareholders and implemented by the Board, would authorize the Board to issue three new classes of common stock and change the state of incorporation of the Company from Iowa to Delaware (the "Tracking Stock Proposal"). The three new classes of stock are intended to separately reflect the performance of the Company's cellular telephone, landline telephone and personal communications services businesses ("Tracking Stocks").


    The Tracking Stocks are intended to result in greater market recognition of the value (individually and collectively) of the Company and of the Company's three principal business groups ("Tracking Groups"), thereby enhancing shareholder value over the long term, while at the same time enabling the Company's businesses to preserve the benefits of being part of a consolidated enterprise. The Tracking Stock Proposal is intended to:


    - provide the Company with greater flexibility in raising capital and making acquisitions, using equity securities specifically related to the Tracking Groups,

    - enable the Company to more effectively tailor employee benefit plans to provide incentives to employees of the Tracking Groups,

    - provide shareholders with the opportunity to invest in separate securities that specifically reflect the underlying businesses, depending upon their investment objectives, and

    - permit shareholders to continue to invest in all of the TDS businesses through the Common Shares and the Series A Common Shares.

    The Cellular Group Shares, when issued, are intended to reflect the separate performance of the Cellular Group, which consists of the Company's interest in United States Cellular Corporation, a subsidiary of the Company. The Telecom Group Shares, when issued, are intended to reflect the separate performance of the Telecom Group, which primarily consists of the Company's interest in TDS Telecommunications Corporation, a subsidiary of the Company. The Aerial Group Shares, when issued, are intended to reflect the separate performance of the Aerial Group, which consists of the Company's interest in Aerial Communications, Inc., a subsidiary of the Company.


    Subject to approval of the Tracking Stock Proposal by shareholders, the Company proposes to:


    - offer and sell Telecom Group Shares in a public offering for cash, subject to prevailing market and other conditions (the "Telecom Public Offering"), and allocate the net proceeds thereof to the Telecom Group,

    - issue Cellular Group Shares in exchange for all of the Common Shares of U.S. Cellular which are not owned by the Company, subject to approval by the board of directors and the shareholders of U.S. Cellular (the "U.S. Cellular Merger"),

    - issue Aerial Group Shares in exchange for all of the Common Shares of Aerial which are not owned by the Company, subject to approval by the board of directors and the shareholders of Aerial (the "Aerial Merger"), and

    - distribute one Cellular Group Share, two-thirds of a Telecom Group Share and two-thirds of an Aerial Group Share in the form of a stock dividend with respect to each outstanding Series A Common Share and Common Share of the Company (the "Distribution").

               TELEPHONE AND DATA SYSTEMS, INC. AND SUBSIDIARIES

NOTE 1--PROPOSED CORPORATE RESTRUCTURING (CONTINUED)
    It is currently expected that the Distribution would take place in July 1998 or later, after the completion of the Telecom Public Offering, the U.S. Cellular Merger and the Aerial Merger.

    The TDS Series A Common Shares and Common Shares will continue to be outstanding and are intended to reflect the performance of the Cellular Group, the Telecom Group and the Aerial Group to the extent of the Retained Interest in the respective groups, and to reflect the performance of the other assets and businesses attributed to the TDS Group.

    If the Tracking Stock Proposal is approved by the shareholders and implemented by the Board, following the issuance of the Tracking Stocks, the Company will prepare and file with the Securities and Exchange Commission, consolidated financial statements of the Company and financial statements of the Cellular Group, the Telecom Group and the Aerial Group for so long as the respective Tracking Stock is outstanding and the TDS Group for as long as any Tracking Stock is outstanding.

    For additional information regarding the Tracking Stock Proposal, see "Proposed Corporate Restructuring" in Management's Discussion and Analysis of Results of Operations and Financial Condition.

PRO FORMA EARNINGS PER SHARE

    Pro forma net income attributable to the United States Cellular Group, the TDS Telecommunications Group, the Aerial Communications Group and to the TDS Group through Retained Interest assumes that the U.S. Cellular Merger, Aerial Merger and the Telecom Public Offering has not taken place and therefore 75% of net income of each Group (except for the TDS Group) is attributable to the United States Cellular Group Shares, the TDS Telecommunications Group Shares and the Aerial Communications Group Shares and 25% of net income is attributable to the Retained Interest for the TDS Group. A portion of the net income in the United States Cellular Group and the Aerial Communications Group is allocated to the minority public shareholders of the respective Groups prior to attributing the net income to the Groups and the TDS Group through Retained Interest.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

    Telephone and Data Systems, Inc. ("TDS" or "the Company") is a diversified telecommunications company which, at December 31, 1997, provided high-quality telecommunications services to approximately 3.2 million cellular telephone, telephone, personal communications services ("PCS") and radio paging customers in 37 states and the District of Columbia. The Company conducts substantially all of its cellular telephone operations through its currently 81.1%-owned subsidiary, United States Cellular Corporation, its telephone operations through its currently wholly owned subsidiary, TDS Telecommunications Corporation, its PCS operations through its currently 82.5%-owned subsidiary, Aerial Communicatons, Inc., and its radio paging operations through its currently 81.9%-owned subsidiary, American Paging, Inc. ("American Paging"). See Note 14--Business Segment Information for summary financial information on each business segment.

    The Company has an agreement with a nonaffiliated third party to contribute assets and certain liabilities of American Paging to a newly formed company. See
Note 5--Acquisitions, Exchanges and Divestitures.

               TELEPHONE AND DATA SYSTEMS, INC. AND SUBSIDIARIES

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
BASIS OF PRESENTATION

    The financial statements of the Groups comprise all of the accounts included in the corresponding consolidated financial statements of Telephone and Data Systems, Inc. The separate Cellular Group, Telecom Group, Aerial Group and TDS Group financial statements give effect to the management and accounting policies that would be applicable upon implementation of the Tracking Stock Proposal. Subject to the completion of the U.S. Cellular Merger and the Aerial Merger, TDS intends to terminate certain intercompany agreements between TDS and U.S. Cellular and Aerial, respectively. Thereafter, some or all of the relationships between TDS and such subsidiaries would be determined solely by methods that management of TDS believes to be reasonable. Many of such policies would continue the arrangements which presently exist between TDS and U.S. Cellular or Aerial pursuant to the intercompany agreements, but TDS would have no contractual obligation to continue such policies after the intercompany agreements have been terminated.

    The separate Group financial statements have been prepared on a basis that management believes to be reasonable and appropriate and include (1) the historical financial position, results of operations and cash flows of the businesses that comprise each of the Groups, (2) any assets and liabilities (including contingent liabilities) which have been attributed to any Group from any other Group, and (3) with respect to the TDS Group, the Retained Interest in each of the Tracking Groups. The effects of the issuance of the Tracking Stocks have not been reflected in these historical financial statements.

    Financial effects arising from the Cellular Group, the Telecom Group, the Aerial Group or the TDS Group that affect the consolidated results of operations or financial condition of TDS could affect the results of operations or financial condition of the Cellular Group, the Telecom Group, the Aerial Group or the TDS Group, or could affect the market price of any or all classes of Common Stock. In addition, any net losses of TDS or the Cellular Group, the Telecom Group, the Aerial Group or the TDS Group, and dividends or distributions on, or repurchases of, any class of Common Stock will reduce the assets of TDS legally available for payment of dividends on any class of Common Stock. Accordingly, TDS's consolidated financial statements should be read in conjunction with the Cellular Group, the Telecom Group, the Aerial Group and the TDS Group financial information.

    The management and accounting policies applicable to the preparation of the financial statements of each Group could be modified or rescinded by the Board, in its sole discretion and without the approval of shareholders, although there is no present intention to do so. The Board could also adopt additional policies depending upon the circumstances. Any determination by the Board to modify or rescind such policies, or to adopt additional policies, including any such decision that could have disparate effects upon the holders of different series of common stock, would be made by the Board in good faith and in the honest belief that such decision is in the best interests of Telephone and Data Systems, Inc. In addition, generally accepted accounting principles require that changes in accounting policy must be preferable (in accordance with such principles) to the policy previously in place.

    Following the Distribution, subject to the legal and contractual restrictions on the payment of dividends, the Board currently intends to establish an annual dividend on the TDS Common Shares and Series A Common Shares in an amount equal to $.11 per share. The Board also currently intends to establish an annual dividend on the Telecom Group Shares in an amount equal to $.50 per share. (Based on the expected distribution ratio of two-thirds of a Telecom Group Share for each existing Common Share and Series A Common Share, the dividend on Telecom Group Shares would equate to a per share dividend

               TELEPHONE AND DATA SYSTEMS, INC. AND SUBSIDIARIES

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) of $.33 per existing Common Share and Series A Common Share. The total of the dividend on TDS Common Shares and Series A Common Shares of $.11 and the equivalent dividend on Telecom Group Shares of $.33 equals the existing current annual dividend on the existing Common Shares and Series A Common Shares of $.44.) With regard to the Cellular Group Shares and the Aerial Group Shares, the Board currently intends to retain future earnings, if any, for the development of the businesses of the Cellular Group and Aerial Group, respectively, and does not anticipate paying dividends on the Cellular Group Shares or the Aerial Group Shares in the foreseeable future. Future dividends on the shares of common stock will be payable when, as and if declared by the Board out of the lesser of (1) all funds of TDS legally available therefor and (2) the available dividend amount with respect to the relevant Group.

    Funds of TDS legally available for the payment of dividends ("Surplus") (approximately $1,966 million as of December 31, 1997, based on the financial statements) is an amount approximately equal to the Total Common and Preferred Equity of TDS less the par or stated value of all shares of common and preferred stock outstanding (204,922,000 shares as of December 31, 1997 after the Distribution). With respect to any Tracking Group, the Available Dividend Amount (approximately $1,222 million for the Cellular Group, $287 million for the Telecom Group and $144 million for the Aerial Group as of December 31, 1997, based on the financial statements) is an amount approximately equal to the Outstanding Interest Fraction of such Tracking Group (approximately 75% after the Distribution) times the respective Tracking Group Equity less the par value of the respective outstanding Tracking Group Shares. With respect to the TDS Group, the Available Dividend Amount (approximately $602 million as of December 31, 1997) is an amount approximately equal to the greater of a) an amount (approximately $313 million) which is approximately equal to the Surplus of TDS less the sum of all Available Dividend Amounts of all Tracking Groups or b) an amount (approximately $602 million) which is approximately equal to the TDS Group Equity and Preferred Stock less the par or stated value of all Common and Series A Common Shares and Preferred Shares outstanding.

    If the Tracking Stock Proposal is approved by shareholders and implemented by the Board, following the issuance of the Tracking Stocks, TDS will prepare and file with the Securities and Exchange Commission consolidated financial statements of TDS and financial statements of the Cellular Group, the Telecom Group and the Aerial Group for so long as the respective Tracking Stock is outstanding, and the TDS Group for as long as any Tracking Stock is outstanding. Although the financial statements of the Cellular Group, the Telecom Group, the Aerial Group and the TDS Group will separately report the assets, liabilities (including contingent liabilities) and shareholders' equity of TDS attributed to the Cellular Group, the Telecom Group, the Aerial Group and the TDS Group, such attribution will not affect the legal title to such assets or responsibility for such liabilities. Holders of the Cellular Group, the Telecom Group and the Aerial Group Common Shares will be, and holders of TDS Common Shares and Series A Common Shares will continue to be, shareholders of TDS. TDS and its subsidiaries will each continue to be responsible for their respective liabilities.

PRINCIPLES OF CONSOLIDATION

    The accounting policies of TDS conform to generally accepted accounting principles. The consolidated financial statements include the accounts of TDS, its majority-owned subsidiaries since acquisition and the cellular partnerships in which TDS has a majority general partnership interest. All material intercompany items have been eliminated. Investments in entities in which the Company does not have a controlling interest are generally accounted for using the equity method.

               TELEPHONE AND DATA SYSTEMS, INC. AND SUBSIDIARIES

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    TDS includes as investments in subsidiaries the value of the consideration given and all direct and incremental costs relating to acquisitions accounted for as purchases. All costs relating to unsuccessful negotiations for acquisitions are expensed.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Certain amounts reported in prior years have been reclassified to conform to current period presentation.

CASH AND CASH EQUIVALENTS AND TEMPORARY INVESTMENTS

    Cash and cash equivalents include cash and those short-term, highly-liquid investments with original maturities of three months or less. Those investments with original maturities of more than three months to 12 months are classified as temporary investments. Temporary investments are stated at cost. Those investments with original maturities of more than 12 months are classified as marketable securities and are stated at amortized cost.

    The carrying amounts of Cash and Cash Equivalents and Temporary Investments approximate fair value due to the short-term nature of these investments.

INVESTMENTS

    Cellular license costs consist of costs incurred in acquiring Federal Communications Commission ("FCC") licenses or minority interests which have been awarded FCC licenses to provide cellular service. These costs include amounts paid to license applicants and owners of interests in cellular entities awarded licenses and all direct and incremental costs relating to acquiring the licenses. These costs are capitalized and amortized through charges to expense over 40 years upon commencement of operations. Amortization amounted to $27.8 million, $28.5 million and $29.8 million in 1995, 1996 and 1997, respectively. Accumulated amortization of cellular license costs was $112.2 million and $129.6 million at December 31, 1996 and 1997, respectively. Included in cellular license costs is approximately $322 million and $281 million at December 31, 1996 and 1997, respectively, of goodwill related to various acquisitions structured to be tax-free.

    Cellular minority interests consist of cellular entities in which TDS holds a minority interest. The Company follows the equity method of accounting, which recognizes TDS's proportionate share of the income and losses accruing to it under the terms of its partnership or shareholder agreements where the Company's ownership interest equals or exceeds 3% ($196.0 million and $135.5 million at December 31, 1996 and 1997, respectively). Income and losses from these entities are reflected in the consolidated income statements on a pretax basis. At December 31, 1997, the cumulative share of income from minority cellular investments accounted for under the equity method was $263.3 million, of which $121.9 million was undistributed. The cost method of accounting is followed for certain minority interests where the Company's ownership interest is less than 3% ($10.4 million and $2.8 million at December 31, 1996 and 1997, respectively).

               TELEPHONE AND DATA SYSTEMS, INC. AND SUBSIDIARIES

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Broadband PCS license costs consist of costs incurred in acquiring PCS licenses ($284.9 million) and capitalized interest ($39.7 million). These costs are amortized over 40 years upon commencement of operations. Amortization amounted to $4.7 million in 1997. Accumulated amortization of Broadband PCS license costs was $4.7 million at December 31, 1997.

    Franchise and other costs include the costs in excess of the underlying book value of acquired telephone companies. Costs aggregating $205.1 million and $209.1 million at December 31, 1996 and 1997, respectively, relating to acquisitions since November 1, 1970, are being amortized on a straight-line basis over a 40-year period. Amortization amounted to $4.4 million, $4.9 million and $5.2 million in 1995, 1996 and 1997, respectively. Accumulated amortization of excess cost was $29.6 million and $34.9 million at December 31, 1996 and 1997, respectively. Costs in excess of the underlying book value relating to acquisitions initiated before November 1, 1970, aggregating $6.5 million, are not being amortized. Included in franchise and other costs is approximately $143 million and $135 million at December 31, 1996 and 1997, respectively, of goodwill related to various acquisitions structured to be tax-free.

    Other investments consist of the following:

                                                                             DECEMBER 31,
                                                                        ----------------------
                                                                           1996        1997
                                                                        ----------  ----------
                                                                        (DOLLARS IN THOUSANDS)
Narrowband PCS license costs..........................................  $   60,304  $   60,304
Minority investments..................................................      23,633      25,073
Long-term notes receivable............................................      14,974      10,691
Rural Telephone Bank Stock, at cost...................................       6,639       7,175
Marketable equity securities..........................................       2,673       1,621
Marketable non-equity securities......................................      29,735      31,024
Other.................................................................       6,882       6,825
                                                                        ----------  ----------
                                                                        $  144,840  $  142,713
                                                                        ----------  ----------
                                                                        ----------  ----------

    At December 31, 1997, the cumulative share of income from minority investments accounted for under the equity method was $6.3 million, of which $3.9 million was undistributed.

    The Company's investment in debt securities with original maturities of more than 12 months are classified as marketable non-equity securities and held-to-maturity. They are stated at amortized cost.

               TELEPHONE AND DATA SYSTEMS, INC. AND SUBSIDIARIES

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Information regarding the Company's marketable non-equity securities is summarized below.

                                                                                                  DECEMBER 31,
                                                                                              --------------------
                                                                                                1996       1997
                                                                                              ---------  ---------
                                                                                                  (DOLLARS IN
                                                                                                   THOUSANDS)
Held-to-Maturity
  U.S. Treasury and other U.S. government corporations and agencies
    Aggregate Fair Value
      Current...............................................................................  $  46,622  $  10,025
      Noncurrent............................................................................     29,882     31,921
    Amortized Cost Basis
      Current...............................................................................     46,603     10,529
      Noncurrent............................................................................     29,735     31,024
    Gross Unrealized Holding Gains..........................................................        174        393
    Gross Unrealized Holding Losses.........................................................  $       8  $  --

    The noncurrent investments have contractual maturities of more than one to five years at December 31, 1996 and 1997. No sales or transfers of securities classified as held-to-maturity occurred during 1996 and 1997.

IMPAIRMENT OF LONG-LIVED ASSETS

    Effective January 1, 1996, the Company implemented the provisions of Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Under SFAS No. 121, the Company is required to review long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the book value of a long-lived asset is not recoverable. An impairment loss would be recognized whenever the review demonstrates that the book value of a long-lived asset is not recoverable. The implementation of SFAS No. 121 did not have an impact on the Company's financial position or results of operations.

REVENUE RECOGNITION

    TDS's revenues are recognized when earned. TDS's telephone subsidiaries participate in revenue pools with other telephone companies for interstate revenue and for certain intrastate revenue. Such pools are funded by toll revenue and/or access charges within state jurisdiction and by access charges in the interstate market. Revenues earned through the various pooling processes are initially recorded based on the Company's estimates.

ADVERTISING COSTS

    The Company expenses advertising costs as incurred.

EARNINGS PER COMMON SHARE

    The Company adopted SFAS No. 128, "Earnings per Share," effective December 31, 1997. Earnings per Common Share amounts for 1995 and 1996 have been restated to conform to current period

               TELEPHONE AND DATA SYSTEMS, INC. AND SUBSIDIARIES

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) presentation. The effect of this accounting change was to increase Earnings per Common Share--Basic by $.03 and $.01 in 1995 and 1996, respectively. The adoption of SFAS No. 128 had no effect on Earnings per Common Share--Diluted.

    The amounts used in computing Earnings per Common Share and the effect on income and the weighted average number of Common and Series A Common Shares of dilutive potential common stock are as follows:

                                                                                     YEAR ENDED DECEMBER 31,
                                                                                ----------------------------------
                                                                                   1995        1996        1997
                                                                                ----------  ----------  ----------
                                                                                (DOLLARS AND SHARES IN THOUSANDS)
Net Income (Loss).............................................................  $  103,978  $  128,139  $   (9,549)
Less: Preferred Dividends.....................................................      (2,509)     (1,957)     (1,892)
                                                                                ----------  ----------  ----------
Net Income (Loss) Available to Common used in Earnings per Share--Basic.......     101,469     126,182     (11,441)
Reduction in preferred dividends if Preferred Shares converted into Common
  Shares......................................................................         998         671      --
Minority Income Adjustment....................................................        (271)       (152)       (100)
                                                                                ----------  ----------  ----------
Net Income (Loss) Available to Common used in Earnings per Share--Diluted.....  $  102,196  $  126,701  $  (11,541)
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------
Weighted Average Number of Common Shares used in Earnings per Share--Basic....      57,456      60,464      60,211
Effect of Dilutive Securities:
  Common Shares outstanding if Preferred Shares converted.....................       1,033         543      --
  Stock Options and Stock Appreciation Rights.................................         159         165      --
  Common Shares issuable......................................................          33          28      --
                                                                                ----------  ----------  ----------
Weighted Average Number of Common Shares used in Earnings per
  Share--Diluted..............................................................      58,681      61,200      60,211
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------

    For 1995 and 1996, Preferred Shares convertible into 477,000 and 428,000 Common Shares, respectively, were not included in computing diluted Earnings per Common Share because their effects were antidilutive. For 1997, Preferred Shares convertible into 917,000 Common Shares, 130,000 stock options and stock appreciation rights and 15,000 Common Shares issuable in the future were not included in computing diluted Earnings per Common Share because their effects were antidilutive.

    The minority income adjustment reflects the additional minority share of U.S. Cellular's income computed as if all of U.S. Cellular's issuable securities were outstanding.

               TELEPHONE AND DATA SYSTEMS, INC. AND SUBSIDIARIES

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
SUPPLEMENTAL CASH FLOW DISCLOSURES

    Following are supplemental cash flow disclosures for interest and income taxes paid, acquisitions and certain noncash transactions.

                                                                                      YEAR ENDED DECEMBER 31,
                                                                                  --------------------------------
                                                                                    1995        1996       1997
                                                                                  ---------  ----------  ---------
                                                                                       (DOLLARS IN THOUSANDS)
Interest paid...................................................................  $  49,475  $   52,835  $  70,741
Income taxes paid...............................................................     60,515      67,967     10,743
Common Shares issued for conversion of Preferred Shares.........................        948       4,602      1,487
Increase in PCS network equipment and prepaid infrastructure costs through the
  issuance of long-term debt and interim financing..............................     --         100,000   84,335
Additions to property, plant and equipment financed through accounts payable and
  accrued expenses..............................................................  $   3,943  $   87,109  $  46,104

    TDS has acquired operating telephone companies, certain cellular licenses and operating companies and certain other assets since January 1, 1995. In conjunction with these acquisitions, the following assets were acquired and liabilities assumed, and Common Shares and Preferred Shares issued:

                                                                                    YEAR ENDED DECEMBER 31,
                                                                               ----------------------------------
                                                                                  1995        1996        1997
                                                                               ----------  ----------  ----------
                                                                                     (DOLLARS IN THOUSANDS)
Property, plant and equipment................................................  $   56,132  $   55,692  $  120,365
Cellular licenses............................................................     129,510      95,447     137,409
(Decrease) increase in investment in cellular minority interests.............         977      (3,641)    (89,205)
Franchise and other costs....................................................      25,657      17,679       2,452
Long-term debt...............................................................      (9,254)    (22,979)     (4,857)
Deferred credits.............................................................        (538)     (6,205)      1,104
Other assets and liabilities, excluding cash and cash equivalents............      (8,084)      8,188       7,396
Common Shares issued and issuable............................................    (127,836)   (113,128)    (42,685)
Preferred Shares issued......................................................      --          --          (3,000)
U.S. Cellular Common Shares issued and issuable..............................     (12,794)        (34)     --
                                                                               ----------  ----------  ----------
Decrease in cash due to acquisitions.........................................  $   53,770  $   31,019  $  128,979
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

               TELEPHONE AND DATA SYSTEMS, INC. AND SUBSIDIARIES

NOTE 3--INCOME TAXES

    TDS files a consolidated federal income tax return. Income tax provisions charged to net income are summarized as follows:

                                                                                      YEAR ENDED DECEMBER 31,
                                                                                  --------------------------------
                                                                                    1995        1996       1997
                                                                                  ---------  ----------  ---------
                                                                                       (DOLLARS IN THOUSANDS)
Current:
  Federal.......................................................................  $  44,690  $   31,356  $   4,533
  State.........................................................................     16,736      17,275      6,790
Deferred:
  Federal.......................................................................     19,253      67,040     13,302
  State.........................................................................      2,386      10,072      4,453
Amortization of deferred investment tax credits.................................     (2,036)     (2,097)      (519)
                                                                                  ---------  ----------  ---------
Total income tax expense........................................................  $  81,029  $  123,646  $  28,559
                                                                                  ---------  ----------  ---------
                                                                                  ---------  ----------  ---------

    Investment tax credits resulting from investments in telephone plant and equipment have been deferred and are being amortized over the service lives of the related property.

    A reconciliation of income tax expense and the amount computed by applying the statutory federal income tax rate (35%) to income before income taxes is as follows:

                                                                                      YEAR ENDED DECEMBER 31,
                                                                                  --------------------------------
                                                                                    1995        1996       1997
                                                                                  ---------  ----------  ---------
                                                                                       (DOLLARS IN THOUSANDS)
Statutory federal income tax rate...............................................  $  64,752  $   88,125  $   6,653
State income taxes, net of federal benefit......................................     12,067      17,358      6,958
Amortization of license acquisition costs and costs in excess of
  book value....................................................................      4,440       4,280      5,276
Dividend exclusion and other permanent items....................................       (250)        377        752
Amortization of deferred investment tax credits.................................     (1,850)     (2,014)      (519)
Effects of corporations not included in consolidated federal tax
  return........................................................................      2,035       2,351      1,409
Sale of cellular interests......................................................     --          12,337      5,549
Rate difference of federal net operating loss...................................     --          --          1,246
Regulatory adjustment...........................................................        595         624        101
Deferred investment tax credit..................................................        197         365        399
Other differences, net..........................................................       (957)       (157)       735
                                                                                  ---------  ----------  ---------
Income tax expense..............................................................  $  81,029  $  123,646  $  28,559
                                                                                  ---------  ----------  ---------
                                                                                  ---------  ----------  ---------

    Deferred income taxes are provided for the temporary differences between the amount of the Company's assets and liabilities for financial reporting purposes and their tax bases.

    The Company's current net deferred tax assets totaled $2.7 million and $3.7 million as of December 31, 1996 and 1997, respectively. The net current deferred tax asset primarily represents the deferred tax effects of unearned revenues.

               TELEPHONE AND DATA SYSTEMS, INC. AND SUBSIDIARIES

NOTE 3--INCOME TAXES (CONTINUED)
    The temporary differences that gave rise to the noncurrent deferred tax assets and liabilities as of December 31, 1996 and 1997, are as follows:

                                                                             DECEMBER 31,
                                                                        ----------------------
                                                                           1996        1997
                                                                        ----------  ----------
                                                                        (DOLLARS IN THOUSANDS)
Deferred Tax Asset:
  Net operating loss carryforwards....................................  $   17,055  $   55,363
  Taxes on acquisitions...............................................      --          54,134
  Alternative minimum tax credit carryforward.........................      10,433      21,205
  Postretirement benefits.............................................       4,819       4,819
  Amortization of deferred charges....................................      10,990       1,614
  Other...............................................................       4,069       3,511
                                                                        ----------  ----------
                                                                            47,366     140,646
Less valuation allowance..............................................     (16,891)    (29,001)
                                                                        ----------  ----------
  Net Deferred Tax Asset..............................................      30,475     111,645
                                                                        ----------  ----------
Deferred Tax Liability:
  Property, plant and equipment.......................................      86,056     134,672
  Investment in equity securities.....................................      40,540      64,603
  Licenses............................................................      38,656      55,756
  Partnership investments.............................................      26,965      25,687
  Capitalized interest................................................      17,810      18,721
  Other...............................................................       4,240      14,886
                                                                        ----------  ----------
Total Deferred Tax Liability..........................................     214,267     314,325
                                                                        ----------  ----------
  Net Deferred Income Tax Liability...................................  $  183,792  $  202,680
                                                                        ----------  ----------
                                                                        ----------  ----------

    At December 31, 1997, TDS had $21.2 million of federal alternative minimum tax credit carryforward available to offset regular income tax payable in future years. TDS had $60.5 million of federal net operating loss carryforward (generating a $19.9 million deferred tax asset) at December 31, 1997, expiring in 2012 which is available to offset future consolidated taxable income. In addition, TDS had $496.7 million of state net operating loss carryforward (generating a $35.5 million deferred tax asset) at December 31, 1997, expiring between 1997 and 2012 which is available to offset future taxable income primarily of the individual subsidiaries which generated the loss. A valuation allowance was established for the state operating loss carryforwards since it is more likely than not that a portion will expire before such carryforwards can be utilized.

NOTE 4--PROPERTY PLANT AND EQUIPMENT

CELLULAR

    Cellular property, plant and equipment is stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. The provision for depreciation as a percentage of depreciable property, plant and equipment was 10.0%, 10.4% and 10.3% in 1995, 1996 and 1997, respectively.

               TELEPHONE AND DATA SYSTEMS, INC. AND SUBSIDIARIES

NOTE 4--PROPERTY PLANT AND EQUIPMENT (CONTINUED)
    Cellular property, plant and equipment in service and under construction consists of:

                                                                            DECEMBER 31,
                                                                      ------------------------
                                                                         1996         1997
                                                                      ----------  ------------
                                                                       (DOLLARS IN THOUSANDS)
Operating plant and equipment.......................................  $  641,600  $    923,480
Buildings and leasehold improvements................................      86,533       136,023
Office furniture, equipment and vehicles............................      71,674        89,987
Land................................................................      46,198        63,085
                                                                      ----------  ------------
                                                                      $  846,005  $  1,212,575
                                                                      ----------  ------------
                                                                      ----------  ------------

TELEPHONE

    Telephone property, plant and equipment is stated at the original cost of construction including the capitalized costs of certain taxes, payroll-related expenses, and an allowance for funds used during construction ("AFUDC"). AFUDC, a noncash item of nonoperating income, totaled $682,000, $825,000 and $686,000 in 1995, 1996 and 1997, respectively. The composite weighted average rates were 9.3%, 7.3% and 5.5% in 1995, 1996 and 1997, respectively. The amount of such allowance has varied principally as a result of changes in the level of construction work in process and in the cost of capital.

    Renewals and betterments of units of property are added to telephone plant in service. The original cost of depreciable property retired is removed from plant in service and, together with removal cost less any salvage realized, is charged to accumulated depreciation. Repairs and renewals of minor items of property are included in plant operations expense. No gain or loss is recognized on ordinary retirements of depreciable telephone property.

    Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Composite depreciation rates, as applied to the average cost of depreciable property were 7.1%, 7.2% and 7.4% in 1995, 1996 and 1997, respectively.

    Telephone property, plant and equipment in service and under construction consists of:

                                                                           DECEMBER 31,
                                                                    --------------------------
                                                                        1996          1997
                                                                    ------------  ------------
                                                                      (DOLLARS IN THOUSANDS)
Land and buildings................................................  $     67,181  $     67,203
Central office equipment..........................................       372,008       399,016
Cable and wire....................................................       639,537       719,945
Furniture and office equipment....................................        77,046       112,921
Vehicles and other equipment......................................        39,928        42,632
Plant under construction..........................................        59,213        52,677
Non-regulated investments and other...............................        38,866        26,496
                                                                    ------------  ------------
                                                                    $  1,293,779  $  1,420,890
                                                                    ------------  ------------
                                                                    ------------  ------------

    The Company's telephone operations follow accounting for regulated enterprises prescribed by SFAS No. 71, "Accounting for the Effects of Certain Types of Regulation." Management periodically reviews the

               TELEPHONE AND DATA SYSTEMS, INC. AND SUBSIDIARIES

NOTE 4--PROPERTY PLANT AND EQUIPMENT (CONTINUED) criteria for applying these provisions to determine whether continuing application of SFAS No. 71 is appropriate. Management believes that such criteria are still being met and therefore has no current plans to change its method of accounting.

    In analyzing the effect of discontinuing the application of SFAS No. 71, management has determined that the useful lives of plant assets used for regulatory and financial reporting purposes are consistent with generally accepted accounting principles and therefore, any adjustments to telecommunications plant would be immaterial, as would be the write-off of regulatory assets and liabilities.

PCS

    PCS property, plant and equipment is stated at original cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. The provision for depreciation as a percentage of depreciable property, plant and equipment was 2.2%, 20.2% and 10.9% in 1995, 1996 and 1997, respectively.

    PCS property, plant and equipment in service and under construction consists of:

                                                                             DECEMBER 31,
                                                                        ----------------------
                                                                           1996        1997
                                                                        ----------  ----------
                                                                        (DOLLARS IN THOUSANDS)
Network...............................................................  $   --      $  514,525
Information systems...................................................      15,951      83,950
Office equipment......................................................       3,180      15,800
Leasehold improvements and other......................................       1,442       8,466
Work in process.......................................................     233,830      19,381
Prepaid network infrastructure costs..................................      70,300          --
                                                                        ----------  ----------
                                                                        $  324,703  $  642,122
                                                                        ----------  ----------
                                                                        ----------  ----------

    Work in process includes expenditures for the design, construction and testing of the Company's PCS networks as well as the cost to relocate dedicated private microwave links currently operating in the Company's spectrum in its PCS markets. Work in process also includes the costs associated with developing information systems. The Company capitalized interest on certain of its work in process expenditures totaling $1.2 million and $6.0 million in 1996 and 1997, respectively. When assets are placed in service, the Company transfers the assets to the appropriate property and equipment category.

    Prepaid network infrastructure costs include the excess of the proceeds from the sale of notes over the Company's current obligations (i.e. financed purchases under a Credit Agreement with Nokia Telecomunications, Inc.) to Nokia. The Company paid Nokia for a portion of 1997 equipment purchases by reducing the amount of the prepaid balance by the cost of the equipment purchased. Nokia paid the Company monthly interest on the unused portion of the note proceeds.

RADIO PAGING

    Radio Paging property, plant and equipment is stated at original cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. The provision for depreciation as a

               TELEPHONE AND DATA SYSTEMS, INC. AND SUBSIDIARIES

NOTE 4--PROPERTY PLANT AND EQUIPMENT (CONTINUED) percentage of depreciable property, plant and equipment was 22.1%, 27.9% and 24.6% in 1995, 1996 and 1997, respectively.

    Radio Paging property, plant and equipment in service and under construction consists of:

                                                                             DECEMBER 31,
                                                                        ----------------------
                                                                           1996        1997
                                                                        ----------  ----------
                                                                        (DOLLARS IN THOUSANDS)
Subscriber devices....................................................  $   39,714  $   41,059
Terminals and transmitters............................................      44,251      48,181
Computer equipment....................................................      16,595      16,402
Furniture and fixtures................................................      10,314      10,515
Other.................................................................       2,126       2,118
                                                                        ----------  ----------
                                                                        $  113,000  $  118,275
                                                                        ----------  ----------
                                                                        ----------  ----------

OTHER

    Other property, plant and equipment is stated at original cost. Depreciation is provided using the straight-line method over the estimated useful lives of assets. The provision for depreciation as a percentage of depreciable property, plant and equipment was 10.0%, 15.9% and 12.3% in 1995, 1996 and 1997, respectively.

    Other property, plant and equipment in service and under construction consists of:

                                                                              DECEMBER 31,
                                                                          --------------------
                                                                            1996       1997
                                                                          ---------  ---------
                                                                              (DOLLARS IN
                                                                               THOUSANDS)
Computer equipment......................................................  $  42,682  $  54,062
Furniture and fixtures..................................................     15,772     18,710
Cable, printing and other equipment.....................................     11,737     12,138
Work in progress........................................................      5,055     11,899
Capital leases..........................................................      7,535     --
                                                                          ---------  ---------
                                                                          $  82,781  $  96,809
                                                                          ---------  ---------
                                                                          ---------  ---------

    Certain costs relating to the development of computer software for internal use are capitalized and are amortized over the estimated five-year life of the software.

               TELEPHONE AND DATA SYSTEMS, INC. AND SUBSIDIARIES

NOTE 5--ACQUISITIONS, EXCHANGES AND DIVESTITURES

    During 1995, 1996 and 1997, TDS and its subsidiaries completed the following business combinations:

                                                                                             CONSIDERATION
                                                                                      ---------------------------
                                                                                                    TDS AND USM
                                                                                                   COMMON STOCK,
                                                                                                      AND TDS
                                                                                                     PREFERRED
                                                                                         CASH         SHARES
                                                                                      ----------  ---------------
                                                                                        (DOLLARS IN THOUSANDS)
Acquisitions During 1995
  Cellular interests................................................................  $   41,885     $  94,542
  Telephone interests...............................................................         250        46,087
  Paging interests..................................................................       5,656        --
Acquisitions During 1996
  Cellular interests................................................................  $   13,596     $  42,499
  Telephone interests...............................................................      17,423        70,663
Acquisitions During 1997
  Cellular interests................................................................  $  128,828     $  32,486
  Telephone interests...............................................................         151        13,200
                                                                                      ----------       -------

    Assuming that these acquisitions had taken place on January 1, 1996, unaudited pro forma results of operations from continuing operations would have been as follows:


                                                                                         YEAR ENDED DECEMBER 31,
                                                                                        --------------------------
                                                                                            1996          1997
                                                                                        ------------  ------------
                                                                                          (DOLLARS IN THOUSANDS,
                                                                                        EXCEPT PER SHARE AMOUNTS)
Operating Revenues....................................................................  $  1,277,309  $  1,576,361
Net Income............................................................................       142,078        11,680
Earnings per Common Share--Basic......................................................          2.29          0.19
Earnings per Common Share--Diluted....................................................  $       2.27  $       0.19
                                                                                        ------------  ------------


    EXCHANGE OF MARKETS WITH BELLSOUTH

    In October 1997, U.S. Cellular completed an exchange with BellSouth Corporation. Pursuant to the exchange, U.S. Cellular received majority interests representing 4.0 million population equivalents in exchange for majority interests representing 2.0 million population equivalents, minority interests representing 1.2 million population equivalents and a net amount of $86.7 million in cash. The majority interests U.S. Cellular received are in 12 markets adjacent to its Iowa/Missouri and Wisconsin/Illinois/Indiana clusters.

    SALES OF CELLULAR AND OTHER INVESTMENTS

    The $86.6 million gain in 1995 reflects the sales and exchanges of non-strategic cellular and other investments. U.S. Cellular sold its majority interests in six markets and its minority interests in six markets during 1995. These sales, along with the sales of marketable equity securities and certain other investments by TDS, generated net cash proceeds of $197.6 million.

    The $138.7 million gain in 1996 reflects the sales of non-strategic cellular and other investments. U.S. Cellular sold its majority interests in eight markets and minority interests in two other markets, received

               TELEPHONE AND DATA SYSTEMS, INC. AND SUBSIDIARIES

NOTE 5--ACQUISITIONS, EXCHANGES AND DIVESTITURES (CONTINUED) cash from the settlement of two separate legal matters and received cash in an exchange of markets with another cellular operator. Aerial sold its majority interests in two markets. These transactions, along with the sales of certain other investments by TDS, generated net cash proceeds of $221.5 million.

    The $41.4 million gain in 1997 reflects the sales of non-strategic cellular and other investments. U.S. Cellular sold its majority interests in one market and one market partition, minority interests in two other markets and received cash from the settlement of a legal matter. These sales, along with the sales of certain other investments by TDS, generated net cash proceeds of $84.2 million.

    PENDING SALES OF MINORITY INTERESTS

    In December 1997, the Company announced that AirTouch Communications, Inc. ("AirTouch") will acquire interests owned by U.S. Cellular and TDS in cellular systems in 11 markets. AirTouch will issue approximately 5,000,000 shares of its common stock and pay approximately $54.2 million in cash to U.S. Cellular and TDS in exchange for these interests, which represent approximately 900,000 population equivalents. U.S. Cellular has also entered into an agreement to sell its minority interests in two other markets for $37.6 million in cash. Management expects that it will record a significant pretax gain upon the completion of the sales transaction. The sales are expected to be completed in the first half of 1998.

    AMERICAN PAGING MERGER

    In December 1997, the Company announced an agreement with TSR Paging, Inc. ("TSR") to combine their respective paging businesses. On February 10, 1998, the board of directors of American Paging approved a merger agreement providing for the acquisition by TDS of all of the issued and outstanding shares of American Paging not owned by TDS for cash in an amount equal to $2.50 per share, approximately $9.1 million in total. Upon consummation of the merger, TDS will contribute substantially all of the assets and certain, limited liabilities of American Paging, and TSR will contribute all of its assets and liabilities to a new limited liability company. The asset contribution agreement provides that, subject to adjustment, TDS will have a 30% interest and TSR will have a 70% interest in the new company. The formation of the new company, while subject to a number of conditions, including consummation of the merger and regulatory approvals, is expected to occur in the first half of 1998. TDS will adopt the equity method of accounting for its investment in the new company. TDS will not have any funding requirements once the combination is completed.

               TELEPHONE AND DATA SYSTEMS, INC. AND SUBSIDIARIES

NOTE 5--ACQUISITIONS, EXCHANGES AND DIVESTITURES (CONTINUED)
    The following table summarizes the assets and liabilities which TDS would contribute to the new company.

                                                                                               DECEMBER 31, 1997
                                                                                              --------------------
                                                                                                  (DOLLARS IN
                                                                                                   THOUSANDS)
Current assets
  Cash......................................................................................       $    3,058
  Temporary investments.....................................................................               61
  Accounts receivable.......................................................................            9,051
  Inventory.................................................................................            6,851
  Other.....................................................................................            1,076
Property, plant and equipment, net..........................................................           41,762
Narrowband PCS license......................................................................           60,901
Other investments...........................................................................              429
Deferred assets.............................................................................           10,959
Current liabilities
  Accounts payable..........................................................................             (942)
  Advance billings and customer deposits....................................................           (6,827)
  Accrued taxes.............................................................................              (42)
                                                                                                     --------
                                                                                                   $  126,337
                                                                                                     --------
                                                                                                     --------

NOTE 6--NOTES PAYABLE

    TDS has used short-term debt to finance its investments in PCS and radio paging operations, for acquisitions and for general corporate purposes. Long-term debt and equity financing from time to time, including sales of debt and equity securities by subsidiaries, have reduced such short-term debt. Proceeds from the issuance of long-term debt and equity securities retired $131.4 million, $131.2 million and $241.4 million of short-term debt in 1995, 1996 and 1997, respectively. Proceeds from the sales of non-strategic cellular and other investments from time to time in 1995, 1996 and 1997 have also been used to retire short-term debt.

    TDS had $644.2 million of bank lines of credit for general corporate purposes at December 31, 1997, all of which were committed. Unused amounts of such lines totaled $117.9 million, all of which were committed. These line of credit agreements provide for borrowings at negotiated rates up to the prime rate.

    U.S. Cellular had $500.0 million of bank lines of credit for general corporate purposes as of December 31, 1997, all of which were unused. These line of credit agreements provide for borrowings at the London InterBank Offered Rate ("LIBOR") plus 26.5 basis points, due quarterly.

    The carrying amount of short-term debt approximates fair value due to the short-term nature of these instruments.

               TELEPHONE AND DATA SYSTEMS, INC. AND SUBSIDIARIES

NOTE 6--NOTES PAYABLE (CONTINUED)
    Information concerning notes payable is shown in the table below:

                                                                                    DECEMBER 31,
                                                                         ----------------------------------
                                                                            1995        1996        1997
                                                                         ----------  ----------  ----------
                                                                               (DOLLARS IN THOUSANDS)
Balance at end of period...............................................  $  184,320  $  160,537  $  527,587
Weighted average interest rate at end of period........................         6.3%        6.0%        6.3%
Maximum amount outstanding during the period...........................  $  184,320  $  204,140  $  587,683
Average amount outstanding during the period (1).......................  $  139,671  $  112,341  $  407,965
Weighted average interest rate during the period (1)...................         6.4%        5.8%        6.1%
                                                                         ----------  ----------  ----------

------------------------

(1) The average was computed based on month-end balances.

               TELEPHONE AND DATA SYSTEMS, INC. AND SUBSIDIARIES

NOTE 7--LONG-TERM DEBT

    Long-term debt is as follows:

                                                                                               DECEMBER 31,
                                                                                        --------------------------
                                                                                            1996          1997
                                                                                        ------------  ------------
                                                                                          (DOLLARS IN THOUSANDS)
Telephone and Data Systems, Inc. (Parent)
  Medium-term notes, 8% to 10%, due through 2025......................................  $    239,200  $    239,200
  Purchase contracts and other long-term notes, 9% to 14%, due through 2003...........         3,175         2,440
                                                                                        ------------  ------------
    Total Parent......................................................................       242,375       241,640
                                                                                        ------------  ------------
Subsidiaries
  RUS, RTB and FFB Mortgage Notes, due through 2031, various rates averaging 5.4% in
    1995, 5.4% in 1996 and 5.5% in 1997...............................................       308,371       313,012
                                                                                        ------------  ------------
  6% zero coupon convertible redeemable debentures, maturing in 2015..................       745,000       745,000
  Unamortized discount................................................................      (494,893)     (479,670)
                                                                                        ------------  ------------
                                                                                             250,107       265,330
                                                                                        ------------  ------------
  7.25% notes, maturing in 2007.......................................................       --            250,000
                                                                                        ------------  ------------
  Vendor financing, approximating 90-day Commercial Paper Rate plus 1.4% due through
    2002..............................................................................       103,654       --
                                                                                        ------------  ------------
  8.34% zero coupon notes, maturing in 2006...........................................       226,245       226,245
  Unamortized discount................................................................      (122,502)     (114,161)
                                                                                        ------------  ------------
                                                                                             103,743       112,084
                                                                                        ------------  ------------
  Interim vendor financing............................................................       --             84,355
                                                                                        ------------  ------------
  Other long-term notes, 0% to 12.6%, due through 2009................................        10,601        12,613
                                                                                        ------------  ------------
    Total Subsidiaries................................................................       776,476     1,037,394
                                                                                        ------------  ------------
Total long-term debt..................................................................     1,018,851     1,279,034
                                                                                        ------------  ------------
  Less current portion................................................................        36,619        14,816
                                                                                        ------------  ------------
Total long-term debt..................................................................  $    982,232  $  1,264,218
                                                                                        ------------  ------------
                                                                                        ------------  ------------

    The Medium-Term Notes ("MTNs") carry original maturities of 12 to 30 years, maturing at various times from 2003 to 2025. The MTNs may be redeemed by the Company at par value beginning in 1999.

    The RUS, RTB and FFB Mortgage Notes issued under certain loan agreements with the Rural Utilities Service ("RUS"), Rural Telephone Bank ("RTB") and Federal Financing Bank ("FFB"), agencies of the United States of America, are to be repaid in equal monthly or quarterly installments covering principal and interest beginning six months to three years after dates of issue and expiring through 2031. Substantially all telephone plant is pledged under RUS and RTB mortgage notes and various other obligations of the telephone subsidiaries.

    U.S. Cellular sold $745 million principal amount at maturity of 20-year zero coupon 6% yield to maturity convertible redeemable debt in June 1995 with proceeds to the Company of $221.5 million. The unsecured notes are due in 2015 and there is no periodic payment of interest. The notes are convertible at

               TELEPHONE AND DATA SYSTEMS, INC. AND SUBSIDIARIES

NOTE 7--LONG-TERM DEBT (CONTINUED)
any time into 9.475 U.S. Cellular Common Shares per $1,000 of notes. Beginning in 2000, U.S. Cellular may redeem, or the holder may call, the notes at the issue price plus accrued interest.

    U.S. Cellular sold $250 million principal amount of 7.25% unsecured senior notes in 1997 with proceeds to the Company of $247.0 million. The notes are due 2007 and interest is payable semi-annually. Beginning 2004, U.S. Cellular may redeem the notes at principal amount plus accrued interest. U.S. Cellular used a portion of the net proceeds to repay the outstanding vendor financing balance.

    U.S. Cellular had financing arrangements with an equipment vendor for cellular system equipment and construction costs. The borrowings were collateralized by a secured interest in some or all of the assets of U.S. Cellular's operating subsidiaries. Borrowings had terms of seven years at an interest rate of 1.4% over the 90-day Commercial Paper Rate (for a rate of 7.03% at December 31, 1996).

    Aerial sold $226 million principal amount at maturity of 10-year zero coupon 8.34% yield to maturity debt in 1996 at an issue price of $100 million. The unsecured notes are due in 2006 and there is no periodic payment of interest. The proceeds were paid to Aerial's equipment vendor in satisfaction of all then outstanding and future obligations up to $100 million. The notes are fully and unconditionally guaranteed by TDS. The notes are subject to optional redemption beginning in 2001 at redemption prices which reflect original issue discount accrued since issuance.

    The annual requirements for principal payments on long-term debt are approximately $14.8 million, $15.8 million, $15.6 million, $15.3 million and $15.2 million for the years 1998 through 2002, respectively.

    The carrying value and estimated fair value of the Company's Long-term Debt were approximately equal at December 31, 1996 and 1997, respectively. The fair value of the Company's long-term debt was estimated using discounted cash flow analysis based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

NOTE 8--MINORITY INTEREST IN SUBSIDIARIES

    The following table summarizes the minority shareholders' and partners' interests in the equity of consolidated subsidiaries.

                                                                             DECEMBER 31,
                                                                        ----------------------
                                                                           1996        1997
                                                                        ----------  ----------
                                                                        (DOLLARS IN THOUSANDS)
U.S. Cellular
  U.S. Cellular shareholders'.........................................  $  285,835  $  305,478
  U.S. Cellular subsidiaries' partners'...............................      48,715      53,908
                                                                        ----------  ----------
                                                                           334,550     359,386

Aerial shareholders'..................................................      75,897      33,692
TDS Telecom telephone subsidiaries'...................................      21,810      23,293
Other.................................................................          86         195
                                                                        ----------  ----------
                                                                        $  432,343  $  416,566
                                                                        ----------  ----------
                                                                        ----------  ----------

               TELEPHONE AND DATA SYSTEMS, INC. AND SUBSIDIARIES

NOTE 8--MINORITY INTEREST IN SUBSIDIARIES (CONTINUED)
    SALE OF STOCK BY SUBSIDIARIES

    Aerial issued 12.3 million Common Shares in 1996 in an initial public offering (at a price of $17 per share). The initial public offering reduced TDS's ownership percentage from 100% to 82.8%. The Aerial Common Share offering was recorded at a fair market value which was more than TDS's book value investment in Aerial. TDS adjusted its book value investment as a result of this issue and increased capital in excess of par value $114.1 million in 1996.

NOTE 9-- COMPANY-OBLIGATED MANDATORILY REDEEMABLE PREFERRED SECURITIES OF SUBSIDIARY TRUST HOLDING SOLELY COMPANY SUBORDINATED DEBENTURES

    In November 1997, TDS Capital I, a subsidiary trust (the "Trust") of TDS, issued 6,000,000 of its 8.5% Company-Obligated Mandatorily Redeemable Preferred Securities (the "Preferred Securities") at $25 per Preferred Security. Net proceeds from the issuance totaled $144.8 million and were used to retire short-term debt.

    The sole asset of TDS Capital I is $154.6 million principal amount of TDS's 8.5% Subordinated Debentures due December 31, 2037. There is a full and unconditional guarantee by TDS of the Trust's obligations under the Preferred Securities issued by the Trust. However, TDS's obligations are subordinate and junior in right of payment to certain other indebtedness of TDS. TDS has the right to defer payments of interest on the Subordinated Debentures by extending the interest payment period, at any time, for up to 20 consecutive quarters. If interest payments on the Subordinated Debentures are so deferred, distributions on the Preferred Securities will also be deferred. During any deferral, distributions will continue to accrue with interest thereon. In addition, during any such deferral, TDS may not declare or pay any dividend or other distribution on, or redeem or purchase, any of its common stock.

    The Subordinated Debentures are redeemable by TDS, in whole or in part, from time to time, on or after November 18, 2002, or, in whole but not in part, at any time in the event of certain income tax circumstances. If the Subordinated Debentures are redeemed, the Trust must redeem Preferred Securities on a pro rata basis having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debentures so redeemed. In the event of the dissolution, winding up or termination of the Trust, the holders of Preferred Securities will be entitled to receive, for each Preferred Security, a liquidation amount of $25 plus accrued and unpaid distributions thereon to the date of payment, unless, in connection with the dissolution, winding up or termination, Subordinated Debentures are distributed to the holders of the preferred securities.

NOTE 10--PREFERRED SHARES

    TDS Cumulative Voting Preferred Shares have a stated value of $100 per share. The 5,000,000 authorized Preferred Shares are issuable in series by the Board of Directors who establish the terms of the issue. Those issues which contain mandatory redemption features or which are redeemable at the option of the holder are classified as Redeemable Preferred Shares. Those issues which are not redeemable or which are redeemable at the option of TDS are classified as Nonredeemable Preferred Shares.

               TELEPHONE AND DATA SYSTEMS, INC. AND SUBSIDIARIES

NOTE 10--PREFERRED SHARES (CONTINUED)
    REDEEMABLE PREFERRED SHARES

    Redeemable Preferred Shares include outstanding series of TDS Cumulative Voting Preferred Shares with mandatory redemption features or which are redeemable at the option of the holder. At December 31, 1997, 14,794 shares of Redeemable Preferred Shares were outstanding, redeemable at $100 per share.

    The annual requirements for redemption of Redeemable Preferred Shares are $1,299,100, $103,000 and $77,300 for the years 1998 through 2000, respectively.

    The following is a schedule of the Redeemable Preferred Shares' activity.

                                                                   YEAR ENDED DECEMBER 31,
                                                               -------------------------------
                                                                 1995       1996       1997
                                                               ---------  ---------  ---------
                                                                   (DOLLARS IN THOUSANDS)
Balance, beginning of period.................................  $  25,001  $  15,093  $   1,858
Add:
  Stock dividends............................................        546        113     --
Less:
  Redemption of preferred....................................     (9,608)    (9,456)      (359)
  Conversion of preferred....................................     --         (3,872)    --
  Expiration of redemption feature...........................       (839)       (20)       (20)
  Change in redemption feature...............................         (7)    --         --
                                                               ---------  ---------  ---------
                                                                  15,093      1,858      1,479
Less current portion.........................................     13,506      1,578      1,299
                                                               ---------  ---------  ---------
Balance, end of period.......................................  $   1,587  $     280  $     180
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------

    NONREDEEMABLE PREFERRED SHARES

    Nonredeemable Preferred Shares include outstanding series of TDS Cumulative Voting Preferred Shares which have no mandatory redemption features. At December 31, 1997, 309,873 shares of Nonredeemable Preferred Shares were outstanding. Outstanding Nonredeemable Preferred Shares are generally redeemable at the option of TDS at $100 per share, plus accrued and unpaid dividends. At December 31, 1997, certain series of Preferred Shares are convertible into TDS Common Shares. (See Note 11--Convertible Preferred Shares)

    The following is a schedule of the Nonredeemable Preferred Shares activity.

                                                                   YEAR ENDED DECEMBER 31,
                                                               -------------------------------
                                                                 1995       1996       1997
                                                               ---------  ---------  ---------
                                                                   (DOLLARS IN THOUSANDS)
Balance, beginning of period.................................  $  29,819  $  29,710  $  29,000
Add:
  Acquisition................................................     --         --          3,000
  Reclassification from Redeemable Preferred Shares..........        839         20         20
Less:
  Conversion of preferred....................................       (948)      (730)    (1,031)
  Redemption of preferred....................................     --         --             (2)

               TELEPHONE AND DATA SYSTEMS, INC. AND SUBSIDIARIES

NOTE 10--PREFERRED SHARES (CONTINUED)

                                                                   YEAR ENDED DECEMBER 31,
                                                               -------------------------------
                                                                 1995       1996       1997
                                                               ---------  ---------  ---------
                                                                   (DOLLARS IN THOUSANDS)
                                                               ---------  ---------  ---------
Balance, end of period.......................................  $  29,710  $  29,000  $  30,987
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------

NOTE 11--COMMON STOCK

    COMMON STOCK ACQUISITIONS

    During 1995, 1996 and 1997, TDS issued 2,947,777, 2,634,408 and 998,783
Common Shares, respectively, for the acquisition of cellular and telephone interests. The 1997 Common Shares issued for acquisitions are reissued Treasury Shares. (See Common Share Repurchase Program)

    COMMON SHARES ISSUABLE

    A certain acquisition agreement requires TDS to deliver 10,480 Common Shares in 1998.

    DIVIDEND REINVESTMENT, INCENTIVE AND COMPENSATION PLANS

    The following table summarizes Common and Series A Common Shares issued for the employee stock ownership plans and dividend reinvestment plans described below.

                                                                   YEAR ENDED DECEMBER 31,
                                                               -------------------------------
                                                                 1995       1996       1997
                                                               ---------  ---------  ---------
Common Shares
  Tax-deferred savings plan..................................     40,624     36,269     32,354
  Dividend reinvestment plan.................................    105,001     28,827     25,273
  Stock-based compensation plans.............................     40,025     35,273     64,367
                                                               ---------  ---------  ---------
                                                                 185,650    100,369    121,994
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------
Series A Common Shares
  Dividend reinvestment plan.................................     17,855     26,445     19,731
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------

    TAX-DEFERRED SAVINGS PLAN. TDS had reserved 78,558 Common Shares for issue under the TDS Tax-Deferred Savings Plan, a qualified profit-sharing plan pursuant to Sections 401(a) and 401(k) of the Internal Revenue Code. Participating employees have the option of investing their contributions in TDS Common Shares, U.S.Cellular Common Shares, Aerial Common Shares, American Paging Common Shares or five nonaffiliated funds.

    DIVIDEND REINVESTMENT PLANS. TDS had reserved 460,742 Common Shares for issue under the Automatic Dividend Reinvestment and Stock Purchase Plan and 172,523 Series A Common Shares for issue under the Series A Common Share Automatic Dividend Reinvestment Plan. These plans enable holders of TDS's Common Shares and Preferred Shares to reinvest cash dividends in newly issued Common Shares and holders of Series A Common Shares to reinvest cash dividends in newly issued Series A Common Shares. The purchase price of the shares is 95% of the market value, based on the

               TELEPHONE AND DATA SYSTEMS, INC. AND SUBSIDIARIES

NOTE 11--COMMON STOCK (CONTINUED)
average of the daily high and low sales prices for TDS's Common Shares on the American Stock Exchange for the ten trading days preceding the date on which the purchase is made.

    STOCK-BASED COMPENSATION PLANS

    TDS had reserved 1,291,107 Common Shares for options granted and to be granted to key employees. TDS has established certain plans that provide for the grant of stock options to officers and employees. The options are exercisable over a specified period not in excess of ten years. The options expire from 1998 to 2006 or the date of the employee's termination of employment, if earlier.

    TDS accounts for stock options, stock appreciation rights ("SARs") and employee stock purchase plans under Accounting Principles Board ("APB") Opinion No. 25. No compensation costs have been recognized for the stock option and employee stock purchase plans. Compensation expense for SARs, measured on the difference between the year-end market price of the Common Shares and SAR prices, was $408,000, $263,000 and $91,000 in 1995, 1996 and 1997, respectively.
Had compensation cost for all plans been determined consistent with SFAS No. 123, the Company's net income (loss) and earnings per share would have been reduced to the following pro forma amounts:


                                                                YEAR ENDED DECEMBER 31,
                                                          -----------------------------------
                                                             1995         1996        1997
                                                          -----------  ----------  ----------
                                                             (DOLLARS IN THOUSANDS, EXCEPT
                                                                  PER SHARE AMOUNTS)
Net Income (Loss)
  As Reported...........................................  $   103,978  $  128,139  $   (9,549)
  Pro Forma.............................................      103,316     126,495     (13,506)
Earnings per Common Share-Basic
  As Reported...........................................         1.77        2.09       (0.19)
  Pro Forma.............................................         1.75        2.06       (0.26)
Earnings per Common Share-Diluted
  As Reported...........................................         1.74        2.07       (0.19)
  Pro Forma.............................................  $      1.73  $     2.05  $    (0.26)
                                                          -----------  ----------  ----------


    Because SFAS No. 123 method of accounting has not been applied to options granted prior to January 1, 1995, the resulting pro forma compensation cost may not be representative of that to be expected in future years.

               TELEPHONE AND DATA SYSTEMS, INC. AND SUBSIDIARIES

NOTE 11--COMMON STOCK (CONTINUED)
    A summary of the status of the Company's stock option plans at December 31, 1995, 1996 and 1997 and changes during the years ended is presented in the table and narrative below:

                                                                        WEIGHTED      WEIGHTED
                                                          NUMBER OF      AVERAGE       AVERAGE
                                                           SHARES     OPTION PRICES  FAIR VALUES
                                                         -----------  -------------  -----------
Stock Options:
Outstanding January 1, 1995 (172,689 exercisable)......     485,597     $   30.25
  Granted..............................................      59,995     $   38.67     $   14.84
  Exercised............................................     (26,101)    $    5.52
  Cancelled............................................      (3,046)    $   43.32
                                                         -----------
Outstanding December 31, 1995 (240,160 exercisable)....     516,445     $   32.47
  Granted..............................................      89,228     $   41.00     $   13.30
  Exercised............................................     (11,025)    $   13.10
  Cancelled............................................      (3,210)    $   39.89
                                                         -----------
Outstanding December 31, 1996 (405,996 exercisable)....     591,438     $   34.08
  Granted..............................................      68,137     $   43.90     $   10.61
  Exercised............................................     (43,824)    $   19.51
  Cancelled............................................     (41,243)    $   40.78
Outstanding December 31, 1997 (492,917 exercisable)....     574,508     $   35.87
                                                         -----------
                                                         -----------

    STOCK OPTIONS. The fair value of each option grant was estimated on the date of the grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 1995, 1996 and 1997, respectively: risk-free interest rates of 6.6%, 5.6% and 6.1%; expected dividend yields of 1.0%, 1.0% and 1.0%; expected lives of 6.9 years, 5.1 years and 5.0 years and expected volatility of 25.0%, 20.5% and 19.2%.

    STOCK APPRECIATION RIGHTS allowed the grantee to receive an amount in cash or Common Shares, or a combination thereof, equivalent to the difference between the exercise price and the fair market value of the Common Shares on the exercise date. The following table summarizes the SARs outstanding at $4.43 to $36.60 per share. These rights expired March 1997. The fair value of each stock appreciation right grant was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 1995, 1996 and 1997, respectively: risk-free interest rates of 5.5%, 5.2% and 4.9%; expected dividend yields of 1.0%, 1.0% and 1.0%; expected lives of 0.7 year, 0.2 year and 0.1 year; and expected volatility of 20.2%, 18.4% and 20.5%.

                                                                    YEAR ENDED DECEMBER 31,
                                                                -------------------------------
                                                                  1995       1996       1997
                                                                ---------  ---------  ---------
Outstanding beginning of period...............................     12,096     16,034     10,070
  Granted.....................................................      8,174      5,923        630
  Exercised...................................................     (4,236)   (11,887)   (10,700)
                                                                ---------  ---------  ---------
Outstanding end of period.....................................     16,034     10,070     --
                                                                ---------  ---------  ---------
                                                                ---------  ---------  ---------

               TELEPHONE AND DATA SYSTEMS, INC. AND SUBSIDIARIES

NOTE 11--COMMON STOCK (CONTINUED)
    EMPLOYEE STOCK PURCHASE PLAN. TDS had reserved 159,816 Common Shares for sale to the employees of TDS and its subsidiaries. The fair value of the employees' purchase rights was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants rights in 1996 and 1997, respectively: risk-free interest rate of 5.6% and 5.6%; expected dividend yield of 1.0% and 1.0%; expected lives of 0.5 year and 1.2 years; and expected volatility of 15.3% and 16.9%.

    CONVERTIBLE PREFERRED SHARES

    TDS convertible Preferred Shares are convertible into 932,011 Common Shares. (See Note 10-- Nonredeemable Preferred Shares) TDS issued 40,734, 347,707 and 56,365 Common Shares in 1995, 1996 and 1997, respectively, for TDS preferred shares converted and 3,781 and 11,345 Common Shares in 1996 and 1997, respectively, for subsidiary preferred stock converted.

    SERIES A COMMON SHARES

    The holders of Common Shares and the outstanding Preferred Shares are entitled to one vote per share. The holders of Series A Common Shares are entitled to ten votes per share. Series A Common Shares are convertible, on a share-for-share basis, into Common Shares. TDS has reserved 6,936,277 Common Shares for possible issuance upon such conversion.

    COMMON SHARE REPURCHASE PROGRAM

    In December 1996, the Company authorized the repurchase of up to 3.0 million TDS Common Shares over a period of three years. The Company plans to finance the repurchase program using internally generated funds and borrowings under short-term lines of credit. The Company may use repurchased shares to fund acquisitions and for other corporate purposes. Subject to prevailing market conditions, purchases may be made from time to time through open market purchases or at negotiated prices in private transactions. The actual number of Common Shares which may be repurchased will be subject to the trading price of the Common Shares, the Company's financial position and other factors.

    Through December 31, 1997, the Company purchased 1,798,100 Common Shares for $69.9 million. The Company reissued 1,003,524 Common Shares primarily for acquisitions.

               TELEPHONE AND DATA SYSTEMS, INC. AND SUBSIDIARIES

NOTE 12--EMPLOYEE BENEFIT PLANS

PENSION PLAN

    The Company sponsors two qualified noncontributory defined contribution pension plans. One plan (the "TDS Plan") provides benefits for the employees of TDS, TDS Telecom and substantially all of the telephone company subsidiaries. (Employees of certain telephone subsidiaries are covered under other pension plans or receive direct pension payments.) The other plan provides pension benefits for U.S. Cellular and Aerial employees. Under these plans, pension costs are calculated separately for each participant and are funded currently. TDS also sponsors an unfunded non-qualified deferred compensation plan to supplement the benefits under these plans to offset the reduction of benefits caused by the limitation on annual employee compensation under the tax laws.

    Total pension costs were $4.6 million, $4.6 million and $5.3 million in 1995, 1996 and 1997, respectively.

OTHER POSTRETIREMENT BENEFITS

    The Company sponsors two defined benefit postretirement plans that cover most of the employees of TDS, TDS Telecom and its telephone subsidiaries. One plan provides medical benefits and the other plan provides life insurance benefits. Both plans are contributory, with retiree contributions adjusted annually. The medical plan anticipates future cost sharing changes that are consistent with the Company's intent to increase retiree contributions by the health care cost trend rate. An amount not to exceed 25% of the total contribution to the TDS Plan will be contributed to fund the cost of the medical benefits annually. An additional contribution equal to a reasonable amortization of the past service cost may be made without regard to the 25% limitation described above. The Company will limit overall contributions to the aggregate accruals recorded by its subsidiaries. The Company's postretirement medical and life insurance plans are currently underfunded. Total contributions to fund postretirement medical and life insurance plans were $3.1 million, $2.2 million and $1.9 million in 1995, 1996 and 1997, respectively.

    The following table sets forth the plans' funded status reconciled with the amount shown in the Company's consolidated balance sheet at December 31, 1997:

                                                                                LIFE
                                                                              INSURANCE    HEALTH CARE
                                                                                PLAN          PLAN        TOTAL
                                                                            -------------  -----------  ---------
                                                                                   (DOLLARS IN THOUSANDS)
Accumulated postretirement benefit obligation:
  Retirees................................................................    $   2,002     $   5,196   $   7,198
  Fully eligible active plan participants.................................          588         2,427       3,015
  Other active plan participants..........................................        1,111        10,015      11,126
                                                                                 ------    -----------  ---------
                                                                                  3,701        17,638      21,339
Plan assets at fair value.................................................        1,635        12,969      14,604
                                                                                 ------    -----------  ---------
Accumulated postretirement benefit obligation in excess of plan assets....        2,066         4,669       6,735
Unrecognized prior service cost...........................................         (290)       (1,801)     (2,091)
Unrecognized net gain from past experience different from that assumed and
  from changes in assumptions.............................................          (34)        6,754       6,720
                                                                                 ------    -----------  ---------
Accrued postretirement benefit cost at December 31, 1997..................    $   1,742     $   9,622   $  11,364
                                                                                 ------    -----------  ---------
                                                                                 ------    -----------  ---------

               TELEPHONE AND DATA SYSTEMS, INC. AND SUBSIDIARIES

NOTE 12--EMPLOYEE BENEFIT PLANS (CONTINUED)
    Net postretirement cost for 1995, 1996 and 1997 includes the following components:

                                                                                           YEAR ENDED DECEMBER 31,
                                                                                       -------------------------------
                                                                                         1995       1996       1997
                                                                                       ---------  ---------  ---------
                                                                                           (DOLLARS IN THOUSANDS)
Service cost.........................................................................  $     588  $     796  $     875
Interest cost on accumulated postretirement benefit obligation.......................      1,082      1,125      1,346
Actual return on plan assets.........................................................       (656)      (753)      (632)
Net amortization and deferral........................................................        204         99       (344)
                                                                                       ---------  ---------  ---------
Net postretirement cost..............................................................  $   1,218  $   1,267  $   1,245
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

    For measurement purposes, a 9.6% annual rate of increase in the per capita cost of covered health care benefits was assumed for 1997; the rate was assumed to decrease over six years to 6.1% and to remain at 6.1% thereafter. The assumed rate of return on plan assets was 8.0%. The health care cost trend rate assumption has a significant effect on the amounts reported. Increasing the assumed health care cost trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation as of December 31, 1997, by $3.5 million and the aggregate of the service and interest cost components of postretirement expense for the year then ended by $506,000.

    The weighted average discount rate used in determining the accumulated postretirement benefit obligation was 7.0%.

NOTE 13--COMMITMENTS AND CONTINGENCIES

CONSTRUCTION AND EXPANSION

    The primary purpose of TDS's construction and expansion program is to provide for normal growth, to upgrade communications service, to expand into new communication areas, and to take advantage of service-enhancing and cost-reducing technological developments. The cellular capital additions budget totals approximately $330 million for 1998, including about $240 million for new cell sites and about $90 million for various information systems initiatives. The telephone capital additions budget totals approximately $140 million for 1998, including about $50 million for new digital switches and other switching facilities and $35 million for improvements to outside plant facilities. The PCS capital additions budget totals approximately $75 million for 1998, including $20 million for cell sites, $25 million for switching equipment and $15 million for systems development.

PENDING ACQUISITIONS

    At December 31, 1997, TDS and U.S. Cellular have entered into definitive agreements to acquire a majority interest in one cellular market, the remaining minority interest in one cellular market already controlled by U.S. Cellular and one telephone company for an aggregate consideration of approximately $62.0 million, primarily cash and TDS Common Shares.

LEASE COMMITMENTS

    TDS and its subsidiaries have leases for certain cellular plant facilities, office space and data processing equipment, most of which are classified as operating leases. For the years 1995, 1996 and 1997, rent expense for noncancelable, long-term leases was $13.6 million, $20.9 million and $36.9 million,

               TELEPHONE AND DATA SYSTEMS, INC. AND SUBSIDIARIES

NOTE 13--COMMITMENTS AND CONTINGENCIES (CONTINUED) respectively, and rent expense under cancelable, short-term leases was $7.5 million, $7.6 million and $8.7 million, respectively. At December 31, 1997, the aggregate minimum rental commitments under noncancelable, long-term operating leases were as follows:

                                                                             MINIMUM FUTURE
                                                                            RENTAL PAYMENTS
                                                                          --------------------
                                                                              (DOLLARS IN
                                                                               THOUSANDS)
1998....................................................................       $   38,594
1999....................................................................           34,476
2000....................................................................           30,490
2001....................................................................           28,367
2002....................................................................           18,960
Thereafter..............................................................       $   96,578
                                                                                  -------

LEGAL PROCEEDINGS

    The Company is involved in legal proceedings before the FCC and various state and federal courts from time to time. Management does not believe that any of such proceedings should have a material adverse impact on the financial position or results of operations of the Company.

    On December 29, 1997, a party which claims to be a holder of U.S. Cellular Common Shares, filed a putative class action complaint on behalf of common stockholders of U.S. Cellular in the Court of Chancery of the State of Delaware in New Castle County. The complaint names as defendants TDS, U.S. Cellular and the directors of U.S. Cellular. The complaint alleges a breach of fiduciary duties by the defendents and seeks to have the U.S. Cellular Merger enjoined or, if it is consummated, to have it rescinded and to recover unspecified damages, fees and expenses. A virtually identical complaint has been filed by an individual. None of the defendants have been served with this complaint.

    On January 5, 1998, an individual, who claims to be a holder of Aerial Common Shares, filed a putative class action complaint on behalf of common stockholders of Aerial in the Court of Chancery of the State of Delaware in New Castle County. The complaint names as defendants, TDS, Aerial and the directors of TDS and Aerial. The complaint alleges a breach of fiduciary duties by the defendants and seeks to have the Aerial Merger enjoined or, if it is consummated, to have it rescinded and to recover unspecified damages, fees and expenses. A virtually identical complaint has been filed by a second individual. None of the defendants have been served with this complaint.

    The Company intends to vigorously defend against these lawsuits.

               TELEPHONE AND DATA SYSTEMS, INC. AND SUBSIDIARIES

NOTE 14--BUSINESS SEGMENT INFORMATION

    TDS's businesses are classified into four principal segments: Cellular, Telephone, PCS and Radio Paging operations.

                                                                    YEAR ENDED OR AT DECEMBER 31,
                                                                   -------------------------------
                                                                     1995       1996       1997
                                                                   ---------  ---------  ---------
                                                                        (DOLLARS IN MILLIONS)
Revenues
  Cellular.......................................................  $     480  $     680  $     877
  Telephone......................................................        355        396        444
  PCS............................................................     --         --             56
  Paging.........................................................        107        104         95
                                                                   ---------  ---------  ---------
    Total........................................................  $     942  $   1,180  $   1,472
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------
Operating Income (Loss)
  Cellular.......................................................  $      43  $      87  $     130
  Telephone......................................................         98        103         99
  PCS............................................................     --         --           (197)
  Paging.........................................................         (9)       (37)       (36)
                                                                   ---------  ---------  ---------
    Total........................................................  $     132  $     153  $      (4)
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------
Depreciation and Amortization Expense
  Cellular.......................................................  $      90  $     109  $     132
  Telephone......................................................         77         88         98
  PCS............................................................     --         --             39
  Paging.........................................................         25         34         33
                                                                   ---------  ---------  ---------
    Total........................................................  $     192  $     231  $     302
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------
Identifiable Assets
  Cellular.......................................................  $   1,891  $   2,117  $   2,549
  Telephone......................................................      1,058      1,181      1,221
  PCS............................................................        318        638        961
  Paging.........................................................        159        153        136
  Parent and Other...............................................         43        112        105
                                                                   ---------  ---------  ---------
    Total........................................................  $   3,469  $   4,201  $   4,972
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------
Capital Expenditures
  Cellular.......................................................  $     211  $     248  $     319
  Telephone......................................................        104        144        151
  PCS............................................................          9        113        275
  Paging.........................................................         27         33         19
  Parent and Other...............................................          9         12         22
                                                                   ---------  ---------  ---------
    Total........................................................  $     360  $     550  $     786
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

               TELEPHONE AND DATA SYSTEMS, INC. AND SUBSIDIARIES

NOTE 15--INVESTMENTS IN UNCONSOLIDATED ENTITIES

    The following summarizes the unaudited combined assets, liabilities and equity, and the unaudited results of operations of the cellular and telephone companies in which TDS's investments are accounted for by the equity method.

                                                                                 DECEMBER 31,
                                                                             --------------------
                                                                               1996       1997
                                                                             ---------  ---------
                                                                                 (DOLLARS IN
                                                                                  MILLIONS)
Assets
  Current assets...........................................................  $     325  $     425
  Due from affiliates......................................................          6          3
  Property and other.......................................................      1,122      1,159
                                                                             ---------  ---------
                                                                             $   1,453  $   1,587
                                                                             ---------  ---------
                                                                             ---------  ---------
Liabilities and Equity
  Current liabilities......................................................  $     278  $     287
  Due to affiliates........................................................         21         38
  Deferred credits.........................................................          3          9
  Long-term debt...........................................................         42         70
  Partners' capital and stockholders' equity...............................      1,109      1,183
                                                                             ---------  ---------
                                                                             $   1,453  $   1,587
                                                                             ---------  ---------
                                                                             ---------  ---------

                                                                      YEAR ENDED DECEMBER 31,
                                                                  -------------------------------
                                                                    1995       1996       1997
                                                                  ---------  ---------  ---------
                                                                       (DOLLARS IN MILIONS)
Results of Operations
  Revenues......................................................  $   1,174  $   1,395  $   1,740
  Costs and expenses............................................       (808)      (958)    (1,256)
  Other income..................................................          8          7          5
  Interest expense..............................................         (6)        (6)       (10)
  Income taxes..................................................         (5)        (3)        (6)
  Extraordinary item............................................     --             (2)    --
                                                                  ---------  ---------  ---------
  Net income....................................................  $     363  $     433  $     473
                                                                  ---------  ---------  ---------
                                                                  ---------  ---------  ---------

NOTE 16--SUBSEQUENT EVENTS

COMPANY-OBLIGATED MANDATORILY REDEEMABLE PREFERRED SECURITIES OF SUBSIDIARY
  TRUST HOLDING SOLELY COMPANY SUBORDINATED DEBENTURES

    In February 1998, TDS Capital II, a subsidiary trust of TDS, issued 6,000,000 of its 8.04% Company-Obligated Manditorily Redeemable Preferred Securities at $25 per Preferred Security. Net proceeds from the issuance totaled $145 million and were used to retire short-term debt. The sole asset of TDS Capital II is $154.6 million principal amount of TDS's 8.04% Subordinated Debentures due March 31, 2038 or such date to which the maturity is extended by TDS, but in no event later than March 31, 2047. The Subordinated Debentures are redeemable by TDS, in whole or in part, from time to time, on or after March 31, 2003, or, in whole but not in part, at any time in the event of certain income tax circumstances. All other terms and conditions are identical to those of TDS Capital I. (See Note 9--Company-Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust Holding Solely Company Subordinated Debentures)

AERIAL 8.05% ZERO COUPON NOTES

    Aerial sold $100 million principal amount at maturity of 10-year zero coupon 8.05% yield to maturity debt in February 1998 at an issue price of $100 million. The unsecured notes are due in 2008 and there is no periodic payment of interest. The proceeds were paid to Aerial's equipment vendor in satisfaction of all then outstanding and future obligations up to $100 million. The notes are fully and unconditionally guaranteed by TDS. The notes are subject to optional redemption beginning in 2003 at redemption prices which reflect original issue discount accrued since issuance. These notes will replace the $84.4 million of Interim vendor financing. (See Note 7--Long-Term Debt)

               TELEPHONE AND DATA SYSTEMS, INC. AND SUBSIDIARIES
             CONSOLIDATED QUARTERLY INCOME INFORMATION (UNAUDITED)


                                                                                   QUARTER ENDED
                                                                    MARCH 31    JUNE 30     SEPT. 30    DEC. 31
                                                                   ----------  ----------  ----------  ----------
                                                                      (DOLLARS IN THOUSANDS, EXCEPT PER SHARE
                                                                                      AMOUNTS)
1996
Operating Revenues...............................................  $  259,063  $  293,701  $  308,548  $  318,545
Operating Income.................................................      30,957      49,081      41,263      32,147
Gain on Sale of Cellular and Other Investments...................      41,758      86,494       7,797       2,686
Net Income.......................................................      33,689      59,692      22,669      12,089
Net Income Available to Common...................................      33,190      59,201      22,185      11,606
  From Operations................................................      12,882      18,720      19,256      10,852
  From Gains.....................................................  $   20,308  $   40,481  $    2,929  $      754
Weighted Average Common Shares (000s)............................      59,035      60,610      61,084      61,127
Earnings per Common Share-Basic..................................  $     0.56  $     0.98  $     0.36  $     0.19
Earnings per Common Share-Diluted................................        0.56        0.97        0.36        0.19
  From Operations................................................        0.22        0.31        0.32        0.18
  From Gains.....................................................  $     0.34  $     0.66  $     0.04  $     0.01

1997
Operating Revenues...............................................  $  314,735  $  356,344  $  388,122  $  412,332
Operating Income (Loss)..........................................      41,941       7,354      (3,990)    (49,007)
Gain on Sale of Cellular and Other Investments...................      --          10,598      13,767      17,073
Net Income (Loss)................................................       9,617       6,821       9,019     (35,006)
Net Income (Loss) Available to Common............................       9,136       6,351       8,549     (35,476)
  From Operations................................................       9,136       2,344         106     (38,940)
  From Gains.....................................................  $   --      $    4,007  $    8,443  $    3,464
Weighted Average Common Shares (000s)............................      61,184      60,051      59,511      60,099
Earnings per Common Share-Basic..................................  $     0.15  $     0.11  $     0.14  $    (0.59)
Earnings per Common Share-Diluted................................        0.15        0.11        0.14       (0.59)
  From Operations................................................        0.15        0.04      --           (0.65)
  From Gains.....................................................  $   --      $     0.07  $     0.14  $     0.06


Note: Certain 1996 amounts were reclassified for current period presentation.

Net Income Available to Common for 1996 and 1997 included significant gains from the sales of cellular and other investments. The table above summarizes the effect of the gains on Net Income (Loss) Available to Common and Earnings per Common Share--Diluted.

Management believes there exists a seasonality at U.S. Cellular in both service revenues, which tend to increase more slowly in the first and fourth quarters, and operating expenses, which tend to be higher in the fourth quarter due to increased marketing activities and customer growth. This seasonality may cause operating income to vary from quarter to quarter.

Aerial began commercial service in 1997 which resulted in Aerial's revenue and expenses being included in operating income. The significant decrease in Operating Income (Loss) and Net Income (Loss) beginning in the second quarter of 1997 is primarily a result of the commencement of PCS operations.

               TELEPHONE AND DATA SYSTEMS, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                                   UNAUDITED



                                                                                               THREE MONTHS ENDED
                                                                                                   MARCH 31,
                                                                                              --------------------
                                                                                                1997       1998
                                                                                              ---------  ---------
                                                                                                  (DOLLARS IN
                                                                                                   THOUSANDS,
                                                                                                EXCEPT PER SHARE
                                                                                                    AMOUNTS)
OPERATING REVENUES
  U.S. Cellular.............................................................................  $ 184,584  $ 245,157
  TDS Telecom...............................................................................    105,571    116,215
  Aerial....................................................................................         --     30,746
                                                                                              ---------  ---------
                                                                                                290,155    392,118
                                                                                              ---------  ---------
OPERATING EXPENSES
  U.S. Cellular.............................................................................    161,139    212,002
  TDS Telecom...............................................................................     78,664     95,900
  Aerial....................................................................................         --    100,059
                                                                                              ---------  ---------
                                                                                                239,803    407,961
                                                                                              ---------  ---------
  Operating Income (Loss) from Ongoing Operations...........................................     50,352    (15,843)
  American Paging Operating (Loss)..........................................................     (8,411)   (11,406)
                                                                                              ---------  ---------
OPERATING INCOME (LOSS).....................................................................     41,941    (27,249)
                                                                                              ---------  ---------
INVESTMENT AND OTHER INCOME (EXPENSE)
  Interest and dividend income..............................................................      3,418      3,437
  Cellular investment income, net of license cost amortization..............................     17,920     13,605
  Gain on sale of cellular interests and other investments..................................         --    221,442
  PCS development costs.....................................................................    (21,614)        --
  Other income (expense), net...............................................................     (1,637)    (3,049)
  Minority share of income..................................................................     (2,759)   (11,553)
                                                                                              ---------  ---------
                                                                                                 (4,672)   223,882
                                                                                              ---------  ---------
INCOME BEFORE INTEREST AND INCOME TAXES.....................................................     37,269    196,633
Interest expense............................................................................     13,814     31,613
Minority interest in income of subsidiary trust.............................................         --      4,896
                                                                                              ---------  ---------
INCOME BEFORE INCOME TAXES..................................................................     23,455    160,124
Income tax expense..........................................................................     13,838     85,954
                                                                                              ---------  ---------
NET INCOME..................................................................................      9,617     74,170
Preferred Dividend Requirement..............................................................       (481)      (440)
                                                                                              ---------  ---------
NET INCOME AVAILABLE TO COMMON..............................................................  $   9,136  $  73,730
                                                                                              ---------  ---------
                                                                                              ---------  ---------
WEIGHTED AVERAGE COMMON SHARES (000S).......................................................     61,184     60,750
EARNINGS PER COMMON SHARE--BASIC............................................................  $    0.15  $    1.21
                                                                                              ---------  ---------
EARNINGS PER COMMON SHARE--DILUTED..........................................................  $    0.15  $    1.20
                                                                                              ---------  ---------
                                                                                              ---------  ---------
DIVIDENDS PER COMMON AND SERIES A COMMON SHARE..............................................  $   0.105  $    0.11
                                                                                              ---------  ---------
                                                                                              ---------  ---------
PRO FORMA (UNAUDITED): (NOTE 2)
Net income Attributable to Common Stocks
  United States Cellular Group Shares.......................................................  $  11,210  $  78,913
  TDS Telecommunications Group Shares.......................................................      6,691     21,464
  Aerial Communications Group Shares........................................................    (13,868)   (53,760)
  TDS Common and Series A Common Shares.....................................................  $   5,103  $  27,113
Weighted Average Common Shares Outstanding
  United States Cellular Group Shares.......................................................     61,184     60,750
  TDS Telecommunications Group Shares.......................................................     40,789     40,500
  Aerial Communications Group Shares........................................................     40,789     40,500
  TDS Common and Series A Common Shares.....................................................     61,184     60,750
Earnings per Common Share
  United States Cellular Group Shares.......................................................  $    0.18  $    1.30
  TDS Telecommunications Group Shares.......................................................       0.16       0.53
  Aerial Communications Group Shares........................................................      (0.34)     (1.33)
  TDS Common and Series A Common Shares.....................................................  $    0.08  $    0.45



  The accompanying notes to financial statements are an integral part of these statements.

               TELEPHONE AND DATA SYSTEMS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   UNAUDITED



                                                                                              THREE MONTHS ENDED
                                                                                                  MARCH 31,
                                                                                            ----------------------
                                                                                               1997        1998
                                                                                            ----------  ----------
                                                                                            (DOLLARS IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income..............................................................................  $    9,617  $   74,170
  Add (Deduct) adjustments to reconcile net income to net cash provided by operating activities
    Depreciation and amortization.........................................................      62,028      99,673
    Deferred taxes........................................................................       3,730      79,114
    Investment income.....................................................................     (19,154)    (14,551)
    Minority share of income..............................................................       2,759      11,553
    Gain on sale of cellular interests and other investments..............................          --    (221,442)
    Noncash interest expense..............................................................       5,805       8,424
    Other noncash expense.................................................................       5,240       4,166
    Change in accounts receivable.........................................................        (185)        (61)
    Change in accounts payable............................................................      (8,598)    (12,945)
    Change in accrued taxes...............................................................       4,988       1,276
    Change in accrued interest............................................................      (4,259)     (8,853)
    Change in other assets and liabilities................................................      (7,243)      7,589
                                                                                            ----------  ----------
                                                                                                54,728      28,113
                                                                                            ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Long-term debt borrowings...............................................................       2,840       1,848
  Repayments of long-term debt............................................................      (8,373)     (5,496)
  Change in notes payable.................................................................     140,866     (75,670)
  Trust preferred securities..............................................................          --     145,050
  Dividends paid..........................................................................      (6,880)     (7,141)
  Repurchase of Common Shares.............................................................     (28,878)         --
  Purchase of subsidiary common stock.....................................................      (9,801)     (5,738)
  Other financing activities..............................................................       1,106       1,365
                                                                                            ----------  ----------
                                                                                                90,880      54,218
                                                                                            ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures....................................................................    (169,024)   (125,314)
  Investments in and advances to cellular minority partnerships...........................      (6,146)     (5,430)
  Distributions from partnerships.........................................................       9,297       4,554
  Investments in PCS licenses.............................................................      (4,745)         --
  Proceeds from investment sales..........................................................          --      96,432
  Acquisitions, net of cash acquired......................................................          --     (52,275)
  Change in temporary investments and marketable securities...............................      25,478      18,630
  Other investing activities..............................................................      (2,239)     (3,135)
                                                                                            ----------  ----------
                                                                                              (147,379)    (66,538)
                                                                                            ----------  ----------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                                            (1,771)     15,793
CASH AND CASH EQUIVALENTS--
  Beginning of period.....................................................................      57,633      51,008
                                                                                            ----------  ----------
  End of period...........................................................................  $   55,862  $   66,801
                                                                                            ----------  ----------
                                                                                            ----------  ----------



  The accompanying notes to financial statements are an integral part of these statements.

               TELEPHONE AND DATA SYSTEMS, INC. AND SUBSIDIARIES
                       CONSOLIDATED BALANCE SHEETS ASSETS



                                                                                                    (UNAUDITED)
                                                                                DECEMBER 31, 1997  MARCH 31, 1998
                                                                                -----------------  --------------
                                                                                     (DOLLARS IN THOUSANDS)
CURRENT ASSETS
  Cash and cash equivalents...................................................    $      51,008     $     66,801
  Temporary investments.......................................................           24,559           17,429
  Accounts receivable from customers and others...............................          247,298          240,066
  Materials and supplies, at average cost, and other current assets...........           85,419           62,285
                                                                                -----------------  --------------
                                                                                        408,284          386,581
                                                                                -----------------  --------------
INVESTMENTS
  Cellular license acquisition costs, net.....................................        1,190,917        1,175,668
  Cellular minority interests.................................................          138,367          105,427
  PCS license acquisition costs, net..........................................          319,918          317,917
  Franchise costs and other costs in excess of the underlying book value of
    subsidiaries, net.........................................................          180,669          184,839
  Marketable equity securities................................................            1,621          248,482
  Other investments...........................................................          141,092          190,256
                                                                                -----------------  --------------
                                                                                      1,972,584        2,222,589
                                                                                -----------------  --------------
PROPERTY, PLANT AND EQUIPMENT
  Cellular, net...............................................................          940,253          955,550
  Telephone, net..............................................................          830,767          840,979
  PCS, net....................................................................          604,104          618,937
  Radio paging, net...........................................................           43,230               --
  Other, net..................................................................           47,299           35,780
                                                                                -----------------  --------------
                                                                                      2,465,653        2,451,246
                                                                                -----------------  --------------
OTHER ASSETS AND DEFERRED CHARGES.............................................          125,080          140,692
                                                                                -----------------  --------------
                                                                                  $   4,971,601     $  5,201,108
                                                                                -----------------  --------------
                                                                                -----------------  --------------



  The accompanying notes to financial statements are an integral part of these statements.

               TELEPHONE AND DATA SYSTEMS, INC. AND SUBSIDIARIES
       CONSOLIDATED BALANCE SHEETS--LIABILITIES AND STOCKHOLDERS' EQUITY



                                                                                 DECEMBER 31,      (UNAUDITED)
                                                                                     1997        MARCH 31, 1998
                                                                                --------------  -----------------
                                                                                     (DOLLARS IN THOUSANDS)
CURRENT LIABILITIES
  Current portion of long-term debt and preferred shares......................   $     16,115     $      16,091
  Notes payable...............................................................        527,587           450,615
  Accounts payable............................................................        239,783           211,370
  Advance billings and customer deposits......................................         33,640            29,218
  Accrued interest............................................................         18,284             9,441
  Accrued taxes...............................................................          6,961             8,360
  Other current liabilities...................................................         63,515            54,012
                                                                                --------------  -----------------
                                                                                      905,885           779,107
                                                                                --------------  -----------------
DEFERRED LIABILITIES AND CREDITS..............................................        235,646           323,863
                                                                                --------------  -----------------
LONG-TERM DEBT, excluding current portion.....................................      1,264,218         1,292,311
                                                                                --------------  -----------------
REDEEMABLE PREFERRED SHARES, excluding current portion........................            180               175
                                                                                --------------  -----------------
MINORITY INTEREST in subsidiaries.............................................        416,566           419,564
                                                                                --------------  -----------------
COMPANY-OBLIGATED MANDATORILY REDEEMABLE PREFERRED SECURITIES OF SUBSIDIARY
 TRUST HOLDING SOLELY COMPANY SUBORDINATED DEBENTURES (a).....................        150,000           300,000
                                                                                --------------  -----------------
NONREDEEMABLE PREFERRED SHARES................................................         30,987            27,924
                                                                                --------------  -----------------
COMMON STOCKHOLDERS' EQUITY
  Common Shares, par value $1 per share.......................................         54,443            54,737
  Series A Common Shares, par value $1 per share..............................          6,936             6,936
  Common Shares issuable (10,480 and 12,584 shares, respectively).............            499               549
  Capital in excess of par value..............................................      1,663,749         1,667,551
  Unrealized gains on securities..............................................            683            18,628
  Treasury Shares, at cost (794,576 and 770,132 shares, respectively).........        (30,682)          (29,768)
  Retained earnings...........................................................        272,491           339,531
                                                                                --------------  -----------------
                                                                                    1,968,119         2,058,164
                                                                                --------------  -----------------
                                                                                 $  4,971,601     $   5,201,108
                                                                                --------------  -----------------
                                                                                --------------  -----------------



(a) As described in Note 5, the sole asset of TDS Capital I is $154.6 million principal amount of 8.5% subordinated debentures due 2037 from TDS. The sole asset of TDS Capital II is $154.6 million principal amount of 8.04% subordinated debentures due 2038 from TDS.



  The accompanying notes to financial statements are an integral part of these statements.

               TELEPHONE AND DATA SYSTEMS, INC. AND SUBSIDIARIES



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 1.  BASIS OF PRESENTATION



    The consolidated financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these consolidated financial statements be read in conjunction with the consolidated financial statements and the notes thereto included in the Company's latest annual report on Form 10-K.



    The accompanying unaudited consolidated financial statements contain all adjustments (consisting of only normal recurring items) necessary to present fairly the financial position as of December 31, 1997 and March 31, 1998, and the results of operations and cash flows for the three months ended March 31, 1997 and 1998. The results of operations for the three months ended March 31, 1997 and 1998, are not necessarily indicative of the results to be expected for the full year.



NOTE 2.  PROPOSED CORPORATE RESTRUCTURING



    At a Special Meeting on April 27, 1998, Shareholders of the Company approved a proposal (the "Tracking Stock Proposal") and two related proposals which would, among other things, change the state of incorporation of TDS from Iowa to Delaware and permit TDS to issue shares of tracking stock which are intended to reflect the performance of the Company's interest in its three principal business units: TDS Telecom, U.S. Cellular and Aerial. The reincorporation of TDS into Delaware is expected to take place in mid to late May, following the receipt of regulatory approvals.



    On April 17, 1998, the Board of Directors of the Company determined to take certain action at the 1998 Annual Meeting of Shareholders, subject to approval by shareholders of the Tracking Stock Proposal on April 27, 1998. Since the Tracking Stock Proposal was approved at the Special Meeting on April 27, 1998, the Board of Directors will submit a proposal to shareholders at the Company's 1998 Annual Meeting, currently expected to occur in July 1998, to consider certain amendments to the Restated Certificate of Incorporation of TDS Delaware (the "Restated Certificate"), which are intended to improve the corporate governance provisions of the Tracking Stock Proposal in certain respects. The amendments that will be considered at the 1998 Annual Meeting are as follows:



    1. The Restated Certificate would be amended to require a vote by the holders of a majority of the Common Shares and Series A Common Shares, each voting separately as a class, in connection with any merger or consolidation of TDS that requires a shareholder vote.



    2. The Restated Certificate would be amended to require a class vote by the holders of a majority of the Common Shares to increase the authorized number of Common Shares, and to require a class vote by the holders of a majority of the Series A Common Shares to increase the authorized number of Series A Common Shares.



    3. The Restated Certificate would be amended to provide that TDS would be subject to the provisions of Section 203 of the Delaware General Corporation Law.



    In connection with the Tracking Stock Proposal, TDS had made offers to each of U.S. Cellular and Aerial to acquire the common stock of such corporations which TDS does not own, in exchange for

               TELEPHONE AND DATA SYSTEMS, INC. AND SUBSIDIARIES

NOTE 2.  PROPOSED CORPORATE RESTRUCTURING (CONTINUED)


tracking stock of TDS which would be intended to reflect the separate performance of U.S. Cellular and Aerial, respectively.



    TDS has held several meetings and substantive negotiations with the special committee of the board of directors of Aerial relating to the proposed Aerial Merger. Following the most recent meeting with TDS, the special committee of the board of directors of Aerial advised TDS that it had determined to recommend that the board of directors of Aerial reject the offer by TDS to acquire the publicly-held shares of Aerial which TDS does not own. The Aerial special committee has advised TDS that it would be prepared to consider a revised proposal which "contains increased protections designed to preserve Aerial's inherent value for its public stockholders and also embodies an increased equity interest in the Aerial Group tracking stock for the Aerial public stockholders." TDS intends to make a revised proposal to the Aerial special committee and to continue to seek an agreement to acquire the Aerial Common Shares that it does not own on mutually acceptable terms.



    With respect to the U.S. Cellular Merger, TDS has met once with, but has not yet held substantive negotiations with, the special committee of the board of directors of U.S. Cellular, which is continuing to conduct due diligence. However, the special committee of the board of directors of U.S. Cellular has expressed significant reservations relating to the offer by TDS to acquire the publicly-held shares of U.S. Cellular that TDS does not own. TDS intends to continue to seek an agreement to acquire the U.S. Cellular Common Shares that it does not own on mutually acceptable terms.



    PRO FORMA EARNINGS PER SHARE



    Pro forma net income attributable to the United States Celluar Group, the TDS Telecommunications Group, the Aerial Communications Group and to the TDS Group through Retained Interest assumes that the U.S. Cellular Merger, Aerial Merger and the Telecom Public Offering has not taken place and therefore 75% of net income of each Group (except for the TDS Group) is attributable to the United States Cellular Group Shares, the TDS Telecommunications Group Shares and the Aerial Communications Group Shares and 25% of net income is attributable to the Retained Interest for the TDS Group. A portion of the net income in the United States Cellular Group and the Aerial Communications Group is allocated to the minority public shareholders of the respective Groups prior to attributing the net income to the Groups and the TDS Group through Retained Interest.



NOTE 3.  AMERICAN PAGING



    TDS completed the transfer of substantially all of the assets and certain, limited liabilities of American Paging, Inc. to TSR Wireless Holdings, LLC pursuant to a previously announced asset contribution agreement. American Paging's revenues totaled $24.6 million and $17.8 million for the three months ended March 31, 1997 and 1998, respectively, and expenses totaled $33.0 million and $29.2 million, respectively. Effective in the second quarter of 1998, TDS will follow the equity method of accounting for its interest in TSR Wireless Holdings, LLC and will report these results as a component of Investment and Other Income (Expense).

               TELEPHONE AND DATA SYSTEMS, INC. AND SUBSIDIARIES

NOTE 4.  MARKETABLE EQUITY SECURITIES



    The following table lists the Company's marketable equity securities at March 31, 1998.



                                                                     CUMULATIVE                  NET
                                            FAIR MARKET   ORIGINAL   UNREALIZED      TAX     UNREALIZED
                                               VALUE        COST        GAIN       EFFECT       GAIN
                                            -----------  ----------  -----------  ---------  -----------
                                                               (DOLLARS IN THOUSANDS)
    Investment in AirTouch................   $ 241,889   $  217,946   $  23,943   $   8,637   $  15,306
    Other.................................       6,593        1,142       5,451       2,129       3,322
                                            -----------  ----------  -----------  ---------  -----------
                                             $ 248,482   $  219,088   $  29,394   $  10,766   $  18,628
                                            -----------  ----------  -----------  ---------  -----------
                                            -----------  ----------  -----------  ---------  -----------



    The cumulative unrealized gain, net of taxes, is included in Common Shareholders' Equity.



NOTE 5. COMPANY-OBLIGATED MANDATORILY REDEEMABLE PREFERRED SECURITIES OF SUBSIDIARY TRUST HOLDING SOLELY COMPANY SUBORDINATED DEBENTURES



    In February 1998, TDS Capital II, a subsidiary trust (the "Trust") of TDS, issued 6,000,000 of its 8.04% Company-Obligated Mandatorily Redeemable Preferred Securities (the "Preferred Securities") at $25 per Preferred Security. Net proceeds from the issuance totaled $145.1 million and were used to retire short-term debt.



    The sole asset of TDS Capital II is $154.6 million principal amount of TDS's 8.04% Subordinated Debentures due March 31, 2038 or such date to which the maturity is extended by TDS, but in no event later than March 31, 2047. There is a full and unconditional guarantee by TDS of the Trust's obligations under the Preferred Securities issued by the Trust. However, TDS's obligations are subordinate and junior in right of payment to certain other indebtedness of TDS. TDS has the right to defer payment of interest on the Subordinated Debentures by extending the interest payment period, at any time, for up to 20 consecutive quarters. If interest payment on the Subordinated Debentures are so deferred, distributions on the Preferred Securities will also be deferred. During any deferral, distributions will continue to accrue with interest thereon. In addition, during any such deferral, TDS may not declare or pay any dividend or other distribution on, or redeem or purchase, any of its common stock.



    The Subordinated Debentures are redeemable by TDS, in whole or in part, from time to time, on or after March 31, 2003, or, in whole but not in part, at any time in the event of certain income tax circumstances. If the Subordinated Debentures are redeemed, the Trust must redeem Preferred Securities on a pro rata basis having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debentures so redeemed. In the event of the dissolution, winding up or termination of the Trust the holders of Preferred Securities will be entitled to receive, for each Preferred Security, a liquidation amount of $25 plus accrued and unpaid distributions thereon to the date of payment, unless, in connection with the dissolution, winding up or termination, Subordinated Debentures are distributed to the holders of the Preferred Securities.



    The Preferred Securities are accounted for and reported in the Company's financial statements in the same manner as the 8.5% Trust Originated Preferred Securities issued by TDS Capital I in 1997.

               TELEPHONE AND DATA SYSTEMS, INC. AND SUBSIDIARIES

NOTE 6.  LONG-TERM DEBT



    Aerial sold $220 million principal amount at maturity of 10-year zero coupon 8.05% yield to maturity debt in February 1998 at an issue price of $100 million. The unsecured notes are due in 2008 and there is no periodic payment of interest. The proceeds were paid to Aerial's equipment vendor in satisfaction of all then outstanding obligations and future obligations up to $100 million. The notes are fully and unconditionally guaranteed by TDS. The notes are subject to optional redemption beginning in 2003 at redemption prices which reflect original issue discount accrued since issuance.



NOTE 7.  GAINS FROM SALE OF CELLULAR INTERESTS AND OTHER INVESTMENTS



    Gains from the sale of cellular interest and other investments in 1998 primarily reflects gains recorded on the sale of the Company's minority interests in twelve markets to AirTouch Communications Inc. ("AirTouch") for AirTouch common shares and cash.



NOTE 8.  OTHER COMPREHENSIVE INCOME



    In 1998, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," ("SFAS No. 130"), which requires companies to report all of the changes in shareholder's equity, except those resulting from investment by owners or distribution to owners ("Comprehensive Income"). The Company's Comprehensive Income includes Net Income and Unrealized Gains from Marketable Equity Securities that are classified as "available-for-sale". The following table summarizes the Company's Comprehensive Income.



                                                                                      THREE MONTHS ENDED
                                                                                          MARCH 31,
                                                                                     --------------------
                                                                                       1997       1998
                                                                                     ---------  ---------
                                                                                         (DOLLARS IN
                                                                                          THOUSANDS)
Net Income.........................................................................  $   9,617  $  74,170
Other Comprehensive Income--Unrealized gains on securities, net of tax of
  $10,301..........................................................................     --         17,944
                                                                                     ---------  ---------
                                                                                     $   9,617  $  92,114
                                                                                     ---------  ---------
                                                                                     ---------  ---------



NOTE 9.  EARNINGS PER SHARE



    The Company adopted SFAS No. 128, "Earnings per Share," effective December 31, 1997. Earnings per Common Share for March 31, 1997 has been restated to conform to current period presentation.

               TELEPHONE AND DATA SYSTEMS, INC. AND SUBSIDIARIES

NOTE 9.  EARNINGS PER SHARE (CONTINUED)


    The amounts used in computing Earnings per Common Share and the effect on income and the weighted average number of Common and Series A Common Shares of dilutive potential common stock are as follows:



                                                                                   MARCH 31, 1997  MARCH 31, 1998
                                                                                   --------------  --------------
                                                                                       (DOLLARS AND SHARES IN
                                                                                             THOUSANDS)
Net Income.......................................................................    $    9,617      $   74,170
Less: Preferred Dividends........................................................          (481)           (440)
                                                                                        -------         -------
Net Income Available to Common used in Earnings per Share--Basic.................         9,136          73,730
Reduction in preferred dividends if Preferred Shares converted into Common
  Shares.........................................................................        --                 402
Minority income adjustment.......................................................           (51)            (51)
                                                                                        -------         -------
Net Income Available to Common used in Earnings per Share--Diluted...............    $    9,085      $   74,081
                                                                                        -------         -------
                                                                                        -------         -------
Weighted Average Number of Common Shares used in Earnings per Share--Basic.......        61,184          60,750
Effect of Dilutive Securities:
  Common Shares outstanding if Preferred Shares converted........................        --                 927
  Stock options and stock appreciation rights....................................           137             136
  Common Shares issuable.........................................................            27              14
                                                                                        -------         -------
Weighted Average Number of Common Shares used in Earnings per Share--Diluted.....        61,348          61,827
                                                                                        -------         -------
                                                                                        -------         -------



    For 1997, Preferred Shares convertible into 951,000 Common Shares were not included in computed diluted Earnings per Common Share because their effects were antidilutive.



    The minority income adjustment reflects the additional minority share of U.S. Cellular's income computed as if all of U.S. Cellular's issuable securities were outstanding.



NOTE 10.  ACQUISITION EFFECTS



    Assuming that acquisitions accounted for as purchases during the period January 1, 1997, to March 31, 1998, had taken place on January 1, 1997, unaudited pro forma results of operations from continuing operations would have been as follows:



                                                                                    THREE MONTHS ENDED
                                                                                        MARCH 31,
                                                                                  ----------------------
                                                                                     1997        1998
                                                                                  ----------  ----------
                                                                                  (DOLLARS IN THOUSANDS,
                                                                                     EXCEPT PER SHARE
                                                                                         AMOUNTS)
Operating revenues..............................................................  $  313,361  $  392,118
Net income......................................................................      11,001      74,115
Earnings per share--Basic.......................................................        0.17        1.21
Earnings per share--Diluted.....................................................  $     0.17  $     1.20

               TELEPHONE AND DATA SYSTEMS, INC. AND SUBSIDIARIES

NOTE 11.  SUPPLEMENTAL CASH FLOW INFORMATION



    Cash and cash equivalents include cash and those short-term, highly liquid investments with original maturities of three months or less. Those investments with original maturities of more than three months to twelve months are classified as temporary investments. Temporary investments are stated at cost, which approximates market. Those investments with original maturities of more than 12 months are classified as marketable securities and are stated at amortized cost.



    TDS acquired certain cellular licenses, operating companies and telephone companies in 1998. In conjunction with these acquisitions, the following assets were acquired and liabilities assumed and Common Shares issued.



                                                                                     THREE MONTHS ENDED
                                                                                       MARCH 31, 1998
                                                                                     -------------------
                                                                                         (DOLLARS IN
                                                                                      THOUSANDS, EXCEPT
                                                                                     PER SHARE AMOUNTS)
Property, plant and equipment......................................................      $     7,825
Cellular licenses..................................................................           34,080
Equity method investment in cellular interests.....................................            4,927
Franchise costs....................................................................            5,304
Long-term debt.....................................................................           (4,634)
Deferred credits...................................................................             (991)
Other assets and liabilities, excluding cash and cash equivalents..................            7,972
Decrease in Minority interest......................................................            7,820
Common Shares issued...............................................................          (10,028)
                                                                                            --------
Decrease in cash due to acquisitions...............................................      $    52,275
                                                                                            --------
                                                                                            --------



    The following table summarizes interest and income taxes paid, and other noncash transactions.



                                                                                     THREE MONTHS ENDED
                                                                                         MARCH 31,
                                                                                    --------------------
                                                                                      1997       1998
                                                                                    ---------  ---------
                                                                                         (DOLLAR IN
                                                                                         THOUSANDS)
Interest Paid.....................................................................  $  19,231  $  31,089
Income Taxes Paid.................................................................      4,209      8,347
Common Shares issued by TDS for conversion of TDS Preferred Stock.................  $     261  $   3,063



NOTE 12.  BUSINESS SEGMENT INFORMATION



    The following tables summarize business segment information for the three months ended or at March 31, 1997, and 1998.

               TELEPHONE AND DATA SYSTEMS, INC. AND SUBSIDIARIES

NOTE 12.  BUSINESS SEGMENT INFORMATION (CONTINUED)


U.S. CELLULAR OPERATIONS



                                                                               THREE MONTHS ENDED OR AT
                                                                                      MARCH 31,
                                                                              --------------------------
                                                                                  1997          1998
                                                                              ------------  ------------
                                                                                (DOLLARS IN THOUSANDS)
Operating Revenues
  Local service.............................................................  $    121,027  $    170,085
  Inbound roaming...........................................................        45,340        46,206
  Long-distance and other...................................................        18,217        28,866
                                                                              ------------  ------------
                                                                                   184,584       245,157
                                                                              ------------  ------------
Operating Expenses
  System operations.........................................................        31,229        36,943
  Marketing and selling.....................................................        37,802        50,001
  Cost of equipment sold....................................................        17,994        20,748
  General and administrative................................................        43,953        59,043
  Depreciation..............................................................        21,509        35,920
  Amortization..............................................................         8,652         9,347
                                                                              ------------  ------------
                                                                                   161,139       212,002
                                                                              ------------  ------------
Operating Income............................................................  $     23,445  $     33,155
                                                                              ------------  ------------
                                                                              ------------  ------------
Additions to property, plant and equipment..................................  $     53,062  $     69,093
Identifiable assets.........................................................  $  2,164,997  $  2,714,381



AERIAL OPERATIONS



                                                                               THREE MONTHS ENDED OR AT
                                                                                      MARCH 31,
                                                                              --------------------------
                                                                                  1997          1998
                                                                              ------------  ------------
                                                                                (DOLLARS IN THOUSANDS)
Operating Revenues                                                            $    --       $     30,746
                                                                              ------------  ------------
Operating Expenses
  Systems operations........................................................       --             15,016
  Marketing and selling.....................................................       --             17,432
  Cost of equipment sold....................................................       --             22,820
  General and administrative................................................       --             14,196
  Customer service..........................................................       --             10,899
  Depreciation..............................................................       --             17,807
  Amortization..............................................................       --              1,889
                                                                              ------------  ------------
                                                                                   --            100,059
                                                                              ------------  ------------
Operating (Loss)                                                              $    --       $    (69,313)
                                                                              ------------  ------------
                                                                              ------------  ------------
Additions to property, plant and equipment..................................  $     84,608  $     29,685
Identifiable assets.........................................................  $    738,741  $    962,886

               TELEPHONE AND DATA SYSTEMS, INC. AND SUBSIDIARIES

NOTE 12.  BUSINESS SEGMENT INFORMATION (CONTINUED)


TDS TELECOM OPERATIONS



                                                                               THREE MONTHS ENDED OR AT
                                                                                      MARCH 31,
                                                                              --------------------------
                                                                                  1997          1998
                                                                              ------------  ------------
                                                                                (DOLLARS IN THOUSANDS)
Telephone Operations
  Operating Revenues
    Local service...........................................................  $     29,861  $     32,551
    Network access and long-distance........................................        56,592        60,846
    Miscellaneous...........................................................        12,179        13,897
                                                                              ------------  ------------
                                                                                    98,632       107,294
                                                                              ------------  ------------
  Operating Expenses
    Network operations......................................................        18,030        20,678
    Depreciation and Amortization...........................................        23,293        26,007
    Customer operations.....................................................        14,897        17,509
    Corporate and other.....................................................        15,456        18,948
                                                                              ------------  ------------
                                                                                    71,676        83,142
                                                                              ------------  ------------
  Telephone Operating Income................................................        26,956        24,152
                                                                              ------------  ------------
Other Operations
  Revenues..................................................................         7,171         9,400
  Expenses..................................................................         7,220        13,237
                                                                              ------------  ------------
  Other Operating Income....................................................           (49)       (3,837)
                                                                              ------------  ------------
Intercompany Eliminations
  Revenues..................................................................          (232)         (479)
  Expenses..................................................................          (232)         (479)
                                                                              ------------  ------------
Operating Income............................................................  $     26,907  $     20,315
                                                                              ------------  ------------
                                                                              ------------  ------------
Additions to property, plant and equipment..................................  $     23,904  $     30,739
Identifiable assets.........................................................  $  1,173,614  $  1,305,207



OTHER OPERATIONS



                                                                               THREE MONTHS ENDED OR AT
                                                                                      MARCH 31,
                                                                               ------------------------
                                                                                  1997         1998
                                                                               -----------  -----------
                                                                                (DOLLARS IN THOUSANDS)
Additions to property, plant and equipment
  Other......................................................................  $     7,450  $    (4,203)
Identifiable assets
  Other......................................................................  $   238,514  $   218,634

                                                                         ANNEX A

                         ILLUSTRATION OF CERTAIN TERMS

    The following illustrations demonstrate the method of calculation of the Retained Interest and an Inter-Group Interest in any Tracking Group which the Company may create, and the application of certain terms based on the assumptions set forth herein. For purposes hereof, the Telecom Group is used as an example to illustrate the application of certain terms applicable to all Tracking Stocks and Tracking Groups. Also for purposes of illustration, 90 million shares are used as the number of authorized Telecom Group Shares, 54 million shares are used as the number of Telecom Group Shares issued in the Offerings and the Distribution, 14 million shares are used as the Number of Shares Issuable with Respect to Retained Interest in the Telecom Group immediately following the Distribution and the Offerings and 1.5 million shares are used as the pre-Distribution Number of Shares Issuable to Third Parties. Unless otherwise specified, each illustration below should be read independently as if none of the other transactions illustrated herein had occurred. Actual calculations may be slightly different due to rounding. The following illustrations are not intended to be complete and are qualified in their entirety by the more detailed information contained in the Prospectus and the Exhibits thereto. Please note that the following illustrations are purely hypothetical and the numbers used herein (including assumptions of market values) were chosen to simplify the calculations and are not intended to represent estimates of actual numbers or values. Capitalized terms used herein have the respective meanings ascribed to them in the Prospectus.

    At any given time, the Outstanding Interest Fraction, which represents the percentage interest in the equity value of the Company attributable to the Telecom Group that is represented by the outstanding Telecom Group Shares, will be equal to the quotient of:

                        Outstanding Telecom Group Shares
                      ------------------------------------

    Outstanding Telecom Group Shares + Number of Shares Issuable with Respect to Retained Interest in the Telecom Group + Number of Shares Issuable with Respect to Inter-Group Interest(s) in the Telecom Group by other Tracking Group(s)

    The balance of the equity of the Telecom Group is represented by the Retained Interest held by the TDS Group and any other Tracking Group's Inter-Group Interest in such Tracking Group.

    At any given time, the Retained Interest Fraction, which represents the percentage interest in the equity value of the Company attributable to the Telecom Group that is attributable to the TDS Group, will be equal to the quotient of:

   Number of Shares Issuable with Respect to Retained Interest in the Telecom
                                     Group.
                      ------------------------------------

    Outstanding Telecom Group Shares + Number of Shares Issuable with Respect to Retained Interest in such the Telecom Group + Number of Shares Issuable with Respect to Inter-Group Interest(s) in the Telecom Group by other Tracking Group(s).

    At any given time, the Inter-Group Interest Fraction, which represents the percentage interest in the equity value of the Company attributable to the Telecom Group that is attributed to other Tracking Groups, will be equal to the quotient of:

 Number of Shares Issuable with Respect to Inter-Group Interest in the Telecom
                                     Group.
                      ------------------------------------

    Outstanding Telecom Group Shares + Number of Shares Issuable with Respect to Retained Interest in the Telecom Group + Number of Shares Issuable with Respect to Inter-Group Interest(s) in the Telecom Group by other Tracking Group(s).

    For a particular Tracking Group, the sum of the Outstanding Interest Fraction, the Retained Interest Fraction and the Inter-Group Interest Fraction(s) will always equal 100%.

    The Adjusted Outstanding Interest Fraction is a measure that differs from the Outstanding Interest Fraction in that it takes into account the dilutive effect of certain convertible securities and options, shares committed for acquisitions or otherwise. It is used instead of the Outstanding Interest Fraction in certain situations and would be equal to the quotient of:

                        Outstanding Telecom Group Shares
                      ------------------------------------

    Outstanding Telecom Group Shares + Number of Shares Issuable with Respect to Retained Interest in the Telecom Group + Number of Shares Issuable with Respect to Inter-Group Interest(s) in the Telecom Group by other Tracking Group(s) + Number of Telecom Group Shares Issuable to Third Parties.

                       PURCHASES OF TELECOM GROUP SHARES

    The following two illustrations reflect the purchase by the Company of 5 million Telecom Group Shares, which are retired or otherwise cease to be outstanding following their purchase. For purposes of these illustrations, it is assumed that no Inter-Group Interest in the Telecom Group exists.

A. PURCHASE WITH TRACKING GROUP FUNDS

    Assume all such shares are identified as having been purchased with funds attributed to the Telecom Group, with the Telecom Group being charged with the consideration paid for such shares.

Shares previously issued and outstanding......................    54 million
Shares purchased..............................................   (5) million
Total shares issued and outstanding after purchase............    49 million

    - The Number of Shares Issuable with Respect to Retained Interest in the Telecom Group by the TDS Group would not be changed by the purchase of any shares of Telecom Group Shares which are purchased with funds attributed to the Telecom Group.

    - The Telecom Group Outstanding Interest Fraction would be 78%, calculated as follows:

                                     49 million

                              -------------------------

                               49 million + 14 million

    The Retained Interest Fraction would accordingly represent a TDS Group interest of 22% in the Telecom Group.

    - In this case, the TDS Group would be credited, and the Telecom Group would be charged, with an amount equal to 28% (representing the ratio of the Retained Interest Fraction (22%) to the Telecom Group Outstanding Interest Fraction (78%)) of the aggregate amount of any dividend or other distribution paid on the outstanding shares of Telecom Group Shares (other than a dividend or other distribution payable in shares of Telecom Group Shares or in certain other securities). If, for example, a dividend of $1 per share were declared and paid on the 49 million shares of Telecom Group Shares outstanding (an aggregate of $49 million), the TDS Group would be credited with $14 million, and the Telecom Group would be charged with that amount in addition to the $49 million dividend on the outstanding Telecom Group Shares (a total of $63 million).

    - The Company would have 41 million authorized and unissued shares of Telecom Group Shares (90 million minus 49 million issued and outstanding).

B. PURCHASE WITH TDS GROUP FUNDS

    Assume all such shares are identified as having been purchased with funds attributed to the TDS Group, with the TDS Group being charged with the consideration paid for such shares.

Shares previously issued and outstanding......................    54 million
Shares purchased..............................................   (5) million
Total shares issued and outstanding after purchase............    49 million

    - The Number of Shares Issuable with Respect to Retained Interest would be increased by the number of shares of Telecom Group Shares which are so purchased with funds attributed to the TDS Group.

The Number of Shares Issuable with Respect to Retained
  Interest prior to purchase..................................    14 million
Shares purchased..............................................     5 million
Number of Shares Issuable with Respect to Retain Interest
  after purchase..............................................    19 million

    - The Telecom Group Outstanding Interest Fraction would be 72%, calculated as follows:

                                     49 million

                              -------------------------
                               49 million + 19 million

    The Retained Interest Fraction would accordingly represent a TDS Group interest of 28% in the Telecom Group.

    - In this case, the TDS Group would be credited, and the Telecom Group would be charged, with an amount equal to 39% (representing the ratio of the Retained Interest Fraction (28%) to the Telecom Group Outstanding Interest Fraction (72%)) of the aggregate amount of any dividend or other distribution paid on the outstanding shares of Telecom Group Shares (other than a dividend or other distribution payable in shares of Telecom Group Shares or in certain other securities). If, for example, a dividend of $1 per share were declared and paid on the 49 million shares of Telecom Group Shares outstanding (an aggregate of $49 million), the TDS Group would be credited with $28 million, and the Telecom Group would be charged with that amount in addition to the $49 million dividend on the outstanding Telecom Group Shares (a total of $77 million).

    - The Company would have 41 million authorized and unissued Telecom Group Shares (90 million minus 49 million issued and outstanding).

        TRANSFERS OF ASSETS BETWEEN THE TDS GROUP AND THE TELECOM GROUP

A. CONTRIBUTION OF ASSETS FROM THE TDS GROUP TO THE TELECOM GROUP

    The following illustration reflects the contribution by the TDS Group to the Telecom Group of $60 million of assets attributed to the TDS Group in return for an increase in the Retained Interest on a date on which the Market Value of the Telecom Group Shares is $20 per share and the Number of Shares Issuable with Respect to Retained Interest is 14 million.

                                                                          54
Shares previously issued and outstanding.........................    million
Newly issued shares..............................................     --
                                                                          54
Total shares issued and outstanding after contribution...........    million

    - The Number of Shares Issuable with Respect to Retained Interest would be increased to reflect the contribution to the Telecom Group of assets theretofore attributed to the TDS Group. The increase in the Number of Shares Issuable with Respect to Retained Interest would be calculated by dividing the value of the contribution by the per share Market Value of the Telecom Group Shares. Thus, the $60 million contribution by the TDS Group to the Telecom Group would result in an increase of 3 million shares (an amount equal to $60 million divided by $20).

Number of Shares Issuable with Respect to Retained Interest
  prior to contribution.......................................    14 million
Adjustment to reflect contribution to the Telecom Group of
  assets attributed to the TDS Group ($60 divided by $20).....     3 million
Number of Shares Issuable with Respect to Retained Interest
  after contribution..........................................    17 million

    - The Telecom Group Outstanding Interest Fraction would be 76%, calculated as follows:

                                     54 million

                              -------------------------
                               54 million + 17 million

    The Retained Interest Fraction would accordingly represent a TDS Group interest of 24% in the Telecom Group.

    - In this case, the TDS Group would be credited, and the Telecom Group would be charged, with an amount equal to 32% (representing the ratio of the Retained Interest Fraction (24%) to the Telecom Group Outstanding Interest Fraction (76%)) of the aggregate amount of any dividend or other distribution paid on the outstanding Telecom Group Shares (other than a dividend or other distribution payable in Telecom Group Shares or in certain other securities).

    - The Company would have 36 million authorized and unissued Telecom Group Shares (90 million minus 54 million issued and outstanding).

B. TRANSFER OF ASSETS FROM A TRACKING GROUP TO THE TDS GROUP

    The following illustration reflects the transfer by the Telecom Group to the TDS Group of $60 million of assets attributed to the Telecom Group in return for a reduction in the Retained Interest on a date on which the Market Value of the Telecom Group Shares is $20 per share and the Number of Shares Issuable with Respect to Retained Interest is 14 million.

                                                                          54
Shares previously issued and outstanding.........................    million
Shares purchased.................................................     --
                                                                          54
Total shares issued and outstanding after transfer...............    million

    - The Number of Shares Issuable with Respect to Retained Interest would be decreased to reflect the contribution to the TDS Group of assets theretofore attributed to the Telecom Group. The decrease in the Number of Shares Issuable with Respect to Retained Interest would be calculated by dividing the value of the contribution by the per share Market Value of the Telecom Group

      Shares. Thus, the $60 million contribution by the Telecom Group to the TDS Group would result in a decrease of 3 million shares (an amount equal to $60 million divided by $20).

Number of Shares Issuable with Respect to Retained Interest
  prior to transfer...........................................    14 million
Adjustment to reflect transfer to the TDS Group of assets
  attributed to the Telecom Group ($60 divided by $20)........   (3) million
Number of Shares Issuable with Respect to Retained Interest
  after transfer..............................................    11 million

    The Telecom Group will not make transfers of assets to the TDS Group in reduction of the Retained Interest if the effect would be to reduce the Number of Shares Issuable with Respect to Retained Interest to less than zero. The Telecom Group cannot have an Inter-Group Interest in the TDS Group.

    - The Telecom Group Outstanding Interest Fraction would be 83%, calculated as follows:

                                     54 million

                              -------------------------
                               54 million + 11 million

    The Retained Interest Fraction would accordingly represent a TDS Group interest of 17% in the Telecom Group.

    - In this case, the TDS Group would be credited, and the Telecom Group would be charged, with an amount equal to 20% (representing the ratio of the Retained Interest Fraction (17%) to the Telecom Group Outstanding Interest Fraction (83%)) of the aggregate amount of any dividend or other distribution paid on the outstanding Telecom Group Shares (other than a dividend or other distribution payable in Telecom Group Shares or in certain other securities).

    - The Company would have 36 million authorized and unissued Telecom Group Shares (90 million minus 54 million issued and outstanding).

                    FUTURE OFFERINGS OF TRACKING GROUP STOCK

    The following illustrations reflect the sale by the Company of 10 million Telecom Group Shares on a date on which the Number of Shares Issuable with Respect to Retained Interest is 14 million shares.

A. OFFERING FOR TRACKING GROUP

    The following example assumes all such Telecom Group Shares issued pursuant to the offering are identified as issued for the account of the Telecom Group, with the net proceeds credited to the Telecom Group:

Shares previously issued and outstanding......................    54 million
Newly issued shares...........................................    10 million
Total shares issued and outstanding after offering............    64 million

    - The Number of Shares Issuable with Respect to Retained Interest would not be changed by the issuance of any Telecom Group Shares for the account of the Telecom Group.

    - The Outstanding Interest Fraction would be 82%, calculated as follows:

                                      64 million

                              -------------------------
                               64 million + 14 million

    The Retained Interest Fraction would accordingly represent a TDS Group interest of 18% in the Telecom Group.

    - The Company would have 26 million authorized and unissued Telecom Group Shares remaining (90 million minus 64 million issued and outstanding).

B. OFFERING FOR THE TDS GROUP

    The following example assumes all such Telecom Group Shares issued pursuant to the offering are identified as issued for the account of the TDS Group with respect to the Retained Interest, with the net proceeds credited to the TDS
Group:

Shares previously issued and outstanding......................    54 million
Newly issued shares...........................................    10 million
Total shares issued and outstanding after offering............    64 million

    - The Number of Shares Issuable with Respect to Retained Interest would decrease by the number of Telecom Group Shares issued for the account of the TDS Group.

Number of Shares Issuable with Respect to Retained Interest
  prior to offering...........................................    14 million
Shares issued in offering.....................................  (10) million
Number of Shares Issuable with Respect to Retained Interest
  after offering..............................................     4 million

    - The Telecom Group Outstanding Interest Fraction would be 94%, calculated as follows:

                                     64 million

                              -------------------------
                               64 million + 4 million

    The Retained Interest Fraction would accordingly represent a TDS Group interest of 6% in the Telecom Group.

    - The Company would have 26 million authorized and unissued Telecom Group Shares (90 million minus 64 million issued and outstanding).

         OFFERINGS OF CONVERTIBLE SECURITIES FOLLOWING THE DISTRIBUTION

    If the Company were to issue any debt or preferred stock which was convertible into Telecom Group Shares, the Retained Interest Fraction and the Outstanding Interest Fraction would be unchanged at the time of such issuance. If any Telecom Group Shares were issued upon the conversion of such Convertible Security, however, then the Retained Interest Fraction and the Outstanding Interest Fraction would be affected in a manner similar to that shown above under "Offering for the Telecom Group", if such Convertible Security were attributed to the Telecom Group, or under "Offering for the TDS Group," if such Convertible Security were attributed to the TDS Group. The conversion, exercise or exchange of Pre-Distribution Convertible Securities will be attributed to the TDS Group.

                      TELECOM GROUP COMMON STOCK DIVIDENDS

    The following illustrations reflect stock dividends of Telecom Group Shares on the outstanding Telecom Group Shares, and on the outstanding TDS Group Shares, respectively, on a date on which the Number of Shares Issuable with Respect to Retained Interest is 14 million shares.

A. TRACKING STOCK DIVIDEND ON TRACKING GROUP SHARES

    The following example assumes that the Company declares a stock dividend of one-third of one Telecom Group Share on each outstanding Telecom Group Share.

Shares previously issued and outstanding......................    54 million
Newly issued shares...........................................    18 million
Total shares issued and outstanding after dividend............    72 million

    - The Number of Shares Issuable with Respect to Retained Interest would be increased proportionately to reflect the stock dividend payable in Telecom Group Shares to holders of Telecom Group Shares.

Number of Shares Issuable with Respect to Retained Interest
  prior to dividend...........................................    14 million
Adjustment to reflect dividend on shares on outstanding
  Telecom Group Shares........................................  4.67 million
Number of Shares Issuable with Respect to Retained Interest            18.67
  after dividend..............................................       million

    - The Telecom Group Outstanding Interest Fraction would be 79%, calculated as follows:

                                     72 million

                             ---------------------------
                             72 million + 18.67 million

    The Retained Interest Fraction would accordingly represent a TDS Group interest of 21% in the Telecom Group. The Telecom Group Outstanding Interest Fraction and the Retained Interest Fraction would be unchanged from the corresponding percentages prior to the dividend.

    - The Company would have 18 million authorized and unissued Telecom Group Shares remaining (90 million minus 72 million issued and outstanding).

B. TRACKING STOCK DIVIDEND ON TDS GROUP SHARES

    The following example assumes that an aggregate of 60 million TDS Group Shares are outstanding and the Company declares a stock dividend of one-tenth of one Telecom Group Share on each outstanding TDS Group Share.

Telecom Group Shares previously issued and outstanding........    54 million
Newly issued Telecom Group Shares.............................     6 million
Total Telecom Group Shares issued and outstanding after
  dividend....................................................    60 million

    - Any dividend of Telecom Group Shares on the outstanding TDS Group Shares will be treated as a dividend payable from the Number of Shares Issuable with Respect to Retained Interest in the Telecom Group. As a result, the Number of Shares Issuable with Respect to Retained Interest would decrease by an amount equal to the number of Telecom Group Shares distributed on the outstanding TDS Group Shares pursuant to the stock dividend.

Number of Telecom Group Shares Issuable with Respect to
  Retained Interest prior to dividend.........................    14 million
Telecom Group Shares distributed on outstanding TDS Group
  Shares......................................................   (6) million
Number of Telecom Group Shares Issuable with Respect to
  Retained Interest after dividend............................     8 million

    - The Company will not distribute to holders of TDS Group Shares as a dividend a number of Telecom Group Shares exceeding the Number of Shares Issuable with Respect to Retained Interest by the TDS Group in the Telecom Group.

    - The Telecom Group Outstanding Interest Fraction would be 60%, calculated as follows:

                                     60 million

                              ------------------------
                               60 million + 8 million

    The Retained Interest Fraction would accordingly represent a TDS Group interest of 12% in the Telecom Group.

    - The Company would have 30 million authorized and unissued Telecom Group Shares remaining (90 million minus 60 million issued and outstanding).

         CERTAIN CONVERSION, REDEMPTION AND SPECIAL DIVIDEND PROVISIONS

    The following illustrations reflect (a) conversion of the Telecom Group Shares at the option of the Company, (b) mandatory dividend, redemption or conversion of the Telecom Group Shares following the Disposition of all or substantially all of the properties and assets of the Telecom Group and (c) redemption of all the Telecom Group Shares in exchange for stock of a subsidiary holding all the assets and liabilities of the Telecom Group, in each case assuming that (i) the number of outstanding Telecom Group Shares is 54 million shares, (ii) the Number of Shares Issuable with Respect to Retained Interest is 14 million shares and (iii) the pre-Distribution Number of Shares Issuable to Third Parties is 1.5 million.

A.  CONVERSION AT THE OPTION OF THE COMPANY

    The following example assumes that the Company elects to convert the Telecom Group Shares into TDS Group Special Common Shares at the Optional Conversion Percentage and the post-Distribution Number of Shares Issuable to Third Parties (with respect to the Telecom Group) is 1.5 million.

    - The Adjusted Outstanding Telecom Group Shares would be 71 million (representing the sum of (i) the number of outstanding Telecom Group Shares, (ii) the Number of Shares Issuable with Respect to Retained Interest, (iii) the pre-Distribution Number of Shares Issuable to Third Parties (with respect to the Telecom Group) and (iv) the post-Distribution Number of Shares Issuable to Third Parties (with respect to the Telecom Group)), calculated as follows:

                 54 million + 14 million + 1.5 million + 1.5 million

    - If the Company elected to convert the Telecom Group Shares into Special Common Shares, assuming that the Market Value of one Telecom Group Share on each Trading Day during the twenty-Trading Day period ending on the 5th Trading Day prior to the date of notice of such conversion is $20 and the Market Value of one Special Common Share (or Common Share, if there is no public market value for the Special Common Shares) on each Trading Day during such period is $10, the Telecom Group Shares would be converted into Special Common Shares at a ratio of 2.3 Special Common Shares for each Telecom Group Share (representing 115% of the average daily ratio during such period of the Market Value of one Telecom Group Share to the Market Value of one Special Common Share). The Optional Conversion Percentage is fixed at 115% for the first five years after the initial issuance date of the applicable Tracking Stock, and then declines 1% per year until it is 110% on the ninth anniversary of the initial issuance date and for all periods thereafter.

B.  DISPOSITION OF ASSETS OF TRACKING GROUP

    The following example assumes that a Disposition of all (not merely substantially all) of the properties and assets of the Telecom Group occurs and the Fair Value of the Net Proceeds from such Disposition equal $2 billion.

    - If the Company elected to redeem all outstanding Telecom Group Shares, the aggregate redemption price would be $1.52 billion (representing the product of the Adjusted Outstanding Interest Fraction for the Telecom Group and the Fair Value of the Net Proceeds of such Disposition), calculated as follows:

                 54 million
                                                 X    $2 billion
--------------------------------------------
 54 million + 14 million + 1.5 million +1.5
                   million

    In this case each outstanding Telecom Group Share would be redeemed in exchange for $28.15 per share (representing the quotient of the aggregate redemption price ($1.52 billion) and the number of outstanding Telecom Group Shares (54 million)). If any Shares Issuable to Third Parties remain outstanding at the time of any redemption of all outstanding Telecom Group Shares following the disposition of all (not merely substantially all) of the properties and assets of the Telecom Group, the proportionate interest in the Fair Value of the Net Proceeds of the Disposition to be distributed to the holders of Telecom Group Shares will be determined on the basis of the Adjusted Outstanding Interest Fraction, which will result in the allocation to the TDS Group of a portion of such Fair Value of the Net Proceeds, in addition to the portion attributable to any Retained Interest in the Telecom Group, sufficient to provide for the delivery of the portion of the consideration (if any) deliverable by the Company with respect to the Shares Issuable to Third Parties.

    - If the Company elected to convert the Telecom Group Shares into Special Common Shares, assuming that the Market Value of one Telecom Group Share on each Trading Day during the forty-Trading Day period beginning on the 11th Trading Day following the consummation of such Disposition is $20 and the Market Value of one Special Common Share (or Common Share, if there is no public market value for the Special Common Shares) on each Trading Day during such period is $10, the Telecom Group Shares would be converted into Special Common Shares at a ratio of 2.2 Special Common Shares for each Telecom Group Share (representing 110% of the average daily ratio during such period of the Market Value of one Telecom Group Share to the Market Value of one Special Common Share).

    The following example assumes that a Disposition of substantially all (but not all) of the properties and assets of the Telecom Group occurs and the Fair Value of the Net Proceeds from the Disposition equal $1 billion.

    - If the Company elected to pay a dividend to the holders of Telecom Group Shares, the aggregate amount of the dividend would be $794 million (representing the product of the Outstanding Interest Fraction and the Fair Value of the Net Proceeds of the Disposition), calculated as follows:

     54 million
                         X    $1 billion
--------------------
   54 million + 14
       million

    In this case, the TDS Group would be credited, and the Telecom Group would be charged, with $206 million, an amount equal to 26% (representing the ratio of the Retained Interest Fraction (21%) and the Outstanding Interest Fraction (79%)) of the aggregate amount of such dividend.

    - If the Company elected to redeem Telecom Group Shares, the aggregate redemption price would be $794 million (representing the product of the Outstanding Interest Fraction and the Fair Value of the Net Proceeds of such Disposition), calculated as follows:

     54 million
                         X    $1 billion
--------------------
   54 million + 14
       million

    In this case, assuming that the average Market Value of one Telecom Group Share for the forty-Trading Day period beginning on the 11th Trading Day following the consummation of such Disposition is $20, an aggregate of 40 million (equal to the quotient of the aggregate redemption price and such average Market Value) outstanding Telecom Group Shares would be redeemed in exchange for $20 per share.

    - If the Company elected to convert Telecom Group Shares into Special Common Shares, assuming that the Market Value of one Telecom Group Share on each Trading Day during the forty-Trading Day period beginning on the 11th Trading Day following the consummation of such Disposition was $20 and the Market Value of one Special Common Share (or Common Share, if there is no public market value for the Special Common Shares) on each Trading Day during such period was $10, the Telecom Group Shares would be converted into Special Common Shares at a ratio of 2.2 (representing 110% of the average daily ratio during such period of the Market Value of one Telecom Group Share to the Market Value of one share of Special Common Share) Special Common Shares for each Telecom Group Share.

C.  REDEMPTION IN EXCHANGE FOR STOCK OF SUBSIDIARY

    The following example assumes that the Company elects to redeem all of the outstanding Telecom Group Shares in exchange for shares of common stock of TDS Telecom and that TDS Telecom is a wholly-owned subsidiary of the Company. Prior to the redemption, the Company would recapitalize TDS Telecom so that its capital structure included shares which were substantially similar to the Series A Common Shares, Common Shares and Special Common Shares and increase the number of authorized shares to permit the redemption to take place. For this purpose, assume that the total number of outstanding shares of common stock of TDS Telecom is 71 million after such recapitalization, consisting of an appropriate number of shares which correspond to the same number of shares of Series A Common Shares, Common Shares and Special Common Shares which are then issued and outstanding.

    - In this case, Telecom Group Shares would be redeemed in exchange for an aggregate number of shares of common stock of TDS Telecom corresponding to Special Common Shares equal to

      54 million (representing the product of the Adjusted Outstanding Interest Fraction and the number of shares of common stock of TDS Telecom), calculated as follows:

      54 million
                              X    71 million TDS Telecom Common Shares
----------------------
54 million + 14 million
           +
   1.5 million + 1.5
        million

    In this case each outstanding Telecom Group Share would be redeemed in exchange for one share of common stock of TDS Telecom corresponding to Special Common Shares, and the Company would retain 17 million shares of common stock of TDS Telecom corresponding to Series A Common Shares, Common Shares and Special Common Shares. Of such shares, 3 million would correspond to Special Common Shares and would be held by the TDS Group to be used in connection with Shares Issuable to Third Parties. The remaining shares would be held by the TDS Group for the benefit of the holders of TDS Group Shares or, alternatively, the Board could elect to distribute such shares of TDS Telecom to the holders of TDS Group Shares. In such event, holders of Series A Common Shares would receive TDS Telecom shares corresponding to Series A Common Shares, holders of Common Shares would receive TDS Telecom shares corresponding to Common Shares and holders of Special Common Shares, if any, would receive TDS Telecom shares corresponding to Special Common Shares.

--------------------------------------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH ITS RELATES, OR CONSTITUTE AN OFFER TO SELL OR A SOLICITATION TO AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.
                                 --------------

                               TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
Available Information.....................................................     3
Incorporation of Certain Documents by Reference...........................     3
Private Securities Litigation Reform Act of 1995 Safe Harbor Cautionary
  Statement...............................................................     4
Prospectus Summary........................................................     5
Risk Factors..............................................................    18
Use of Proceeds...........................................................    30
Dividend Policy...........................................................    30
Capitalization............................................................    31
Selected Financial Information of the Telecom Group.......................    32
Telecom Group Management's Discussion and Analysis of Financial Condition
  and Results of Operations...............................................    34
Selected Consolidated Financial Information of Telephone and Data Systems,
  Inc.....................................................................    45
Telephone and Data Systems, Inc. and Subsidiaries Management's Discussion
  and Analysis of Results of Operations and Financial Condition...........    47
Business of the Telecom Group.............................................    67
Management of TDS Telecom.................................................    82
Description of Capital Stock..............................................    85
Management and Allocation Policies........................................   109
Certain Definitions.......................................................   118
Certain Federal Income Tax Consequences...................................   127
Underwriting..............................................................   131
Legal Matters.............................................................   134
Experts...................................................................   134
Notice to Canadian Residents..............................................   135
Index to Financial Statements.............................................   F-1



                               13,500,000 SHARES



                                     [LOGO]

                             TDS TELECOMMUNICATIONS
                              GROUP COMMON SHARES


                                       OF

                                 TELEPHONE AND
                               DATA SYSTEMS, INC.

                            ------------------------

                              P R O S P E C T U S
                            ------------------------

                         JOINT GLOBAL COORDINATORS AND
                                  BOOK RUNNERS
                            (IN ALPHABETICAL ORDER)

                           CREDIT SUISSE FIRST BOSTON
                              SALOMON SMITH BARNEY
                                  -----------

                          DONALDSON, LUFKIN & JENRETTE

      SECURITIES CORPORATION

                              GOLDMAN, SACHS & CO.

--------------------------------------------------------------------------------

                 [ALTERNATE PAGE FOR INTERNATIONAL PROSPECTUS]
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED MAY 15, 1998

INTERNATIONAL PROSPECTUS
                               13,500,000 SHARES

                                     [LOGO]
                   TDS TELECOMMUNICATIONS GROUP COMMON SHARES
                                       OF
                        TELEPHONE AND DATA SYSTEMS, INC.

    Of the 13,500,000 TDS Telecommunications Group Common Shares ("Telecom Group Shares") being offered hereby by Telephone and Data Systems, Inc. ("TDS" or the
"Company"),           Telecom Group Shares are being offered in an international
offering outside the United States and Canada and           Telecom Group Shares
are being offered in a concurrent offering in the United States and Canada. Such offerings are collectively referred to herein as the "Offerings." The net proceeds of the Offerings will be allocated to the Telecom Group (as defined herein). Prior to the Offerings, there has been no public market for the Telecom Group Shares. It is currently estimated that the initial public offering price will be between $12.50 and $14.50 per share. The initial public offering price and the aggregate underwriting discount per share are identical for both Offerings. See "Underwriting" for a discussion of the factors considered in determining the initial public offering price.

    The Telecom Group Shares are a class of common stock of the Company and are intended to reflect the separate performance of the Telecom Group, including the Company's interest in TDS Telecommunications Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company ("TDS Telecom"), which concurrently owns and operates landline telephone companies. The Telecom Group Shares are one of five classes of common stock of the Company expected to be outstanding following the Offerings and certain related transactions described herein. Holders of Telecom Group Shares and the other classes of common stock of the Company are holders of common stock of the Company and continue to be subject to all the risks of an investment in the Company and all of its businesses, assets and liabilities.

    The other classes of common stock of the Company are the Common Shares, the Series A Common Shares, the United States Cellular Group Common Shares ("Cellular Group Shares") and the Aerial Communications Group Common Shares ("Aerial Group Shares"). The Telecom Group Shares offered hereby, the Cellular Group Shares and the Aerial Group Shares are collectively referred to herein as the "Tracking Stocks." See "Description of Capital Stock" for a description of the rights and privileges of shares of each class of TDS common stock.

    The holders of Telecom Group Shares vote as a group together with the holders of certain shares of preferred stock of the Company, the Common Shares, the Cellular Group Shares and the Aerial Group Shares in the election of 25% of the directors plus one additional director. Initially, holders of Telecom Group Shares will have one vote per share. Thereafter, the number of votes which such shares will have in such vote will vary based upon the average Market Capitalization (as defined herein) of such class compared to the average Market Capitalization of all shares held by the Public Holders (as defined herein). The Telecom Group Shares are not entitled to vote on any other matters except as required by law.

    Subject to the dividend preference of shares of TDS preferred stock, dividends on issued Telecom Group Shares will be paid at the discretion of the Board of Directors of the Company and will be payable only out of the lesser of
(i) the assets of the Company legally available for the payment of dividends and
(ii) the Telecom Group's Available Dividend Amount (as defined herein), an amount approximately equal to the product of the Outstanding Interest Fraction (as defined herein) and the amount of assets that would be available for the payment of dividends under Delaware law if the Telecom Group were a separate subsidiary.

    TDS has made an application for listing of the Telecom Group Shares on the American Stock Exchange ("AMEX") under the symbol "TLG."
                              --------------------

    SEE "RISK FACTORS" BEGINNING ON PAGE 18 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.
                                 -------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                                                                                         UNDERWRITING
                                                                    PRICE TO               DISCOUNTS             PROCEEDS TO
                                                                     PUBLIC             AND COMMISSIONS          COMPANY (1)
Per Share                                                               $                      $                      $
Total (2)                                                               $                      $                      $

(1) Before deducting expenses payable by the Company estimated at $675,000.

(2) The Company has granted to the International Managers and the U.S. Underwriters a 30-day option to purchase up to an additional 2,025,000 Telecom Group Shares solely to cover over-allotments, if any. If the option is exercised in full, the total Price to Public, the Underwriting Discounts
    and Commissions, and the Proceeds to Company will total $        ,
    $        , and $        , respectively. See "Underwriting."

    The Telecom Group Shares offered by this Prospectus are offered by the several International Managers named herein, subject to prior sale, when, as and if delivered to and accepted by the International Managers and subject to such International Managers' right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that the
Telecom Group Shares will be available for delivery on or about           , 1998
against payment in immediately available funds.

                   JOINT GLOBAL COORDINATORS AND BOOK RUNNERS
                            (IN ALPHABETICAL ORDER)

CREDIT SUISSE FIRST BOSTON                    SALOMON SMITH BARNEY INTERNATIONAL

                                  -----------

DONALDSON, LUFKIN & JENRETTE                         GOLDMAN SACHS INTERNATIONAL

         INTERNATIONAL
          , 1998

                 [ALTERNATE PAGE FOR INTERNATIONAL PROSPECTUS]
--------------------------------------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH ITS RELATES, OR CONSTITUTE AN OFFER TO SELL OR A SOLICITATION TO AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

                                 --------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information.....................................................     3
Incorporation of Certain Documents by Reference...........................     3
Private Securities Litigation Reform Act of 1995 Safe Harbor Cautionary
  Statement...............................................................     4
Prospectus Summary........................................................     5
Risk Factors..............................................................    18
Use of Proceeds...........................................................    30
Dividend Policy...........................................................    30
Capitalization............................................................    31
Selected Financial Information of the Telecom Group.......................    32
Telecom Group Management's Discussion and Analysis of Financial Condition
  and Results of Operations...............................................    34
Selected Consolidated Financial Information of Telephone and Data Systems,
  Inc.....................................................................    45
Telephone and Data Systems, Inc. Management's Discussion and Analysis of
  Financial Conditions and Results of Operations and Financial
  Condition...............................................................    47
Business of the Telecom Group.............................................    67
Management of TDS Telecom.................................................    82
Description of Capital Stock..............................................    85
Management and Allocation Policies........................................   109
Certain Definitions.......................................................   118
Certain Federal Income Tax Consequences...................................   127
Underwriters..............................................................   131
Legal Matters.............................................................   134
Experts...................................................................   134
Index to Financial Statements.............................................   F-1

--------------------------------------------------------------------------------

                               13,500,000 SHARES

                                     [LOGO]
                   TDS TELECOMMUNICATIONS GROUP COMMON SHARES

                                       OF

                                 TELEPHONE AND
                               DATA SYSTEMS, INC.

                           -------------------------

                              P R O S P E C T U S
                           -------------------------

                   JOINT GLOBAL COORDINATORS AND BOOK RUNNERS
                            (IN ALPHABETICAL ORDER)

                           CREDIT SUISSE FIRST BOSTON
                       SALOMON SMITH BARNEY INTERNATIONAL
                                   ---------

                          DONALDSON, LUFKIN & JENRETTE

        INTERNATIONAL

                          GOLDMAN SACHS INTERNATIONAL

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimated, except the SEC registration fee.


SEC registration fee..............................................  $  66,409
Legal fees and expenses...........................................    300,000
Printing and engraving............................................    175,000
Fees of accountants...............................................     45,000
Blue Sky fees and expenses........................................     25,000
American Stock Exchange Listing Fees..............................     45,000
Miscellaneous.....................................................     18,591
                                                                    ---------
                                                                    $ 675,000
                                                                    ---------
                                                                    ---------



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


    Reference is made to Section 145 ("Section 145") of General Corporation Law of the State of Delaware (the "Delaware GCL") which provides for indemnification of directors and officers in certain circumstances.

    In accordance with Section 102(b)(7) of the Delaware GCL, the Registrant's Restated Certificate of Incorporation provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for (i) breaches of their duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) certain transactions under Section 174 of the Delaware GCL (unlawful payment of dividends) or (iv) transactions from which a director derives an improper personal benefit.

    The Restated Certificate of Incorporation of the Registrant provides for indemnification of directors and officers to the full extent provided by the Delaware GCL, as amended from time to time. It states that the indemnification provided therein shall not be deemed exclusive. The Registrant may maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss, under the provisions of the Delaware GCL.

    Pursuant to Section 145 and the Restated Certificate of Incorporation, the Registrant maintains directors' and officers' liability insurance coverage.

ITEM 16.  EXHIBITS.

    A list of exhibits included as part of this Registration Statements is set forth in the Exhibit Index appearing elsewhere herein and is incorporated herein by reference.

ITEM 17.  UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated
by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial BONA FIDE offering thereof.

    (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (c) The undersigned registrant hereby undertakes that:

    (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on May 13, 1998.



                                TELEPHONE AND DATA SYSTEMS, INC.

                                By:             /s/ LEROY T. CARLSON
                                     -----------------------------------------
                                                  LeRoy T. Carlson
                                                      CHAIRMAN



    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed below by the following persons on behalf of the registrant on this 13th day of May, 1998 in the capacities indicated:


             SIGNATURE                                                   TITLE
------------------------------------  ---------------------------------------------------------------------------

        /s/ LEROY T. CARLSON
    ----------------------------
          LeRoy T. Carlson            Chairman and Director

                 *
    ----------------------------
       LeRoy T. Carlson, Jr.          President and Director (chief executive officer)

                 *
    ----------------------------      Executive Vice President-Finance and Director
         Murray L. Swanson            (principal financial officer)

                 *
    ----------------------------
        Letitia G.C. Carlson          Director

                 *
    ----------------------------
        Rudolph E. Hornacek           Director

                 *
    ----------------------------
           James Barr III             Director

                 *
    ----------------------------
        Donald C. Nebergall           Director

                 *
    ----------------------------
         Herbert S. Wander            Director

                 *
    ----------------------------
        Walter C.D. Carlson           Director

                 *
    ----------------------------
          Donald R. Brown             Director

                 *
    ----------------------------
           George W. Off              Director

                 *
    ----------------------------
         Martin L. Solomon            Director

                 *
    ----------------------------
        Gregory J. Wilkinson          Vice President and Controller (principal accounting officer)


*By:    /s/ LEROY T. CARLSON
      -------------------------
          LeRoy T. Carlson
          ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


  EXHIBIT
  NUMBER                                               DOCUMENT DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------

      *1.1   Form of U.S. underwriting agreement

       1.2   Form of international underwriting agreement

       2.1   Agreement and Plan of Merger, dated as of March 6, 1998, between Telephone and Data Systems, Inc., an
             Iowa corporation, and Telephone and Data Systems, Inc., a Delaware corporation(1)

       4.1   Restated Certificate of Incorporation of the Registrant(1)

       4.2   Restated By-Laws of the Registrant(1)

      *4.3   Form of Certificate of TDS Telecommunications Group Common Shares

      *5.1   Opinion of Sidley & Austin

      *8.1   Opinion of Sidley & Austin

      23.1   Consent of Arthur Andersen LLP

      23.2   The consent of Sidley & Austin is contained in its opinions filed as Exhibit 5.1 and Exhibit 8.1 to this
             Registration Statement

     *24.1   Power of Attorney


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* Previously filed


(1) Incorporated by reference to exhibits filed with Registrant's Registration Statement on Form S-4 (Registration No. 333-42535) dated December 18, 1997, as amended.